UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Energy Services Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

Capital stock of ST Pipeline, Inc. and C.J. Hughes Construction Company, Inc.

	2)	Aggregate number of securities to which transaction applies:

All outstanding shares of ST Pipeline, Inc. and C.J. Hughes Construction Company, Inc. capital stock

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Up to $34 million will be paid in Energy Services cash and stock for the issued and outstanding capital stock of C.J. Hughes Construction Company, Inc. Up to $19.2 million will be paid for the issued and outstanding capital stock of ST Pipeline, Inc.

	4)	Proposed maximum aggregate value of transaction:

$53,200,000

	5)	Total fee paid:

$10,640

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ENERGY SERVICES ACQUISITION CORP.
2450 First Avenue
Huntington, West Virginia 25703

To the Stockholders of Energy Services Acquisition Corp.:

          You are cordially invited to attend a special meeting of the stockholders of Energy Services Acquisition Corp., or Energy Services, relating to the matters described below, which will be held at __:__ _.m., Eastern time, on ______________, 2008, at The Pullman Plaza Hotel, located at 1001 Third Avenue, Huntington, West Virginia 25703.

          At this important meeting, you will be asked to consider and vote upon the following proposals:

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the adoption and approval of the transactions contemplated by the Merger Agreement, dated as of January 22, 2008, by and between Energy Services Acquisition Corp. and ST Pipeline, Inc. We call this the “ST Pipeline acquisition proposal” and together with the C.J. Hughes acquisition proposal, the “acquisition proposals”;

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the adoption and approval of the transactions contemplated by the Merger Agreement, dated as of February 21, 2008, by and between Energy Services Acquisition Corp. and C.J. Hughes Construction Company, Inc. We call this the “C.J. Hughes acquisition proposal”;

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the approval of an amendment to Energy Services’ certificate of incorporation to change Energy Services Acquisition Corp.’s name to “Energy Services of America Corporation.” We call this proposal the “name change amendment proposal”;

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the approval of an amendment to Energy Services’ certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article V from the certificate of incorporation after the closing of the acquisitions, as these provisions will no longer be applicable to Energy Services, and to redesignate section E of Article V as Article V. We call this proposal the “Article V amendment proposal”; and

•	the approval of a proposal to adjourn or postpone the special meeting, if necessary for the purpose of soliciting additional proxies. We call this the “adjournment proposal”; and

Such other matters as may be properly called for consideration at the special meeting. At this time we know of no matters other than those described herein that will be considered at the special meeting.

The approval of the foregoing proposals requires the affirmative vote of:

•	a majority of those shares of Energy Services’ common stock issued in its initial public offering that are voted at the meeting to adopt each of the acquisition proposals;

•	a majority of the issued and outstanding shares of Energy Services’ common stock to adopt the name change amendment proposal;

•	a majority of the issued and outstanding shares of Energy Services’ common stock to adopt the Article V amendment proposal; and

•	a majority of the shares of Energy Services’ common stock that are represented in person or by proxy to adopt the adjournment proposal.

          Under the merger agreement with ST Pipeline, the shareholders of ST Pipeline will receive cash of approximately $19.2 million for ST Pipeline, of which $3.0 million will be paid on a deferred basis. The cash payment includes an approximate $600,000 adjustment in order to reimburse ST Pipeline’s shareholders for additional taxes owed as a result of ST Pipeline and Energy Services electing to treat the acquisition as a purchase of assets under the Internal Revenue Code.

          Under the Merger Agreement to acquire C.J. Hughes Construction Company, Inc., the total purchase price before the assumption of debt of $34.0 million would be paid as follows: each shareholder of C.J. Hughes will receive for each share of C.J. Hughes stock 6,434.7 shares of Energy Services common stock and cash in the amount of $36,896. Each of the cash and stock portion of the merger consideration has a value of $17.0 million. Energy Services expects to assume approximately $14.9 million of debt at closing. Marshall T. Reynolds, our Chairman, Chief Executive Officer and Secretary, and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, and Edsel R. Burns, one of our directors, is the president and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes, which may be different than their interest as shareholders and directors of Energy Services. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns would receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns will receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition.

          Adoption by Energy Services’ stockholders of the acquisition proposals are not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal. However, the adoption of the name change amendment proposal and the Article V amendment proposal are conditioned upon the adoption of the acquisition proposals.

          As provided in Energy Services’ certificate of incorporation, each Energy Services stockholder (other than an officer or director of Energy Services) who holds shares of common stock issued in Energy Services’ initial public offering, has the right to vote against the acquisition proposals and at the same time demand that Energy Services redeem such stockholder’s shares for cash equal to such stockholder’s pro rata portion of the trust account which contains a substantial portion of the net proceeds of Energy Services’ initial public offering. These initial public offering shares will be redeemed for cash only if the acquisitions are completed. If holders of 1,720,000 or more initial public offering shares, which represents 20% or more of the total number of initial public offering shares, vote against the acquisitions and demand redemption of their shares for their pro rata portion of the trust account, then, in accordance with Energy Services’ certificate of incorporation and the terms governing the trust account, Energy Services will not complete the acquisitions. If Energy Services does not complete a business combination by September 6, 2008, then, pursuant to Article V of Energy Services’ certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, Energy Services will adopt a plan of dissolution and as soon as reasonably possible after dissolution make liquidating distributions from the trust account to its stockholders. Prior to exercising redemption rights, Energy Services stockholders should verify the market price of Energy Services’ common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Energy Services’ shares of common stock are traded on the American Stock Exchange under the symbol “ESA.” On March 31, 2008 , the last sale price of Energy Services’ common stock was

$ 5.85 . As of the same date, the beneficial value per share of the amounts held in the trust account (which amount approximately equals the amount receivable upon exercise of redemption rights) was approximately $ 5.96 .

          Energy Services’ initial stockholders, who are Energy Services’ current officers and directors, as well as the son of our Chairman of the Board, have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting with respect to each acquisition proposal. In addition, Energy Services’ Chairman of the Board and Chief Executive Officer intends to vote the 325,000 shares of common stock held by him on the record date that were acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the outstanding initial public offering shares, “FOR” the adoption of each of the acquisition proposals. Energy Services’ officers and directors, including Energy Services’ Chairman of the Board and Chief Executive Officer and Douglas V. Reynolds intend to vote all of their shares of Energy Services common stock, representing an aggregate of 23.0% of the outstanding shares of Energy Services common stock held by them on the record date, “FOR” each of the name change amendment proposal and the Article V amendment proposal. To date, only our Chairman of the Board and Chief Executive Officer owns initial public offering shares through his purchase of units, consisting of 325,000 initial public offering shares and 650,000 warrants, acquired in the initial public offering. None of the other officers or directors of Energy Services acquired units, or initial public offering shares, in the initial public offering or in the aftermarket.

          Energy Services’ board of directors has determined that each of the acquisition proposals is fair and in the best interest of Energy Services and its stockholders. As required by Energy Services’ certificate of incorporation, Energy Services’ board of directors has also determined that the assets to be acquired from ST Pipeline and C.J. Hughes have a fair market value equal to at least 80% of Energy Services’ net assets, inclusive of the amount in the trust account.

          Because the acquisition of C.J. Hughes is deemed to be the acquisition of an affiliated company, Energy Services has obtained an opinion dated March 18, 2008 from Legacy Capital Fund, Inc., an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority (FINRA, formerly the NASD), as to whether the aggregate fair market value of ST Pipeline and C.J. Hughes will be equal to at least 80% of Energy Services’ net assets at the time of the acquisition.

          This opinion also states that, as of the date it was given and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by Energy Services in the acquisitions is fair, from a financial point of view, to our stockholders who are unaffiliated with C.J. Hughes.

          Energy Services’ board of directors has determined that the name change amendment proposal, the Article V amendment proposal and adjournment proposal are in the best interests of Energy Services’ stockholders. Energy Services’ board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the acquisition proposals, the name change amendment proposal, the Article V amendment proposal and adjournment proposal.

          Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition proposals and the transactions contemplated thereby as well as detailed information concerning the name change amendment proposal and the Article V amendment proposal.

          Your vote is important. Whether or not you plan to attend the special meeting, we urge you to read this material carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If you are a stockholder of record of Energy Services common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or obtain from your broker or bank a written proxy that will allow you to vote your shares according to your wishes. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Energy Services’ board “FOR” the adoption of each of the acquisition proposals, the name change amendment proposal and the Article V amendment proposal.

          I look forward to seeing you at the meeting.

Sincerely,

Marshall T. Reynolds,
Chairman of the Board and
Chief Executive Officer

          Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

          See “Risk Factors” beginning on page 27 for a discussion of various factors that you should consider in connection with the acquisition proposals. Upon completion of the ST Pipeline and C.J. Hughes acquisitions, our business will be comprised of their respective businesses.

          This proxy statement is dated _____________, 2008 and is first being mailed to Energy Services stockholders on or about _____________, 2008.

ENERGY SERVICES ACQUISITION CORP.
2450 First Avenue
Huntington, West Virginia 25703

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _____________, 2008

To the Stockholders of Energy Services Acquisition Corp:

          NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Energy Services Acquisition Corp., or Energy Services, a Delaware corporation, will be held at ____ a.m., Eastern time, on ___________, 2008, at The Pullman Plaza Hotel, located at 1001 Third Avenue, Huntington, West Virginia 25703:

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to consider and vote upon the adoption and approval of the transactions contemplated by the Merger Agreement, dated as of January 22, 2008, by and between Energy Services and ST Pipeline, Inc. —we call this proposal the “ST Pipeline acquisition proposal” and together with the C.J. Hughes acquisition proposal, the “acquisition proposals”;

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to consider and vote upon the adoption and approval of the Merger Agreement dated as of February 21, 2008 by and between Energy Services and C.J. Hughes Construction Company, Inc.—we call this proposal the “C.J. Hughes acquisition proposal”;

•

to consider and vote upon an amendment to Energy Services’ certificate of incorporation to change Energy Services’ Acquisition Corp. name to “Energy Services of America Corporation “—we call this proposal the “name change amendment proposal”;

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to approve an amendment to Energy Services’ certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article V from the certificate of incorporation after the closing of the acquisitions, as these provisions will no longer be applicable to Energy Services, and to redesignate section E of Article V as Article V—we call this proposal the “Article V amendment proposal”;

•	to approve a proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies. We call this the “adjournment proposal.”

          To transact such other business as properly may come before the special meeting and any adjournment or adjournments. We are not aware of any other business to come before the special meeting.

          These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Energy Services’ common stock at the close of business on _____________, 2008 are entitled to receive notice of, and to vote at, the Energy Services special meeting and any and all adjournments thereof. A list of stockholders entitled to vote as of the record date at the special meeting will be open to the examination of any Energy Services stockholder, for any purpose germane to the special meeting, during ordinary business hours for a period of ten calendar days before the special meeting at Energy Services offices at 2450 First Avenue, Huntington, West Virginia, and at the time and place of the special meeting during the duration of the special meeting.

          Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Energy Services common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. Abstention and broker non-votes will have the same effect as a vote against the name change amendment proposal and Article V amendment proposal, but will not have an effect on the ST Pipeline acquisition proposal or the C.J. Hughes acquisition proposal. Abstentions and broker non-votes will not constitute an election to redeem a shareholder’s shares into cash. Broker non-votes and a failure to vote or return a proxy could result in a lack of quorum but will have no effect on the approval of the adjournment proposal if a quorum is otherwise present because they will not be counted towards the total vote for the adjournment proposal.

          Energy Services’ board of directors unanimously recommends that you vote “FOR” the adoption of each proposal listed above. In making its recommendation, the board considered the opinion of Legacy Capital Fund, Inc., dated March 18, 2008, stating that based on its analysis the ST Pipeline acquisition and C.J. Hughes acquisition together met the requirements set forth in Energy Services prospectus, including that the acquisitions have a fair market value equal to 80% of Energy Services’ net assets. The board of directors also considered that C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary, and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, Mr. Scaggs is also a director of C.J. Hughes and Edsel R. Burns of Energy Services, one of our directors, is the president, director and a shareholder of C.J. Hughes. One of our initial shareholders, Douglas V. Reynolds, is the Chairman of the Board of C.J. Hughes and the son of Marshall T. Reynolds.

          Under our Certificate of Incorporation, each of the acquisitions must be approved by a majority of the votes cast at the special meeting, in person or by proxy, by holders of record on the record date of shares of our common stock issued in our initial public offering or purchased in the aftermarket. If you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy with an instruction to abstain on each of the acquisition proposals, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either “for” or “against” approval of each of the acquisitions, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of accrued taxes). Since approval of the acquisitions will require the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting in respect of shares owned by our public stockholders, your failure to vote at the special meeting will not affect the vote on the acquisitions by our public stockholders whose shares are voted at the meeting. However, if you fail to vote, either in person or by proxy, on the name change proposal or the Article V amendment proposal, your failure to vote will have the same effect as voting against these proposals.

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ANNEXES

Annex A	Agreement and Plan of Merger by and between Energy Services Acquisition Corp. and ST Pipeline, Inc.

Annex B	Agreement and Plan of Merger by and between Energy Services Acquisition Corp. and C.J. Hughes Construction Company, Inc.

Annex C	Form of Amended and Restated Certificate of Incorporation.

Annex D	Fairness Opinion dated March 18, 2008 and Supplemental Information.

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SUMMARY OF THE MATERIAL TERMS OF THE ST PIPELINE ACQUISITION

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The parties to the Merger Agreement are Energy Services Acquisition Corp., ST Pipeline, Inc. and ST Pipeline’s two shareholders, James E. Shafer and Pauletta Sue Shafer. See “Proposal I—Approval of the ST Pipeline Acquisition–The Parties.”

•	Energy Services, through a special purpose corporation, will acquire ST Pipeline and hold it as a separate subsidiary. See “Proposal I—Approval of the ST Pipeline Acquisition–The Parties.”

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ST Pipeline is in the business of manufacturing, installing and servicing pipelines for oil and gas companies in the energy industry. See “Proposal I—Approval of the ST Pipeline Acquisition–The Parties.”

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The Merger Agreement provides that the shareholders of ST Pipeline (consisting of James E. Shafer and Pauletta Sue Shafer) will receive cash in an amount not to exceed $19.0 million, which shall be reduced by (i) the book value of certain assets (estimated to be $400,000) and (ii) a reduction of $3.0 million which shall be a deferred payment. All contingencies on this deferred payment have been completed. The payments under the Merger Agreement are expected to be adjusted by $600,000 in order to reimburse ST Pipeline’s shareholders for additional taxes owed as a result of ST Pipeline and Energy Services electing to treat the acquisition as a purchase of assets under the Internal Revenue Code. If the merger were completed at ____________, 2008, the cash payment due to the Shafers would equal $19.2 million. See Proposal I—Approval of the ST Pipeline Acquisition–Terms of the Merger.

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In addition, the shareholders of ST Pipeline shall be entitled to withdraw the 2007 net income of ST Pipeline, less $4.2 million to be retained by ST Pipeline , as well as 95% of 2008 earnings through the month end prior to closing . Net of $ 15.8 million previously withdrawn as of March 31, 2008 , the shareholders of ST Pipeline would be entitled to withdraw $ 10.9 million prior to closing. If sufficient cash is not available prior to or at closing to make the payment of $ 10.9 million, a short term note payable will be distributed for the difference. The note payable will be repaid from the collection of accounts receivable. If the transaction had closed at March 31, 2008, cash of $ 3.8 million and notes payable of $ 7.1 million would have been distributed prior to closing. For accounting purposes, this $ 10.9 million, which includes distributions for taxes, is considered to be a pre-transaction distribution and is not part of the merger consideration. See “Unaudited Pro Forma Condensed Consolidated Financial Statements—Note 3.”

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The deferred payment shall be paid proportionately to Mr. Shafer and Ms. Shafer based on their ownership in ST Pipeline over a three-year period. The $3.0 million deferred payment will earn interest at a simple rate of 7.5% per annum. Further, the final deferred payment installment due will be reduced in an amount equal to 50% of any loss in an amount up to $2.0 million on a project currently being completed by ST Pipeline. See “Proposal I—Approval of the ST Pipeline Acquisition–Terms of the Merger.”

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The current allocation of the purchase price of $19.2 million plus $250,000 of acquisition costs includes $ 16.5 million in current assets, $5.3 million in fixed assets, $100,000 to other assets, $ 7.7 million to goodwill and the assumption of $ 10.1 million of liabilities.

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In connection with the Merger, Energy Services will enter into a three-year employment agreement with James E. Shafer in which Mr. Shafer will serve as president of ST Pipeline and a non-competition agreement with Pauletta Sue Shafer. See “Proposal I—Approval of the ST Pipeline Acquisition–Employment and Non-Competition Agreements.”

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The closing of the acquisition is subject to the satisfaction by each party of various conditions prior to closing. See the section entitled “Proposal I—Approval of the ST Pipeline Acquisition—Conditions to the ST Pipeline Acquisition.”

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The ST Pipeline Acquisition cannot be completed unless Energy Services’ shareholders also approve the C.J. Hughes Acquisition. See “Proposal I—Approval of the ST Pipeline Acquisition—Conditions to the ST Pipeline Acquisition.”

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The aggregate cost of the ST Pipeline and C.J. Hughes transactions total $53.2 million. Total goodwill to be recorded from the transactions is estimated to be $37. 3 million, or 33.6 % and 37.0 % of total assets, assuming no redemption and maximum redemption, respectively. Energy Services will assume approximately $14.8 million and $508,000 of long-term debt from C.J. Hughes and ST Pipeline, respectively.

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James E. Shafer and Pauletta Sue Shafer have entered into voting agreements in which they have agreed to vote their shares of ST Pipeline in favor of the ST Pipeline acquisition proposal. See “Proposal I—Approval of the ST Pipeline Acquisition.”

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In making its recommendation to shareholders, the Energy Services Board of Directors considered the opinion of Legacy Capital Fund, Inc. See “Opinion of Legacy Capital Fund, Inc.” In addition, the Energy Services Board of Directors considered the financial condition and results of operations, cash flows and growth potential of ST Pipeline, the experience and relevant skills of Mr. Shafer, the customer base and competitive position of ST Pipeline, among other factors. See “Proposal I—Approval of the ST Pipeline Acquisition—Factors Considered by the Energy Services Board in approving the ST Pipeline Acquisition,” “—ST Pipeline Markets,” “—ST Pipeline Growth,” “—ST Pipeline Core Competencies” and “—ST Pipeline Management Team.”

SUMMARY OF THE MATERIAL TERMS OF THE C.J. HUGHES ACQUISITION

•	The parties to the Merger Agreement are Energy Services Acquisition Corp. and C.J. Hughes Construction Company, Inc.

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Energy Services, through a special purpose corporation, will acquire C.J. Hughes and hold it as a separate subsidiary. See “Proposal II—Approval of the C.J. Hughes Acquisition—Structure following Completion of the Acquisition.”

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C.J. Hughes is primarily in the business of constructing, replacing and repairing natural gas pipelines for utility companies and private natural gas companies and with its acquisition of Nitro Electric Company, LLC, providing electrical service installations for power companies, industrial and commercial customers. See “Proposal II—Approval of the C.J. Hughes Acquisition—The Parties.”

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The Merger Agreement provides that a total purchase price of $34.0 million would be paid as follows: each share of C.J. Hughes outstanding Class A voting stock and Class B non-voting stock (collectively, “C.J. Hughes Stock”) will be converted into the right to receive $36,896 in cash and 6,434.70 shares of Energy Services Common Stock. The common stock component may be adjusted, if necessary, to ensure that the total value of the common stock portion does not represent less than 40% of the total merger consideration. Furthermore, Energy Services will pay cash in lieu of fractional shares. The Energy Services common stock provided to C.J. Hughes shareholders as merger consideration to be issued in the transaction will not be registered under the Securities Act or qualified for sale under any state securities laws. They are being issued pursuant to the private placement exemption under the Securities Act. Such shares may not be resold without registration or exemption from the Securities Act and are “restricted securities” as defined under the Securities Act. See “Proposal II—Approval of the C.J. Hughes Acquisition—Terms of the Merger.”

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The current allocation of the purchase price of $34.0 million plus $250,000 of acquisition costs includes $ 21.6 million in current assets, $ 13.1 million in fixed assets, $ 29.6 million to goodwill, net of $1.6 million in deferred tax liabilities, and the assumption of $ 28.4 million of liabilities.

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The aggregate cost of the ST Pipeline and C.J. Hughes transactions total $53.2 million. Total goodwill to be recorded from the transactions is estimated to be $37. 3 million, or 33.6 % and 37.0 % of total assets, assuming no redemption and maximum redemption, respectively. Energy Services will assume approximately $14.8 million and $508,000 of long-term debt from C.J. Hughes and ST Pipeline, respectively.

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The C.J. Hughes Acquisition cannot be completed unless Energy Services’ shareholders also approve the ST Pipeline acquisition. See “Proposal II—Approval of the C.J. Hughes Acquisition—Conditions to the C.J. Hughes Acquisition.”

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C.J. Hughes may be deemed an “affiliate” of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal W. Scaggs, our director, are shareholders of C.J. Hughes, and Edsel R. Burns, a director, is the President and a shareholder of C.J. Hughes. In addition, one of our initial shareholders, Douglas V. Reynolds is the Chairman of the Board of C.J. Hughes and the son of Marshall T. Reynolds. See “Proposal II—Approval of the C.J. Hughes Acquisition—Potential Negative Factors—Interests of Energy Services management, directors and affiliates.”

•	In deciding to pursue an acquisition of C.J. Hughes, the Board of Directors determined that C.J. Hughes’ business would enhance the benefits associated with the acquisition of ST Pipeline.

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In making its recommendation to shareholders, the Energy Services Board of Directors considered the opinion of Legacy Capital Fund, Inc. See “Opinion of Legacy Capital Fund, Inc.” In addition, the Energy Services Board of Directors considered the financial condition and result of operations, cash flow and growth potential, C.J. Hughes’ management team, the fact that an acquisition of C.J. Hughes complements the ST Pipeline Acquisition, and the customer base of C.J. Hughes. Among other factors. See “Proposal II—Approval of the C.J. Hughes Acquisition—Factors Considered by the Energy Services Board in Approving the C.J. Hughes Acquisition,” “—C.J. Hughes Markets,” “C.J. Hughes Markets,” “—C.J. Hughes Growth,” “—C.J. Hughes will complement the ST Pipeline Acquisition,” “—C.J. Hughes Competencies.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.      What is being voted on?

          A.          There are five proposals that you are being asked to vote on. The first two proposals are to approve the transactions contemplated by the Merger Agreement with ST Pipeline, Inc. and the Merger Agreement to acquire C.J. Hughes Construction Company, Inc. These proposals are collectively called the acquisition proposals.

          The third proposal is to adopt an amendment to Energy Services’ certificate of incorporation to change Energy Services’ name to “Energy Services Corporation.” This third proposal is called the name change amendment proposal.

          The fourth proposal is to adopt an amendment to Energy Services’ certificate of incorporation to eliminate certain provisions of Article V that will no longer be applicable to Energy Services after the consummation of the acquisitions. This fourth proposal is called the Article V amendment proposal.

          The fifth proposal is to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies. This fifth proposal is called the adjournment proposal.

Q.      Who is entitled to vote?

          A.          Only holders of record of Energy Services’ common stock at the close of business on ____________, 2008 are entitled to receive notice of, and to vote at, the Energy Services special meeting and any and all adjournments thereof. Warrant holders are not entitled to vote.

Q.      Why is Energy Services proposing the acquisition proposals?

          A.          Energy Services was organized to effect a business combination with an operating business or businesses in the energy services industry. Under the terms of its certificate of incorporation, prior to completing its initial business combination or combinations, Energy Services must submit the transaction or transactions to its stockholders for approval. Energy Services has negotiated the terms of a business combination with each of ST Pipeline and C.J. Hughes. Together, the acquisitions of ST Pipeline and C.J. Hughes are expected to have an aggregate fair market value equal to at least 80% of the net assets of Energy Services at the time of the mergers. ST Pipeline is engaged in the business of installing natural gas pipeline domestically. C.J. Hughes is engaged in the business of installing pipelines for the natural gas and oil industries, as well the providing of electrical service installations for power companies, industrial and commercial customers. The Board of Directors has concluded that each of ST Pipeline’s and C.J. Hughes’ respective businesses provide an opportunity to service the energy sector which has experienced increased activity in recent years. The completion of each acquisition is contingent upon Energy Services being able to complete both transactions. Energy Services is now submitting each of the transactions to its stockholders for their approval.

Q.      What vote is required in order to adopt the acquisition proposals?

          A.          Adoption of each of the acquisition proposals requires the affirmative vote of a majority of the shares issued in the initial public offering that are voted at the meeting. However, notwithstanding adoption of each of the acquisition proposals, the acquisitions will only proceed if holders of no more than 20% of the initial public offering shares exercise their redemption rights. No vote of the warrant holders is necessary to adopt the acquisition proposals, and, accordingly, Energy Services is not asking the warrant holders to vote on the acquisition proposals. Adoption of the acquisition proposals is not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal. The name change amendment proposal and the Article V amendment proposal are conditioned on the approval of the acquisition proposals.

Q.      Why is Energy Services proposing the name change amendment proposal?

          A.          Energy Services believes that the name “Energy Services Corporation” better reflects the business it will conduct after the acquisitions, and will enable industry and financial market participants to better associate Energy Services with its operating businesses.

Q.      What vote is required to adopt the name change amendment proposal?

          A.          Adoption of the name change amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock. No vote of the warrant holders is necessary to adopt the name change amendment proposal, and, accordingly, Energy Services is not asking the warrant holders to vote on the name change amendment proposal. Adoption of the name change amendment proposal is conditioned upon the adoption of the acquisition proposals, but is not conditioned on adoption of the Article V amendment proposal.

Q.      Why is Energy Services proposing the Article V amendment proposal?

          A.          The Article V amendment proposal allows the revision of Energy Services’ certificate of incorporation to reflect the adoption of the acquisition proposals by removing language that would no longer apply after the acquisitions.

Q.      What vote is required to adopt the Article V amendment proposal?

          A.          Adoption of the Article V amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock. No vote of the warrant holders is necessary to adopt the Article V amendment proposal, and, accordingly, Energy Services is not asking the warrant holders to vote on the Article V amendment proposal. Adoption of the Article V amendment proposal is conditioned upon the adoption of the acquisition proposals, but is not conditioned upon adoption of the name change amendment proposal.

Q.      Why is Energy Services proposing the adjournment proposal?

          A.          If, prior to the special meeting, we do not receive sufficient votes to approve each of the acquisitions, the name change proposal or the Article V amendment proposal, approval of the adjournment proposal will permit our board of directors to adjourn or postpone the special meeting to a later date in order to allow us to solicit additional proxies.

Q.      What vote is required to adopt the adjournment proposal?

          A.          The adjournment proposal must be approved by the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting. The officers and directors of Energy Services intend to vote all their shares of common stock in favor of this proposal.

Q.	Does the Energy Services board recommend voting in favor of each of the acquisition proposals, the name change amendment, the amendment of Article V and the adjournment proposal?

          A.          Yes. After careful consideration of the terms and conditions of each of the Merger

Agreements with ST Pipeline and with C.J. Hughes and each of the amendments to the certificate of incorporation, the board of directors of Energy Services has determined that the acquisitions and the transactions contemplated thereby and the amendments to the certificate of incorporation are fair and in the best interest of Energy Services and its stockholders. The Energy Services board of directors unanimously recommends that the Energy Services stockholders vote FOR each of the acquisition proposals, the name change amendment, the Article V amendment and the adjournment proposal. The members of Energy Services’ board of directors have interests in the acquisitions that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “Summary of the Proxy Statement—Interests of Energy Services’ Directors and Officers in the Acquisitions.”

          For a description of the factors considered by Energy Services’ board of directors in making its determination to approve the acquisitions, see the section entitled “Proposal I-Approval of the ST Pipeline Acquisition—Factors Considered by the Energy Services Board in Approving the ST Pipeline Acquisition” and “Proposal II-Approval of the C.J. Hughes Acquisition-Factors Considered by the Energy Services Board in Approving the C.J. Hughes Acquisition.”

Q.      Do I have the right to redeem my shares for cash?

          A.          If you hold shares of common stock issued in Energy Services’ initial public offering, then you have the right to vote against each of the acquisition proposals and demand that Energy Services redeem your shares for your pro rata portion of the trust account in which the net proceeds of Energy Services’ initial public offering are held. We refer to the right to vote against each of the acquisition proposals and to demand redemption of your shares for your pro rata portion of the trust account as your redemption rights. If the holders of 1,720,000 or more initial public offering shares, representing 20% or more of the total number of initial public offering shares, exercise their redemption rights, then, in accordance with the terms of Energy Services’ certificate of incorporation and the documents governing the trust account, Energy Services will not complete the acquisitions and your shares will not be redeemed. Warrant holders do not have redemption rights.

Q.      How do I exercise my redemption rights?

          A.          If you wish to exercise your redemption rights, you must vote against both of the acquisitions and at the same time affirmatively demand that Energy Services redeem your shares for cash. You will not have an opportunity to remedy an improper exercise of your redemption rights. If, notwithstanding your vote, the acquisitions are completed, then you will be entitled to receive your pro rata share of the trust account in which the net proceeds of Energy Services’ initial public offering are held, including your pro rata share of any interest earned thereon, net of withdrawals for operating expenses and taxes through the date of the special meeting. Based on the amount of cash held in the trust account at March 31, 2008 , you will be entitled to redeem each share that you hold for approximately $ 5.96 . If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisitions and then tender your stock certificate to Energy Services. If the acquisitions are not completed, your shares will not be redeemed for cash.

          Prior to exercising redemption rights, Energy Services stockholders should verify the market price of Energy Services’ common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Energy Services’ shares of common stock are listed on the American Stock Exchange under the symbol “ESA.”

Q.      What is Energy Services acquiring in the acquisitions?

          A.          Energy Services is acquiring the equipment, management and book of business held by ST Pipeline. Energy Services is acquiring all the facilities, equipment, management and book of business of C.J. Hughes. Both ST Pipeline and C.J. Hughes have a good reputation and numerous contacts in their respective businesses. Both businesses service the natural gas industry.

Q.      How much is Energy Services paying for each of ST Pipeline and C.J. Hughes?

          A.          Energy Services is making a maximum cash payment of $19.0 million (subject to a downward adjustment of approximately $400,000 to reflect the book value of certain ST Pipeline assets distributed to the shareholders of ST Pipeline). Of this amount, $3.0 million represents a deferred payment that will be paid out in annual installments. Also, it is anticipated that Energy Services will pay an additional $600,000 to the shareholders of ST Pipeline to reimburse them for additional taxes they are anticipated to incur from electing to have the transaction treated as an asset purchase under federal tax law. After considering all the adjustments, the anticipated total cash price to be paid is $19.2 million, plus the assumption of approximately $ 508,000 of long term debt of ST Pipeline.

          Energy Services is paying a total of $34.0 million to acquire C.J. Hughes, of which $17.0 million will be paid in cash and $17.0 million will be paid from the issuance of 2,964,771 shares of Energy Services common stock, which represents $5.734 per share, which is the five day average of closing prices of Energy Services common stock beginning four trading days before the public announcement that C.J. Hughes and Energy Services had entered into a letter of intent. The number of shares to be issued may be adjusted to ensure that the stock component of the merger consideration paid to C.J. Hughes shareholders is no less than 40% of the total value of the merger consideration. However, the price of a share of Energy Services common stock must be less than $3.82 before the number of shares to be issued would have to be adjusted. This per share amount is substantially less than the current liquidation value in the trust account. Accordingly, the likelihood of any adjustment to the number of shares to be issued is considered remote. Energy Services will pay cash in lieu of issuing fractional shares. Additionally, Energy Services expects to assume approximately $14. 8 million in long term debt of C.J. Hughes.

Q.      How is Energy Services paying for the acquisitions?

          A.          The cash portion of each acquisition will be paid from Energy Services’ working capital. The common stock portion of the C.J. Hughes acquisition will come from Energy Services’ authorized but unissued shares.

Q.      What will I receive in the acquisitions?

          A.          You will not receive any cash or other property in the acquisitions, but instead you will continue to hold your shares of Energy Services common stock. As a result of the acquisitions and related transactions, Energy Services will own, as separate subsidiaries, ST Pipeline and C.J. Hughes.

Q.      What are the federal income tax consequences of the acquisitions?

          A.          Our common stockholders who do not exercise their redemption rights will continue to hold their stock and as a result will not recognize any gain or loss from the acquisitions. Common stockholders who exercise their redemption rights will recognize gain or loss to the extent that the amount received by such stockholders upon redemption is greater than or less than, respectively, such stockholders’ tax bases in their shares. A stockholder’s tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants included in the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or capital loss if such stockholder’s holding period in the shares is longer than one year. We urge you to consult your own tax advisors regarding your particular tax consequences.

Q.	Will Energy Services securities still be traded on the American Stock Exchange after the acquisitions are completed?

          A.          Yes. Our shares of common stock, our warrants, and our units, each consisting of one share of common stock and two warrants, will continue to be traded on the American Stock Exchange after the acquisitions are completed. We anticipate that our trading symbols will remain the same following the completion of the acquisitions.

Q.      Is Energy Services issuing any shares of common stock in the acquisitions?

          A.          Yes. While the acquisition of ST Pipeline is to be paid for entirely in cash, the acquisition of C.J. Hughes is to be made in both cash and shares of our common stock.

Q.      Will the Energy Services shares issued to the C.J. Hughes stockholders be subject to restriction on transfer?

          A.          Yes. The shares of our common stock issued to the C.J. Hughes stockholders in connection with the acquisition will be issued in a private placement. Accordingly, the C.J. Hughes stockholders will not be able to resell such shares unless and until they are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of such Act is available for purposes of such resale.

Q.	Are there any existing relationships between C.J. Hughes and Energy Services directors and officers and their affiliates?

          A.          Yes. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal Scaggs, one of our directors, are shareholders of C.J. Hughes, and Edsel R. Burns, one of our directors, is president and a shareholder of C.J. Hughes. Mr. Scaggs is also a director of C.J. Hughes. In addition, Douglas V. Reynolds, C.J. Hughes’ Chairman of the Board, is a shareholder of Energy Services.

Q.      What happens to the funds deposited in the trust account after completion of the acquisitions?

          A.          Upon completion of the acquisitions, any funds remaining in the trust account after payment of amounts, if any, to stockholders exercising their redemption rights will be released for general corporate purposes and the trust account will cease to exist.

Q.      What will the structure of the company be after the acquisitions?

          A.          Immediately following the acquisition and related transactions, Energy Services Corporation will own each of ST Pipeline and C.J. Hughes as wholly-owned subsidiaries of Energy Services.

Q.      Who will manage the acquired businesses?

          A.          Following the acquisitions, ST Pipeline’s day to day operations will be run by James E. Shafer and C.J. Hughes’ day to day operations will be run by Edsel R. Burns, as well as any other persons as may be hired by Energy Services from time to time. Mr. Burns is a director of Energy Services.

Q.      What happens if the acquisitions are not completed?

          A.           If Energy Services does not consummate a business combination by September 6, 2008, Energy Services will, pursuant to Article V of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, adopt a plan of dissolution. As soon as reasonably possible after dissolution, the net proceeds of Energy Services’ initial public offering held in the trust account, plus any interest earned thereon net of withdrawals for operating expenses and taxes, as well as the net proceeds from the disposition of any other assets, will be distributed pro rata to Energy Services’ common stockholders holding initial public offering shares.

          Marshall T. Reynolds has agreed to indemnify Energy Services related to certain expenses in the event a merger is not consummated within a specified time frame. If a merger is completed within the specified time frame such indemnity will cease. As of March 31, 2008 , we estimate Energy Services had unpaid accounts payable or accrued liabilities of $ 90,593 that we believe could be covered by Mr. Reynolds’ indemnity agreement. As of March 31, 2008 , Energy Services had approximately $ 329,610 in cash. Mr. Reynolds has advanced Energy Services a total of $150,000. None of the $150,000 in advances are included in the $ 90,593 of accounts payable and accrued liabilities as of March 31, 2008 . Such advances would be repaid upon the closing of the merger. If a merger is not consummated by September 6, 2008, these advances would not be repaid.

Q.      When do you expect the acquisitions to be completed?

          A.          It is currently anticipated that the acquisitions will both be completed, or closed, several days following the Energy Services special meeting on ____________, 2008.

Q.	If I am not going to attend the Energy Services special meeting in person, should I return my proxy card instead?

          A.          Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then, return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Energy Services special meeting.

Q.      What will happen if I abstain from voting or fail to instruct my broker to vote?

          A.          An abstention or the failure to instruct your broker how to vote, also known as a broker non-vote, will not be considered a vote cast at the meeting with respect to each of the acquisition proposals and therefore, will have no effect on the acquisition proposals. An abstention or broker non-vote will not enable you to elect to have your shares redeemed for your pro rata portion of the trust account. To exercise your redemption rights, you must vote against each acquisition proposal and affirmatively elect redemption of your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Energy Services special meeting.

          An abstention will have the same effect as a vote against the name change amendment proposal and the Article V amendment proposal. A broker non-vote will have the same effect as a vote against the name change proposal and the Article V amendment proposal.

Q.      What do I do if I want to change my vote?

          A.          Send a later-dated, signed proxy card to Energy Services’ Chairman and Chief Executive Officer prior to the date of the special meeting or attend the special meeting in person, revoke your proxy and vote. You may also revoke your proxy by sending a notice of revocation to Energy Services’ Chairman and Chief Executive Officer at the address of Energy Services’ corporate headquarters.

Q.      If my shares are held in “street name” by my broker, will my broker vote my shares for me?

          A.          With respect to the acquisition proposals, your broker can only vote your shares if you provide instructions on how to vote. If you do not instruct your broker on how to vote on those matters, your broker may not vote for you, and this will be a broker non-vote. With respect to the name change amendment proposal and the Article V amendment proposal, if you do not instruct your broker how to vote on these matters, your broker may vote for you. You should instruct your broker to vote your shares, following the directions provided by your broker. To exercise your redemption rights, you must affirmatively elect redemption of your shares by directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Energy Services special meeting.

Q.      What potential management conflicts exist if the acquisition proposals are approved?

          A.          At the close of business on the record date, Marshall T. Reynolds, Jack M. Reynolds, Edsel R, Burns, Neal W. Scaggs and Joseph L. Williams, who together comprise all of Energy Services’ current directors and officers and Douglas V. Reynolds, beneficially owned 2,475,000 shares of Energy Services common stock, or 23.0% of the outstanding shares of Energy Services’ common stock. 2,150,000 of these shares were purchased prior to Energy Services’ initial public offering for a purchase price of $0.01 per share. If the acquisition proposals are approved, Messrs. Marshall T. Reynolds, Jack M. Reynolds, Edsel R. Burns, Neal W. Scaggs, Joseph L. Williams and Douglas V. Reynolds will own 3,500,434 shares of common stock, or 25.5% of the outstanding shares of Energy Services common stock assuming no redemption of shares. In addition, Mr. Marshall T. Reynolds purchased 325,000 units in the initial public offering for an aggregate purchase price of $1,950,000 ($6.00 per unit). Each unit consisted of one common share and two warrants. Collectively, the 2,475,000 shares of common stock held by the officers and directors have a market value of approximately $14. 5 million, based on Energy Services common stock price of $ 5.85 per share as of March 31, 2008 (without taking into account any discount that may be associated with the restrictions on transfer of these shares).

          Energy Services’ directors and officers, together with Douglas V. Reynolds, beneficially own 3,076,923 warrants with a market value of $2.6 million based upon the warrant price of $ 0.83 per warrant as of March 31, 2008 (without taking into account any discount that may be associated with the restrictions on transfer of these shares). Energy Services’ officers and directors will not receive any value associated with their common shares or warrant ownership acquired prior to the Energy Services’ initial public offering in the event that a business combination is not consummated.

          Marshall T. Reynolds has agreed to indemnify Energy Services with respect to the due diligence, accounting, legal and other expenses of Energy Services in connection with the acquisitions in the event the acquisitions or another business combination are not consummated before September 6, 2008. If the acquisitions are completed before September 6, 2008, this indemnity will terminate. As of March 31, 2008 , we estimate Energy Services has unpaid accounts payable or accrued liabilities of $ 90,593 . To the extent that funds distributed by the trust for the purpose of paying expenses are insufficient to pay unpaid accounts or accrued liabilities, such payments could be covered by Mr. Reynolds’ indemnity agreement. As of March 31, 2008 , Energy Services had approximately $ 329,610 in cash. Mr. Reynolds’ has advanced Energy Services a total of $150,000 to provide working capital. None of the $150,000 in advances are included in the $ 90,593 of accounts payable and accrued liabilities as of March 31, 2008 . These advances will be repaid upon the closing of the acquisitions. If the acquisition or another business combination is not consummated by September 6, 2008, these advances will not be repaid.

          C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, and Edsel R. Burns, one of our directors, is the president and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes which may be different than their interests as shareholders and directors of Energy Services. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns will receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock, in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns will receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition. Douglas V. Reynolds, one of our initial shareholders, is the Chairman of the Board of C.J. Hughes.

Q.      Who will pay for this proxy solicitation?

          A.          Energy Services has retained Georgeson Inc. to aid in the solicitation of proxies. Georgeson Inc. will receive a fee of approximately $7,500, as well as reimbursement for certain costs and out of pocket expenses incurred by them in connection with their services, all of which will be paid by Energy Services. In addition, officers and directors may solicit proxies by mail, telephone, facsimile and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. Energy Services will bear the cost of preparing, assembling and mailing the enclosed proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Energy Services may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares.

Q.      Who can help answer my questions?

A.	Edsel R. Burns, Director
Energy Services Acquisition Corp.
2450 First Avenue
Huntington, West Virginia 25703
(304) 522-3868

or

Georgeson Inc.
199 Water Street
26th Floor
New York, New York 10038
(800) 280-7183 (for banks and brokers)

SUMMARY OF THE PROXY STATEMENT

          The following discusses in summary form selected information from this proxy statement, but does not contain all of the information that is important to you. The proposals are described in greater detail elsewhere in this document. You should carefully read this entire document, including the Merger Agreement with ST Pipeline attached as Annex A to this proxy statement and the Merger Agreement with C.J. Hughes attached as Annex B to this proxy statement and the other documents to which this proxy statement refers you. The Merger Agreement with ST Pipeline and Merger Agreement with C.J. Hughes are the legal documents that govern each acquisition. Each of the Merger Agreements are also described in detail elsewhere in this proxy statement.

The ST Pipeline Acquisition Proposal

          On January 22, 2008, Energy Services and ST Pipeline, Inc., and each of ST Pipeline’s stockholders consisting of James E. Shafer and Pauletta Sue Shafer, entered into the Merger Agreement. The Merger Agreement provides for the acquisition of substantially all of the assets of ST Pipeline, consisting of all equipment of ST Pipeline, as well as its liabilities as reflected on ST Pipeline’s balance sheet. In addition, Energy Services will assume all ongoing contracts currently being serviced by ST Pipeline to provide services that ST Pipeline has and will continue to serve the ST Pipeline customer base.

The C.J. Hughes Acquisition Proposal

          On February 21, 2008, Energy Services and C.J. Hughes Construction Company, Inc. entered into the Merger Agreement. The Merger Agreement provides for the acquisition of the assets of C.J. Hughes consisting of land and buildings owned, vehicles and equipment, as well as its liabilities reflected on its balance sheet, including long term of debt of approximately $ 14.8 million. In addition, Energy Services will assume all ongoing contracts currently being serviced by C.J. Hughes and will continue to serve the C.J. Hughes customer base.

How We Intend to Pay for the ST Pipeline and C.J. Hughes Acquisitions

          Energy Services will use the proceeds of its initial public offering, including funds held in the trust account ($ 51,250,866 as of March 31, 2008 , including interest), to fund the purchase price of the ST Pipeline acquisition proposal and the cash portion of the C.J. Hughes acquisition proposal, transaction expenses and finance fees, working capital and payment of any amounts due for share redemption.

          Energy Services will use the proceeds of its initial public offering to fund $17.0 million of the C.J. Hughes purchase price and $19.2 million of the ST Pipeline purchase price (which includes an approximate $600,000 adjustment to reimburse ST Pipeline’s shareholders for additional taxes owed as a result of ST Pipeline and Energy Services electing to treat the acquisition as a purchase of assets under the Internal Revenue Code). The common stock portion of the C.J. Hughes purchase price will be funded from the issuance of 2,964,772 shares of common stock with a market value of approximately $17.0 million, based upon the trading price of Energy Services’ common stock during the five-day period commencing four days prior to February 14, 2008.

Use of Initial Public Offering Proceeds

          The approximately $ 51,250,866 held in the trust account as of March 31, 2008 , together with any additional interest earned thereon net of withdrawals for operating expenses and taxes as of the closing date will be used in the following manner and priority:

•	up to approximately $10, 245 ,000 will be paid to holders of initial public offering shares who elect to have their shares redeemed;

•	Up to $1,032,000 will be used to pay the underwriters for the deferred non-accountable expense allowance.

•	$36.2 million will be used to fund the acquisitions, including $3.0 million payable on a deferred basis plus approximately $500,000 for legal, accounting and other costs relating to the acquisitions.

•	$150,000 will be used to repay Marshall T. Reynolds for the cash advance to Energy Services.

•

assuming the maximum redemption by the holders of initial public offering shares of approximately 19.99% of the initial public offering shares, the balance of approximately $ 6.3 million will remain as working capital; and

•	assuming no redemption by the holders of initial public offering shares, the balance of approximately $16.5 million will remain as working capital.

          Energy Services plans to complete the acquisitions of ST Pipeline and C.J. Hughes as promptly as possible following the Energy Services special meeting or at such other time or place as the parties agree, provided that:

•	Energy Services’ stockholders have approved each of the acquisition proposals;

•	holders of no more than 19.99% of the initial public offering shares, vote against each of the acquisition proposals AND properly elect to exercise their right to have their shares redeemed for cash;

•	the other conditions specified in each of the ST Pipeline Merger Agreement and C.J. Hughes Merger Agreement have been satisfied or waived.

The Certificate of Incorporation Amendments

          Energy Services is proposing an amendment to its certificate of incorporation to change its name to “Energy Services of America Corporation” upon consummation of the acquisitions and to eliminate certain provisions that are applicable to Energy Services only prior to its completion of a business combination. Energy Services believes that the name “Energy Services of America Corporation” better reflects the business it will conduct after the acquisitions, and will enable industry and financial market participants to more closely associate Energy Services with its operating businesses. Separately, as amended, Article V of Energy Services’ certificate of incorporation will address only its classified board of directors, with existing provisions that relate to it as a blank check company deleted.

Energy Services Insider Stock Ownership

          At the close of business on the record date, Marshall T. Reynolds, Jack M. Reynolds, Edsel R. Burns, Neal W. Scaggs and Joseph L. Williams, who together comprise all of Energy Services’ directors and officers, together with their affiliates, beneficially owned 2,475,000 shares of Energy Services common stock, or 23.0% of the outstanding shares of Energy Services common stock. Of such shares, 1,720,000 were purchased by Energy Services’ officers and directors prior to Energy Services’ initial public offering for $0.01 per share. In addition, Douglas V. Reynolds, the son and brother of Marshall T. Reynolds and Jack Reynolds, respectively, purchased 430,000 shares prior to the initial public offering for $0.01 per share. The aggregate purchase price for all shares purchased prior to the initial public offering was $25,000. The remaining 325,000 shares were purchased by Mr. Marshall T. Reynolds in the initial public offering for $6.00 per unit, for an aggregate purchase price of $1,950,000. All of these 2,475,000 shares, without taking into account any discount that may be associated with certain restrictions on these shares, have a market value of $ 14.5 million based on Energy Services’ common stock price of $5. 96 per share as of March 31, 2008 . Other than the initial public offering shares held by Mr. Reynolds, which will participate in any liquidating distributions made from the trust account, Energy Services’ officers and directors will not receive any value associated with their share ownership in the event that a business combination is not consummated.

          Energy Services’ officers and directors (together with Douglas V. Reynolds) also beneficially own warrants to purchase 3,076,923 shares of common stock, which were acquired prior to the initial public offering. These warrants, without taking into account any discount that may be associated with certain restrictions on transfer, collectively have a market value of $ 2.6 million based on Energy Services’ warrant price of $ 0.83 per warrant as of March 31, 2008 . An additional 650,000 warrants are owned by Mr. Marshall T. Reynolds as part of the 325,000 units he purchased in the initial public offering for $6.00 per unit, for an aggregate purchase price of $1,950,000. The warrants held by Energy Services’ officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisitions are not approved and Energy Services fails to consummate alternative business combinations by September 6, 2008, pursuant to Energy Services’ certificate of incorporation.

Dilution of Unaffiliated Shareholders

          Prior to the completion of the acquisitions, Energy Services’ officers and directors, together with their affiliates and associates, owned 2,475,000 shares representing 23.0% of the outstanding shares of Energy Services common stock. Unaffiliated shareholders owned 8,275,000 shares, or 77.0% of the outstanding shares of Energy Services common stock. Immediately following the completion of the acquisitions and the issuance of 2,964,772 shares as part of the C.J. Hughes acquisition (which includes the issuance of 1,025,434 shares of Energy Services common stock to the shareholders of C.J. Hughes who are initial shareholders of Energy Services) , officers and directors, together with their affiliates and associates, will own 3,500,434 shares of common stock which will constitute 25.5% of the outstanding shares of common stock assuming no redemption of shares, and 29.2% assuming full redemption. Unaffiliated shareholders will own 74.5% and 70.8% of the outstanding shares of Energy Services common stock, assuming no redemption and full redemption, respectively. As a result of the completion of the acquisitions unaffiliated shareholders will experience dilution of their ownership interests in Energy Services, and consequently will collectively own a smaller percentage of the Company.

          Furthermore, Energy Services’ officers and directors, together with their affiliates and associates, beneficially own warrants to purchase 3,076,923 shares of Energy Services common stock that were acquired prior to our initial public offering and Marshall T. Reynolds owns warrants to acquire an additional 650,000 shares of Energy Services common stock. If all of the warrants were to be exercised by directors, officers and their affiliates, as well as persons who purchased units in our initial public offering, directors, officers and their affiliates would own 7,227,357 shares constituting 21.3% and 22.4% of Energy Services outstanding common stock assuming completion of the acquisition (including the issuance of the 2,964,772 shares of Energy Services common stock to the shareholders of C.J. Hughes) full redemption and no redemption of shares, respectively. Unaffiliated shareholders would own the remaining 78.7% and 77.6% of Energy Services outstanding common stock assuming full redemption and no redemption of shares, respectively.

Special Meeting of Energy Services’ Stockholders

          The special meeting of the stockholders of Energy Services will be held at ____ _.m., Eastern Time, on ___________, 2008, at The Pullman Plaza Hotel, located at 1001 Third Avenue, Huntington, West Virginia 25703.

Voting Power; Record Date

          You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Energy Services common stock at the close of business on ___________, 2008, which is the record date for the special meeting. You will have one vote for each share of Energy Services common stock you owned at the close of business on the record date. Energy Services warrants do not have voting rights.

          At the close of business on ___________, 2008, there were 10,750,000 shares of Energy Services common stock outstanding, 8,600,000 of which were issued in Energy Services’ initial public offering.

          With respect to each of the acquisition proposals, Energy Services’ initial stockholders, who are Energy Services’ officers and directors and the Chairman of the Board’s son, have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20.0% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting, and intend to vote such shares “FOR” all other proposals that have been approved by Energy Services’ board of directors. In addition, Energy Services’ Chairman and Chief Executive Officer intends to vote 325,000 shares of common stock that are part of the 325,000 units acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the shares issued in Energy Services’ initial public offering, “FOR” the adoption of each of the acquisition proposals and all other proposals that have been approved by Energy Services’ board of directors.

Quorum and Vote of Energy Services’ Stockholders

          A quorum of Energy Services’ stockholders is necessary to hold a valid meeting. A quorum will be present at the Energy Services special meeting if a majority of the issued and outstanding shares of Energy Services’ common stock entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes will count as present for the purpose of establishing a quorum. No vote of the warrant holders is necessary to adopt any of the proposals.

•

The approval of each acquisition proposal requires the affirmative vote of a majority of the initial public offering shares voted for each proposal at the special meeting. However, adoption of the acquisition proposals is not conditioned upon the adoption of the name change amendment or the Article V amendment. However, in accordance with the provisions of Energy Services’ certificate of incorporation, if the holders of 1,720,000 or more initial public offering shares, representing 20% or more of the total number of initial public offering shares, vote against the acquisitions and exercise their redemption rights, then Energy Services will not complete the acquisitions.

•	The approval of the name change amendment requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock.

•	The approval of the Article V amendment requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock.

•	The approval of the adjournment requires the affirmative vote of a majority of the shares voting on this proposal at the special meeting.

Consideration Offered to Energy Services’ Stockholders

          The stockholders of Energy Services will not receive any cash or property in the acquisitions, but instead will continue to hold their shares of Energy Services common stock.

Appraisal or Dissenters Rights

          No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Energy Services in connection with the acquisition proposals.

Redemption Rights

          As provided in Energy Services’ certificate of incorporation, holders of initial public offering shares may, if the stockholder votes against the acquisition proposals, demand that Energy Services redeem their shares for cash. This demand must be made on the proxy card at the same time that the stockholder votes against each of the acquisition proposals. If so demanded, and if the acquisitions are completed, Energy Services will redeem each share of common stock for a pro rata portion of the trust account in which the net proceeds of Energy Services’ initial public offering are held, plus interest earned thereon. However, if the holders of 1,720,000 or more initial public offering shares, representing 20% or more of the total number of initial public offering shares, exercise their redemption rights, then, in accordance with the terms of Energy Services’ certificate of incorporation and the documents governing the trust account, Energy Services will not consummate the acquisitions and your shares will not be redeemed. Based on the amount of cash held in the trust account at March 31, 2008 , you will be entitled to redeem each share of common stock that you hold for approximately $ 5.96 . If you exercise your redemption rights, then you will be exchanging your shares of Energy Services’ common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisitions and then tender your stock certificate to Energy Services. If the acquisitions are not completed, then these shares will not be redeemed for cash. A stockholder who exercises redemption rights will continue to own warrants to acquire Energy Services common stock owned by such stockholder as such warrants will remain outstanding and unaffected by the exercise of redemption rights.

          Prior to exercising redemption rights, Energy Services stockholders should verify the market price of Energy Services’ common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Energy Services’ shares of common stock are listed on the American Stock Exchange under the symbol “ESA.”

Proxies

          Proxies may be solicited by mail, telephone or in person. We have engaged Georgeson Inc. to assist us in the solicitation of proxies.

          If you vote by proxy, you may still vote your shares in person if you revoke your proxy before the special meeting or if you attend the special meeting and vote in person.

Energy Services’ Recommendations to Stockholders; Reason for the Acquisitions

Energy Services’ board of directors unanimously recommends that Energy Services’ stockholders vote:

•	FOR each of the acquisition proposals;

•	FOR the name change amendment;

•	FOR the Article V amendment; and

•	FOR the adjournment proposal.

          In reaching its decision with respect to the acquisition proposals and the transactions contemplated by each of the Merger Agreements, the board of directors of Energy Services reviewed various industry and financial data and the due diligence and evaluation materials provided by each of ST Pipeline and C.J. Hughes, as well as evaluations performed by financial and other consultants in order to determine that the proposed acquisition transactions are in the best interest of Energy Services’ stockholders and that the consideration to be paid to stockholders of ST Pipeline and C.J. Hughes is reasonable. In addition, Energy Services engaged an individual with business and financial experience to assist with the financial due diligence and analysis. These consultants are reimbursed reasonable out-of-pocket expenses. Energy Services did not obtain a fairness opinion prior to reaching its decision to enter into the Merger Agreement with ST Pipeline or the Merger Agreement with C.J. Hughes. Energy Services subsequently obtained an opinion of Legacy Capital Fund, Inc. that the combined acquisition of ST Pipeline and C.J. Hughes are expected to have a fair market value equal to at least 80% of Energy Services net assets at the time of the acquisitions. The opinion also states that, as of the date it was given and based upon and subject to the assumptions, factors, qualifications and limitations set forth in therein, the aggregate consideration to be paid by Energy Services in the acquisitions is fair, from a financial point of view, to our stockholders who are unaffiliated with C.J. Hughes.

Interests of Energy Services’ Directors and Officers in the Acquisitions

          When you consider the recommendation of Energy Services’ board of directors that you vote in favor of adoption of each of the acquisition proposals, you should keep in mind that certain of Energy Services’ officers and directors, and certain of their affiliates and associates, have interests in the acquisitions that are different from, or in addition to, your interest as a stockholder. These interests include, among other things:

•

Energy Services’ officers and directors, together with their affiliates and associates, purchased a total of 2,150,000 shares of Energy Services common stock prior to Energy Services’ initial public offering, and Energy Services’ Chairman and Chief Executive Officer purchased 325,000 initial public offering shares as part of units purchased in the initial public offering. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of approximately $ 14.5 million, based on Energy Services’ share price of $ 5.85 as of March 31, 2008 . The 2,150,000 shares acquired prior to Energy Services’ initial public offering by these individuals cannot be sold until the first anniversary of the acquisitions, during which time the value of the shares may increase or decrease; however, since such shares were acquired for $0.01 per share, the holders are likely to benefit from the acquisitions, notwithstanding any decrease in the market price of the shares. Following completion of the acquisitions, Energy Services’ officers and directors, together with their affiliates, will own 3,500,434 shares of Energy Services common stock, or 25.5% of the outstanding shares, assuming no redemptions of shares.

•

Energy Services’ officers and directors, together with their affiliates and associates, own a total of 3,726,923 of Energy Services’ warrants. These warrants, without taking into account any discount that may be associated with the restrictions on the transfer of such warrants, collectively have a market value of $ 3.1 million, based on Energy Services’ warrant price of $ 0.83 as of March 31, 2008 . The warrants held by Energy Services’ officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if each of the acquisitions is not approved and Energy Services fails to complete a transaction by September 6, 2008, pursuant to Energy Services’ certificate of incorporation.

•

If the acquisitions are not approved and Energy Services fails to complete an alternative transaction within the time allotted pursuant to its certificate of incorporation and Energy Services is therefore required to liquidate, the shares of common stock beneficially owned by Energy Services’ officers and directors and their affiliates and associates that were acquired prior to Energy Services’ initial public offering may be worthless because no portion of the net proceeds of Energy Services’ initial public offering that may be distributed upon liquidation of Energy Services will be allocated to such shares.

•

After the completion of the acquisitions, Marshall T. Reynolds will continue to serve as Energy Services’ Chief Executive Officer and as Chairman of Energy Services’ board of directors and Jack M. Reynolds will continue to serve as Energy Services’ President. It is expected that the current directors will continue to serve on Energy Services’ board of directors. Such individuals will, following the acquisitions, be compensated in such manner, and in such amounts, as determined by the independent members of Energy Services’ board of directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with Energy Services’ officers. It is contemplated that if the acquisitions are approved, the compensation and other terms of employment of Energy Services’ officers will be determined by a compensation committee, which has not yet been established and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the energy services industry. Our executive officers and directors have agreed not to receive any compensation until a recommendation has been made by such committee and approved by the board. Because Energy Services has made a determination to postpone such discussions until after the closing of the transactions and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisitions.

•	C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, Mr. Scaggs is a director of C.J. Hughes and Edsel R. Burns, one of our directors, is the president, director and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes which may be different than their interests as shareholders and directors of Energy Services. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns will receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock, in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns will receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition. See “Proposal II-Approval of the C.J. Hughes Acquisition-Potential Negative Factors—Interests of Energy Services management, directors and affiliates.”

          Set forth below is a table showing the current ownership of our initial shareholders in Energy Services common stock, the merger consideration they will receive as a result of the C.J. Hughes Acquisition and their pro forma common stock ownership.

	Current ownership Energy Services Stock		To be received from C.J. Hughes Acquisition				Pro Forma Energy Services Ownership

	Shares	Percent	Total Value	Cash	Stock	Shares of Stock	Shares		Percent

Marshall T. Reynolds	862,500	8.02%	$3,320,691	$1,660,345	$1,660,345	289,561	1,152,061		8.40%
Jack Reynolds	430,000	4.00%	$—	$—	$—	—	430,000		3.14%
Edsel R. Burns	537,500	5.00%	$1,679,953	$839,977	$839,977	146,491	683,991		4.99%
Neal W. Scaggs	107,500	1.00%	$1,679,953	$839,977	$839,977	146,491	253,991		1.85%
Joseph L. Williams	107,500	1.00%	$—	$—	$—	—	107,500		0.78%
Douglas V. Reynolds	430,000	4.00%	$5,079,076	$2,539,538	$2,539,538	442,891	872,891		6.36%

Total	2,475,000	23.02%					3,500,434	(1)	25.5	%(1)

(1)	Assumes that 13,714,772 shares of Energy Services’ common stock are outstanding after the C.J. Hughes Acquisition and that no shares are subject to redemption.

          Other than as set forth above, the initial shareholders and affiliates will not receive any other payments or distributions from C.J. Hughes in connection with the acquisition. Furthermore, the $6.0 million note held by Marshall T. Reynolds and payable by C.J. Hughes will not be repaid from the proceeds of the purchase price and will remain outstanding.

United States Federal Income Tax Consequences of the Acquisitions

          The U.S. federal income tax consequences of the acquisition of each of ST Pipeline and C.J. Hughes are discussed in the section entitled “Proposal I-Approval of the ST Pipeline Acquisition-United States Federal Income Tax Consequences of the Acquisition” and “Proposal II-Approval of the C.J. Hughes Acquisition-United States Federal Income Tax Consequences of the Acquisition.”

Regulatory Matters

          The acquisitions and the transactions contemplated by each of the Merger Agreements are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this Proxy Statement in connection with the special meeting of stockholders of Energy Services under the Securities Exchange Act of 1934, as amended, and compliance under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended.

Listing of Securities

          Energy Services’ common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the American Stock Exchange under the symbols “ESA,” “ESA-WT” and “ESA-U,” respectively.

Risk Factors

          In evaluating the acquisition proposals, the name change amendment and the Article V amendment, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

          The following financial information is provided to assist you in your analysis of the financial aspects of each acquisition. Energy Services’ historical information is derived from its audited financial statements as of and for the year ended September 30, 2007, and its unaudited condensed financial statements as of and for the six- month period ended March 31, 200 8 included in this proxy statement . ST Pipeline’s historical information is derived from its audited financial statements as of December 31, 2007 and 2006 and for the year s ended December 31, 2007 , 2006 and 2005 and its unaudited condensed financial statements as of and for the three-month period ended March 31, 2008 included in this proxy statement . ST Pipeline’s financial information as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2004 and 2003 was derived from its unaudited financial statements not included in this proxy statement. C.J. Hughes’ financial information is derived from its audited financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 and its unaudited condensed financial statements as of and for the three-month period ended March 31, 2008 included in this proxy statement . Financial information for C.J. Hughes as of 2005, 2004 and 2003 and as of the years ended December 31, 2004 and 2003 are derived from its audited financial statements not included in this proxy statement.

          The information is only a summary and should be read in conjunction with the financial statements of each of Energy Services, ST Pipeline and C.J. Hughes and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for each of Energy Services, ST Pipeline and C.J. Hughes contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of ST Pipeline, C.J. Hughes or Energy Services.

Energy Services Acquisition Corp.
(a development stage company)

	Six months ended March 31,				Year ended September 30 ,	For the period from March 31, 2006 (inception) until September 30,

	200 8		200 7		2007	2006	2007

Statement of Operations Data:
Loss from operations before taxes	$	(199,019)	$	(149,711)	$(385,773)	$(48,754)	$(434,527)

Net Income		$539,566		$716,792	$1,381,062	$87,420	$1,468,482

Weighted average shares outstanding - basic		10,750,000		10,750,000	10,750,000	3,607,609
Weighted average shares outstanding – diluted		13, 255,519		1 2,271,333	12,688,930	3,607,609

Net income per share- basic		$0.0 5		$0.0 7	$0.13	$0.02
Net income per share- diluted		$0.0 4		$0.0 6	$0.11	$0.02

	At March 31, 200 8	At September 30, 2007	At September 30, 2006

Balance Sheet Data:
Total assets	$51, 989,254	$51,526,659	$50,258,554
Total liabilities	$1, 272,593	$1,349,564	$1,447,540
Common stock subject to possible redemption for cash inclusive of deferred interest income	10, 245,048	10,143,000	9,988,200
Total stockholders’ equity	40,471,613	40,034,095	38,822,814

ST PIPELINE SELECTED FINANCIAL INFORMATION

	Three Months Ended March 31,		For the Year Ended December 31,

	2008	2007	2007	2006	2005	2004	2003
	(Dollars In Thousands)
Statement of Operations Data:
Net sales	$14,495	$17,944	$100,385	$49,772	$22,936	$13,826	$15,357
Operating income	2,810	4,130	27,890	3,353	1,418	1,193	(319)
Net income	3,026	4,065	27,945	3,336	1,654	1,178	(216)

Unaudited pro forma information(1):
Pro form income tax expense	$1,210	$1,626	$11,178	$1,335	$660

Pro forma net income after taxes	1,815	2,439	16,767	2,002	990

	At March 31, 2008		At December 31,

	Historical	Pro Forma(2)	2007	2006	2005	2004	2003

	(Dollars In Thousands)
Balance Sheet Data:
Total assets	$22,695	$18,945	$33,413	$11,138	$9,823	$3,912	$4,911
Total liabilities	3,056	10,183	9,685	6,283	2,785	1,044	2,561
Total stockholders’ equity	19,639	8,762	23,728	4,855	7,038	2,868	2,350

C.J. HUGHES SELECTED FINANCIAL INFORMATION

	Three Months Ended March 31,		For the Year Ended December 31,

	2008	2007	2007	2006	2005	2004	2003
	(Dollars In Thousands)
Statement of Operations Data:
Net sales	$21,736	$7,100	$75,305	$31,605	$29,369	$17,605	$17,845
Operating income	799	(387)	3,991	452	2,174	(257)	168
Net income	535	(548)	2,771	(58)	1,865	(344)	173

Unaudited pro forma information(1):
Pro forms income tax expense	$214	$(219)	$1,191	$(15)	$763
Pro forma net income after taxes	321	(329)	1,580	(42)	1,102

	At March 31, 2008		At December 31,

	Historical	Pro Forma(2)	2007	2006	2005	2004	2003

	(Dollars In Thousands)
Balance Sheet Data:
Total assets	$33,839	$32,554	$27,248	$14,413	$9,823	$7,662	$7,997
Total liabilities	27,904	28,386	21,854	11,720	2,785	5,697	5,492
Total stockholders’ equity	5,935	4,168	$5,394	$2,624	$7,038	$1,965	$2,505

(1)

C.J. Hughes and ST Pipeline are S-Corporations for income tax purposes, and therefore there is no provision for income taxes, except for income taxes attributable to a variable interest entity consolidated into C.J. Hughes. If ST Pipeline and C.J. Hughes had filed as C Corporation s for income tax purposes, income taxes at an estimated 40% combined rate and net income after taxes would have been as presented above.

(2)

In accordance with the terms of the merger agreement, ST Pipeline will distribute prior to closing $ 10.9 million representing a portion of 2007 and 2008 earnings. Using the assumptions in the pro forma financial statements at March 31, 2008 payment would have been in the form of $ 3.7 million in cash and $ 7.1 million in the form of a note payable.

(3)	In accordance with the terms of the merger agreement, C.J. Hughes will distribute prior to closing $1. 8 million representing a portion of 2007 and 2008 earnings.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy statement.

          The unaudited pro forma condensed consolidated balance sheet information combines the historical unaudited balance sheets of Energy Services, ST Pipeline and C.J. Hughes as of March 31, 2008 , giving effect to the transactions described in each of the Merger Agreements as if they had occurred on March 31, 2008 .

          The unaudited pro forma condensed consolidated statements of income combine (i) the historical statement of income of Energy Services for the year ended September 30, 2007 and the statements of income for each of ST Pipeline and C.J. Hughes for the year ended December 31, 2007 and (ii) the historical statements of income of Energy Services, ST Pipeline and C.J. Hughes for the six months ended March 31, 2008, giving effect to the transactions as described in the Merger Agreements as if they had occurred at the beginning of the respective periods.

          The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

          The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired ST Pipeline and C.J. Hughes businesses.

          The unaudited pro forma condensed consolidated balance sheet information at March 31, 2008, and unaudited pro forma condensed consolidated statement of income information for the six months ended March 31, 2008 and the year ended September 30, 2007 have been prepared, using two different levels of approval of the transaction by the Energy Services stockholders, as follows:

•	Assuming No Redemption: This presentation assumes that none of the Energy Services stockholders exercise their redemption rights; and

•	Assuming Maximum Redemption: This presentation assumes that 19.9% of the Energy Services stockholders exercise their redemption rights.

          Energy Services is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Energy Services Acquisition Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheet Information

March 31, 200 8	No Redemption	Full Redemption

Total Assets	$111,007,752	$100,762,704
Long Term Debt	$15,639,659	$15,639,659
Total Stockholders’ equity	$67,716,661	$57,471,613
Book value per share(1)	$4.9 4	$4.7 9
Shares outstanding	13,714,771	11,995,631

(1)	At March 31, 200 8 the historical book value per share was $4.7 2 with no redemption and $4.4 8 with full redemption.

Energy Services Acquisition Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Income Information

	No Redemption		Full Redemption

	Year ended September 30, 2007	Six months March 31, 200 8	Year ended September 30, 2007	Six months March 31, 2008

Net Sales	$175,690,332	$95,490,132	$175,690,332	$95,490,132
Operating income	30,079,037	16,955,958	30,079,037	16,955,958
Net Income	$17,681,49 3	$10,139,627	$17,366, 427	$10,009,136

Earnings per Share:
Basic	$1.29	$0. 74	$1.45	$0. 83
Diluted	$1.13	$0. 63	$1.25	$0. 69

Weighted-average number of shares outstanding:
Basic	13,714,771	13,714,771	11,995,631	11,995,631
Diluted	15,653,701	16, 220,290	13,934,561	14,501,150

MARKET PRICE OF SECURITIES AND DIVIDENDS

          Energy Services’ common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols “ESA” “ESA-WT” and “ESA-U,” respectively. On January 23, 2008, the last day for which information was available prior to the date of the public announcement of the signing of the ST Pipeline Merger Agreement, the last quoted sale prices of our common stock, warrants and units were $5.69, $0.71 and $7.02, respectively. On February 21, 2008, the last day for which information was available prior to the date of the public announcement of the signing of the C.J. Hughes Merger Agreement, the last quoted sales price of our common stock, warrants and units were $5.68, $0.60 and $6.65, respectively. Each unit of Energy Services consists of one share of Energy Services common stock and two redeemable common stock purchase warrants. Energy Services warrants became separable from the Energy Services common stock on or about October 3, 2006.

          The following table sets forth, for the calendar quarter indicated, the quarterly high and low trade information of Energy Services’ common stock, warrants and units as reported on the American Stock Exchange.

	Common Stock		Warrants		Units

	High	Low	High	Low	High	Low

Fiscal 2008
First Quarter ended December 31, 2007	$5.85	$5.60	$0.68	$0.58	$6.92	$6.57
Second Quarter ended March 31, 2008	5.90	5.55	0.92	0.20	7.46	6.15
Third Quarter through _________, 2008

Fiscal 2007
First Quarter ended December 31, 2006	$5.40	$5.25	$0.55	$0.27	$6.35	$5.75
Second Quarter ended March 31, 2007	5.85	5.35	0.71	0.44	6.75	6.17
Third Quarter ended June 30, 2007	5.93	5.50	0.93	0.56	7.46	6.45
Fourth Quarter ended September 30, 2007	5.80	5.54	0.91	0.57	7.34	6.00

Fiscal 2006
Fourth Quarter ended September 30, 2006	—	—	—	—	6.00	5.75

          Each warrant entitles the holder to purchase from Energy Services one share of common stock at an exercise price of $5.00, commencing the later of the completion of the acquisitions or August 29, 2007. The Energy Services warrants will expire at 5:00 p.m., eastern time, on August 29, 2011, or earlier upon redemption. Prior to August 29, 2006, there was no established public trading market for our common stock.

          Energy Services does not currently have any authorized or outstanding equity compensation plans.

Holders of Common Equity

          As of _____________, 2008, there were _________ holders of record of our common stock.

Dividends

          Energy Services has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of the acquisitions. Upon completion of the acquisitions, future dividend policies will be determined by Energy Services’ board of directors, based on Energy Services’ earnings, financial condition, capital requirements and other then existing conditions. It is anticipated that cash dividends will not be paid to the holders of Energy Services’ common stock in the foreseeable future.

RISK FACTORS

          You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt each of the acquisition proposals. As Energy Services’ operations will consist of ST Pipeline’s and C.J. Hughes’ assets upon completion of the acquisitions, the risk factors relating to the business and operations of ST Pipeline and C.J. Hughes also apply to Energy Services as the successor to ST Pipeline’s and C.J. Hughes’ businesses.

Risks Associated with the Acquisitions

          If the acquisitions’ benefits do not meet the expectations of the marketplace, or financial or industry analysts, the market price of Energy Services’ common stock may decline.

          The market price of Energy Services’ common stock may decline as a result of the acquisitions if ST Pipeline or C.J. Hughes do not perform as expected, or Energy Services does not otherwise achieve the perceived benefits of the acquisitions as rapidly as, or to the extent anticipated by, the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and Energy Services may not be able to raise future capital, if necessary, in the equity markets.

          Energy Services’ directors may have certain conflicts in determining to recommend the acquisition proposals since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

          Members of Energy Services’ board of directors have interests in the completion of the acquisitions that are different from, or in addition to, your interests as a stockholder, including the fact that the shares of common stock owned by them, or their affiliates and associates, that were acquired prior to the initial public offering would become worthless if the acquisitions are not approved and Energy Services otherwise fails to complete a business combination prior to its liquidation date. Such shares, as of March 31, 2008, without taking into account any discount that may be associated with certain restrictions on these shares, had a market value of approximately $14. 5 million. Similarly, the warrants owned by such directors, affiliates and associates to purchase 3,726,923 shares of common stock would expire and become worthless. Moreover, if the acquisitions are approved, it is expected that Energy Services’ officers and directors will continue in their respective roles and be compensated in such manner, and in such amounts, as Energy Services’ board of directors may determine to be appropriate. You should take these potential conflicts into account when considering the recommendation of Energy Services’ board of directors to vote in favor of the acquisition proposals.

          C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal W. Scaggs, a director, are shareholders of C.J. Hughes, Mr. Scaggs is a director of C.J. Hughes and Edsel R. Burns of Energy Services, a director is the president, director and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes which may be different than their interests as shareholders and directors of Energy Services. In addition, one of our initial shareholders, Douglas V. Reynolds, is the Chairman of the Board of C.J. Hughes. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns would receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock, in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns would receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. Following the completion of the acquisitions, our directors and officers, together with their affiliates, will own 3,500,434 shares of common stock, or 25.5% of our outstanding common stock, assuming no redemption of shares. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition.

          The Company will have significant goodwill as a result of the ST Pipeline and C.J. Hughes Acquisitions.

          The aggregate purchase price of the ST Pipeline and C.J. Hughes transactions totals $53.2 million. Total goodwill to be recorded from the transactions is estimated at $37. 3 million, or 33.6 % and 37.0 % of total assets, assuming no redemption and maximum redemption, respectively. The goodwill associated with the acquisition of C.J. Hughes, a related party, is $29. 6 million. The goodwill is attributable to the enterprise value of the companies arising from the historical and projected earnings of the company, as well as its skilled and seasoned workforce, its management team and the industry and market in which it operates, Under SFAS Statement No 142, goodwill is not amortized but is evaluated at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of the acquired companies, decrease in the value or significant change in the use of the companies’ assets, adverse market conditions, adverse changes in applicable laws or regulations, unanticipated competition, loss of key personnel and a variety of other circumstances. Any impairment losses are charged directly against earnings in the period realized and could have a material adverse effect on our consolidated financial results for that period.

          The agreement to acquire C.J. Hughes was not the product of arms length negotiations

          The agreement to acquire C.J. Hughes resulted from discussions conducted by Marshall T. Reynolds, Energy Services’ Chairman of the Board, Chief Executive Officer and Secretary, who is a shareholder of C.J. Hughes. In addition, Neal Scaggs, Edsel R. Burns and Douglas V. Reynolds are officers, directors or affiliates of each of C.J. Hughes and Energy Services. These relationships resulted in the negotiation of an agreement that was not the product of arms-length negotiations. The failure to have arms-length negotiations may have resulted in an agreement with less favorable terms for unaffiliated shareholders than could have otherwise been obtained.

          We plan to issue shares of Energy Services common stock to complete the acquisition of C.J. Hughes, which will dilute the equity interest of our stockholders.

          Our Certificate of Incorporation, as previously amended, authorizes the issuance of up to 50 million shares of common stock and 1.0 million shares of preferred stock. We currently have 10,750,000 outstanding shares of common stock and 21,626,923 authorized but unissued shares of our common stock reserved for issuance upon full exercise of our outstanding warrants and the issuance of shares to Ferris, Baker Watts, Incorporated. The remaining 17,623,077 shares of our authorized common stock and all of the 1.0 million authorized shares of preferred stock are now available for issuance.

          As set forth in the C.J. Hughes Merger Agreement, we will, at the closing of the C.J. Hughes acquisition, issue a total of 2,964,772 shares of our common stock. The issuance of such shares at the closing will dilute the equity interest of our stockholders on a pro rata basis.

          If our initial stockholders exercise their registration rights, such exercise may have an adverse effect on the market price of our common stock.

          Our initial stockholders are entitled to demand, under certain circumstances, that we register the resale of their 2,150,000 shares of common stock and the 3,076,923 shares of common stock issuable upon exercise of the warrants they now hold so that they may resell such shares in the public market. In addition, we have agreed to register, under certain circumstances, 450,000 shares of common stock and an additional 900,000 shares of common stock issuable upon exercise of warrants which are now subject to a purchase option held by Ferris, Baker Watts, Incorporated, the managing underwriter for our initial public offering. If our initial stockholders and Ferris, Baker Watts, Incorporated exercise their registration rights with respect to all of their shares of common stock (including the warrant shares), those additional 6,576,923 shares of common stock will be eligible for trading in the public market. If we complete the acquisition of C.J. Hughes, we will grant registration rights to those stockholders with respect to the 2,964,772 Energy Services shares which we will then issue to them.

          As described in the previous paragraph, there are a total of 9,541,695 shares that are or will, upon the closing of the ST Pipeline and C.J. Hughes acquisitions, be subject to registration rights which are now held by or are issuable to our initial stockholders, Ferris, Baker Watts, Incorporated and the C.J. Hughes stockholders. These 9,541,695 shares represent 88.76% of the 10,750,000 shares of common stock which we had outstanding on the record date for the special meeting. The presence of these additional numbers of outstanding or issuable shares of common stock eligible for trading in the public market may have an adverse effect on the market price of Energy Services common stock.

          Each of ST Pipeline and C.J. Hughes will be dependent upon key management executives whose loss may adversely impact Energy Services’ business.

          Each of ST Pipeline and C.J. Hughes depends on the expertise, experience and continued services of their management. The loss of management, or an inability to attract or retain other key individuals following the acquisitions, could materially adversely affect Energy Services. Energy Services will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow Energy Services to retain key management executives or hire new key employees.

          Each of ST Pipeline and C.J. Hughes’ operations may not be able to generate sufficient cash flows to meet Energy Services’ debt service obligations.

          Energy Service’s ability to make payments on indebtedness it will assume in connection with the C.J. Hughes acquisition will depend on its ability to generate cash from ST Pipeline’s and C.J. Hughes’ operations. These businesses may not generate sufficient cash flow from operations to enable it to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. The indebtedness to be incurred by Energy Services’ under the credit facility will bear interest at variable rates, and therefore if interest rates increase, Energy Services’ debt service requirements will increase. In such case, Energy Services may need to refinance or restructure all or a portion of its indebtedness on or before maturity. Energy Services may not be able to refinance any of its indebtedness, including the new credit facility, on commercially reasonable terms, or at all. Following the acquisition, Energy Services’ expected debt service obligation is initially estimated to be approximately $225,000 in interest payments per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled quarterly principal payments starting at $250,000 during each year of the facility. If Energy Services cannot service or refinance its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on ST Pipeline and C.J. Hughes’ operations and financial condition.

          Servicing debt could limit funds available for other purposes.

          Following the acquisition, Energy Services will use cash from the operations of ST Pipeline and

C.J. Hughes to pay the principal and interest on its consolidated debt. These payments limit funds available for other purposes, including expansion of Energy Services’ operations through acquisitions, funding future capital expenditures and the payment of dividends.

          Energy Services’ working capital will be reduced if Energy Services stockholders exercise their right to redeem their shares for cash. This would reduce Energy Services’ cash reserve after the acquisition.

          As provided in Energy Services’ certificate of incorporation, holders of initial public offering shares may, if the stockholder votes against the acquisition proposals, demand that Energy Services redeem their shares for cash. Energy Services will not consummate the acquisition if holders of 1,720,000 or more initial public offering shares, representing 20% or more of the total number of initial public offering shares, exercise their redemption rights. To the extent the acquisitions are consummated and holders have demanded to redeem their shares, there will be a corresponding reduction in the amount of funds available to Energy Services following the acquisitions. Based on the amount of cash held in the trust account at March 31 , 200 8 , assuming the acquisition proposals are adopted, the maximum amount of funds that could be disbursed to stockholders upon the exercise of the redemption rights is approximately $10, 245 ,000, or approximately 20% of the funds then held in the trust account. Any payment upon exercise of redemption rights will reduce Energy Services’ cash after the acquisitions, which will reduce working capital available for our businesses.

          Future acquisitions of businesses by Energy Services would subject Energy Services to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact Energy Services’ capital structure.

          Energy Services intends to pursue other acquisition opportunities following the closing of the ST Pipeline and C.J. Hughes acquisitions in an effort to diversify its investments and/or grow our business lines. Any business acquired by Energy Services may cause it to be affected by numerous risks inherent in the acquired business’ operations. If Energy Services acquires a business in an industry characterized by a high level of risk, it may be affected by the currently unascertainable risks of that industry. Although Energy Services’ management will endeavor to evaluate the risks inherent in a particular industry or target business, Energy Services cannot assure you that it will be able to properly ascertain or assess all of the significant risk factors.

          In addition, the financing of any acquisition completed by Energy Services after the ST Pipeline and C.J. Hughes acquisitions could adversely impact Energy Services’ capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of Energy Services’ stockholders and/or adversely affect prevailing market prices for Energy Services’ common stock. Increasing Energy Services’ indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact Energy Services’ capital structure and your equity interest in Energy Services.

          Except as required by law or the rules of any securities exchange on which Energy Services’ securities might be listed at the time it seeks to consummate a subsequent acquisition, you will not be asked to vote on any such proposed acquisition and no redemption rights in connection with any such acquisition will exist.

          If Energy Services fails to maintain effective systems for disclosure controls and internal controls over financing reporting as a result of the acquisitions assets, it may be unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner.

          In assuming assets that are part of ongoing business operations, Energy Services will face the risk that deficiencies and weaknesses in internal controls over financial reporting may be identified during the transition phase to a business subject to the requirements of Section 404 of the Sarbanes-Oxley Act. Energy Services will be responsible for developing and establishing its own systems, processes and procedures to adequately and effectively monitor disclosure controls and internal controls over financial reporting. Energy Services believes that the cost involved to develop these systems will range from $250,000 to $400,000 and will take approximately 18 months to complete.

          Section 404 of the Sarbanes-Oxley Act of 2002 will require Energy Services to document and test the effectiveness of its internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of its internal controls. This requirement will be effective in the first year that Energy Services is considered to be an “accelerated filer” under SEC rules and regulations, if Energy Services is a “non-accelerated filer” this requirement will be effective for the fiscal year ended September 30, 2008. It will also require an independent registered public accounting firm to test Energy Services’ internal controls over financial reporting and report on the effectiveness of such controls. The auditor’s attestation report is required in the first year that Energy Services is an accelerated filer, or for the fiscal year ended September 30, 2009, if Energy Services is a non-accelerated filer. The Securities and Exchange Commission is currently considering a proposed amendment to its regulations that would defer the effective date of the auditor’s attestation by one additional year. It may cost Energy Services more than it expects to comply with these controls and procedure related requirements. If Energy Services discovers areas of its internal controls that need improvement, Energy Services cannot be certain that any remedial measures taken will ensure that it implements and maintains adequate internal controls over financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm Energy Services’ operating results or cause Energy Services to fail to meet its reporting obligations.

Risks Associated With ST Pipeline’s and C.J. Hughes’ Respective Businesses

          ST Pipeline’s and C.J. Hughes’ respective businesses are substantially dependent on the level of capital expenditures in the oil and gas industry and lower capital expenditures will adversely affect ST Pipeline and C.J. Hughes results of operations.

          The demand for ST Pipeline and C.J. Hughes services depends on the condition of the oil and gas industry and, in particular, on the capital expenditures of companies engaged in the production of oil and natural gas. Capital expenditures by these companies are primarily influenced by three factors:

•	the oil and gas industry’s ability to economically justify placing discoveries of oil and gas reserves in production;

•	the oil and gas industry’s need to clear all structures from the lease once the oil and gas reserves have been depleted; and

•	weather events.

          Historically, prices of oil and natural gas exploration, development and production have fluctuated substantially. A sustained period of substantially reduced capital expenditures by oil and gas companies will result in continued decreased demand for ST Pipeline’s and C.J. Hughes services, low margins, and possibly net losses.

          ST Pipeline and C.J. Hughes each depends on significant customers.

          ST Pipeline derives a significant amount of its revenues from a small number of customers. For example, sales to Equitrans represented approximately 92% of their consolidated revenue in 2007. The inability to perform services for a number of large existing customers, if not offset by contracts with new or other existing customers, could have a material adverse effect on ST Pipeline’s business and operations.

          C.J. Hughes derives a significant amount of its revenues from a small number of customers. For example, sales to Hitachi of America represented approximately 30.2% of their consolidated revenue in 2007. The inability to perform services for a number of large existing customers, if not offset by contracts with new or other existing customers, could have a material adverse effect on C.J. Hughes’ business and operations.

          If ST Pipeline or C.J. Hughes are unable to attract and retain skilled workers, their businesses will be adversely affected.

          Each of ST Pipeline’s and C.J. Hughes’ operations depend substantially upon the ability to retain and attract project managers, project engineers and skilled construction workers such as welders, electricians, pipefitters, and equipment operators. The demand for skilled workers in the gas pipeline construction replacement and repair industry is currently high, and the supply is limited. As a result of the cyclical nature of the oil and gas industry as well as the physically demanding nature of the work, skilled workers may choose to pursue employment in other fields. A significant increase in the wages paid or benefits offered by competing employers could result in a reduction in the skilled labor force, increases in employee costs, or both. If either of these events occurs, ST Pipeline’s and/or C.J. Hughes operations and results could be materially adversely affected.

          The gas pipeline construction industry is highly competitive.

          Contracts for ST Pipeline’s services are generally awarded on a competitive bid basis, and price is a primary factor in determining who is awarded the project. Customers also consider availability and capability of equipment, reputation, experience, and the safety record of the contender in awarding jobs. During industry down cycles in particular, ST Pipeline may have to accept lower rates for its services or increased contractual liabilities which could result in lower profits or even losses.

          Contracts for C.J. Hughes’ services are generally awarded on a competitive bid basis, and price is a primary factor in determining who is awarded the project. Customers also consider availability and capability of equipment, reputation, experience, and the safety record of the contender in awarding jobs. During industry down cycles in particular, C.J. Hughes may have to accept lower rates for its services or increased contractual liabilities which could result in lower profits or even losses.

          Key management may leave us.

          Our business strategy in acquiring ST Pipeline is dependent upon the skills and knowledge of James E. Shafer. Mr. Shafer will be responsible for the day-to-day operations of ST Pipeline’s business. We believe that the special knowledge of Mr. Shafer gives us a competitive advantage. If Mr. Shafer leaves, we may be unable to hire a suitable replacement to operate ST Pipeline’s business. Although Mr. Shafer has entered into an employment agreement with Energy Services, there is no assurance that he will remain with us.

          Compliance with environmental and other governmental regulations could be costly and could negatively impact ST Pipeline’s and C.J. Hughes’ operations.

          ST Pipeline and C.J. Hughes operations are subject to and affected by various types of governmental regulations, including many federal, state and local environmental protection laws and regulations. These laws and regulations are becoming increasingly complex and stringent, and compliance may become increasingly difficult and expensive. We may be subject to significant fines and penalties for non-compliance, and some environmental laws impose joint and several “strict liability” for releases of oil and hazardous substances, regardless of whether ST Pipeline or C.J. Hughes was negligent or at fault. These laws and regulations may expose ST Pipeline or C.J. Hughes to liability for the conduct of or conditions caused by others or for our acts that complied with all applicable laws at the time ST Pipeline and C.J. Hughes performed the acts.

          ST Pipeline and C.J. Hughes each operates in a highly competitive, fragmented industry in which price competition is intense.

          ST Pipeline and C.J. Hughes each encounters substantial competition from other contractors, many of which are larger and better financed. ST Pipeline’s and C.J. Hughes’ primary market areas are highly fragmented and competitive. ST Pipeline and C.J. Hughes’ contracts are usually awarded on the basis of competitive bids. Pricing and availability are the primary factors potential customers consider in determining which contractor to select.

          There can be no assurance that either ST Pipeline or C.J. Hughes will be able to compete effectively with other companies in its same market.

Risks Related to Our Future Combined Operations

          Energy Services does not have operations, and neither ST Pipeline nor C.J. Hughes has operated as a public company. Fulfilling our obligations incident to being a public company after the acquisitions will be expensive and time consuming.

          Both we, as a company without business operations, and each of ST Pipeline and C.J. Hughes, as private companies, have maintained relatively small finance and accounting staffs. Upon the completion of the acquisitions, we will have to increase the level of expertise of our financial reporting staff to include persons with expertise in public company financial reporting. Helping them become familiar with the requirements of operating a public company under the federal securities laws could be expensive and time-consuming and lead to various regulatory issues that may adversely affect our operations, including significantly increasing our costs and reducing our net income, if any.

          Energy Services, ST Pipeline and C.J. Hughes currently have no internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to our very limited activities, we have not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to businesses such as ST Pipeline and C.J. Hughes with substantial operations. As private companies, ST Pipeline and C.J. Hughes are not subject to the public company reporting requirements of the Sarbanes-Oxley Act of 2002, nor the reporting requirements of the Securities Exchange Act of 1934, and therefor their internal controls and procedures have not been established according to the standards established by the Public Company Accounting Oversight Board, or the PCAOB. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of the American Stock Exchange, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules, including the standards established by the PCAOB. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Risks Associated with Energy Services’ Warrants

          Energy Services may choose to redeem its outstanding warrants at a time that is disadvantageous to our warrant holders.

          Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in Energy Services’ initial public offering, during the entire period between the notice of redemption and the actual redemption date, Energy Services may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading-day period ending three business days before the notice of redemption is sent. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

          Although Energy Services is required to (and intends to) use its best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in its initial public offering at the time that the warrant holders exercise their warrants, Energy Services cannot guarantee that a registration statement will be effective, in which case the warrant holders may not be able to exercise their warrants.

          Holders of the warrants issued in Energy Services’ initial public offering will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although Energy Services has agreed in the warrant agreement, and therefore has a contractual obligation, to use its best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and Energy Services intends to comply with such agreement, Energy Services cannot give assurance that it will be able to do so. In addition, some states may not permit Energy Services to register the shares issuable upon exercise of its warrants for sale. Since Energy Services has no obligation to net cash settle the warrants in the absence of an effective registration statement, the value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by Energy Services, Energy Services may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. In light of the foregoing, the warrants may expire and become worthless and a purchaser of units may have paid the full unit purchase price solely for the share component of the units.

FORWARD-LOOKING STATEMENTS

          Energy Services believes that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. Any information in this proxy statement regarding the contingent earn-out payments should also be considered forward-looking statements. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

          Energy Services believes it is important to communicate its expectations to the Energy Services stockholders. However, there may be events in the future that Energy Services is not able to accurately predict or over which Energy Services has little or no control. The following factors, among others, may cause actual results to differ materially from the expectations described by Energy Services in its forward-looking statements:

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes affecting the businesses in which each of ST Pipeline and C.J. Hughes is engaged;

•	industry trends, including factors affecting supply and demand of each of ST Pipeline and C.J. Hughes’ respective businesses;

•	Each of ST Pipeline’s and C.J. Hughes’ customer base;

•	labor and personnel relations;

•	changing interpretations of Generally Accepted Accounting Principles;

•	cost of materials and energy; and

•	general economic conditions.

          You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

          All forward-looking statements included herein attributable to Energy Services, ST Pipeline, C.J. Hughes or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Energy Services undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

          Before you vote your proxy or instruct how your vote should be cast you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this document could have a material adverse effect on Energy Services, ST Pipeline or C.J. Hughes.

THE ENERGY SERVICES SPECIAL MEETING

General

          Energy Services is furnishing this proxy statement to you as part of the solicitation of proxies by Energy Services’ board of directors for use at the special meeting of Energy Services’ stockholders to be held on ____________, 2008, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about __________, 2008, in connection with the vote on each of the acquisition proposals, the name change amendment proposal and the Article V amendment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

          Energy Services will hold the special meeting at _____ a.m., Eastern time, on ____________, 2008, at The Pullman Plaza Hotel, located at 1001 Third Avenue, Huntington, West Virginia, to vote on the adoption of each of the acquisition proposals, name change amendment proposal and the Article V amendment proposal.

Purpose of the Special Meeting

At the special meeting, Energy Services is asking holders of Energy Services common stock to:

•	adopt each of the acquisition proposals;

•	adopt the name change amendment proposal;

•	adopt the Article V amendment proposal; and

•	adopt the adjournment proposal.

Energy Services’ board of directors:

•	unanimously recommend that Energy Services common stockholders vote “FOR” each of the acquisition proposals;

•	unanimously recommend that Energy Services common stockholders vote “FOR” the name change amendment proposal;

•	unanimously recommend that Energy Services common stockholders vote “FOR” the Article V amendment proposal; and

•	unanimously recommend that Energy Services common stockholders vote “FOR” the adjournment proposal.

Adoption by Energy Services stockholders of each of the acquisition proposals is not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal. However, the adoption of the name change amendment proposal and the Article V amendment proposal are conditioned upon the adoption of the acquisition proposals. If the acquisition proposals are not approved, none of the other proposals will be presented at the meeting for adoption.

Record Date; Who is Entitled to Vote

          The record date for the special meeting is _____________, 2008. Holders of record of Energy Services common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 10,750,000 outstanding shares of Energy Services common stock.

          Each share of Energy Services common stock is entitled to one vote at the special meeting. Energy Services’ issued and outstanding warrants do not have voting rights and holders of Energy Services warrants will not be entitled to vote at the special meeting.

          Energy Services’ officers and directors (as well as Douglas V. Reynolds, the son and brother of Marshall T. Reynolds and Jack Reynolds, respectively) have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting with respect to the acquisition proposals. In addition, Energy Services’ Chairman and Chief Executive Officer intends to vote 325,000 shares of common stock that are part of the 325,000 units acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the outstanding initial public offering shares, “FOR” the adoption of each of the acquisition proposals. Energy Services’ officers and directors, including Energy Services’ Chairman and Chief Executive Officer and his son, intend to vote all of their shares of Energy Services common stock, representing an aggregate of 23% of the outstanding shares of Energy Services common stock, “FOR” each of the name change amendment proposal and the Article V amendment proposal. To date, only Mr. Marshall T. Reynolds owns initial public offering shares through his purchase of units in the initial public offering and in the aftermarket. None of the other officers and directors of Energy Services acquired units, or initial public offering shares, in the initial public offering or in the aftermarket.

Quorum

          The presence, in person or by proxy, of a majority of all issued and outstanding shares of Energy Services’ common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

          If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the Financial Industry Regulatory Authority (FINRA, formerly the NASD), your broker may not vote your shares on the acquisition proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” A broker non-vote will count in determining that a quorum for the meeting has been reached.

          An abstention or a broker non-vote will not be considered a vote cast at the meeting with respect to the acquisition proposals and will not have the effect of electing to exercise your redemption rights since a stockholder must vote against the acquisition proposals and affirmatively exercise their redemption rights in order to redeem their shares. Abstentions or broker non-votes have the same effect as a vote “against” the name change amendment proposal and the Article V amendment proposal.

Abstentions and broker non-votes will not have an effect on the vote on the adjournment proposal.

Voting Your Shares

          Each share of Energy Services common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Energy Services common stock that you own as of the record date. No vote of the warrant holders is necessary to adopt the acquisition proposals, the name change amendment proposal or the Article V amendment proposal and Energy Services is not asking the warrant holders to vote on any of the foregoing proposals.

          There are two ways to vote your shares of Energy Services common stock at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Energy Services’ board “FOR” the adoption of each of the acquisition proposals, the name change amendment proposal and the Article V amendment proposal.

•

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Vote Required to Adopt each of the Acquisition Proposals

          The affirmative vote in favor of each of the acquisition proposals by a majority of the initial public offering shares that are cast at the meeting is required to adopt the acquisition proposals. Adoption of the acquisition proposals are not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal. However, if the holders of 1,720,000 or more initial public offering shares, representing 20% or more of the total number of initial public offering shares, vote against the acquisitions and affirmatively demand redemption of their shares for their pro rata portion of the trust account, then, in accordance with Energy Services’ certificate of incorporation, the acquisitions will not be completed. See “Redemption Rights” below.

          At the close of business on _______________, 2008, there were 10,750,000 shares of Energy Services common stock outstanding, 8,600,000 of which were issued in Energy Services’ initial public offering.

          Energy Services’ officers and directors and Douglas V. Reynolds have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting with respect to each of the acquisition proposals. In addition, Energy Services’ Chairman and Chief Executive Officer intends to vote the 325,000 shares of common stock that are part of the 325,000 units acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the outstanding initial public offering shares, “FOR” the adoption of the acquisition proposals.

Redemption Rights

          As provided in Energy Services’ certificate of incorporation, holders of initial public offering shares may, if the stockholder votes against the acquisitions, demand that Energy Services redeem their shares for cash. This demand must be made on the proxy card at the same time that the stockholder votes against the acquisition proposals.

          Stockholders who abstain from voting or who fail to instruct their broker how to vote may not exercise their redemption rights. To exercise your redemption rights, you must vote against each of the acquisition proposals and affirmatively elect to have your shares redeemed by checking the appropriate box, or directing your broker to check the appropriate box on the proxy card and ensure that the proxy card is delivered prior to the Energy Services special meeting. If so demanded, subject to the conditions described further below, Energy Services will redeem each share of common stock for a pro rata portion of the trust account in which $50,004,000 of the net proceeds of Energy Services’ initial public offering are held, plus interest earned thereon and net of withdrawals for operating expenses and taxes. Based on the amount of cash held in the trust account at March 31, 200 8 , you will be entitled to redeem each share of common stock that you hold for approximately $5.9 6 . If you exercise your redemption rights, you will be exchanging your shares of Energy Services’ common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisitions and then tender your stock certificate to Energy Services. If the acquisitions are not completed, then these shares will not be redeemed for cash.

          Prior to exercising redemption rights, Energy Services stockholders should verify the market price of Energy Services’ common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. Energy Services’ shares of common stock are listed on the American Stock Exchange under the symbol “ESA.”

Vote Required to Adopt the Name Change Amendment Proposal

          Adoption of the name change amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock. Adoption of the name change amendment proposal is conditioned upon the adoption of each of the acquisition proposals, but is not conditioned upon adoption of the Article V amendment proposal.

          Energy Services’ officers and directors (including shares held by the Chairman of the Board’s son) intend to vote their shares of Energy Services common stock, representing an aggregate of 23% of the outstanding shares of Energy Services common stock, “FOR” the name change amendment proposal.

Vote Required to Adopt the Article V Amendment Proposal

          Adoption of the Article V amendment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Energy Services’ common stock. Adoption of the Article V amendment proposal is conditioned upon the adoption of the acquisition proposals, but is not conditioned upon adoption of the name change amendment proposal.

          Energy Services’ officers and directors (including shares held by the Chairman of the Board’s son) intend to vote their shares of Energy Services common stock, representing an aggregate of 23.0% of the outstanding shares of Energy Services common stock, “FOR” the Article V amendment proposal.

Vote Required to Adopt the Adjournment Proposal

          Adoption of the adjournment proposal requires the affirmative vote of the votes cast in person or by proxy on the proposal. Energy Services’ officers and directors (including shares held by the Chairman of the Board’s son) intend to vote their shares of Energy Services common stock, representing an aggregate 23% of the outstanding shares of Energy Services common stock “FOR” the adjournment proposal.

Who Can Answer Your Questions About Voting Your Shares?

          Should you have any questions about voting your shares you may contact Georgeson Inc. at (800) 280-7183 or Edsel R. Burns at (304) 522-3868.

No Additional Matters May Be Presented at the Special Meeting

          This special meeting has been called only to consider the adoption of the acquisition proposals, the name change amendment proposal and the Article V amendment proposal. Under Energy Services’ by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

          Representatives of Energy Services’ accountants are not expected to be present at the special meeting and, accordingly, will not make any statement or be available to respond to any questions.

Revoking Your Proxy

          If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Energy Services’ Chairman and Chief Executive Officer in writing before the special meeting that you have revoked your proxy; and

•	You may attend the special meeting, revoke your proxy, and vote in person.

Solicitation Costs

          Energy Services will bear all expenses incurred in connection with the solicitation of proxies. Energy Services will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-pocket-expenses. In addition, we have hired Georgeson Inc. to solicit proxies on our behalf. The cost of soliciting proxies on our behalf will be approximately $7,500 plus costs and expenses.

Energy Services Insider Stock Ownership

          At the close of business on the record date, Marshall T. Reynolds, Jack M. Reynolds, Edsel R. Burns, Neal W. Scaggs and Joseph L. Williams, who together comprise all of Energy Services’ directors and officers, together with their affiliates, and Douglas V. Reynolds, who is the son of Marshall T.

Reynolds and brother of Jack M. Reynolds, beneficially owned and were entitled to vote 2,475,000 shares of Energy Services common stock, or 23% of the outstanding shares of Energy Services common stock. Such number does not include 3,726,923 shares of common stock issuable upon exercise of warrants purchased by Energy Services’ executive officers and directors of which 650,000 warrants were purchased by Marshall T. Reynolds as part of Mr. Reynolds’ purchase of 325,000 units in the initial public offering. The shares held by Energy Services’ management and affiliates, without taking into account any discount that may be associated with certain restrictions on these shares, have a market value of $14. 5 million, based on Energy Services’ common stock price of $5. 85 per share as of March 31, 200 8 . Other than the initial public offering shares held by Mr. Marshall T. Reynolds, which will participate in any liquidating distributions made from the trust account, Energy Services’ officers and directors will not receive any value associated with their share ownership in the event that a business combination is not consummated. The initial warrants, without taking into account any discount that may be associated with certain restrictions on the transfer of these warrants, collectively have a market value of $ 2.6 million , based on Energy Services’ warrant price of $0. 83 per warrant as of March 31, 200 8 . The remaining 650,000 warrants owned by Mr. Marshall T. Reynolds were purchased as part of units in the initial public offering for $6.00 per unit, for an aggregate purchase price of $1,950,000. The warrants held by Energy Services’ officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisitions are not approved and Energy Services fails to consummate a business combination by September 6, 2008, pursuant to Energy Services’ certificate of incorporation. For information on beneficial ownership of Energy Services’ common stock by executive officers, directors and 5% stockholders, see “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL I - APPROVAL OF THE ST PIPELINE ACQUISITION

          The information in this proxy statement concerning the terms of the ST Pipeline acquisition is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety. All information contained in this proxy statement with respect to ST Pipeline has been supplied by ST Pipeline for inclusion herein and has not been independently verified by Energy Services.

General

          As soon as possible after the conditions to completion of the ST Pipeline acquisition described below have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed below, ST Pipeline and Energy Services Acquisition Sub I, Inc., a West Virginia subsidiary corporation of Energy Services, will merge in accordance with West Virginia law, with ST Pipeline surviving as a subsidiary of Energy Services.

The Parties

          Energy Services Acquisition Corp. We are a blank check company organized under the laws of the State of Delaware on March 31, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business or businesses. To date, our efforts have been limited to organizational activities, activities related to our stock offering and activities to identify target businesses. Following our initial public offering, we had net proceeds of $49,740,613. At March 31, 2008 , cash in our trust account totaled $51, 250,866 .

          Energy Services Acquisition Sub I, Inc. Energy Services will form Energy Services Acquisition Sub I, Inc. solely for the purpose of merging with and into ST Pipeline.

          ST Pipeline. ST Pipeline is a West Virginia chartered corporation engaged in the business of installing gas pipeline for oil and gas businesses. ST Pipeline’s two owners are James E. Shafer and Pauletta Sue Shafer. During the years ended December 31, 2007 and 2006, ST Pipeline had sales of $100,385,000 and $49,772,000 and net income of $27,945,000 and $3,337,000, respectively. During the three months ended March 31, 2008, ST Pipeline had sales of $14,495,000 and net income of $3.0 million.

Background of the ST Pipeline Acquisition

          The terms of the Merger Agreement are the result of arms’-length negotiations between representatives of Energy Services and ST Pipeline. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

          Energy Services is a blank check company organized as a corporation under the laws of the State of Delaware on March 31, 2006. On September 6, 2006, Energy Services successfully completed its initial public offering and received net proceeds of approximately $50,004,000 (inclusive of $2.0 million from the private placement of warrants). Energy Services’ common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the American Stock Exchange under the symbols “ESA,” “ESA-WI” and “ESA-U,” respectively. All of the net proceeds of the initial public offering were placed in a trust account and will be released to Energy Services upon consummation of the acquisitions or upon the dissolution and liquidation of Energy Services in accordance with the Delaware General Corporation Law. Subsequent to its initial public offering, Energy Services’ officers and directors commenced an active search for a prospective business combination or combinations.

          Following its initial public offering in September 2006, Energy Services’ officers and directors contacted various principals and intermediaries, such as investment banks and business brokers, as well as other industry contacts, in order to generate ideas for a suitable business combinations. Energy Services informed its business contacts that it had completed an initial public offering and was seeking to acquire an operating business or businesses in the energy services and related industries. In addition, Ferris, Baker Watts, Inc., the managing underwriter of Energy Services’ initial public offering, made referrals of businesses in the energy services sector that might constitute potential business targets. As knowledge of Energy Services’ interest in an acquisition spread through the energy services industry, Energy Services also began to receive unsolicited calls from various parties that included both principals and agents regarding specific opportunities.

          Energy Services’ officers and directors reviewed the list of potential business targets, as well as leads from other sources, and selected for follow-up those businesses that they believed had the most potential as an acquisition. While no master list of the selected target businesses was maintained, potential business targets were considered until they were deemed either unsuitable or potentially too expensive. Specifically, Energy Services, on a preliminary basis, considered potential acquisitions involving 16 companies in the energy services area. These companies ranged from very small companies (with revenues under $10 million) providing a variety of construction services within the energy industry to large companies (with revenues of over $175 million) providing oil and gas drilling services and sales.

          The review of most of these businesses was cursory and did not lead to a full due diligence investigation by Energy Services for a variety of reasons, including (i) Energy Services concluded that the management of the potential target did not possess the skills and experience to increase the target companies’ net income in a satisfactory or cost efficient manner, or (ii) Energy Services concluded that the target companies’ consideration requirements were unrealistic. Energy Services did preliminary due diligence (reviewed financial reports) on all of the companies that either contacted or were contacted. However, detailed due diligence was only performed on four of the potential targets.

          Criteria for suitability included management’s assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. Certain potential targets were considered unsuitable because they operated in sectors of the energy services industry that management believed did not have good economic potential.

          Director Edsel R. Burns was acquainted with James E. Shafer and Paulette Sue Shafer, the owners of ST Pipeline. Knowing of the Shafers’ business in constructing and installing gas pipelines, Mr. Burns, with the consent of the Energy Services’ Board of Directors, met with the Shafers in December 2006 to inquire as to whether they had any interest in selling ST Pipeline. They indicated that they were unsure but were willing to have another meeting with Mr. Burns and Energy Services’ Chairman of the Board, Mr. Reynolds, to discuss the general parameters of a possible sale of ST Pipeline.

          Over the next few months the Shafers met with Messrs. Reynolds and Burns. After a few meetings, they began to have a comfort level that a sale of ST Pipeline to Energy Services could be completed on favorable terms, subject to Energy Services’ completion of due diligence. On December 12, 2006, the parties entered into a mutual confidentiality agreement and agreed to exchange business and financial information. Messrs. Burns and Reynolds, with the assistance of Kirby Taylor, a long-standing business associate of Mr. Reynolds with extensive experience in evaluating industrial and service businesses, conducted a preliminary review of ST Pipeline’s business and operations. Based upon the due diligence review, Energy Services’ Board of Directors authorized Mr. Reynolds to express non-binding interest in purchasing ST Pipeline so long as the Shafer’s were willing to stay involved in the management of ST Pipeline following any acquisition. The Shafer’s indicated they were willing to continue their involvement in ST Pipeline following a sale. Consequently the parties agreed to proceed with more detailed due diligence review of ST Pipeline’s operations.

          During the first and second quarters of 2007, Energy Services employed the services of Mr. Kirby Taylor to do a more detailed due diligence review of ST Pipeline. In July of 2007, the two parties reached an understanding of a potential price for ST Pipeline with the caveat of needing an audit of the ST Pipeline financial statements as of December 31, 2006 being completed. Since ST Pipeline had never previously been audited, gathering this information and performing the audit continued until late December of 2007. Based upon the finalization of the 2006 audit, and a review of unaudited September 30, 2007 financial information during late December and January, the parties proceeded to negotiate a definitive merger agreement.

          After discussion, and taking into consideration the factors described under “—Factors Considered by the Energy Services board in Approving the ST Pipeline Acquisition,” the Board of Directors determined that the proposed acquisition of ST Pipeline, together with the acquisition of C.J. Hughes, presented the best opportunity for enhancing stockholder value. Accordingly, the Board of Directors determined that the ST Pipeline transaction was advisable and in the best interests of Energy Services and its stockholders, and it unanimously approved the acquisition of ST Pipeline and the Merger Agreement which was entered into by Energy Services and ST Pipeline on January 22, 2008.

Factors Considered by the Energy Services Board in Approving the ST Pipeline Acquisition

          In making the determination that the proposed acquisition transaction is in the best interest of Energy Services’ stockholders and that the consideration to be paid to the stockholders of ST Pipeline is reasonable, Energy Services’ board of directors relied on the experience of its management team in structuring, financing and completing a business combination and in running companies in a variety of industries. We also relied upon reviews and analyses of ST Pipeline performed by various professionals, including financial, accounting and other consultants, retained for such purpose.

          Energy Services utilized the services of an outside consultant solely for the purpose of performing financial due diligence and identifying issues on behalf of management with respect to the business combination. The outside consultant was paid primarily based on the amount of time spent on the engagement and was reimbursed for reasonable out-of-pocket expenses.

          Energy Services conducted a due diligence review of ST Pipeline that included a review of ST Pipeline’s existing business and a valuation analysis in order to enable Energy Services’ board of directors to ascertain the reasonableness of the amount to be paid for ST Pipeline. In its analysis of market conditions for ST Pipeline’s products, Energy Services considered the outlook for growth and decline within the various markets served by ST Pipeline. Energy Services’ board of directors did not seek a fairness opinion prior to entering into the ST Pipeline Merger Agreement because the board believed that collectively its members have as much, if not greater, experience in evaluating business opportunities than an investment bank. Accordingly, the board of directors determined that no additional benefit was to be derived from the considerable additional expense (anticipated to be in excess of $100,000) to obtain a fairness opinion.

          Energy Services’ board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Energy Services board did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Energy Services board may have given different weight to different factors.

          Energy Services’ board of directors considered the nature of ST Pipeline’s business and assets, the extent of the liabilities to be assumed and the factors below, in addition to the Risk Factors described herein, in reaching its conclusion that the ST Pipeline Merger Agreement is in the best interests of Energy Services’ stockholders and to recommend to shareholders that they approve the acquisition and ST Pipeline Merger Agreement.

          Energy Services’ board of directors also considered the effect of ST Pipeline’s financial statements for the years ended December 31, 2006 and 2007.

          In particular, the board of directors reached the following conclusions (each of which is discussed in greater detail below) in making their decision to approve the acquisition and the agreement and plan of merger.

ST Pipeline is in an industry and market that is growing rapidly.

ST Pipeline provides a solid base for further expansion and growth.

ST Pipeline has strong core competences.

ST Pipeline has an experienced management team.

The purchase price for ST Pipeline is reasonable and fair to Energy Services shareholders.

ST Pipeline Markets

          ST Pipeline has completed pipeline projects and is licensed in several states though its primary market is West Virginia, Kentucky, Ohio, Pennsylvania and Virginia. With the current high demand for natural gas and oil, a great deal of exploration is ongoing within ST Pipeline’s market area. At the same time, the producers of natural gas and oil drillers are spending significant amounts of capital to build and/or repair pipelines to provide a means of getting the natural gas and oil produced to market. Accordingly, based upon their own experience and information obtained as part of the due diligence process, our directors believe that the market for the services of ST Pipeline, which has grown substantially over the last few years (revenues have more than doubled each year since 2005), appears likely to continue for several more years as the country continues to increase its energy supplies and improve the infrastructure for energy delivery. ST Pipeline’s ability to continue to increase its revenues will be dependent upon its ability to increase its capacity to build and repair pipelines.

ST Pipeline Growth

          ST Pipeline has experienced high levels of internal growth over the last few years. Sales have grown from $22.9 million in 2005 to $49.8 million in 2006 and $100.4 million in 2007. ST Pipeline has managed that growth very well as evidenced by its improving financial performance, which will be discussed further in this section. With the increased revenue experienced by ST Pipeline over the last three years, the future internal growth rate may not be as robust. However, the board of directors believes that having a company with a track record of managing its internal growth will enable Energy Services to expand both internally and through potential future acquisitions. Energy Services has no current specific plans to engage in acquisition activity involving ST Pipeline.

          In order to grow their business, contractors such as ST Pipeline must demonstrate to utilities and gas and oil companies that they satisfy quality assurance requirements. This is accomplished by a contractor demonstrating that it can complete its project in a timely manner, in accordance with the contractual terms and with no quality control issues. Once a contractor has demonstrated that it can satisfy quality assurance requirements, it becomes eligible to bid on a greater number of contracts and larger projects. Energy Services’ board of directors believes that one of the benefits of acquiring ST Pipeline is that as a seasoned contracting company, ST Pipeline has qualified itself to submit bids on a number of contracting jobs. Energy Services management believes that following the acquisition of ST Pipeline it will be able to capitalize on S. T. Pipeline’s eligibility to bid on a number of projects.

ST Pipeline Core Competencies

          Based upon the experiences of our directors and the due diligence investigation of ST Pipeline, the board of directors believes that ST Pipeline has strong core competencies that Energy Services can build upon. These competencies include:

•	An industry experienced management team.

•	A skilled and dedicated workforce.

•	A great base of equipment specifically needed for the pipeline industry.

ST Pipeline Management Team

          The board of directors of Energy Services felt it would be extremely important to identify an acquisition target led by an experienced management team with specialized knowledge of the market within which it operates and the ability to lead a company through a rapidly growing and changing environment. The board of directors believes that James Shafer and his management team have all those skills. Mr. Shafer has been in the pipeline construction and servicing business for over 40 years. He began his career as a laborer and worked his way up through being a welder to a manager. He worked on the building of the Alaska pipeline in the 1970’s. Mr. Shafer along with his wife Sue Shafer founded ST Pipeline in 1984. They have steadily managed ST Pipeline during the energy recession of the 1990’s, as well as during the recent robust economic environment for energy services companies.

          Another important criteria to Energy Services’ board of directors was its belief in the strength and experience of ST Pipeline’s management team and its ability to develop strong customer relationships and operate the business on an efficient basis.

The purchase price for ST Pipeline

          In evaluating the purchase price and other terms of the acquisition, our board of directors, consisting of Marshall T. Reynolds, Chairman, Jack Reynolds, president, and directors Edsel R. Burns, Neal W. Scaggs and Joseph Williams met to review the specifics of the transaction with ST Pipeline.

          In general terms, the board of directors reviewed the terms of the potential acquisition for terms that are generally accepted by the financial community, such as actual and potential sales, earnings, cash flows and book value, as applied to the information discovered during due diligence of ST Pipeline. The board also reviewed the general terms with representatives of the investment banking firm that led the initial public offering of Energy Services.

          In reviewing the transaction, particular emphasis was placed on ST Pipeline’s EBITDA, or net income (loss) from continuing operations before interest, taxes, depreciation and amortization. For purposes of this evaluation, the board reviewed the performance of ST Pipeline for 2005, 2006, initially for nine months of 2007, and then updated that review for the year of 2007. A summary is as follows:

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005

Net Income (loss)	$27,944,507	$3,336,505	$1,650,569

Interest Expense	298,799	288,818	71,917
Interest Income	(45,939)	(60,053)	(17,210)
Depreciation	973,199	921,193	892,555
Gains on equipment sales	(1,377)	(32,006)	(155,346)

Adjusted EBITDA	$29,169,189	$4,454,457	$2,442,485

          Based on the merger consideration to be paid, this would amount to 0.65 times 2007 EBITDA. Pursuant to discussions with investment bankers, the normal range for acquisitions can be 5 to 6 times EBITDA. The price here is well below that range. While the performance of ST Pipeline was outstanding in 2007, since their work is obtained normally through a bid process, the board considered the fact that no assurances can be given that they will continue to attain that level of performance. Accordingly, the board felt that while it believes ST Pipeline will have continued strong performance, even if their performance was at a level closer to the 2006 levels, the EBITDA multiple would be at or below the norms for acquisitions of that type.

          The board of directors also considered the balance sheet of ST Pipeline and noted the $7.4 million in debt outstanding and felt that ST Pipeline had the resources and cashflow to service its debt obligations.

          Another factor the board of directors considered was the fixed assets of ST Pipeline. While ST Pipeline’s buildings and property are leased from the current owners, Energy Services’ due diligence indicated that ST Pipeline has a good inventory of equipment for pipelining that will provide Energy Services with a good base for added expansion.

Potential Negative Factors

          In making their decision to approve the ST Pipeline Merger Agreement, the board of directors also considered the potentially negative factors which are:

          ST Pipeline has a relatively low backlog at December 31, 2007. At December 31, 2007, ST Pipeline had a backlog of $5.4 million compared to a backlog of $57.0 million at December 31, 2006. While the Board recognized that there can be no assurances that ST Pipeline will be successful in bidding and getting additional contracts for 2008, the board believes that with the abilities of ST Pipeline, they will be successful in getting a significant amount of additional contracts in 2008.

          ST Pipeline is a regional provider of pipeline services. The board of directors also considered the fact that ST Pipeline is a regional rather than a national provider of pipeline services. Accordingly, if the demand in the region it serves were to drop dramatically, it could have a negative impact on the financial performance of ST Pipeline. The board of directors believes that with current and likely continued high demand in the areas that ST Pipeline serves, this should not occur in the next few years.

          ST Pipeline management could leave. The Board also considered that although the agreement calls for an employment agreement for James Shafer, circumstances could occur in which Mr. Shafer would leave the company.

          There is a risk that a portion of our public stockholders may vote against the acquisition and exercise their conversion rights. The board of directors considered the risk that a portion of our public stockholders may vote against the acquisition and demand conversion of their shares of our common stock into cash upon consummation of the acquisition. To the extent, if any, that our public stockholders exercise their conversion rights, we would be required to use that portion of the cash held in trust to do so. Based upon the transactions currently contemplated, the board of directors believes there would be sufficient cash in the trust fund to handle any such demands for conversion.

          ST Pipeline has potential liability for violations of environmental laws and regulations. The board of directors considered the fact that with ST Pipeline working on various pipeline projects that may be in environmentally sensitive areas, violations of environmental laws may have occurred in the past or may occur in the future. However, the board of directors feels that this risk is mitigated by the fact that both ST Pipeline and its customers have environmental personnel and/or inspectors involved in the projects to look for and address any environmental issues that might arise.

          ST Pipeline management does not have experience in managing a public company. The board of directors considered that the management of ST Pipeline does not have experience in managing a public company. However, the board felt that with the experience of the Energy Services board of directors as well as the management of the additional transaction contemplated, this risk is mitigated.

          During 2007 ST Pipeline derived a significant percentage of its revenues from one customer. The Board considered the significant concentration of revenues from one customer during 2007. If ST Pipeline fails to maintain this customer relationship or replace it with one or more customers, revenues will be adversely affected.

          After consideration of the factors previously discussed, the board of directors approved the agreement and plan of merger and feels that the acquisition of ST Pipeline is in the best interest of the shareholders of Energy Services.

Potential as Acquisition Platform

          Energy Services’ business strategy includes growth through possible future acquisitions. Energy Services’ board of directors believes that ST Pipeline’s consistent cash flows, production capacity and longstanding customer relationships make it an excellent platform for future acquisitions. The ST Pipeline acquisition will position Energy Services to take advantage of consolidation in the pipeline contractor industry, as well as enable it to pursue a wide range of downstream opportunities. Energy Services has no current plans to engage in any acquisition activity.

Satisfaction of 80% Test

          It is a requirement that the target of Energy Services’ initial business combination or combinations have a fair market value equal to at least 80% of Energy Services’ net assets at the time of the acquisitions, inclusive of the amount in the trust account. Based on the financial analysis of both ST Pipeline and C.J. Hughes generally used to approve the transaction, Energy Services’ board of directors determined that this requirement will be met. Energy Services’ board of directors has determined that the fair market value of the assets being purchased in both the ST Pipeline and C.J. Hughes acquisitions is between approximately $75 million and approximately $98 million. This determination is based on an analysis of ST Pipeline’s and C.J. Hughes’ earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions that have recently been publicly announced or completed. In addition, a discounted cash flow analysis has been performed to determine the present economic value of the assets being acquired. The average of these three methods yields a fair market value of approximately $86 million. The range of the fair market value exceeds $40.5 million, which is 80% of Energy Services’ net asset value of approximately $50.6 million as of February 29, 2008. Accordingly, the board of directors determined that the requirement that the fair market value of the assets be greater than 80% of Energy Services’ net asset value will be met.

Structure Following Completion of the Acquisition

          Immediately following completion of the acquisition, ST Pipeline will be a wholly-owned subsidiary of Energy Services holding all of the assets of ST Pipeline.

Appraisal or Dissenters Rights

          No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Energy Services in connection with the acquisition proposal.

United States Federal Income Tax Consequences of the Acquisition

          The following discusses the U.S. Federal income tax consequences to Energy Services stockholders resulting from the acquisition of ST Pipeline by Energy Services. This discussion is based on the United States Internal Revenue Code of 1986, as amended. The statements set forth in this section as to tax consequences of the transaction to Energy Services common stockholders are those of Energy Services. Energy Services does not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

          Energy Services common stockholders who do not exercise their redemption rights will continue to hold their Energy Services common stock and as a result will not recognize any gain or loss from the acquisition.

          Energy Services common stockholders who exercise their redemption rights will recognize gain or loss to the extent that the amount received by such common stock holders upon redemption is greater than or less than, respectively, such holder’s tax basis in their shares. A holder’s tax basis in the shares generally will equal the cost of the shares. A stockholder who purchased Energy Services’ units will have to allocate the cost between the shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term capital gain or loss if such holder’s holding period in the shares is longer than one year.

Regulatory Matters

          The acquisition and the transactions contemplated by the Merger Agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this proxy statement in connection with the special meeting of stockholders of Energy Services under the Securities Exchange Act of 1934 as amended, and compliance under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended.

Consequences if Acquisition Proposals Are Not Approved

          If the acquisition proposals are not approved by the stockholders, Energy Services will not acquire ST Pipeline or C.J. Hughes and Energy Services. If Energy Services does not consummate a business combination by September 6, 2008, then, pursuant to Article V of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, Energy Services will adopt a plan of dissolution, and as soon as reasonably possible after dissolution make liquidating distributions to our stockholders.

Required Vote

          The affirmative vote in favor of each of the ST Pipeline and C.J. Hughes acquisition proposals by a majority of the initial public offering shares that are voted at the meeting is required to adopt the acquisition proposal. However, in accordance with its certificate of incorporation and the terms governing the trust account, Energy Services will not be able to complete the acquisition if the holders of 1,720,000 or more initial public offering shares, representing an amount equal to 20% or more of the total number of initial public offering shares, vote against one of the acquisitions and demand that Energy Services redeem their shares for their pro rata portion of the trust account in which the net proceeds of Energy Services’ initial public offering are held.

          Energy Services’ officers and directors (including shares held by Douglas V. Reynolds) have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting with respect to the acquisition proposals. In addition, Energy Services’ Chairman and Chief Executive Officer intends to vote 325,000 shares of common stock that were part of the units acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the outstanding initial public offering shares, “FOR” the adoption of the ST Pipeline acquisition proposal.

          Adoption of the ST Pipeline acquisition proposal is not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal.

Recommendation

          The board of directors unanimously recommends that the stockholders vote “FOR” the ST Pipeline acquisition proposal.

Terms of the Merger

          The Merger Agreement provides for a business combination in which Energy Services Acquisition Sub I, Inc., a newly formed acquisition subsidiary wholly owned by Energy Services, will be merged into ST Pipeline, with ST Pipeline as the surviving entity. This transaction will result in ST Pipeline becoming a wholly owned subsidiary of Energy Services.

          The ST Pipeline acquisition will result in each outstanding share of ST Pipeline stock being converted into the right to receive a cash payment in the amount up to $5,135, provided that the total cash payment due shall not exceed $19.0 million, reduced by the book value of certain assets, adjusted to reimburse the shareholders of ST Pipeline for the additional tax liability resulting from making an election under the Internal Revenue Code to have the transaction treated as an asset purchase for federal income tax purposes. Such payment is estimated to be $600,000, resulting in a maximum payment to the shareholder of ST Pipeline of $19.2 million. Of this amount, $3.0 million represents a deferred payment to be paid proportionally to each shareholder based upon their respective ownership interests. The deferred payments will be made in three installments on the anniversary of the closing date. The deferred payments will earn interest at a rate of 7.5% annually.

When the ST Pipeline Acquisition Will Be Completed

          Subject to the satisfaction or waiver of the conditions to the parties’ respective obligations to complete the ST Pipeline acquisition, the closing of the acquisition will take place as soon as practicable after the special meeting. On the date of the closing, a certificate of merger will be filed with the West Virginia Secretary of State. The ST Pipeline acquisition will become effective upon the filing of the certificate of merger, or as otherwise stated in the certificate of merger.

          Either party may terminate the Merger Agreement if, among other reasons, the acquisition has not been completed on or before August 30, 2008, unless failure to complete the acquisition by that time is due to the willful breach of any representation or warranty, or material breach of any covenant, by the party seeking to terminate the Merger Agreement.

Employment and Non-Competition Agreements

          In connection with entering into the Merger Agreement, James E. Shafer has agreed to enter into an employment agreement with Energy Services, and Pauletta Sue Shafer has agreed to enter into a non-competition agreement with Energy Services.

          Employment Agreement. Under the employment agreement with James E. Shafer, Mr. Shafer will be the President of ST Pipeline, which following the ST Pipeline acquisition will be a wholly owned subsidiary of Energy Services. The employment agreement has a term of 36 months beginning on the effective date of the Merger Agreement. During the term of the employment agreement, Mr. Shafer will receive a salary of no less than $2,500 per week, as well as such benefits that are made available to Energy Services employees generally. In addition to his salary, Mr. Shafer will receive an annual incentive payment equal to 5% of any pre-tax earnings (computed in accordance with U.S. generally accepted accounting principles) generated from ST Pipeline’s operations. Mr. Shafer will receive the incentive payment for the earlier of the term of the employment agreement or until he is no longer employed by Energy Services or any affiliate or subsidiary of Energy Services.

          As part of the employment agreement, Mr. Shafer agrees that for a period of two (2) years from the date Mr. Shafer no longer works for Energy Services, or an affiliate or subsidiary of Energy Services, Mr. Shafer will not directly or indirectly compete in any manner with Energy Services or ST Pipeline, including, but not limited to (i) soliciting any client of Energy Services or ST Pipeline; (ii) transacting business with a competitor of Energy Services or ST Pipeline; (iii) interfering or damaging a relationship between Energy Services or ST Pipeline or any of their customers; (iv) soliciting an employee of Energy Services or ST Pipeline; or (v) selling products similar to the products sold by Energy Services or ST Pipeline in our market area.

          Non-competition Agreement. Under the non-competition agreement with Pauletta Sue Shafer, Ms. Shafer agrees that for a period of two (2) years from the closing date of the Merger, Ms. Shafer will not directly or indirectly compete in any manner with Energy Services or ST Pipeline, including, but not limited to (i) soliciting any client of Energy Services or ST Pipeline; (ii) transacting business with a competitor of Energy Services or ST Pipeline; (iii) interfering or damaging a relationship between Energy Services or ST Pipeline or any of their customers; (iv) soliciting an employee of Energy Services or ST Pipeline; or (v) selling products similar to the products sold by Energy Services or ST Pipeline in our market area.

Conditions to the ST Pipeline Acquisition

          The respective obligations of Energy Services and ST Pipeline to complete the ST Pipeline acquisition are subject to the satisfaction, or waiver by the other party, of a number of conditions specified in the Merger Agreement. The primary conditions to the completion of the ST Pipeline acquisition are:

•	the approval of the Merger Agreement and the transactions contemplated thereby by Energy Services and ST Pipeline’s stockholders;

•	Energy Services shall receive stockholder approval of the C.J. Hughes acquisition;

•

no party to the acquisition being subject to any order, decree or injunction, and no statute, rule or regulation will have been enacted or applied, that enjoins or prohibits consummating the acquisition;

•

the receipt of all required regulatory approvals, and consents, without the imposition of any condition or requirement that would, in the judgment or Energy Services’ board of directors, have a material adverse effect on ST Pipeline or Energy Services;

•

that the closing of the ST Pipeline and C.J. Hughes acquisitions occur simultaneously, and in the aggregate have a fair market value of at least 80% of Energy Services net assets (excluding deferred compensation of Ferris, Baker Watts, Inc.)

•	the accuracy of the other party’s representations and warranties, subject to standards of materiality as set forth in the Merger Agreement;

•	each party shall receive certificates as to the good standing or corporate existence of the other party; and

•	the performance by the other party in all material respects of its obligations and covenants contained in the Merger Agreement.

          Energy Services’ obligations to effect the ST Pipeline acquisition also are subject to the following additional conditions:

•	ST Pipeline shall obtain third party consents where required in connection with the ST Pipeline acquisition;

•

stockholders of Energy Services voting against the ST Pipeline acquisition or C.J. Hughes acquisition and exercising their conversion rights do not in either case equal or exceed 20% or more of the shares sold in the initial public offering;

•	none of ST Pipeline’s shareholders exercise their dissenters’ rights of appraisal; and

•

Energy Services shall have received an opinion to the effect that the ST Pipeline acquisition and C.J. Hughes acquisition have a collective value equal to at least 80% of Energy Services’ net assets (exclusive of any deferred compensation due to Ferris, Baker Watts, Inc.)

          ST Pipeline’s obligations to effect the ST Pipeline acquisition also are subject to the condition that Energy Services delivers the acquisition consideration to the paying agent on or before the closing date of the acquisition.

          If the acquisition is not completed on or before August 30, 2008, either party may terminate the Merger Agreement.

Conduct of Business Pending the Completion of the ST Pipeline Acquisition

          The Merger Agreement contains various restrictions on the operations of ST Pipeline before the effective time of the ST Pipeline acquisition. In general, the Merger Agreement obligates ST Pipeline to conduct its business in the ordinary course of business consistent with past practice and use reasonable efforts to preserve its business organization and assets. In addition, ST Pipeline will take no action that would adversely affect or delay the ability of ST Pipeline to perform its obligations under the Merger Agreement, adversely affect or delay the receipt of approvals or take any action that results in or is reasonably likely to have a material adverse effect on ST Pipeline.

          ST Pipeline has agreed that prior to the effective time of the acquisition, except as otherwise provided in the Merger Agreement, or unless permitted by Energy Services, it will not:

•	change or waive any provision of its certificate of incorporation, charter or bylaws;

•

change the number of shares of its authorized or issued capital stock, issue any shares of stock held as treasury stock, issue any right or agreement relating to its capital stock or securities convertible into such shares, issue any grant or award under any ST Pipeline stock benefit plans, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

•

declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, except that ST Pipeline may pay a pre-closing dividend of certain assets and a portion of 2007 and 200 8 earnings (as of March 31, 200 8 , the 2007 and 200 8 payment s , net of amounts previously paid , would be approximately $ 10.9 million);

•	enter into, amend in any material respect or terminate any contract or agreement, including any settlement agreement with respect to litigation, involving a payment by ST Pipeline of $100,000 or more;

•	enter into any new line of business or introduce any new products;

•

grant any bonus (other than bonuses in the ordinary course of business, consistent with past practice), severance or termination payment to, or enter into, renew or amend any employment agreement, severance agreement or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees;

•

enter into or materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

•

merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person;

•	sell, dispose of or repurchase the capital stock of ST Pipeline or any asset other than in the ordinary course of business consistent with past practice;

•	incur any indebtedness for borrowed money, or guarantee any indebtedness, or subject any of its assets to any lien, pledge, security interest or other encumbrance;

•

take any action which would result in any of its representations and warranties set forth in the Merger Agreement becoming untrue or in any of the conditions set forth in the Merger Agreement not being satisfied;

•

waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing agreement or indebtedness, other than in the ordinary course of business, consistent with past practice;

•	enter into, renew, extend or modify any other transaction with any affiliate;

•	other than as contemplated by the Merger Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

•

make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to existing binding commitments and other than expenditures necessary to maintain existing assets in good repair;

•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

•

enter into any lease, contract or other commitment for its account, involving a payment of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date of the Merger Agreement;

•

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding; other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate;

•

other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets or cancel, release or assign any indebtedness of any such person, except pursuant to existing contracts or agreements; provided, however, that no sales may be made with recourse;

•	fail to maintain all its properties in repair, order and condition no worse than on the date of the Merger Agreement other than as a result of ordinary wear and tear;

•

revoke ST Pipeline’s election to be taxed as an S Corporation within the meaning of IRS Code Sections 1361 and 1362 or take or allow any action that may result in the termination of ST Pipeline’s status as a validly electing S Corporation within the meaning of IRS Code Sections 1361 and 1362;

•

make or change any election in respect of taxes, adopt or change any accounting method in respect of taxes or otherwise, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, except as required by law, rule, regulation or GAAP; or

•	agree to do any of the foregoing.

          The Merger Agreement also contains other agreements relating to the conduct of the parties before consummation of the acquisition, including the following:

•

Representatives of ST Pipeline will confer with representatives of Energy Services as Energy Services may reasonably request regarding its business and operations. ST Pipeline will also promptly notify Energy Services of any material change in the normal course of its business or operations, or the institution or threat of material litigation. ST Pipeline will provide Energy Services with its financial statements on a periodic basis. ST Pipeline will also give to Energy Services financial information as it might reasonably request;

•	ST Pipeline will give Energy Services reasonable access to its property, books, records and personnel and will furnish all information Energy Services may reasonably request;

•	ST Pipeline will use all commercially reasonable efforts to obtain all necessary third party consents;

•	Energy Services and ST Pipeline will cooperate with each other in the preparation and filing of ST Pipeline tax returns;

•	ST Pipeline will promptly advise Energy Services if a condition to ST Pipeline’s obligations cannot be fulfilled and will not be waived;

•	Energy Services and ST Pipeline will use all reasonable efforts to take promptly all actions necessary, proper or advisable to consummate the acquisition;

•	ST Pipeline will maintain insurance in such amounts as are reasonable to cover such rights as are customary in relation to the character and location of its properties, and the nature of its business;

•	Energy Services will enter into an employment agreement with James E. Shafer;

•	Energy Services and ST Pipeline will consult with each other regarding any public statements about the acquisition and any filings with any governmental entity; and

•	The parties to the Merger Agreement will make an IRS Code §338(h)(10) election.

          See Article V and VI of the Merger Agreement, which is attached to this proxy statement as Annex A, for a more complete description of restrictions on the conduct of business of ST Pipeline pending the acquisition.

Representations and Warranties in the Merger Agreement

          Both Energy Services and ST Pipeline have made certain customary representations and warranties to each other relating to their businesses in the Merger Agreement. These representations and warranties relate to, among other things:

•	corporate organization with respect to both companies;

•	absence of legal proceedings; and

•

authorization, execution, delivery, performance and enforceability of the Merger Agreement, and required consents, approvals, orders and authorizations of governmental entities relating to the Merger Agreement and related matters.

          ST Pipeline also made representations and warranties to Energy Services regarding:

•	capitalization;

•	absence of material adverse changes or events;

•	filing of tax returns, payment of taxes and other tax matters, including its status as a S corporation;

•	certain material contracts, leases and defaults;

•	owned real property and insurance coverage;

•	intellectual property;

•	labor matters;

•	compliance with applicable law;

•	matters related to employee benefits;

•	payment of fees of brokers, finders and financial advisors;

•	environmental matters;

•	customers and suppliers;

•	ST Pipeline’s inventory;

•	accounts receivable;

•	related party transactions;

•	antitakeover provisions being inapplicable;

•	termination of other negotiations;

•	product warranties; and

•	providing information for this proxy statement.

          For information on these representations and warranties, please refer to Article III and IV of the Merger Agreement attached as Annex A. The representations and warranties must generally be true through the completion of the acquisition.

Termination of the Merger Agreement

          The Merger Agreement may be terminated at or prior to the completion of the acquisition, either before or after any requisite stockholder approval by:

•	the mutual written consent of Energy Services and ST Pipeline;

•

by either party (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement) if the other party breaches any of the representations or warranties set forth in the Merger Agreement (subject to the standard set forth therein), which breach by its nature cannot be cured prior to August 30, 2008 or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

•

by either party (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement) if the other party fails to perform or comply in any material respect with any of the covenants, agreements or conditions to each party’s obligations to perform have not been satisfied, all as set forth in the Merger Agreement, which failure by its nature cannot be cured prior to August 30, 2008 or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

•

at the election of either party, if the closing has not occurred by August 30, 2008, or such later date as agreed to in writing by the parties, unless the failure of the closing to have occurred by such date was due to the terminating party’s willful breach of any representation or warranty or material breach of any covenant or other agreement contained in the Merger Agreement;

•

by either party if a regulatory authority whose approval is required in connection with the acquisition does not approve the Merger Agreement or the transactions contemplated thereby, or has stated that it will not issue the required approval or nonobjection, or any court or other governmental authority issues an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the acquisition;

•	by either party, if ST Pipeline’s stockholders fail to approve the Merger Agreement at the stockholders’ meeting called for that purpose;

•	by either party, if Energy Services is unable to obtain stockholder approval of each of the ST Pipeline and C.J. Hughes acquisitions.

          If the Merger Agreement is terminated, the Merger Agreement will generally become void and have no further effect, and all costs and expenses incurred in connection with the acquisition will be paid by the party incurring the expense, except as set forth below.

          In the event of a termination of the Merger Agreement because of a willful breach of any representation, warranty, covenant or agreement, the breaching party will be liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, incurred by the non-breaching party as a result thereof.

Fees and Expenses

          Each party will pay its own costs and expenses incurred in connection with the ST Pipeline acquisition, except as described above.

Waiver and Amendment of the Merger Agreement

          Prior to the completion of the ST Pipeline acquisition and subject to applicable law, Energy Services and ST Pipeline may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreement or condition of the Merger Agreement.

          The Merger Agreement may be amended at any time by mutual agreement of Energy Services and ST Pipeline.

PROPOSAL II - APPROVAL OF THE C.J. HUGHES ACQUISITION

          The information in this proxy statement concerning the terms of the C.J. Hughes acquisition is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex B and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety. All information contained in this proxy statement with respect to C.J. Hughes has been supplied by C.J. Hughes for inclusion herein.

General

          As soon as possible after the conditions to completion of the C.J. Hughes acquisition described below have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed below, Energy Services will acquire all of the issued and outstanding shares of C.J. Hughes and C.J. Hughes will become a wholly-owned subsidiary of Energy Services.

The Parties

          Energy Services. We are a blank check company organized under the laws of the State of Delaware on March 31, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business or businesses. To date, our efforts have been limited to organizational activities, activities related to our stock offering and activities to identify target businesses. Following our initial public offering, we had net proceeds of $49,740,613. At March 31, 200 8 , total cash in our trust account totaled $51, 250,866 .

          C.J. Hughes. C.J. Hughes is a West Virginia chartered corporation engaged in the business of constructing, replacing and repairing natural gas pipelines for utility companies and private natural gas companies. During the year ended December 31, 2007, C.J. Hughes had sales of $75,305,234 and net income of $2,770,728. During the three months ended March 31, 2008, C.J. Hughes had sales of $21,736,850 and net income of $534,808.

Background of the C.J. Hughes Acquisition

          The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

          Energy Services is a blank check company organized as a corporation under the laws of the State of Delaware on March 31, 2006. On September 6, 2006, Energy Services successfully completed its initial public offering, and received net proceeds of approximately $50,004,000 (inclusive of $2 million from the private placement warrants). Energy Services’ common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the American Stock Exchange under the symbols “ESA,” “ESA-WI” and “ESA-U,” respectively. All of the net proceeds of the initial public offering was placed in a trust account and will be released to Energy Services upon consummation of the acquisition proposals or upon the dissolution and liquidation of Energy Services in accordance with the Delaware General Corporation Law. Subsequent to its initial public offering, Energy Services’ officers and directors commenced an active search for a prospective business combination.

          At the time of Energy Services’ initial public offering, the officers and directors considered the possibility of acquiring a business affiliated with one of our officers, directors or initial shareholders. At the time, we identified C.J. Hughes as a potential acquisition target. The Board’s identification of C.J. Hughes was based on the belief that based upon the facts and circumstances of a potential acquisition of a business in the energy services sector, the acquisition of C.J. Hughes would potentially enhance the acquisition of an unaffiliated business if the board concluded that C.J. Hughes added a complementary component to the unaffiliated company transaction. However, at the time of the initial public offering the Energy Services board of directors did not intend to proceed with the acquisition of an affiliated company.

          Following its initial public offering in September 2006, Energy Services’ officers and directors contacted various principals and intermediaries such as investment banks and business brokers, as well as other industry contacts, in order to generate ideas for a suitable business combination. Energy Services informed its business contacts that it had completed an initial public offering and was seeking to acquire an operating business or businesses in the energy services and related industries. Energy Services encouraged business brokers to contact clients who might constitute potential acquisition targets and explore the possibility of a transaction. In addition, Ferris, Baker Watts, Inc., the managing underwriter of Energy Services’ initial public offering made referrals of businesses in the energy services sector, generated lists of various industry participants that might constitute potential business targets.

          Energy Services’ officers and directors reviewed the list of potential business targets, as well as leads from other sources, and selected for follow-up those businesses that they believed had the most potential as an acquisition. While no master list of the selected target businesses was maintained, potential business targets were considered until they were deemed either unsuitable or potentially too expensive. Specifically, Energy Services, on a preliminary basis, considered potential acquisitions involving 16 companies in the energy services area. These companies ranged from very small companies (with revenues under $10 million) providing a variety of construction services within the energy industry to large companies (with revenues of over $175 million) providing oil and gas drilling services and sales.

          The review of most of these businesses was cursory and did not lead to a full due diligence investigation by Energy Services for a variety of reasons, including (i) Energy Services concluded that the management of the potential target did not possess the skills and experience to increase the target companies’ net income in a satisfactory or cost efficient manner, or (ii) Energy Services concluded that the target companies’ consideration requirements were unrealistic. Energy Services did preliminary due diligence (reviewed financial reports) on all of the companies that either contacted or were contacted. However, detailed due diligence was only performed on four of the potential targets.

          Criteria for suitability included management’s assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. In some cases, the geographic location of the business target’s operations and customers was considered as well. Certain potential targets were considered unsuitable because they operated in sectors of the energy services industry that management believed did not have good economic potential.

          Throughout 2007, Energy Services identified two companies which provided services to the energy services industry and that appeared to be ideal acquisition targets, ST Pipeline and the drilling services subsidiary of GasSearch Corporation, GasSearch Drilling Corporation. As due diligence and the negotiations leading up to the negotiation of definitive agreements proceeded with the principals of ST Pipeline and GasSearch Drilling, Energy Services management and board considered the synergy that could be obtained if C.J. Hughes was ultimately acquired by Energy Services. In particular, the board considered the complementary business products and services provided by ST Pipeline and C.J. Hughes. At the time, the board decided to devote its efforts to completing due diligence and the negotiation of the acquisitions of ST Pipeline and GasSearch Drilling.

          As the negotiations with ST Pipeline and GasSearch Drilling intensified the Board of Directors determined to engage a financial advisor to render a fairness opinion. Certain members of the Board of Directors were familiar with an appraisal company, Chaffee and Associates, New Orleans, Louisiana and felt that they had provided quality evaluations of business entities in other instances. Accordingly, on or about December 17, 2007, Energy Services contacted Chaffee and Associates regarding the valuation of ST Pipeline and GasSearch Drilling. On December 19, 2007, Chaffee and Associates provided a preliminary checklist of information it required in order to evaluate the two companies and on January 4, 2008, Chaffee and Associates provided Energy Services with a proposed engagement letter. Because there were unresolved issues in negotiations with each of ST Pipeline and GasSearch Drilling, the proposed engagement letter was not signed. At this time, Energy Services began exploring the possibility of acquiring C.J. Hughes. In early February, 2008, when it became apparent that GasSearch Drilling would be acquired by a third party, Energy Services contacted Chaffee and Associates to seek their assistance with the valuation of ST Pipeline and C.J. Hughes. However, given that Chaffee and Associates was not a member of the NASD they could not provide a fairness opinion as required pursuant to the Energy Services Certificate of Incorporation, and consequently, it was determined that they could not be engaged by Energy Services. On February 25, 2008, Chaffee and Associates referred Legacy Capital to Energy Services. Once it was determined that Legacy Capital was a member of the NASD, on March 7, 2008, Energy Services retained them to perform valuations of each of ST Pipeline and C.J. Hughes and to render a fairness opinion.

          During January and February 2008, Energy Services completed its negotiations to acquire ST Pipeline and GasSearch Drilling. During this time, Edsel R. Burns, a director of Energy Services and the President of C.J. Hughes advised the Energy Services board of the potential benefits that might be derived from the ST Pipeline transaction resulting from ST Pipeline and C.J. Hughes using their complementary businesses to obtain third party contracts. In particular, each of ST Pipeline and C.J. Hughes have capabilities to perform pipeline installation and repair. It was noted that the combined operations of ST Pipeline and C.J. Hughes would permit Energy Services to take advantage of the increased scale of work for which Energy Services could bid. The increased scale resulting from having both C.J. Hughes and ST Pipeline would, in management’s opinion, result in more efficient utilization of equipment and greater purchasing power since the combined businesses could make larger purchases of equipment.

          At the time that Energy Services entered into its definitive agreement to acquire GasSearch Drilling, Energy Services was aware of the possibility that a third party might exercise an option to acquire GasSearch Drilling. The Energy Services’ board of directors authorized management to explore the possibility of acquiring C.J. Hughes in the event that the third party exercised its option to acquire GasSearch Drilling. Although GasSearch Drilling had provided assurances to Energy Services that the option would not be exercised, on February 8, 2008, the third party indicated to GasSearch Drilling that it intended to exercise its option to acquire GasSearch Drilling, and on February 12, 2008, Energy Services was advised that the option was to be exercised.

          On January 21, 2008, Mr. Reynolds attended the C.J. Hughes board meeting. Mr. Reynolds discussed a potential opportunity for C.J. Hughes to be acquired by Energy Services. He was uncertain as to the possible timing of a transaction but requested that the Energy Services’ Board authorize him to explore the possibility of being acquired by Energy Services, with the understanding that a minimum purchase price would need to be $32,555.79 per share (approximately $15.0 million) , which was derived from a determination that a minimum multiple of three times the book value of C.J. Hughes at December 31, 2007 and which the Energy Services’ Board believed was a minimum consideration that C.J. Hughes would consider for a sale of C.J. Hughes to Energy Services . He noted that any merger agreement would be subject to final approval by the Board of Directors and shareholders of C.J. Hughes. After further discussion by the board, Mr. Reynolds was authorized to negotiate a merger agreement based on the above-referenced terms. Mr. Reynolds attended the February 18, 2008 board meeting of C.J. Hughes and reviewed the specific terms of the proposed transaction. After lengthy discussions, the Board approved the transaction and authorized the Chairman and President of the C.J. Hughes to sign the agreement and take such actions necessary to complete the transaction.

          On February 11, 2008, the Board of Directors authorized management to prepare a definitive agreement to acquire C.J. Hughes. Marshall T. Reynolds took the lead in representing the interests of Energy Services and presenting the terms of a possible merger to the C.J. Hughes Board of Directors. Mr. Kirby Taylor, a C.J. Hughes director, represented the interests of C.J. Hughes, together with Mr. Phil Cline, a director of C.J. Hughes. Other than in his role as a director of Energy Services, Mr. Scaggs had no role in the negotiations to acquire C.J. Hughes. C.J. Hughes representatives countered Mr. Reynolds proposal by suggesting that a better measure of C.J. Hughes value was current and future earnings and EBITA following a review of these criteria as of December 31, 2007. Based on the foregoing, C.J. Hughes’ representatives proposed a sales price of $40.0 million. The parties negotiated a final purchase price which constituted the merger consideration. On February 18, 2008, the Board of Directors met to consider the appropriate pricing of an acquisition of C.J. Hughes. In concluding that the amount and form of merger consideration were appropriate and were consistent with their duty of care and loyalty, the Board considered the matters set forth under “—Factors Considered by the Energy Services Board in Approving the C.J. Hughes Acquisition.”

          On February 20, 2008, the Board of Directors reviewed the C.J. Hughes Merger Agreement and authorized the Chairman of the Board to enter into the Merger Agreement. In approving the C.J. Hughes Acquisition, the board of directors determined that the proposed acquisition of C.J. Hughes, together with the acquisition of ST Pipeline, presented the best opportunity for enhancing stockholder value for Energy Services stockholders, including unaffiliated stockholders. Accordingly, the Board of Directors determined that the C.J. Hughes transaction was advisable and in the best interests of Energy Services and its stockholders, and it unanimously approved the acquisition of C.J. Hughes and the agreement was signed on February 21, 2008.

Factors Considered by the Energy Services Board in Approving the C.J. Hughes Acquisition

          In making the determination that the proposed acquisition transaction is in the best interest of Energy Services’ stockholders and that the consideration to be paid to the stockholders of C.J. Hughes is reasonable, Energy Services’ board of directors relied on the experience of its management team in structuring, financing and completing of business combinations and in running companies in a variety of industries. The Board of Directors also considered that due to the number of relationships between Energy Services and C.J. Hughes respective board’s and management that any transaction between the two companies would not be deemed to be at arms’ length.

          Our board of directors considered a variety of factors in connection with its evaluation of the C.J. Hughes Acquisition. In light of the complexity of those factors, our board of directors did not consider it practical, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weights to various factors. Among the factors considered by our board of directors as a basis for the beliefs expressed below were financial and other information concerning C.J. Hughes as provided by C.J. Hughes, as well as our own observations, and matters brought to our attention as a result of negotiating the agreement and plan of merger for the acquisition.

          In particular, the board of directors reached the following conclusions (each of which is discussed in greater detail below) in making their decision to approve the acquisition and the agreement and plan of merger.

•	C.J. Hughes is in an industry and market that is growing rapidly.

•	C.J. Hughes’ business will complement the ST Pipeline acquisition.

•	C.J. Hughes has strong core competences.

•	C.J. Hughes has an experienced management team.

•	The purchase price for C.J. Hughes is reasonable and fair to Energy Services shareholders.

          The Board of Directors of Energy Services has no agreement, arrangement or understanding, either written or oral with any of its officers, directors or affiliates or with C.J. Hughes or any of its affiliates relating to the ongoing relationship of the management of Energy Services and C.J. Hughes following the acquisition. There have been no discussions or negotiations relating to the continued management roles of Messrs. Marshall T. Reynolds, Scaggs, and Burns, and Energy Services.

C.J. Hughes Markets

          C.J. Hughes has completed pipeline and electrical projects and is licensed in several states though its primary market is West Virginia, Virginia, Ohio, Kentucky and North Carolina. With the current high demand for electricity, natural gas and oil, a great deal of exploration is ongoing within C.J. Hughes’ market area. At the same time, the producers of electrical energy and natural gas and oil are spending large amounts of capital to build and/or repair transmission lines (electrical and pipeline) to provide a means of getting their produced to market. Based upon their own experience and knowledge, our directors believe that the market for the services of C.J. Hughes appears likely to continue for several more years as the country continues to try improve the supply of energy available to consumers.

C.J. Hughes Growth

          C.J. Hughes for 2005 and 2006 had modest revenue growth. Sales were $29.4 million in 2005, and $31.6 million in 2006. However, for 2007, following the acquisition of certain tangible and intangible assets of Nitro Electric, the revenues grew to $75.3 million. $36.1 million of the increase in revenues related to revenue obtained from Nitro Electric, while $7.6 million represented internal growth. At December 31, 2007, C.J. Hughes backlog for 2008 was $71.6 million. Of the total backlog, $16.5 million related to Nitro Electric and the remaining $55.2 million related to C.J. Hughes pipeline work. At December 31, 2006, the backlog for the pipeline work was $18.5 million. Accordingly, the board of directors believes that future growth is attainable both internally and through potential future acquisitions. Energy Services has no current plans to engage in any acquisition activity.

C.J. Hughes will complement the ST Pipeline Acquisition

          Since C.J. Hughes is also in the pipeline business, the board of directors felt there were many synergies and efficiencies from having ST Pipeline and C.J. Hughes be a part of Energy Services. The board believes this acquisition will provide each of C.J. Hughes and ST Pipeline with the benefits of a larger pipeline business, resulting in more efficient use of management, manpower and equipment. Also, with regards to purchasing, the enhanced buying power of the combined businesses should enable Energy Services to obtain much more attractive pricing for many items both companies utilize.

C.J. Hughes Competencies

          Based upon the experiences of our directors and knowledge of C.J. Hughes, the board of directors believes that C.J. Hughes has strong core competencies that Energy Services can build upon. These competencies include:

•	An industry experienced management team.

•	A skilled and dedicated workforce.

•	A great base of equipment specifically needed for the pipeline industry.

•	A diversified pipeline business.

C.J. Hughes Management Team

          The board of directors of Energy Services felt it would be extremely important to identify an acquisition target led by an experienced management team with specialized knowledge of the market within which it operates and the ability to lead a company through a rapidly growing and changing environment. The board of directors believes that Edsel R. Burns and the management team at C.J. Hughes have those skills. Mr. Burns has been a financial professional with many years of experience. Mr. Burns has been president of C.J. Hughes since 2002 and has been involved in the growth of revenues at C.J. Hughes from approximately $14.4 million for the year ended December 31, 2002 to $75.3 million for the year ended December 31, 2007. Prior his affiliation with C.J. Hughes, Mr. Burns was the Chief Financial Officer of the administration line of business at Banc One Corporation and Key Centurion Bancshares, Inc., Huntington, West Virginia. Mr. Burns’ management team at C.J. Hughes includes several managers who have 30 plus years of experience in the pipeline contracting business.

The purchase price for C.J. Hughes

          In evaluating the purchase price and other terms of the acquisition, our board of directors, consisting of Marshall T. Reynolds, Chairman, Jack Reynolds, president, and directors Edsel R. Burns, Neal W. Scaggs and Joseph Williams authorized Mr. Marshall T. Reynolds to meet with the entire board of directors of C.J. Hughes to review the specifics of a potential transaction between Energy Services and C.J. Hughes.

          In general terms, the board of directors reviewed the terms of the potential acquisition for terms that are generally accepted by the financial community, such as actual and potential sales, earnings, cash flows and book value, as applied to the information discovered during the reviews of C.J. Hughes. The board also reviewed the general terms with representatives of the investment banking firm that led the initial public offering of Energy Services.

          In reviewing the transaction, particular emphasis was placed on C.J. Hughes EBITDA, or net income (loss) from continuing operations before interest, taxes, depreciation and amortization. This included both current earnings as well as factoring in added potential growth in EBITDA for 2008. For purposes of this evaluation, the board reviewed the performance of C.J. Hughes for the years 2005, 2006, and 2007. A summary of that performance is as follows:

	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005

Net Income (loss)	$2,770,728	$(57,622)	$1,864,642

Interest Expense	1,063,198	519,980	238,207
Interest Income	(50,670)	(29,959)	(29,112)
Depreciation	1,295,630	748,734	686,308
Gains on equipment sales	(7,871)	—	(78,991)

Adjusted EBITDA	$5,071,015	$1,181,133	$2,681,054

          Based on the C.J. Hughes Merger Consideration, this would amount to 6.7 times 2007 EBITDA. Pursuant to discussions with investment bankers, the normal range for acquisitions can be 5 to 6 times EBITDA. Also, while no assurances can be given that C.J. Hughes will attain that level of performance, the board feels that when considering the much higher level of backlog for 2008 versus 2007, it will be likely that the purchase price as compared to 2008 EBITDA will fall in the range of 3.8 to 4 times, which is well below the normal acquisition range of five to six times EBITDA for similar transactions. Energy Services’ conclusion of what constitutes a normal acquisition range was based upon discussions of Energy Services management with representatives of Ferris, Baker Watts, Inc. Since C.J. Hughes’ work is obtained normally through a bid process, the board considered the fact that no assurances can be given that they will continue to attain the projected level of performance. Accordingly, the board felt that C.J. Hughes will have continued strong performance which should exceed their 2007 performance and bring the transaction in at an EBITDA multiple level that would be at or below the norms for acquisitions of that type.

          The board of directors also considered the balance sheet of C.J. Hughes and noted the $14.9 million in debt outstanding and concluded that C.J. Hughes had the cash flow, resources and abilities to service its debt obligations.

          Another factor the board of directors considered was the fixed assets of C.J. Hughes. The review by Energy Services indicates that C.J. Hughes, like ST Pipeline, has a good inventory of equipment for pipelining that will provide Energy Services with a good base for added expansion of C.J. Hughes’ operations.

Potential Negative Factors

          In making their decision to approve the agreement and plan of merger, the board of directors also considered the potentially negative factors which are:

          C.J. Hughes is a regional provider of pipeline services. The board of directors also considered the fact that C.J. Hughes is a regional rather than a national provider of pipeline and electrical services. Accordingly, if the demand in the region it serves were to drop dramatically, it could have a negative impact on the financial performance of C.J. Hughes. The board of directors believes that with current and likely continued high demand in the areas that C.J. Hughes serves, this should not occur in the next few years.

          C.J. Hughes management could leave. The Board also considered that some of C.J. Hughes management could leave. The Board understands this risk but feels that is unlikely.

          There is a risk that a portion of our public stockholders may vote against the acquisition and exercise their conversion rights. The board of directors considered the risk that a portion of our public stockholders may vote against the acquisition and demand conversion of their shares of our common stock into cash upon consummation of the acquisition. To the extent, if any, that our public stockholders exercise their conversion rights, we would be required to use that portion of the cash held in trust to do so. Based upon the transactions currently contemplated, the board of directors believes there would be sufficient cash in the trust fund to handle any such demands for conversion.

          C.J. Hughes has potential liability for violations of environmental laws and regulations. The board of directors considered the fact that with C.J. Hughes working on various pipeline projects that may be in environmentally sensitive areas, violations of environmental laws may have occurred in the past or may occur in the future. However, the board of directors feels that this risk is mitigated by the fact that both C.J. Hughes and its customers have environmental personnel and/or inspectors involved in the projects to look for and address any environmental issues that might arise.

          Interests of Energy Services’ management, directors and affiliates. In addition to the other interests of Energy Services management, directors and affiliates in having the acquisition proposals approved, these individuals have specific interests associated with the acquisition of C.J. Hughes. C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, Mr. Scaggs is a director of C.J. Hughes and Edsel R. Burns, one of our directors, is the president, director and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes which may be different from their interests as shareholders and directors of Energy Services. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns will receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock, in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns will receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition.

          Set forth below is a table showing the current ownership of our initial shareholders in Energy Services common stock, the merger consideration they will receive as a result of the C.J. Hughes Acquisition and their pro forma common stock ownership.

	Current ownership Energy Services Stock		To be received from C.J. Hughes Acquisition				Pro Forma Energy Services Ownership

	Shares	Percent	Total Value	Cash	Stock	Shares of Stock	Shares		Percent

Marshall T. Reynolds	862,500	8.02%	$3,320,691	$1,660,345	$1,660,345	289,561	1,152,061		8.40%
Jack Reynolds	430,000	4.00%	$—	$—	$—	—	430,000		3.14%
Edsel R. Burns	537,500	5.00%	$1,679,953	$839,977	$839,977	146,491	683,991		4.99%
Neal W. Scaggs	107,500	1.00%	$1,679,953	$839,977	$839,977	146,491	253,991		1.85%
Joseph L. Williams	107,500	1.00%	$—	$—	$—	—	107,500		0.78%
Douglas V. Reynolds	430,000	4.00%	$5,079,076	$2,539,538	$2,539,538	442,891	872,891		6.36%

Total	2,475,000	23.02%					3,500,434	(1)	25.5	%(1)

(1)	Assumes that 13,714,772 shares of Energy Services’ common stock are outstanding after the C.J. Hughes Acquisition and that no shares are subject to redemption.

          As a result of the factors previously discussed, the board of directors approved the agreement and plan of merger and feels that the acquisition of C.J. Hughes is in the best interest of the shareholders of Energy Services.

Satisfaction of 80% Test

          It is a requirement that the target of Energy Services’ initial business combination or combinations have a fair market value equal to at least 80% of Energy Services’ net assets at the time of the acquisitions, inclusive of the amount in the trust account. Based on the financial analysis of both ST Pipeline and C.J. Hughes generally used to approve the transaction, Energy Services’ board of directors determined that this requirement has been met. Energy Services’ board of directors has determined that the fair market value of the assets being purchased in both the ST Pipeline and C.J. Hughes acquisitions is between approximately $75 million and approximately $98 million. This determination is based on an analysis of ST Pipeline’s and C.J. Hughes’ earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions that have recently been publicly announced or completed. In addition, a discounted cash flow analysis has been performed to determine the present economic value of the assets being acquired. The average of these three methods yields a fair market value of approximately $86 million. The range of the fair market value exceeds $40.5 million, which is 80% of Energy Services’ net asset value of approximately $50.6 million as of February 29, 2008. Accordingly, the board of directors determined that the requirement that the fair market value of the assets be greater than 80% of Energy Services’ net asset value will be met.

Structure Following Completion of the Acquisition

          Immediately following completion of the acquisition, C.J. Hughes will be a wholly-owned subsidiary of Energy Services holding all of the assets of C.J. Hughes.

Appraisal or Dissenters Rights

          No appraisal or dissenters rights are available under the Delaware General Corporation Law for the stockholders of Energy Services in connection with the acquisition proposal.

United States Federal Income Tax Consequences of the Acquisition

          The following discusses the U.S. Federal income tax consequences of the acquisition of C.J. Hughes by Energy Services. This discussion is based on the United States Internal Revenue Code of 1986, as amended. The statements set forth in this section as to tax consequences of the transaction to Energy Services common stockholders are those of Energy Services. Energy Services does not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

          Energy Services common stockholders who do not exercise their redemption rights will continue to hold their Energy Services common stock and as a result will not recognize any gain or loss from the acquisition.

          Energy Services common stockholders who exercise their redemption rights will recognize gain or loss to the extent that the amount received by such common stock holders upon redemption is greater than or less than, respectively, such holder’s tax basis in their shares. A holder’s tax basis in the shares generally will equal the cost of the shares. A stockholder who purchased Energy Services’ units will have to allocate the cost between the shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term capital gain or loss if such holder’s holding period in the shares is longer than one year.

Regulatory Matters

          The acquisition and the transactions contemplated by the Merger Agreement are not subject to any federal, state or provincial regulatory requirement or approval, except for the filing and delivery of this proxy statement in connection with the special meeting of stockholders of Energy Services under the Securities Exchange Act of 1934 as amended, and compliance under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended.

Consequences if Acquisition Proposals Are Not Approved

          If the acquisition proposals are not approved by the stockholders, Energy Services will not acquire ST Pipeline or C.J. Hughes and Energy Services. If Energy Services does not consummate a business combination by September 6, 2008, then, pursuant to Article V of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law, Energy Services will adopt a plan of dissolution, and as soon as reasonably possible after dissolution make liquidating distributions to our stockholders.

Required Vote

          The affirmative vote in favor of each of the ST Pipeline and C.J. Hughes acquisition proposals by a majority of the initial public offering shares that are voted at the meeting is required to adopt the acquisition proposal. However, in accordance with its certificate of incorporation and the terms governing the trust account, Energy Services will not be able to complete the acquisition if the holders of 1,720,000 or more initial public offering shares, representing an amount equal to 20% or more of the total number of initial public offering shares, vote against one of the acquisitions and demand that Energy Services redeem their shares for their pro rata portion of the trust account in which the net proceeds of Energy Services’ initial public offering are held.

          Energy Services’ officers and directors (together with Douglas V. Reynolds) have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting with respect to the acquisition proposals. In addition, Energy Services’ Chairman and Chief Executive Officer intends to vote 325,000 shares of common stock that were part of the units acquired by him in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the outstanding initial public offering shares, “FOR” the adoption of the C.J. Hughes acquisition proposal.

          Adoption of the C.J. Hughes acquisition proposal is not conditioned upon the adoption of the name change amendment proposal or the Article V amendment proposal.

Recommendation

          The board of directors unanimously recommends that the stockholders vote “FOR” the C.J. Hughes acquisition proposal.

Terms of the Merger

          The C.J. Hughes Merger Agreement provides for a business combination in which Energy Services Acquisition Sub II, a newly formed acquisition subsidiary wholly owned by Energy Services will be merged into C.J. Hughes, with C.J. Hughes the surviving entity. This transaction will result in C.J. Hughes becoming a wholly owned subsidiary of Energy Services.

          The Merger Agreement provides that a total purchase price of $34.0 million would be paid as follows: each share of C.J. Hughes outstanding Class A voting stock and Class B non-voting stock (collectively, “C.J. Hughes Common Stock”) will be converted into the right to receive $36,896 in cash and 6,434.70 shares of Energy Services Common Stock. Each of the cash and stock components of the merger consideration have a value of $17.0 million. The Energy Services common stock provided to C.J. Hughes shareholders as merger consideration to be issued in the transaction will not be registered under the Securities Act or qualified for sale under any state securities laws. Such shares may not be resold without registration or exemption from the Securities Act and are “restricted securities” as defined under the Securities Act.

When the C.J. Hughes Acquisition Will Be Completed

          Subject to the satisfaction or waiver of the conditions to the parties’ respective obligations to complete the C.J. Hughes acquisition, the closing of the acquisition will take place as soon as practicable after the special meeting.

          Either party may terminate the Merger Agreement if, among other reasons, the acquisition has not been completed on or before August 30, 2008, unless failure to complete the acquisition by that time is due to the willful breach of any representation or warranty, or material breach of any covenant, by the party seeking to terminate the Merger Agreement.

Conditions to the C.J. Hughes Acquisition

          The respective obligations of Energy Services and C.J. Hughes to complete the C.J. Hughes acquisition are subject to the satisfaction, or waiver by the other party, of a number of conditions specified in the Merger Agreement. The primary conditions to the completion of the C.J. Hughes acquisition are:

•	the approval of the Merger Agreement and the transactions contemplated thereby by Energy Services and C.J. Hughes’ stockholders;

•	the approval of the Merger Agreement with ST Pipeline by Energy Services stockholders;

•

no party to the acquisition being subject to any order, decree or injunction, and no statute, rule or regulation will have been enacted or applied, that enjoins or prohibits consummating the acquisition;

•

the receipt of all required regulatory approvals, and consents, without the imposition of any condition or requirement that would, in the judgment or Energy Services’ Board of Directors, have a material adverse effect on C.J. Hughes or Energy Services;

•

that the closing of the ST Pipeline and C.J. Hughes acquisitions occur simultaneously, and in the aggregate have a fair market value of at least 80% of Energy Services net assets (excluding deferred compensation of Ferris, Baker Watts, Inc.);

•	the accuracy of the other party’s representations and warranties, subject to standards of materiality as set forth in the Merger Agreement;

•	each party shall receive certificates as to the good standing or corporate existence of the other party; and

•	the performance by the other party in all material respects of its obligations and covenants contained in the Merger Agreement.

          Energy Services’ obligations to effect the C.J. Hughes acquisition also are subject to the following additional conditions:

•	C.J. Hughes shall obtain third party consents where required in connection with the C.J. Hughes acquisition;

•

stockholders of Energy Services voting against the ST Pipeline acquisition or C.J. Hughes acquisition and exercising their conversion rights do not in either case equal or exceed 20% or more of the shares sold in the initial public offering;

•	none of C.J. Hughes’ shareholders exercise their dissenters’ rights of appraisal;

•

Energy Services shall have received an opinion to the effect that the ST Pipeline acquisition and C.J. Hughes acquisition have a collective value equal to at least 80% of Energy Services’ net assets (exclusive of any deferred compensation due to Ferris, Baker Watts, Inc.); and

•	C.J. Hughes’ shareholders shall have delivered their stock certificates to Energy Services.

     C.J. Hughes’ obligations to effect the C.J. Hughes acquisition also are subject to the condition that Energy Services delivers the acquisition consideration to the paying agent on or before the closing date of the acquisition.

          If the acquisition is not completed on or before August 30, 2008, either party may terminate the Merger Agreement.

Conduct of Business Pending the Completion of the C.J. Hughes Acquisition

          The Merger Agreement contains various restrictions on the operations of C.J. Hughes before the effective time of the C.J. Hughes acquisition. In general, the Merger Agreement obligates C.J. Hughes to conduct its business in the ordinary course of business consistent with past practice and use reasonable efforts to preserve its business organization and assets. In addition, C.J. Hughes will take no action that would adversely affect or delay the ability of C.J. Hughes to perform its obligations under the Merger Agreement, adversely affect or delay the receipt of approvals or take any action that results in or is reasonably likely to have a material adverse effect on C.J. Hughes.

          C.J. Hughes has agreed that prior to the effective time of the acquisition, except as otherwise provided in the Merger Agreement, or unless permitted by Energy Services, it will not:

•	change or waive any provision of its certificate of incorporation, charter or bylaws;

•

change the number of shares of its authorized or issued capital stock, issue any shares of stock held as treasury stock, issue any right or agreement relating to its capital stock or securities convertible into such shares, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

•	declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock other than distributions for taxes attributable to 2007 earnings;

•	enter into, amend in any material respect or terminate any contract or agreement, including any settlement agreement with respect to litigation, involving a payment by C.J. Hughes of $100,000 or more;

•	enter into any new line of business or introduce any new products;

•

grant any bonus, severance or termination payment to, or enter into, renew or amend any employment agreement, severance agreement or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees;

•

enter into or materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

•

merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person;

•	sell or repurchase the capital stock of C.J. Hughes or dispose of any asset other than in the ordinary course of business consistent with past practice;

•	incur any indebtedness for borrowed money, or guarantee any indebtedness, or subject any of its assets to any lien, pledge, security interest or other encumbrance;

•

take any action which would result in any of its representations and warranties set forth in the Merger Agreement becoming untrue or in any of the conditions set forth in the Merger Agreement not being satisfied;

•

waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing agreement or indebtedness, other than in the ordinary course of business, consistent with past practice;

•	enter into, renew, extend or modify any other transaction with any affiliate;

•	other than as contemplated by the Merger Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

•

make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to existing binding commitments and other than expenditures necessary to maintain existing assets in good repair;

•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

•

enter into any lease, contract or other commitment for its account involving a payment of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date of the Merger Agreement;

•

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding; other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate;

•

other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets or cancel, release or assign any indebtedness of any such person, except pursuant to existing contracts or agreements; provided, however, that no sales may be made with recourse;

•	fail to maintain all its properties in repair, order and condition no worse than on the date of the Merger Agreement other than as a result of ordinary wear and tear;

•

revoke C.J. Hughes’ election to be taxed as an S Corporation within the meaning of Code Sections 1361 and 1362 or take or allow any action that may result in the termination of C.J. Hughes’ status as a validly electing S Corporation within the meaning of Code Sections 1361 and 1362;

•

make or change any election in respect of taxes, adopt or change any accounting method in respect of taxes or otherwise, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, except as required by law, rule, regulation or GAAP; or

•	agree to do any of the foregoing.

          The Merger Agreement also contains other agreements relating to the conduct of the parties before consummation of the acquisition, including the following:

•

Representatives of C.J. Hughes will confer with representatives of Energy Services as Energy Services may reasonably request regarding its business and operations. C.J. Hughes will also promptly notify Energy Services of any material change in the normal course of its business or operations, or the institution or threat of material litigation. C.J. Hughes will provide Energy Services with its internal monthly financial statements. C.J.

Hughes will also give to Energy Services financial information as it might reasonably request;

•	C.J. Hughes will give Energy Services reasonable access to its property, books, records and personnel and will furnish all information Energy Services may reasonably request;

•	C.J. Hughes will maintain insurance as is reasonable to cover such rights as are customary in relation to the character and location of its properties and the nature of its business;

•	C.J. Hughes will use all commercially reasonable efforts to obtain all necessary third party consents;

•	Energy Services and C.J. Hughes will cooperate with each other in the preparation and filing of C.J. Hughes tax returns;

•	C.J. Hughes will promptly advise Energy Services if a condition to C.J. Hughes’ obligations cannot be fulfilled and will not be waived;

•	Energy Services and C.J. Hughes will use all reasonable efforts to take promptly all actions necessary, proper or advisable to consummate the acquisition; and

•	Energy Services and C.J. Hughes will consult with each other regarding any public statements about the acquisition and any filings with any government entity.

          See Article V and VI of the C.J. Hughes Merger Agreement, which is attached to this proxy statement as Appendix B, for a more complete description of restrictions on the conduct of business of C.J. Hughes pending the acquisition.

Representations and Warranties in the Merger Agreement

          Both Energy Services and C.J. Hughes have made certain customary representations and warranties to each other relating to their businesses in the Merger Agreement. These representations and warranties relate to, among other things:

•	corporate organization with respect to both companies;

•	absence of legal proceedings; and

•

authorization, execution, delivery, performance and enforceability of the Merger Agreement, and required consents, approvals, orders and authorizations of governmental entities relating to the Merger Agreement and related matters.

C.J. Hughes also made representations and warranties to Energy Services regarding:

•	capitalization;

•	absence of material adverse changes or events;

•	filing of tax returns, payment of taxes and other tax matters, including its status as a S corporation;

•	certain material contracts, leases and defaults;

•	ownership of property and insurance coverage;

•	intellectual property;

•	labor matters;

•	compliance with applicable law;

•	matters related to employee benefits;

•	payment of fees of brokers, finders and financial advisors;

•	environmental matters;

•	customers and suppliers;

•	C.J. Hughes’ inventory;

•	accounts receivable;

•	related party transactions;

•	antitakeover provisions being inapplicable;

•	termination of other negotiations;

•

the C.J. Hughes shareholders acknowledging that the Energy Services common stock received in the acquisition has not been registered under the Securities Act or registered or qualified under any state securities law and cannot be resold without registration under, or pursuant to an exemption from, the Securities Act;

•	product warranties; and

•	providing information for this proxy statement.

          For information on these representations and warranties, please refer to Article III and IV of the Merger Agreement attached as Annex B. The representations and warranties must generally be true through the completion of the acquisition. See “Conditions to the C.J. Hughes Acquisition.”

Termination of the Merger Agreement

          The Merger Agreement may be terminated at or prior to the completion of the acquisition, either before or after any requisite stockholder approval by:

•	the mutual written consent of Energy Services and C.J. Hughes;

•	by either party (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement) if the other party breaches any of the representations or warranties set forth in the Merger Agreement (subject to the standard set forth therein), which breach by its nature cannot be cured prior to August 30, 2008 or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

•

by either party (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement) if the other party fails to perform or comply in any material respect with any of the covenants, agreements or conditions to each party’s obligations to perform have not been satisfied, all as set forth in the Merger Agreement, which failure by its nature cannot be cured prior to August 30, 2008 or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

•

at the election of either party, if the closing has not occurred by August 30, 2008, or such later date as agreed to in writing by the parties, unless the failure of the closing to have occurred by such date was due to the terminating party’s willful breach of any representation or warranty or material breach of any covenant or other agreement contained in the Merger Agreement;

•

by either party if a regulatory authority whose approval is required in connection with the acquisition does not approve the Merger Agreement or the transactions contemplated thereby, or has stated that it will not issue the required approval or nonobjection, or any court or other governmental authority issues an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the acquisition; and

•	by either party, if Energy Services is unable to obtain stockholder approval of each of the ST Pipeline and C.J. Hughes acquisitions.

          If the Merger Agreement is terminated, the Merger Agreement will generally become void and have no further effect, and all costs and expenses incurred in connection with the acquisition will be paid by the party incurring the expense, except as set forth below.

          In the event of a termination of the Merger Agreement because of a willful breach of any representation, warranty, covenant or agreement, the breaching party will be liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, incurred by the non-breaching party as a result thereof.

Fees and Expenses

          Each party will pay its own costs and expenses incurred in connection with the C.J. Hughes acquisition, except as described above.

Waiver and Amendment of the Merger Agreement

          Prior to the completion of the C.J. Hughes acquisition and subject to applicable law, Energy Services and C.J. Hughes may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreement or condition of the Merger Agreement.

          The Merger Agreement may be amended at any time by mutual agreement of Energy Services and C.J. Hughes.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING COMPLETION
OF THE ACQUISITIONS

          If the acquisitions are completed, the directors and executive officers of Energy Services will remain unchanged.

Name	Age	Position

Marshall T. Reynolds	72	Chairman, Chief Executive Officer and Corporate Secretary

Jack M. Reynolds	43	Director, President and Chief Financial Officer

Edsel E. Burns	57	Director

Neal W. Scaggs	72	Director

Joseph L. Williams	63	Director

          Our officers and directors have agreed not to receive any compensation until a recommendation has been made by a compensation committee which has not yet been established and such recommendation has been approved by the board. Such compensation committee will be comprised of independent directors as such term is defined by the rules of the American Stock Exchange, or such other exchange as Energy Services’ securities may in the future be listed. Because Energy Services has made a determination to postpone such discussions until after the closing of the transaction and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisitions.

          Interests of Energy Services Directors and Officers in the Completion of the ST Pipeline and C.J. Hughes Acquisitions

          In considering the recommendation of the board of directors of Energy Services to vote for the proposal to adopt the acquisitions, you should be aware that certain members of Energy Services’ board, and their affiliates and associates, have agreements or arrangements that provide them with interests in the acquisitions that differ from, or are in addition to, those of Energy Services stockholders generally. In particular:

•

Energy Services’ officers and directors, together with their affiliates and associates, purchased a total of 2,150,000 shares of Energy Services common stock prior to Energy Services’ initial public offering, and Energy Services’ Chairman and Chief Executive Officer purchased 325,000 units in the initial public offering, consisting of 325,000 initial public offering shares and 650,000 warrants. These shares, without taking into account any discount that may be associated with certain restrictions on these shares, collectively have a market value of $14. 5 million, based on Energy Services’ share price of $ 5.85 as of March 31, 200 8 . The 2,150,000 shares acquired prior to Energy Services’ initial public offering by these individuals cannot be sold until the first anniversary of the acquisitions, during which time the value of the shares may increase or decrease; however, since such shares were acquired for $0.01 per share, the holders are likely to benefit from the acquisitions, notwithstanding any decrease in the market price of the shares.

•

Energy Services’ officers and directors, together with their affiliates and associates, own a total of 3,766,923 of Energy Services’ warrants, 650,000 of which were purchased by Mr. Marshall T. Reynolds as part of his purchase of units in the initial public offering. These warrants, without taking into account any discount that may be associated with the restrictions on the transfer of such warrants, collectively have a market value of $ 3.1 million, based on Energy Services’ warrant price of $ 0.83 as of March 31, 200 8 . The warrants held by Energy Services’ officers and directors and their affiliates and associates (as well as all other warrants) will expire and become worthless if the acquisitions are not approved and Energy Services fails to complete an alternative transaction within the time allotted pursuant to its certificate of incorporation.

•

If the acquisitions are not approved and Energy Services fails to complete an alternative transaction within the time allotted pursuant to its certificate of incorporation and Energy Services is therefore required to liquidate, the shares of common stock beneficially owned by Energy Services’ officers and directors and their affiliates and associates that were acquired prior to Energy Services’ initial public offering may be worthless because no portion of the net proceeds of Energy Services’ initial public offering that may be distributed upon liquidation of Energy Services will be allocated to such shares.

•

After the completion of the acquisitions, Marshall T. Reynolds will continue to serve as Energy Services’ Chief Executive Officer and as Chairman of the Energy Services board and Jack Reynolds will continue to serve as Energy Services’ President. It is expected that the directors will continue to serve on Energy Services’ board of directors. Such individuals, will, following the acquisitions, be compensated in such manner, and in such amounts, as determined by the independent members of Energy Services’ board of directors. At present, no employment agreements have been entered into with, nor have there been any discussions regarding the terms of employment of, Energy Services’ officers. It is contemplated that if the acquisitions are approved, the compensation and other terms of employment of Energy Services’ officers will be determined by a compensation committee which has not yet been formed and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the energy services industry. Such compensation committee will be comprised of independent directors, as such term is defined by the rules of the American Stock Exchange, or such other exchange as Energy Services’ securities may in the future be listed. Messrs. Marshall T. Reynolds and Jack Reynolds have agreed not to receive any compensation until a recommendation has been made by such committee and approved by the board. Because Energy Services has made a determination to postpone such discussions until after the closing of the transactions and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisitions.

•

C.J. Hughes may be deemed an affiliate of Energy Services by virtue of having common shareholders, directors and management. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary, and Neal W. Scaggs, one of our directors, are shareholders of C.J. Hughes, Mr. Scaggs is a director of C.J. Hughes and Edsel R. Burns, one of our directors, is the president, director and a shareholder of C.J. Hughes. Consequently, they have an interest in the completion of the acquisition of C.J. Hughes which may be different from their interests as shareholders and directors of Energy Services. Based on the consideration to be paid to C.J. Hughes shareholders, Messrs. Reynolds, Scaggs and Burns will receive total merger consideration of $3,320,691, $1,679,953 and $1,679,953, respectively, in cash and Energy Services common stock, in connection with the acquisition of C.J. Hughes. As part of their payment, Messrs. Reynolds, Scaggs and Burns will receive 289,561, 146,490 and 146,490 shares of Energy Services common stock, respectively. In addition, it is expected that Mr. Burns will continue as president of C.J. Hughes following completion of the acquisition.

          Set forth below is a table showing the current ownership of our initial shareholders in Energy Services common stock, the merger consideration they will receive as a result of the C.J. Hughes Acquisition and their pro forma common stock ownership.

	Current ownership Energy Services Stock		To be received from C.J. Hughes Acquisition				Pro Forma Energy Services Ownership

	Shares	Percent	Total Value	Cash	Stock	Shares of Stock	Shares		Percent

Marshall T. Reynolds	862,500	8.02%	$3,320,691	$1,660,345	$1,660,345	289,561	1,152,061		8.40%
Jack Reynolds	430,000	4.00%	$—	$—	$—	—	430,000		3.14%
Edsel R. Burns	537,500	5.00%	$1,679,953	$839,977	$839,977	146,491	683,991		4.99%
Neal W. Scaggs	107,500	1.00%	$1,679,953	$839,977	$839,977	146,491	253,991		1.85%
Joseph L. Williams	107,500	1.00%	$—	$—	$—	—	107,500		0.78%
Douglas V. Reynolds	430,000	4.00%	$5,079,076	$2,539,538	$2,539,538	442,891	872,891		6.36%

Total	2,475,000	23.02%					3,500,434	(1)	25.5	%(1)

(1)	Assumes that 13,714,772 shares of Energy Services’ common stock are outstanding after the C.J. Hughes Acquisition and that no shares are subject to redemption.

          In addition, see “Proposal II—Approval of the C.J. Hughes Acquisition—Potential Negative Factors—Interests of Energy Services’ management, directors and affiliates” for information regarding the current common stock ownership of Energy Services initial shareholders, the Merger Consideration they will receive as a result of the C.J. Hughes Acquisition and their pro forma common stock ownership.

          Energy Services’ board of directors was aware of these agreements and arrangements during its deliberations on the merits of each of the acquisitions and in determining to recommend to the stockholders of Energy Services that they vote for the adoption of each of the acquisition proposals.

OPINION OF LEGACY CAPITAL FUND, INC.

Satisfaction of Fair Market Value Requirement

          Under our Certificate of Incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the acquisition. The level of our net assets (excluding the deferred non-accountable expense allowance of the underwriters held in trust) as of February 29, 2008 is $50,613,533.

          Our Certificate of Incorporation provides that “fair market value” for this purpose is to be determined by our board of directors. It states that “… the fair market value shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.” If the initial target business is an affiliate (as defined under the general rules and regulations of the Securities Act of 1933) of the Corporation or any members of its Board of Directors or its officers or its initial shareholders, then the Corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment banking firm that is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, because C.J. Hughes, one of the initial target companies, is an affiliate of the Corporation, the Board of Directors has retained Legacy Capital Fund, Inc. (“Legacy”), a FINRA member, to render an opinion as to whether the transaction is fair, from a financial point of view, to the unaffiliated shareholders of the Corporation and whether the aggregate fair market value of the target companies will equal at least 80% of the net asset value of the Corporation.

          Our board of directors has determined that our proposed acquisitions of ST Pipeline and C.J. Hughes will, on an aggregate basis, satisfy the fair market value requirement of our Certificate of

Incorporation. This determination was based upon our board members’ views of the standards referred to in our Certificate of Incorporation, as reflected in our due diligence investigation of ST Pipeline and C.J. Hughes and the discussion elsewhere in this proxy statement, including the historical and potential performance of ST Pipeline and C.J. Hughes. As explained above, each member of our board of directors at the time of this determination had experience as an executive officer of a business, has experience in buying and selling businesses and is familiar with business valuations, particularly in the U.S. industrial services sector.

          In addition, our board of directors received a written opinion dated March 18, 2008 from Legacy that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein and described below, that the fair market value of ST Pipeline and C.J. Hughes will be equal to at least 80% of our net assets at the time of the acquisition.

Fairness Opinion of Legacy Capital Fund, Inc.

          As described above, our board of directors has received a written opinion dated March 18, 2008 (the “Opinion”) from Legacy that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein and described below, the aggregate consideration to be paid by us in the acquisitions is fair, from a financial point of view, to our stockholders who are unaffiliated with C.J. Hughes and that the aggregate fair market value of ST Pipeline and C.J. Hughes will be equal to at least 80% of our net assets at the time of the acquisition.

          A copy of Legacy’s Opinion is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. In order to provide our stockholders with further information about the principal assumptions and analyses which Legacy made in connection with its preparation of the Opinion and which Legacy made available to our board of directors, Legacy has also prepared and delivered to our board for inclusion in this proxy statement a Supplement to Fairness Opinion (the “Supplement”), which describes in greater detail those principal assumptions and analyses. That Supplement is attached to this proxy statement as part of Annex D and incorporated in this proxy statement by reference. The description of the Opinion and the Supplement set forth below in this section of the proxy statement is qualified in its entirety by reference to the full text of the Opinion and the Supplement set forth in Annex D. We urge you to read the Opinion and the Supplement carefully and in their entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Legacy in rendering the Opinion.

          While Legacy rendered its Opinion and provided certain additional information and analyses to our board of directors (as described in the Supplement), Legacy was not requested to and did not make any recommendation to our board of directors or management as to the specific form or amount of the consideration to be paid by us in the acquisition, which was determined through negotiations among us and ST Pipeline and C.J. Hughes prior to the obtaining Legacy’s Opinion. Legacy’s Opinion and the Supplement, which are directed to our board of directors, address only the fairness, from a financial point of view, of the consideration to be paid by Energy Services in the acquisition and the relationship of the fair market value of ST Pipeline and C.J. Hughes to our net assets. The Opinion and the Supplement do not address Energy Services’ underlying business decision to participate in the acquisitions and does not constitute a recommendation to any Energy Services stockholder as to how any stockholder should vote with respect to the acquisition.

          As is customary for fairness opinions given by investment banking firms in connection with similar acquisitions, Legacy addressed the Opinion and the Supplement to our board of directors. As part of its engagement, Legacy has consented to inclusion in this proxy statement of a copy of the Opinion and the Supplement and has reviewed the summary of the Opinion and the Supplement which is included in this section of this proxy statement. Neither the Opinion nor the Supplement contains any direct or indirect disclaimer to the effect that either such document is solely for the benefit of Energy Services special committee and board of directors or that Energy Services’ stockholders are not entitled to rely upon such documents. Legacy has advised Energy Services that, in the event any Energy Services stockholder were in the future to assert any claim directly against Legacy based upon the Opinion and the Supplement, Legacy would then decide, based upon such judicial guidance as is then available, whether or not to assert a defense to any such claim based on the position that the Opinion and the Supplement are addressed to our board of directors. Accordingly, we cannot predict whether or not, notwithstanding Legacy’s consent and review as described above, Legacy might then assert any such defense to any such claim. We are not aware of any definitive decision under either the law of Delaware (which governs the engagement between Legacy and us with respect to the Opinion and the Supplement) or of any other state which sets forth the extent, if any, to which our stockholders are entitled to directly rely upon the Opinion or the Supplement should any such stockholder attempt to assert a claim directly against Legacy. If any stockholder were to assert any such claim directly against Legacy and Legacy were to assert any such defense, the extent, if any, to which Legacy has direct responsibilities to our stockholders would therefore need to be resolved by judicial proceedings between Legacy and any such stockholder in a court of competent jurisdiction. However, the availability or non-availability of such a defense for Legacy will have no effect on the rights and responsibilities of our board of directors under governing state law, or the rights and responsibilities of our board of directors or Legacy under the federal securities laws.

Background

          Legacy, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, capital restructuring and valuations for corporate and other purposes. Legacy is a member of FINRA and is a registered licensed broker-dealer. On March 7, 2008, our board of directors engaged Legacy to review the terms of our proposed transactions with ST Pipeline and C.J. Hughes and prepare an opinion (whether favorable or not) as to whether the aggregate purchase consideration is fair, from a financial point of view, to the stockholders of Energy Services that are not affiliated with C.J. Hughes and whether the aggregate fair market value of ST Pipeline and C.J. Hughes will be equal to at least 80% of our net assets at the time of the acquisitions. Because of the existing relationships between C.J. Hughes and certain of our officers and directors or their affiliates, our board of directors advised Legacy that its opinion should address the fairness of the purchase consideration to our stockholders who are unaffiliated with C.J. Hughes, as opposed to our stockholders as a whole. Except for such engagement, no other material relationship exists or has existed within the past two years between Legacy and Energy Services. Pursuant to the engagement letter dated March 7, 2008, we paid Legacy a fee of $50,000 for the Opinion, and such payment was not contingent upon the successful completion of the acquisitions.

          In performing its analyses, for the purposes of the Opinion, Legacy, among other things:

1.

Reviewed the merger agreement between ST Pipeline and Energy Services dated January 22, 2008 and the merger agreement between C.J. Hughes and Energy Services dated February 21, 2008. Legacy also reviewed the Asset Purchase Agreement between C.J. Hughes and Nitro Electric Company, LLC (“Nitro”) dated April 10, 2007 for or the acquisition of certain of the tangible and intangible assets of Nitro.

2.

Reviewed internal financial information and management reports that describe the history and future prospects of ST Pipeline and C.J. Hughes’ business (which includes the history and future prospects of Nitro). Additionally, Legacy also reviewed a comprehensive assortment of due diligence documents prepared by Energy Services’ management and consultants that describe ST Pipeline’s and C.J. Hughes’ current and historical ownership, financing, legal matters, insurance, sales and marketing, regulatory, and numerous other miscellaneous matters;

3.

Reviewed non-public information and other data with respect to ST Pipeline and C.J. Hughes, including audited financial statements for the two full years ended December 31, 2007 and December 31, 2006. Additionally, Legacy also reviewed unaudited interim financial statements for the month of January, 2008.

4.

Reviewed financial projections including income statements and balance sheets for the five years ending December 31, 2012 as prepared by ST Pipeline and C.J. Hughes’ management (the “Financial Projections”). Legacy tested all of the major assumptions and calculations of the Financial Projections including the working capital and capital expenditures assumptions and concluded that the calculations were accurate and that the underlying assumptions appear reasonable;

5.

Performed valuation analyses of ST Pipeline and C.J. Hughes and concluded that the aggregate enterprise value of the companies is between $75 million and $98 million. Legacy used widely accepted principles of financial analysis and valuation theory in our valuation analyses of ST Pipeline and C.J. Hughes. Legacy used fair market value as the standard of value. Fair market value is defined by Revenue Ruling 59-60, as “the amount at which the property would change hands between a willing buyer and willing seller, when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.” Legacy has assumed a covenant not to compete in the definition of fair market value.

6.

Reviewed publicly available financial information and other data with respect to Energy Services, including the public offering document on Form S-1 filed August 30, 2006 and the quarterly report on Form 10-Q for the three months ended September 30, 2007;

7.	Reviewed certain publicly available information concerning the trading of, and the trading market for Energy Services’ common stock, units, and warrants;

8.	Reviewed various publications in order to understand the key demand drivers and market indicators and economic outlook for these industries;

9.	Discussed with Energy Services management the background of the acquisitions;

10.

Discussed the Financial Projections with senior management of ST Pipeline and C.J. Hughes regarding the historical, current, and future projected financial condition and operating results of the companies. Legacy discussed with management of ST Pipeline and C.J. Hughes the nature of the contracting business, noting that many contracts are on a competitive bid basis, but also noting that historical performance, quality of service, special expertise and other factors may effect the awarding of contracts with private parties. Legacy also discussed with management of the companies their respective competitors.

11.	Performed such other analyses and examinations, as we deemed appropriate.

          In arriving at its Opinion, Legacy relied upon and assumed the accuracy, completeness and reasonableness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Legacy also relied upon the assurances of ST Pipeline and C.J. Hughes’ management that they were not aware of any facts or circumstances that would make any such information incomplete or misleading. Legacy assumed that any financial models reviewed by it were reasonably prepared on a basis reflecting the best estimates and information available as of the date of the Opinion. Legacy also assumed that the stock purchase agreements and the related documents, which it reviewed, contained all material economic terms of the final agreements.

          In connection with its analyses for purposes of the Opinion, Legacy did not apply an asset (or cost) approach to ST Pipeline or C.J. Hughes because Legacy believed such an approach is more appropriate for valuation of a liquidating entity rather than an entity (such as ST Pipeline and C.J. Hughes) that will continue to operate in the foreseeable future and will be able to realize returns on assets and discharge liabilities in the normal course of operations.

          In connection with rendering the Opinion, Legacy performed certain financial, comparative and other analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Accordingly, Legacy believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying the Opinion. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. The Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March18, 2008. Accordingly, although subsequent developments may affect the Opinion, Legacy has not assumed any obligation to update, review or reaffirm the Opinion.

          Each of the analyses conducted by Legacy was carried out to provide a different perspective on the acquisition, and to enhance the total mix of information available. Legacy did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support the Opinion. Further, the summary of Legacy’s analyses described below is not a complete description of the analyses underlying the Opinion.

          The analyses performed were prepared solely as part of Legacy’s Opinion, and were provided to Energy Services’ board of directors in connection with the delivery of the Opinion. The Opinion was just one of the many factors taken into account by Energy Services’ board of directors in making their determinations to recommend shareholder approval of the acquisition, including those described elsewhere in this proxy statement. Furthermore, as described throughout this proxy statement, certain developments with respect to ST Pipeline and C.J. Hughes’ operations, performance and forecasts may have occurred since March 18, 2008 when Legacy delivered its Opinion. Therefore, our board of directors believes that its continued reliance on Legacy’s Opinion, as one of the many factors they have considered in deciding to continue to approve the acquisition as of the date of this proxy statement, is appropriate.

          Business valuations necessarily require the exercise of judgment when conducting comparative analyses because no two companies and no two transactions are exactly alike. Legacy’s judgments were based upon its observations of ST Pipeline and C.J. Hughes’ financial characteristics in view of the financial characteristics of companies from the samples of companies, which Legacy found to be generally comparable to ST Pipeline and C. J. Hughes. As described below, in Legacy’s valuation, the results of these assessments were, with respect to the two market approaches, to make adjustments to selected market multiples to account for discrepancies between ST Pipeline and C.J. Hughes and the companies from each sample. Another material assumption was made relating to ST Pipeline’s operating results for 2007. Based on Legacy’s analysis, these results are considered to be not representative of the company’s ongoing operating performance , because 2007 operating results included income received from a significant contract that was performed during 2007. Because of this significant contract, the 2007 operating results were substantially higher than historical averages, and it is not expected that the income level of 2007 would be repeated in 2008 . Therefore they did not include the 2007 operating results in the two market approach methods. Rather, the 2006 operating results and the 2008 projections were used to more closely indicate the company’s ongoing operating performance for the purpose of this analysis. Furthermore, to determine an appropriate discount rate in connection with its discounted cash flow analysis, Legacy assessed ST Pipeline and C.J. Hughes’ relative risks, in addition to applying other objective criteria. These adjustments and determination were all within the accepted standards of business valuation practice. If the adjustments and determination were different, it is possible that the final estimated range of ST Pipeline and C.J. Hughes’ enterprise value would have been higher or lower than the range presented in Legacy’s report.

          The financial review and analyses include information presented in tabular format. To fully understand Legacy’s financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Legacy’s financial review and analyses.

Purchase Consideration Calculation

          Legacy determined that the purchase consideration to be paid by Energy Services in connection with the acquisition of ST Pipeline and C.J. Hughes will be $68 million. This amount reflects $36.2 million of cash to be paid at the closing (including $3 million in deferred payments), the $17 million value of 2,964,771 shares of Energy Services to be issued at the closing (based on a deemed per share price of $5.734, which was the 5-day average stock price immediately prior to the announcement of the signing of the letter of intent for the C.J. Hughes acquisition and before any discount in the value of the share due to the fact that the shares will not be registered when issued) and the assumption of approximately $14.9 million in long term debt of C.J. Hughes and $230,000 in long term debt of ST Pipeline. Legacy concluded that the $10.7 million note payable to ST Pipeline’s shareholders would not have a material impact on the conclusions expressed in its opinion. Legacy based its conclusions on the fact that ST Pipeline had sufficient cash flow from receivables to result in a high likelihood that the note would be paid from previously earned profits.

          Cash distributed to the ST Pipeline’s shareholders prior to closing was not considered part of the purchase consideration. These distributions relate to earnings of ST Pipeline prior to closing. Legacy considered the impact of the distributions on the sufficiency of working capital and on the valuation of ST Pipeline .

          The common stock to be issued will not be registered with the Securities and Exchange Commission when issued. Therefore Legacy used a discount for lack of marketability of 10%. While some studies indicate a larger discount, ESAC has granted piggyback registration rights with respect to the shares issued in the CJH Transaction. Therefore Legacy deemed a 10% discount to be appropriate.

Valuation Overview

          Based upon a review of the historical and projected financial data and certain other qualitative data (which are more fully described in the Supplement), Legacy determined the aggregate a range of values for ST Pipeline and C.J. Hughes utilizing an income approach and two market approaches for each of the companies as summarized in the following table:

ST Pipeline, Inc. Indicated Value Range

		Enterprise Value

Discounted Cash Flow		27,300,000
Comparable Transactions		42,600,000
Comparable Transactions – Subset		43,200,000
Guideline Companies		36,600,000
Guideline Companies – Subset		29,200,000

	Low Case		High Case

Enterprise Value	30,200,000		42,200,000

CJ Hughes Construction Company, Inc. Indicated Value Range

		Enterprise Value

Discounted Cash Flow		40,200,000
Comparable Transactions		59,000,000
Comparable Transactions – Subset		58,000,000
Guideline Companies		68,200,000
Guideline Companies – Subset		59,000,000

	Low Case		High Case

Enterprise Value	45,000,000		56,000,000

Combined Companies Indicated Value Range

		Enterprise Value

Discounted Cash Flow		67,500,000
Comparable Transactions		101,600,000
Comparable Transactions – Subset		101,200,000
Guideline Companies		104,800,000
Guideline Companies – Subset		88,200,000

	Low Case		High Case

Enterprise Value	75,200,000		98,200,000

Income Approach: Discounted Cash Flow Analysis

          Utilizing the financial projections for ST Pipeline and C.J. Hughes through their 2012 fiscal year (which are more fully described in the Supplement), Legacy determined the net present value of the net cash flow of the companies to determine the enterprise value for each of ST Pipeline and C.J. Hughes.

          To arrive at a present value, Legacy applied a 29.3% discount rate for ST Pipeline and a 27.3% discount rate for C.J. Hughes to the net cash flow for each of the five years in the projection period as well as to a terminal net cash flow value. Legacy used this discount rate based on the cost of equity as determined by the capital asset pricing model, which was determined by Legacy by taking into consideration the risk-free rate of return for long-term U.S. Treasury securities, specific industry risks, size premiums, and company risks as they relate to ST Pipeline and C.J. Hughes. Based on such assumptions and methodology, Legacy calculated an enterprise value for ST Pipeline of $27.3 million and an enterprise value for CJ Hughes of $40.2 million for an aggregate enterprise value for ST Pipeline and C.J. Hughes of $67.5 million.

The Market Approach Using the Comparable Transaction Method

          Legacy analyzed 10 private and public transactions, which had been completed between October 2005, and the date of the Opinion involving target companies in the pipeline construction and related industries that Legacy deemed relevant. The transactions that Legacy analyzed (which are described in greater detail in the Supplement) were as follows (listed by target company):

Insitu Pipelines Limited
TRC Construction Public Co. Ltd.
Colt Engineering Corporation
T.C. Backhoe and Directional, Inc.
Trevor King Oilfield Services, Ltd.
Waylan Maintenance, Ltd.
NWP Construction
Coverall Pipeline Construction, Ltd.
Horizon Offshore, Inc.
Orion Marine Group, Inc.

          The enterprise value to EBITDA multiples of the transactions analyzed by Legacy ranged from 2.3x to 9.7x EBITDA. Legacy determined that the transaction with the 2.3x multiple of EDITDA is an outlier, and, based on its professional judgment, determined to exclude that transaction from the analysis. The remaining transactions had a median EBITDA multiple of 7.28x. Legacy noted that ST Pipeline and C.J. Hughes is smaller in terms of revenue and EBITDA than the median of the comparable transaction target companies. Therefore, Legacy discounted the implied valuation by 20% to adjust for these factors. Legacy also considered the Trevor King Oilfied Services transaction as a subset of the comparable group because its size and operations appear to be most comparable to the size and operations of ST Pipeline and C.J. Hughes.

          Legacy calculated an enterprise value for ST Pipeline of $42.6 million to $43.2 million and an enterprise value for C. J. Hughes of $58.0 million to $59.0 million using the comparable company method for an aggregate enterprise value of $101.2 million to $101.6 million.

The Market Approach Using the Guideline Company Method

          The guideline company method analysis is a market approach, which compares the trading multiples of publicly, traded companies that are similar with respect to business model, operating sector, size or target market.

          Legacy reviewed publicly-traded companies on U.S. and Canadian exchanges and found seven companies that met their criteria for guideline companies. The publicly-traded companies analyzed (which are described in greater detail in the Supplement) were as follows:

Company	Ticker Symbol

Chicago Bridge and Iron Company NV.	CBI
Flint Energy Services, LTD.	FES
Matrix Service Company	MTRX
North American Energy Partners, Inc..	NOA
Quanta Services, Inc.	PWR
Willbros Group, Inc.	WG
Enterprise Oilfield Group, Inc.	E

          Legacy determined that ST Pipeline and C.J. Hughes were smaller in size and less diversified than the guideline companies. Accordingly, Legacy discounted the implied valuations from the guideline company group by 30% to adjust for these factors. Additionally, Legacy also considered Enterprise Oilfield Group as a subset of the comparable group because its size and operations appear to be most comparable to the size and operations of ST Pipeline and C.J. Hughes.

          This analysis resulted in an enterprise value range for ST Pipeline of $29.2 million to $36.6 million and an enterprise value for C.J. Hughes of $59.0 million to $68.2 million, for an aggregate enterprise value range of $88.2 million to $104.8 million.

          As noted above, none of the utilized companies is identical or directly comparable to ST Pipeline or C.J. Hughes. Furthermore, an analysis of publicly-traded companies is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading of such companies.

The 80% Test

          Legacy performed a test to determine that the aggregate fair market value of ST Pipeline and C.J. Hughes will be equal to at least 80% of net assets of Energy Services Acquisition Corp. at the time of the Transaction. The test was performed using both the minimum indicated value of ST Pipeline and the cash consideration plus debt assumed in the ST Transaction.

ST Pipeline and C.J. Hughes
80% Test

ESAC’s Book Value of Common Equity as of February 29, 2008(1)		$50,613,533
80% of the Net Asset value of ESAC		$40,490,826

With Indicated Value of ST
Minimum Value Indication ST	$30,200,000
Minimum Value Indication CJH	$44,900,000
Aggregate Minimum Value of ST and CJH		$75,100,000

		PASS
With cash consideration plus debt assumed as value of ST
ST Cash plus Debt	$19,400,000
Minimum Value Indication CJH	$44,900,000
Aggregate Minimum Value of ST and CJH		$64,300,000

		PASS

(1) From ESAC

Information Provided by Management

          As more fully described in the Supplement, both ST Pipeline and C.J. Hughes’ management and our management provided information used by Legacy in connection with the foregoing analyses and in the rendering of the Opinion. The information provided included forward-looking statements and projections and was based upon a variety of assumptions, including ST Pipeline and C.J. Hughes’ ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond ST Pipeline and C.J. Hughes’ control. Many important factors, in addition to those discussed elsewhere in this proxy statement and in our filings with the SEC, could cause ST Pipeline and C.J. Hughes’ results to differ materially from those expressed or implied by these forward-looking statements. These factors include the competitive environment, economic and other market conditions in which the companies operate and matters affecting business generally, all of which are difficult to predict and many of which are beyond the companies’ control. Accordingly, we cannot assure you that the projections and assumptions on which Legacy based the Opinion are in fact indicative of ST

Pipeline and C.J. Hughes future performance or that actual results will not differ materially from such projections.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

          The unaudited pro forma condensed consolidated balance sheet information combines the historical unaudited balance sheets of Energy Services, ST Pipeline and C.J. Hughes as of March 31, 200 8 , giving effect to the transactions described in each of the Merger Agreements as if they had occurred on March 31, 200 8 .

          The unaudited pro forma condensed consolidated statements of income combine (i) the historical statement of income of Energy Services for the year ended September 30, 2007 and the statement of income for each of ST Pipeline and C.J. Hughes for the year ended December 31, 2007 and (ii) the historical statements of income of Energy Services, ST Pipeline and C.J. Hughes for the six months ended March 31, 200 8 , giving effect to the transactions as described in the Merger Agreements as if they had occurred at the beginning of the respective periods.

          The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

          The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of tangible and intangible assets of the acquired businesses of each of ST Pipeline and C.J. Hughes.

          The preliminary purchase price allocation is based on information currently available. For ST Pipeline, the fixed asset fair value adjustment is based on an evaluation of current market prices for replacement equipment of similar age and condition. For C.J. Hughes, the fixed asset fair value adjustment is based upon an existing evaluation of a majority of the equipment. It is the intention of Energy Services to obtain updated equipment appraisals as of the date of the closing of the acquisition. The current fair value will be dependent on prevailing market conditions. Based on management’s knowledge of the industry and familiarity with that type of equipment it is not expected that the updated values will vary materially from the preliminary determination. Any adjustment to the fair value of the equipment will result in an adjustment to recognized goodwill. Energy Services believes that the final purchase price allocations can be accomplished within 120 days of closing.

          The preliminary purchase price allocation did not result in the recognition of other identifiable assets. The relevant accounting guidance was followed in reviewing both ST Pipeline and C.J. Hughes for recognizable intangible assets. Neither ST Pipeline nor C.J. Hughes was determined to have trademarks or other marketing related intangible assets. Additionally, no customer-related or contract related intangible assets were identified. Construction contracts are obtained on a competitive bid basis, and none contain provisions that would indicate a value above an expected return for the performance of the contract. It is not anticipated that any material identifiable intangible assets will be recorded in the final purchase price allocation.

          The unaudited pro forma condensed consolidated balance sheet at March 31, 200 8 and unaudited pro forma condensed consolidated statements of income for the six month s ended March 31, 200 8 and the fiscal year ended September 30, 2007 have been prepared using two different levels of approval of the transaction by the Energy Services stockholders, as follows:

•	Assuming No Redemption: This presentation assumes that none of the Energy Services stockholders exercise their redemption rights; and

•	Assuming Maximum Redemption: This presentation assumes that 19.99% of the Energy Services stockholders exercise their redemption rights.

          Energy Services is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Energy Services, ST Pipeline and C.J. Hughes and the related notes thereto included elsewhere in this proxy statement. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Energy Services Acquisition Corp/ST Pipeline, Inc./C.J. Hughes Unaudited Pro Forma Condensed Consolidated Balance Sheet At March 31, 200 8
(amounts in thousands except share data)

			Assuming no Redemption
	Energy Services Acquisition Corp. Unaudited	ST Pipeline Audited	Pro Forma Adjustment			C.J. Hughes Construction Audited	Pro Forma adjustments			Pro Forma Redemption Adjustments		Pro Forma Combined

Assets:
Cash	$329,610	$3,749,886		$(3, 749,886	)(1)	$1,284,442	$	( 1,284,442	)(5)	$16, 502,420	(10)	$16,682,030
										(150,000	)(12)
Cash and Cash Equivalents in trust	50,218,866	—		(16,466,446	)(4)	—		(17,250,000	)(7)	(16, 502,420	)(10)	—
Cash held in trust from Underwriter	1,032,000	—		—		—		—		(1,032,000	)(11)	—
Accounts receivable, including retainage	—	12,681,787		—		15,377,395		—		—		28,059,182
Costs and estimated earnings in excess of billings on uncompleted contracts	—	3,099,900		—		4,140,422		—		—		7,240,322
Prepaid expenses and inventory	408,778	722,127		—		2,068,752		—		—		3,199,657

Total current assets	51, 989,254	20,253,700		(20 ,216,332)		22,871,011		(18, 534,442)		(1,182,000)		55,181,191
Total fixed assets (net of accumulated depreciation)	—	2, 330,121		3,000,000	(3)	9,009,594		4,079,370	(6)	—		18,419,085

Goodwill and other intangibles	—	—		7,7 04,014	(4)	1,9 57,982		27, 634,116	(7)	—		37, 296,112
Other Assets	—	1 11,364		—		—		—		—		111,364

Total assets	$51, 989,254	$22,695,185	$	(9,512,318)		$33,838,587		$13, 179,044		$(1,182,000)		$11 1,007,752

Liabilities and Stockholder s ’ Equity
Accounts payable	$—	$937,229		$—		$5,053,831		$—		$—		$5, 991,060
Accrued expenses	90,593	1,607,363		—		5,104,461		—		—		6,802,417
Line of credit	—	3,287		—		2,450,000		—		—		2,453,287
Current maturities of long term debt	—	214,107		1,000,000	(4)	1,494,432		—		—		2,708,539
Short term notes payable non-interest bearing	—	—		7,126,587	(1)	—		481,994	(5)	—		7,608,581
Billings in excess of costs and estimated earnings on uncompleted contracts	—	—		—		455,800		—		—		455,800
Advances from stockholders	150,000	—		—		—		—		(150,000	)(12)	—
Due to underwriter	1,032,000	—		—		—		—		(1,032,000	)(11)	—

Total current liabilities	1, 272,593	2,761,986		8,126,587		14,558,524		481,994		(1,182,000)		26,019,684
Deferred taxes	—	—		—		—		1,631,748	(6)	—		1,631,748
Long-term debt, less current maturities	—	294,294		2,000,000	(4)	7,331,540		—		—		9,625,834
Advances from stockholders in long term	—	—		—		6, 013,825		—		—		6,0 13,825

Total liabilities	1, 272,593	3,056,280		10,126,587		2 7,903,889		2,113,742		(1,182,000)		4 3,291,091

Common stock subject to possible redemption 1,719,140 shares at redemption value	10, 245,048	—		—		—		—		(10, 245,048	)(8)	—
Stockholders’ equity:
Preferred stock	—	—		—		—		—		—		—
Common stock par value	903	75,000		(75,000	)(4)	5,000		(4,704	)( [7] )	172	(8)	1,371
Additional paid-in-capital	38,4 62,662	—		—		4,7 33,001		12, 266,703	(7)	10, 244,876	(8)	65,707,242
Retained earnings	2,008,048	2 0,519,595		(1 0,876,473	)(1)	1, 542,798		(1, 766,436	)(5)	—		2,008,048
								2,447,622	(6)
				3,000,000	(3)			( 2,223,984	)(7)
				(12, 643,122	)(4)
Less cost of treasury stock	—	(955,690)		955,690	(4)	(346,101)		346,101	(7)	—		—

Total stockholders’ equity	40, 471,613	19,638,905		(19,638,905)		5, 934,698		11, 065,302		10, 245,048		67, 716,661

Total liabilities and stockholders’ equity	$51, 989,254	$22,695,185	$	(9,512,318)		$33,838,587		$13, 179,044		$(1,182,000)		$11 1,007,752

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp/ST Pipeline, Inc./C.J. Hughes Pro Forma Balance Sheet at March 31, 200 8

			Assuming Maximum Redemption
	Energy Services Acquisition Corp. Unaudited	ST Pipeline Audited	Pro Forma Adjustment			C.J. Hughes Construction Audited	Pro Forma adjustments		Pro Forma Redemption Adjustments		Pro Forma Combined

Assets:
Cash	$329,610	$3, 749,886		$(3, 749,886	)(1)	$1,284,442	$(1, 284,442	)(5)	$6, 257,372	(10)	$6,436,982
									(150,000	)(12)
Cash and Cash Equivalents in trust	50, 218,866	—		(16,466,446	)(4)	—	(17,250,000	) (7)	(10, 245,048	)(9)	—
									(6, 257,372	)(10)
Cash held in trust from Underwriter	1,032,000	—		—		—	—		(1,032,000	)(11)	—
Accounts receivable, including retainage	—	12,681,787		—		15,377,395	—		—		28,059,182
Costs and estimated earnings in excess of billings on uncompleted contracts	—	3,099,900		—		4,140,422	—		—		7,240,322
Prepaid expenses and inventory	408,778	722,127		—		2,068,752	—		—		3,199,657

Total current assets	51, 989,254	20,253,700		(20, 216,332)		22,871,011	(18, 434,442)		(11, 427,048)		44,936,143
Total fixed assets (net of accumulated depreciation)	—	2,330,121		3,000,000	(3)	9,009,594	4,079,370	(6)	—		18,419,085
Goodwill and other intangibles	—	—		7, 704,014	(4)	1, 957,982	27, 634,116	(7)	—		37, 296,112
Other Assets	—	111,364		—		—	—		—		1 11,364

Total assets	$51, 989,254	$22,695,185	$	(9,512,318)		$33,838,587	$13, 179,044		$(11,4 27,048)		$1 00,762,704

Liabilities and Stockholder’ Equity
Accounts payable	$—	$—		$—		$—	$—		$—		$—
Accrued expenses	—	937,229		—		5,053,831	—		—		5,991,060
Line of credit	90,593	1,607,363		—		5,104,461	—		—		6, 802,417
Current maturities of long term debt	—	3,287				2,450,000	—		—		2,453,287
Short term notes payable non-interest bearing	—	214,107		1,000,000	(4)	1,494,432	481,994	(5)			2,708,539
				7,126,587	(1)						7,608,581
Billings in excess of costs and estimated earnings on uncompleted contracts	—	—		—		455,800	—		—		455,800
Loans from stockholders	150,000	—		—		—	—		(150,000	)(12)	—
Due to underwriter	1,032,000	—		—		—	—		(1,032,000	)(11)	—

Total current liabilities	1, 272,593	2,761,986		8,126,587		14,558,524	481,994		(1,182,000)		26,019,684
Deferred taxes	—	—		—		—	1,631,748	(6)	—		1,631,748
Long-term debt, less current maturities	—	294,294		2,000,000	(4)	7, 331,540	—		—		9, 625,834
Advances from stockholders long term	—	—		—		6,0 13,825	—		—		6,0 13,825

Total liabilities	1, 272,593	3,056,280		1 0,126,587		27,903,889	2,113,742		(1,182,000)		4 3,291,091

Common stock subject to possible redemption 1,719,140 shares at redemption value	10, 245,048	—		—		—	—		(10, 245,048	)(9)	—
Stockholders’ equity:
Preferred stock	—	—		—		—	—		—		—
Common stock, par value	—	—		—		—	—		—		—
Additional paid-in-capital	903	75,000		(75,000	)(4)	5,000	(4,704	)(7)	—		1,199
Retained earnings	38,462,662	—		—		4,733,001	12,266,703	(7)	—		55,462,366
	2,008,048	20,519,595		( 10,876,473	)(1)	1,542,798	(1,766,436	)(5)			2,008,048
				3,000,000	(3)		2,447,622	(6)
				(12, 643,122	)(4)		(2,223,984	)(7)
Less cost of treasury stock	—	(955,690)		955,690	(4)	(346,101)	346,101	(7)	—		—

Total stockholders’ equity	40, 471,613	19,638,905		9,638,905)		5, 934,698	11, 065,302		—		57, 471,613

Total liabilities and stockholders’ equity	$51, 989,254	$22,695,185	$	(9,512,318)		$33,838,587	$13, 179,044		$(11,4 27,048)		$10 0,762,704

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp
ST Pipeline, Inc./C.J. Hughes
Pro Forma Condensed Consolidated Statement of Income

Assuming No Redemption of Shares

	ESA Year Ended September 30, 2007 (Audited)	ST Pipeline Year Ended December 31, 2007 (Audited)	ST Pipeline Pro Forma Adjustment		C.J. Hughes Year Ended December 31, 2007 (Audited)	C.J. Hughes Pro Forma Adjustments		Pro Forma Combined

Contract Revenues	$—	$100,385,098	$—		$75,305,234	$—		$175,690,332
Cost of Revenue	—	70,948,130	600,000	(1)	68,096,279	815,874	(1)	140,460,283

Gross Profit	—	29,436,968	(600,000)		7,208,955	(815,874)		35,230,049
General and administrative expenses	385,773	1,547,125	—		3,218,114	—		5,151,012

Net income (loss) from operations before taxes	(385,773)	27,889,843	(600,000)		3,990,841	(815,874)		30,079,037

Interest income	2,612,835	45,939	(852,482	)(2)	50,669	(893,047	)(2)	963,914
Interest Expense	—	(298,799)	(225,000	)(3)	(1,063,198)	—		(1,586,997)
Other income (expense)	—	307,524	—		(1,857)	—		305,667

Net income before tax	2,227,062	27,944,507	(1,677,482)		2,976,455	(1,708,921)		29,761,621
Income taxes	846,000	—	10,506,810	(4)	275,050	521,591	(4)	12,149,451

Income (loss) before variable interest entity	1,381,062	27,944,507	(12,184,292)		2,701,405	(2,230,512)		17,612,170
Loss attributable to variable interest entity	—	—	—		69,32 3	—		69,32 3

Net income	$1,381,062	$27,944,507	$(12,184,292)		$2,770,72 8	$(2,230,512)		$17,681,49 3

Weighted average shares outstanding-basic	10,750,000					2,964,771	(5)	13,714,771

Weighted average shares outstanding-diluted	12,688,930					2,964,771		15,653,701

Net income per share-basic	$0.13							$1.29

Net income per share-diluted	$0.11							$1.13

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp
ST Pipeline, Inc./C.J. Hughes
Pro Forma Condensed Consolidated Statement of Income

Assuming Maximum Redemption of Shares

	ESA Year Ended September 30, 2007 (Audited)	ST Pipeline Year Ended December 31, 2007 (Audited)	Pro Forma Adjustment		C.J. Hughes Year Ended December 31, 2007 (Audited)	Pro Forma Adjustment		Redemption Adjustments		Pro Forma Combined

Contract Revenues	$—	$100,385,098	$—		$75,305,234	$—		$—		$175,690,332
Cost of Revenue	—	70,948,130	600,000	(1)	68,096,279	815,874	(1)	—		140,460,283

Gross Profit	—	29,436,968	(600,000)		7,208,955	(815,874)		—		35,230,049
General and administrative expenses	385,773	1,547,125	—		3,218,114	—		—		5,151,012

Net income (loss) from operations before taxes	(385,773)	27,889,843	(600,000)		3,990,841	(815,874)		—		30,079,037

Interest income	2,612,835	45,939	(852,482	)(2)	50,669	(893,047	)(2)	(525,112	)(5)	438,803
Interest Expense	—	(298,799)	(225,000	)(3)	(1,063,198)	—		—		(1,586,997)
Other income (expense)	—	307,524	—		(1,857)	—		—		305,667

Net income before tax	2,227,062	27,944,507	(1,677,482)		2,976,455	(1,708,921)		(525,112)		29,236,510
Income taxes	846,000	—	10,506,810	(4)	275,050	521,591	(4)	(210,045	)(5)	11,939,406

Income (loss) before variable interest entity	1,381,062	27,944,507	(12,184,292)		2,701,405	(2,230,512)		(315,067)		17,297, 104
Loss attributable to variable interest entity	—	—	—		69,32 3	—		—		69,32 3

Net income	$1,381,062	$27,944,507	$(12,184,292)		$2,770,728	$(2,230,512)		$(315,067)		$17,366,4 27

Weighted average shares outstanding-basic	10,750,000					2,964,771	(5)	(1,719,140)		11,995,631

Weighted average shares outstanding-diluted	12,688,930					2,964,771		(1,719,140)		13,934,561

Net income per share-basic	$0.13									$1.45

Net income per share-diluted	$0.11									$1.25

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp
ST Pipeline, Inc./C.J. Hughes
Pro Forma Combined Condensed Consolidated Statement of Income
(Unaudited)

Assuming No Redemption of Shares

	ESA Six Months Ended March 31, 2008 (Audited)	ST Pipeline Six Months Ended March 31, 2008 (Audited)	ST Pipeline Pro Forma Adjustment		C.J. Hughes Six Months Ended March 31, 2008 (Audited)	C.J. Hughes Pro Forma Adjustments		Pro Forma Combined

Contract Revenues	$—	$48,942,684	$—		$46,547,448	$—		$95,490,132
Cost of Revenue	—	32,851,724	300,000	(1)	41,211,113	407,937	(1)	74,770,774

Gross Profit	—	16,090,960	(300,000)		5,336,335	(407,937)		20,719,358
General and administrative expenses	199,019	1,007,734	—		2,556,647	—		3,763,400

Net income (loss) from operations before taxes	(199,019)	15,083,226	(300,000)		2,779,688	(407,937)		16,955,958

Interest income	1,082,585	29,894	(349,555	)(2)	39,629	(366,189	)(2)	436,364
Interest Expense	—	(130,863)	(112,500	)(3)	(621,743)	—		(865,106)
Other income (expense)	—	385,639	—		82,690	—		468,329

Net income before tax	883,566	15,367,896	(762,055)		2,280,264	(774,126)		16,995,545
Income taxes	344,000	—	5,842,336	(4)	77,447	626,796	(4)	6,890,579

Income (loss) before variable interest entity	539,566	15,367,896	(6,604,391)		2,202,817	(1,400,922)		10,104,966
Income (loss) attributable to variable interest entity	—	—	—		34,661	—		34,661

Net income	$539,566	$15,367,896	$(6,604,391)		$2,237,478	$(1,400,922)		$10,139,627

Weighted average shares outstanding-basic	10,750,000					2,964,771		13,714,771

Weighted average shares outstanding-diluted	13,255,519					2,964,771		16,220,290

Net income per share-basic	$0.05							$0.74

Net income per share-diluted	$0.04							$0.63

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp
ST Pipeline, Inc./C.J. Hughes
Pro Forma Combined Condensed Consolidated Statement of Income

Assuming Maximum Redemption of Shares

	ESA Six Months Ended March 31, 2008 (Audited)	ST Pipeline Six Months Ended March 31, 2008 (Audited)	Pro Forma Adjustment			C.J. Hughes Six Months Ended March 31, 2008 (Audited)	Pro Forma Adjustment			Redemption Adjustments			Pro Forma Combined

Contract Revenues	$—	$48,942,684		$—		$46,547,448		$—			$—		$95,490,132
Cost of Revenue	—	32,851,724		300 ,000	(1)	41,211,113		407,937	(1)		—		74,770,774

Gross Profit	—	16,090,960		( 300 ,000)		5,336,335		(407,937)			—		20,719,358
General and administrative expenses	199,019	1,007,734		—		2,556,647		—			—		3,763,400

Net income (loss) from operations before taxes	(199,019)	15,083,226		( 300 ,000)		2,779,688		(407,937)			—		1 6,955,958

Interest income	1,082,585	29,894		( 349,555	)(2)	39,629		( 366,189	)(2)		( 217,485	) (5)	218,879
Interest Expense	—	(130,863)		( 112,500	)(3)	(621,743)		—			—		(865,106)
Other income (expense)	—	385,639		—		82,690		—			—		468,329

Net income before tax	883,566	15,367,896		(762,055)		2,280,264		(774,126)			(217,485)		16,778,060
Income taxes	344,000	—		5,842,336	(4)	77,447		626,796	(4)		( 86,994	)(5)	6,803,585

Income (loss) before variable interest entity	539,566	1 5,367,896		(6,604,391)		2,202,817		(1,400,922)			(130,491)		9,974,475
Income(loss) attributable to variable interest entity	—	—		—		34,661		—			—		34,661

Net income	$539,566	$15,367,896	$	(6,604,391)		$2,237,478	$	(1,400,922)		$	(130,491)		$10,009,136

Weighted average shares outstanding-basic	10,750,000							2,964,771			(1,719,140	)(5)	11,995,631

Weighted average shares outstanding-diluted	13, 255,519							2,964,771			(1,719,140	)(5)	14 ,501,150

Net income per share-basic	$0.0 5												$0. 83

Net income per share-diluted	$0.0 4												$0. 69

Please see notes to unaudited pro forma financial statements.

Energy Services Acquisition Corp.
ST Pipeline, Inc./C.J. Hughes
Notes to Pro Forma Financial Statements

Note 1 – Description of Transactions and Basis of Presentation

          The acquisitions will be accounted for as acquisitions by Energy Services of ST Pipeline and of C.J. Hughes. Accordingly, the assets and liabilities of ST Pipeline and C.J. Hughes will be recorded at their respective fair values on the date the acquisitions are completed. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed.

          The unaudited pro forma condensed combined consolidated financial statements have been prepared using two levels of assumptions with respect to the number of outstanding shares of our common stock, as follows:

1)

Assuming no redemption – this presentation assumes that none of our stockholders holding shares sold in our initial public offering vote against the mergers and convert their shares into a pro rata portion of the trust account; and

2)

Assuming maximum redemption – this presentation assumes that holders of 19.99% of our stock sold in our initial public offering vote against the mergers and convert their shares into a pro rata portion of the trust account.

Note 2 - Purchase Price and Preliminary Purchase Price Allocation

ST Pipeline

          The total consideration to be paid for ST Pipeline for purposes of these pro forma financial statements is up to $19.0 million in cash, less $400,000 of assets to be distributed, and plus $600,000 in purchase price adjustment for taxes due by ST Pipeline shareholders attributable to the tax election made by ST Pipeline and Energy Services, for a total purchase price of $19.2 million.

          For purposes of these pro forma financial statements, Energy Services is allocating, of the total purchase price of $19.2 million plus $250,000 of acquisition costs , $ 16.5 million to current assets, $5.3 million to fixed assets, $100,000 to other assets and $7. 7 million to goodwill. Energy Services will also assume $ 10.1 million of liabilities of ST Pipeline.

           The estimated goodwill of $7.7 million resulting from the $19.2 million purchase of ST Pipeline is a result of the analysis of the historical operating performance of ST Pipeline as an indication of future cash flows, and also the risks associated with those cash flows. The operating results for 2007 were the result of one large contract totaling $92 million, which was 3.8 times larger than any previous contract performed, and accounted for 92% of 2007 revenue. It is not anticipated that either contracts of this size or the level of revenue realized in 2007 will recur. Factors contributing to the determination of goodwill include the historical operating performance of the company in 2006 and prior years and the outlook for future earnings and ST Pipeline’s reputation and existing workforce. Mitigating factors that were considered include the fact that ST Pipeline primarily services one segment of the pipeline business, concentrating in the repair and construction of transmission lines that carry natural gas from location to location rather than to the ultimate consumer. The demand for transmission lines is dependent on the demand for increased production and delivery capacity, which can vary greatly. Additional mitigating factors included dependency on its owner for management. The dividends payable to the owner prior to closing of a significant portion of 2007 earnings and substantially all of 2008 earnings is not considered a negative factor. ST Pipeline will continue to have equity in excess of $8 million, which together with its access to credit and cash flow generated should be adequate for its anticipated level of operations.

           The preliminary purchase price allocation did not result in the recognition of other identifiable intangible assets. ST Pipeline was not determined to have trademarks or other marketing related intangible assets. Additionally, no customer related or contract related intangible assets were identified. It is not anticipated that any material identifiable intangible assets will be recorded in the final purchase price allocation

C.J. Hughes

          The total consideration to be paid for C.J. Hughes for purposes of these pro forma financial statements is $34.0 million plus $250,000 of acquisition costs , payable in $17.0 million of cash and 2,964,771 shares of Energy Services common stock valued at $17.0 million. The number of shares to be issued may be adjusted to ensure that the stock component of the merger consideration paid to C.J. Hughes’ shareholders is no less than 40% of the total value of the merger consideration. However, the price of a share of Energy Services common stock must be less than $3.82 before the number of shares to be issued would have to be adjusted. This per share amount is substantially less than the current liquidation value in the trust account. Accordingly, the likelihood of any adjustment to the number of shares to be issued is considered remote.

          For purposes of these pro forma financial statements, Energy Services is allocating, of the total purchase price of $34.0 million, $ 21.6 million to current assets, $ 13.1 million to fixed assets and $29.6 million to goodwill. Energy Services also assumed $ 28.4 million of liabilities of C.J. Hughes and recorded $1.6 million in deferred tax liabilities related to the purchase accounting adjustments.

           The estimated goodwill of $29.6 million resulting from the $34.0 million purchase of C.J. Hughes is a result of the analysis of the historical operating performance of C.J. Hughes as an indication of future cash flows, and also the risks associated with those cash flows. The operating results for 2007 were considered to be indicative of future operating performance, and contained only partial year results for Nitro Electric. In contrast to ST Pipeline, C.J. Hughes services both the distribution and transmission segments of the pipeline industry. C.J. Hughes installs water, sewer, and gas lines, as well as performing pipeline work at industrial plants. Although the average contract size is smaller than that for transmission lines, the demand is steadier and contracts are considered to have less risk. Similarly, the Nitro Electric division provides electrical contracting services to both industrial and commercial customers. Their services include the installation and repair of electrical systems for their customers and include wiring, piping, testing and equipment installation. Other factors considered in the determination of the purchase price and resultant goodwill were the experienced management team at C.J. Hughes, the seasoned workforce and the length of time that C.J. Hughes has served its markets, as well as its reputation in the market. C.J. Hughes has developed an infrastructure (people and equipment) that has enabled it to manage its recent substantial growth, and is well positioned to continue that growth in the future.

           C.J. Hughes purchased certain assets of Nitro Electric, principally fixed assets and the franchise base, in May 2007 for $2.7 million. At that time the ownership of Nitro Electric had ceased to pursue new work and was in the process of terminating the business. The management of C.J. Hughes, together with the retained management of Nitro Electric, was able to recapture the markets previously serviced by Nitro Electric as well as expand into new areas including working in conjunction with C.J. Hughes’ customer base and on joint projects with C.J. Hughes. This aggressive strategy greatly enhanced the overall value of C.J. Hughes and its prospects for future earnings.

           The debt of C.J. Hughes is a result of the expansion of the business and the funding of greatly increased accounts receivable levels, and is not considered excessive considering the company’s cash flow and resources. The dividends to be paid of 50% of the profits of C.J. Hughes prior to closing are largely in lieu of payments for income taxes and are not considered a negative factor.

           The preliminary purchase price allocation did not result in the recognition of other identifiable intangible assets. C.J. Hughes was not determined to have trademarks or other marketing related intangible assets. Additionally, no customer related or contract related intangible assets were identified. It is not anticipated that any material identifiable intangible assets will be recorded in the final purchase price allocation.

Note 3- Pro Forma Balance sheet Entries

ST Pipeline

(1)

This entry is to reflect the withdrawal by the Shareholders of ST Pipeline prior to closing of (a) the income of ST Pipeline for 2007, net of $4.2 million retained and (b) 95% of the 2008 net income of ST Pipeline through the month end prior to closing, and net of $ 15.8 million of previous withdrawals, of $ 10.9 million. Should there not be enough cash in the in the company at the time of closing, the deficiency would become a notes payable of the company to be paid as accounts receivables are collected and therefore would be of a short term nature. Since the anticipated withdrawal would exceed the amount of cash of $3.8 million at March 31, 200 8 , the remaining $7.1 million is treated as a short-term noninterest bearing note payable.

(2)	[Intentionally omitted]

(3)

This entry is to reflect the anticipated $3.0 million markup to fair value of equipment at ST Pipeline based upon an evaluation of current market prices for replacement equipment of similar age and condition. As a result of the tax election to treat the acquisition of ST Pipeline as a purchase of assets, Energy Services will have a tax basis in the assets acquired and liabilities assumed equal to their fair value. Therefore, no deferred tax assets or liabilities are created.

(4)

This entry is to reflect the elimination of the existing equity accounts for ST Pipeline, to reflect the payment of $16.2 million out of the Trust account to the shareholders of ST Pipeline and $250,000 for transaction costs as well as setting up a note payable for $3.0 million for the remaining balance due the shareholders of ST Pipeline and to recognize projected goodwill of $7. 7 million to be created from this transaction. The note payable to ST Pipeline Shareholders includes the $1.0 million of contingent payments as the project involving that payment is now completed and the conditions for payment have been satisfied .

C.J. Hughes

(5)

This entry is to reflect the anticipated withdrawal of $1. 8 million from retained earnings of C.J. Hughes to distribute to shareholders of C.J. Hughes for payment of estimated 2007 and 2008 S-Corporation taxes. At March 31, 2008, the cash available for distribution is $1.3 million. Therefore, the remaining $500,000 is shown as a short-term, noninterest bearing note payable.

(6)

This entry is to reflect the anticipated $4.1 million adjustment to fair value of the fixed assets at C.J. Hughes based upon an assessment of the value of the majority of the equipment and the estimated value of the remaining equipment two years old or less based on purchase price. An adjustment has been made to record the deferred tax liability of $1.6 million related to this fixed asset adjustment.

(7)

This entry is to reflect the elimination of existing equity accounts at C.J. Hughes, the payment of $17,000,000 in cash to those shareholders out of the trust account, the payment of $250,000 in transaction costs, the anticipated issuance of 2,964,771 shares of Energy Services stock valued at $17.0 million to the shareholders of C.J. Hughes and to reflect the anticipated goodwill of $29.6 million to be created from this transaction.

Other Pro Forma Adjustments

(8)	This entry assumes no shareholders of Energy Services elect to redeem their shares of Energy Services stock and reflects moving those amounts back into Stockholder’s equity.

(9)

This entry assumes a maximum election by Energy Services Shareholders to redeem their shares of Energy Services and reflects the payment of cash valued at $10. 2 million from the trust account to do so.

(10)

This entry reflects the anticipated removal of the remaining cash from the trust that the amount of cash moved varies based upon either no redemption ($16. 5 million) or with assumed maximum redemption ($6. 3 million).

(11)	This entry is to reflect the payment to the underwriter of the deferred fees, net of pro rata payment for shareholder redemption, of $1.0 million.

(12)	This entry is to reflect the repayment of the $150,000 advance by Marshall T. Reynolds.

Note 4- Pro Forma Income Statement Entries

(1)

These entries are to reflect the adjustment to depreciation expense based on depreciating the fair value of the equipment over its estimated remaining life of 5 years. These amounts were determined by dividing the adjustments to fixed assets number 3 on the pro forma balance sheet for ST Pipeline ($3,000,000) and number 6 on the pro forma balance sheet adjustments for C.J. Hughes ($4,079,370) by the remaining life of 5 years. For the six-months ended March 31, 200 8 , the proportionate amount of the yearly total was used.

(2)

These entries reflect the loss of investment income on the anticipated cash payments to be made to the shareholders of ST Pipeline of $16,466,446 (see Pro Forma Balance Sheet adjustment 4) and C.J. Hughes of $17,250,000 (see Pro Forma Balance Sheet adjustment 7). These amounts also include $250,000 for each company in anticipated transaction costs. Rates used for that calculation were based upon actual yields on the fund for the particular periods of 5.18% for the year ended September 30, 2007 and 4. 25 % for the six-months ended March 31, 200 8 .

(3)	These entries are to reflect the added interest costs relating to the $3.0 million notes anticipated to be issued to the Shareholders of ST Pipeline. Those notes will carry an interest rate of 7.50%.

(4)

These entries are to reflect the anticipated added tax liabilities that would have been created had ST Pipeline and C.J. Hughes been C Corporations for tax purposes. The calculations were made using a projected combined Federal and State income tax rate of 40% as applied to the pre tax income for each entity for the appropriate periods.

(5)

These entries are to reflect the lost investment income assuming the maximum amount of shareholders of Energy Services elects to redeem their shares. The amounts for this adjustment are calculated by multiplying the redemption values times the trust fund yields for the applicable yield for those periods. Taxes were calculated on three amounts at a combined Federal and State rate of 40%.

PROPOSAL III - THE NAME CHANGE AMENDMENT PROPOSAL

General Description of the Amendment

          The amendment would change the name of Energy Services to “Energy Services of America Corporation.” The form of the certificate of amendment of the certificate of incorporation to, among other things, change the name, is attached hereto as Annex C.

Energy Services’ Reasons for the Amendment

          Energy Services’ board of directors has concluded that the name “Energy Services of America Corporation” better reflects the business Energy Services will conduct after the acquisitions, and will enable industry and financial market participants to more closely associate Energy Services with its operating businesses and, accordingly, believes the amendment is in the best interests of the stockholders.

Recommendation and Vote Required

          The approval of the name change amendment proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Energy Services’ common stock on the record date.

          Energy Services’ initial stockholders intend to vote their shares of Energy Services common stock, representing an aggregate of 23% of the outstanding shares of Energy Services common stock, “FOR” the name change amendment proposal.

          Energy Services’ board of directors unanimously recommends that its stockholders vote “For” the approval of the name change amendment proposal.

PROPOSAL IV - THE ARTICLE V AMENDMENT PROPOSAL

General Description of the Amendment

          Energy Services is proposing to remove the preamble and sections A through D, inclusive, of Article V of Energy Services’ certificate of incorporation and to redesignate section E of Article V as Article V upon consummation of the acquisitions. If the acquisitions are not approved, the Article V amendment will not be presented at the meeting. The certificate of amendment to the certificate of incorporation to, among other things, revise Article V, is attached hereto as Annex C.

Energy Services’ Reasons for the Amendment

          In the judgment of Energy Services’ board of directors, the Article V amendment is desirable, as sections A through D relate to the operation of Energy Services as a blank check company prior to the consummation of a business combination and by virtue of the preamble to the Article V, will terminate once a business combination is effected. The proposed Article V amendment removes language that will no longer apply to Energy Services by virtue of the acquisitions.

Recommendation and Vote Required

          The approval of the Article V amendment proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Energy Services’ common stock on the record date.

          Energy Services’ officers and directors (including the Chairman of the Board’s son) intend to vote their shares of Energy Services common stock, representing an aggregate of 23% of the outstanding shares of Energy Services common stock, “FOR” the Article V amendment proposal.

          Energy Services’ board of directors unanimously recommends that its stockholders vote “For” the approval of the Article V Amendment.

PROPOSAL V – APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING

General Description of the Adjournment Proposal

          The adjournment proposal allows our board of directors to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisitions. If we were to commence the special meeting at the scheduled time and place and then adjourn the initial session of the meeting for 30 or less days, we would not be required to give notice to stockholders who are not present at the original session of the time and place of the adjourned session unless our board fixes a new record date for the adjourned session of the meeting.

Consequences if Adjournment Proposal is Not Approved

          Under the Delaware General Corporation Law and our by-laws, our board of directors and the presiding officer at the special meeting would have the right in the event that insufficient votes in favor of each of the acquisitions have been received by the scheduled time of the special meeting, to postpone or adjourn the special meeting until a later date for the purpose of soliciting additional proxies. However, in making any such decision, our board of directors and the presiding officer at the special meeting will consider, among other relevant considerations, the extent to which stockholders have submitted, prior to the scheduled time of the meeting, proxies either in favor of or opposed to the adjournment proposal. Accordingly, if the adjournment proposal is not approved by the stockholders, our board of directors and the presiding officer may not be able to adjourn or postpone the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve each of the acquisitions. In such case, since approval of each of the acquisitions by a majority of the votes voted by holders of our common stock issued in our initial public offering is a condition to completion of the acquisitions, the acquisitions may not be completed.

Recommendation and Vote Required

          Adoption of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote on such proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of either of the acquisition proposals, the name change proposal or the Article V amendment proposal.

          Energy Services’ board of directors unanimously recommends that the stockholders vote “For” the Adjournment Proposal.

OTHER INFORMATION RELATED TO ENERGY SERVICES

Business of Energy Services

          Energy Services is a blank check company organized as a corporation under the laws of the State of Delaware on March 31, 2006. Prior to executing each of the Merger Agreements, Energy Services’ efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

          On September 6, 2006, Energy Services successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $50,004,000, including a $1,032,000 underwriter non-accountable expense allowance. All of the net proceeds of the initial public offering was placed in a trust account and will be released to Energy Services upon consummation of the acquisitions. A portion of the interest earned on the trust account has been released to Energy Services for working capital and for the payment of taxes on interest earned on the proceeds held in trust. The trust account will not be released until the earlier of the completion of a business combination or combinations or the dissolution and liquidation of Energy Services in accordance with the Delaware General Corporation Law. The trust account contained approximately $ 51,250,866 as of March 31, 200 8 . If the acquisitions of ST Pipeline and C.J. Hughes are consummated, the trust account will be released to Energy Services, less the amounts paid to stockholders of Energy Services who do not approve the acquisitions and elect to redeem their shares of common stock for their pro-rata share of the trust account. The released funds will be used for working capital.

Fair Market Value of Target Business

          Pursuant to Energy Services’ certificate of incorporation, the initial target business that Energy Services acquires must have a fair market value equal to at least 80% of Energy Services’ net assets at the time of such acquisition. Based on the financial analysis of ST Pipeline and C.J. Hughes generally used to approve the transactions, Energy Services’ board of directors determined that this requirement will be met. Energy Services’ board of directors has determined that the fair market value of the assets being purchased is between $75 million and $98 million. This determination is based on an analysis of ST Pipeline’s and C.J. Hughes’ earnings, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions in the energy services industry that have recently been publicly announced or completed. In addition, a leveraged buyout/discounted cash flow analysis has been performed to determine the present economic value of the assets being acquired. The average of these three methods yields a fair market value of approximately $68 million. The range of the fair market value exceeds $ 40.6 million, which is 80% of Energy Services’ net asset value of approximately $50. 7 million as of March 31, 200 8 . Accordingly, the board of directors determined that the requirement that the fair market value of the assets be greater than 80% of Energy Services’ net asset value has been met.

Stockholder Approval of Business Combination

          Energy Services will proceed with the acquisitions of ST Pipeline and C.J. Hughes only if a majority of the initial public offering shares voted at the meeting vote in favor of the acquisition proposal. Energy Services’ initial stockholders have agreed to vote their 2,150,000 shares of Energy Services common stock acquired prior to Energy Services’ initial public offering, representing an aggregate of 20% of the outstanding shares of Energy Services common stock, in accordance with the vote of the majority of the initial public offering shares voted at the meeting. In addition, the Chairman and Chief Executive Officer of Energy Services’ owns 325,000 initial public offering shares that are part of 325,000 units acquired in Energy Services’ initial public offering, representing 3.0% of the outstanding shares of Energy Services common stock, and 3.8% of the shares issued in Energy Services’ initial public offering, and intends to vote such shares “FOR” the adoption of the acquisition proposals. If the holders of 20% or more of Energy Services’ common stock vote against either of the acquisition proposals and affirmatively elect to redeem their shares into their pro rata share of the trust account, then Energy Services will not consummate the acquisitions.

Liquidation If No Business Combination

          If Energy Services does not consummate a business combination by September 6, 2008 then, pursuant to Article V of its certificate of incorporation, and in accordance with Section 281(b) of the Delaware General Corporation Law Energy Services will adopt a plan of dissolution, and as soon as reasonably possible after dissolution make liquidating distributions from the trust account to our stockholders.

          Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. To mitigate against this possibility, Energy Services has received executed agreements from all significant vendors and parties waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. No significant amounts are owed to any vendor or third party that has not signed a waiver. As a result of this, the claims that could be made against Energy Services are significantly limited and the likelihood that any claim would result in any liability extending to the trust account is minimal. If Energy Services winds up its affairs in compliance with either Section 280 or 281(b) of the Delaware General Corporation Law following a dissolution, pursuant to Section 282 of the Delaware General Corporation Law, the potential liability of Energy Services’ stockholders will be limited to the lesser of the stockholder’s pro-rata share of any claim or the amount distributed to the stockholder. Further, the aggregate liability of any stockholder of Energy Services for claims against Energy Services will be limited to the amount distributed to the stockholder in dissolution. Even though compliance with Section 280 would provide additional protections to both Energy Services’ directors and stockholders, because it is Energy Services’ intention to make liquidating distributions to its stockholders as soon as reasonably possible following any dissolution, Energy Services does not expect that its board of directors would elect to comply with the more complex procedures under Section 280. Under Section 281(b), Energy Services would be required to seek stockholder approval to comply with Section 281(b), which would require Energy Services to adopt a plan of dissolution to provide for Energy Services’ payment, based on facts known to Energy Services at such time, of existing and pending claims, and claims that may be potentially brought against Energy Services within the subsequent 10 years. Energy Services estimates the costs associated with the implementation and completion of such a plan of dissolution and liquidation, to be approximately $50,000 to $75,000, which would be funded by any funds not held in our trust account and funds released to Energy Services to fund working capital.

Future Acquisitions

          Energy Services intends to pursue other acquisition opportunities following the closing of the ST Pipeline acquisition and the C.J. Hughes acquisition in an effort to diversify its investments and/or grow its business. Energy Services has been and continues to be engaged in evaluating a number of potential acquisition opportunities. There is currently no agreement with respect to any acquisition, nor can any assurance be given that Energy Services will ever consummate any such transaction. The structuring and financing of any future acquisitions may be dependent on the terms and availability of additional financing to Energy Services.

Facilities

          We maintain our executive offices at 2450 First Avenue, Huntington, West Virginia. Chapman Printing Company, an affiliate of our Chief Executive Officer, has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location. We will pay Chapman Printing up to $5,000 per month for reimbursable expenses, at cost. We consider our current office space adequate for our current operations. If the business combinations are approved, Energy Services may seek to expand its headquarters although it has no present plan to do so.

Employees

          Energy Services currently has two executive officers and five directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Energy Services does not currently have any full time employees.

Related Party Transactions

          Chapman Printing Co., an entity associated with, and owned in part by, Marshall T. Reynolds agreed that, commencing on August 30, 2006 through the acquisition of a target business, it will make available to Energy Services certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Huntington, West Virginia, Energy Services we may require from time to time. Energy Services has agreed to pay Chapman Printing Co. up to $5,000 per month for reimbursable expenses. Marshall T. Reynolds is a part owner of Chapman Printing Co. As of March 31, 2008 , Energy Services has not paid any reimbursable expenses.

          However, this arrangement is solely for Energy Services’ benefit and is not intended to provide Marshall T. Reynolds compensation in lieu of a salary.

          Marshall T. Reynolds has advanced a total of $150,000, on a non-interest bearing basis, to Energy Services as of December 30, 2007 for working capital purposes.

          Other than the payment of up to $5,000 per month for reimbursable out-of-pocket expenses (such as administrative expenses, postage and telephone expenses) at cost payable to Chapman Printing Co., no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of Energy Services initial stockholders, officers or directors who owned Energy Services common stock prior to our initial public offering, or to any of Energy Services’ respective affiliates for services rendered to Energy Services prior to or with respect to the business combination.

          Marshall T. Reynolds is deemed to be Energy Services’ “promoter” as such term is defined under the Federal securities laws

Legal Proceedings

          To the knowledge of management, there is no litigation currently pending or contemplated against Energy Services or any of our officers or directors in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ENERGY SERVICES

          You should read the following discussion of the financial condition and results of operations of Energy Services in conjunction with Energy Services’ historical consolidated financial statements and related notes contained elsewhere herein. Among other things, those historical consolidated financial statements include more detailed information regarding the basis of presentation for the following information.

Overview

          Energy Services was formed on March 31, 2006, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Energy Services intend to utilize cash derived from the proceeds of its public offering, Energy Services’ capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Comparison of Financial Condition at March 31, 200 8 and September 30, 2007

           From September 30, 2007 to March 31, 2008, the assets of Energy Services increased from $51,526,659 to $51,888,379. This growth was driven primarily by the increase in cash and cash equivalents held in trust, which increased from $49,711,430 at September 30, 2007 to $50,218,866 at March 31, 2008 due to income earned on the funds held in trust. Liabilities decreased slightly from $1,349,564 at September 30, 2007 to $1,226,716 due to a pay down of accrued liabilities. Common stock subject to possible redemption increased from $10,143,000 at September 30, 2007 to $10,245,000 at March 31, 2008. This increase was due to an increase in the value per share of the funds held in trust. Equity increased from $40,034,095 at September 30, 2007 to $40,416,613 at March 31, 2008

Comparison of Financial Condition at September 30, 2006 and September 30, 2007

          Total assets increased by $1.3 million from $50,258,554 at September 30, 2006 to $51,526,659. This increase came primarily in cash, which increased by $679,401 to $756,782 from the September 30, 2006 balance of $77,381 as well as the cash and cash equivalents held in trust which increased by $562,257 to $49,711,430, compared to $49,149,173 at September 30, 2006. Liabilities decreased by $97,976 to $1,349,564 at September 30, 2007, compared to $1,447,540 at September 30, 2006. Total stockholders’ equity increased primarily due to the earnings for 2007 to a balance of $40,034,095 at September 30, 2007, compared to a balance at September 30, 2006 of $38,822,814.

Comparison of Operating Results for the three months and six months ended March 31, 200 8 and 200 7

           Net income for the quarter ended March 31, 2008 was $129,780, which consisted of interest from the trust fund totaling $463,425 offset by $140,645 of expenses. Expenses consisted of $120,940 of formation and operating costs, $8,500 of due diligence expenses relating to potential acquisitions and $11,205 relating to Delaware franchise tax. Income taxes were $193,000. This income compares to income of $368,100 for the same period the prior year, which consisted of interest from the trust fund totaling $641,784 offset by $86,204 of expenses. Expenses consisted of $57,334 of formation and operating costs, $17,665 of due diligence expenses relating to potential acquisitions and $11,205 relating to Delaware franchise tax. Income taxes were $187,100.

           Net income for the six months ended March 31, 2008 was $484,566, which consisted of interest from the trust fund totaling $1,082,5855 offset by $199,019 of expenses. Expenses consisted of $165,730 of formation and operating costs, $10,879 of due diligence expenses relating to potential acquisitions and

$22,410 relating to Delaware franchise tax. Income taxes were $399,000. This income compares to an income of $716,792 for the same period the prior year which consisted of interest from the trust fund totaling $1,296,603 offset by $149,711 of expenses. Expenses consisted of $875,044 of formation and operating costs, $36,065 of due diligence expenses relating to potential acquisitions, $26,142 relating to Delaware franchise tax. Income taxes were $430,100.

Comparison of the Operating Results for the years ended September 30, 2006 and September 30, 2007

          For the year ended September 30, 2007, Energy Services had a net income of $1,381,062 attributable to interest and dividend income less formation and operating expenses and federal and state income and capital taxes. Net income for the year ended September 30, 2006 was $87,420. Net income for 2006 was lower due to the fact that the public offering was completed on September 6, 2006 and therefore only a partial month’s interest and expenses were incurred. Our interest and dividend income for the period ended September 30, 2007 was $2,612,835, compared to $177,174 for the period ended September 30, 2006. In both periods, interest and dividend income was primarily derived from money market funds and Treasury Bills. For the year ended September 30, 2007, expenses consisted primarily of formation, operating and due diligence expenses of $385,773 and federal and state income taxes of $846,000. Similar expenses for the year ended September 30, 2006 were $48,754 for formation and operating expenses and $41,000 for Federal and state income taxes.

Operating Results for the Period from March 31, 2006 (Date of Inception) to September 30, 2007

          For the period from March 31, 2006 (inception) through September 30, 2007, we had net income of $1,468,482, attributable to interest and dividend income less formation and operating expenses and federal and state income and capital taxes. Energy Services interest and dividend income of $2,790,009 for the period ended September 30, 2007 were principally derived from money market funds and Treasury Bills. For the period ended September 30, 2007, Energy Services expenses consisted of formation and operating costs of $434,527 and federal and state income taxes of $887,000.

Liquidity and Capital Resources

          Energy Services consummated its initial public offering on September 6, 2006. Gross proceeds from the initial public offering were $51,600,000. Energy Services paid a total of $4,128,000 in underwriting discounts and commissions, and approximately $774,000 was paid for costs and expenses related to the offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the offering that were deposited into a trust fund were $48,972,000, (or approximately $5.69 per unit sold in the offering). An additional $1,032,000, representing the underwriter’s non-accountable expense allowance, and $2.0 million from the proceeds of the private placement warrants were also placed in the trust account. As of March 31, 2008 , approximately $51, 250,866 (or approximately $5.9 6 per share sold in the offering) is being held in the trust account. To the extent that Energy Services capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. Energy Services’ working capital will be generated solely from interest earned on the amount held in trust. Energy Services is limited to $1,200,000 of such interest (net of taxes) to fund working capital. Energy Services believes the interest earned on the amount held in trust will be sufficient to fund our operations. From September 6, 2006 through September 6, 2008, Energy Services anticipates approximately $350,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $240,000 for expenses for the due diligence and investigation of a target business, $120,000 in reimbursement expenses to Chapman Printing Co. ($5,000 per month for two years), $110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and

$305,000 for general working capital that will be used for tax payments, miscellaneous expenses and reserves, including approximately $100,000 (through January 1, 2008) for director and officer liability insurance premiums. Energy Services does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business.

          In connection with Energy Services’ initial public offering, Energy Services issued to the underwriters, for $100, an option to purchase up to a total of 450,000 units at $7.50 per unit. The units issuable upon exercise of this purchase option are identical to the units Energy Services sold in its initial public offering except that the warrants included in the option have an exercise price of $6.25. Energy Services estimated that the fair value of this option was approximately $1,642,500 ($3.65 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the underwriter was estimated as of the date of grant, using the following assumptions: (1) expected volatility of 75.7%, (2) risk-free interest rate of 5.1% and (3) expected life of five years.

Off-Balance Sheet Arrangements

          Energy Services has never entered into any off-balance sheet financing arrangements and has never established any special purpose entities. Energy Services has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

          Energy Services has no long-term debt, capital lease obligations, operating lease obligations, purchase obligations or other long-term liabilities.

Quantitative and Qualitative Disclosures About Market Risk

          Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. Energy Services is not presently engaged in and, if a suitable business target is not identified by Energy Services prior to the prescribed liquidation date of the trust fund, Energy Services may not engage in any substantive commercial business. Accordingly, Energy Services is not and, until such time as Energy Services consummates a business combination, will not be exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of the initial public offering held in the trust fund have been invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

New Accounting Pronouncements

          During December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” SFAS No. 141 (R) is effective for fiscal years beginning after December 15, 2008. Earlier application is prohibited. Assets and liabilities that arose from business combinations which occurred prior to the adoption of FASB No. 141(R) should not be adjusted upon the adoption of SFAS No. 141(R). SFAS No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the business combination; establishes the acquisition date as the measurement date to determine the fair value of all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. As it relates to recognizing all (and only) the assets acquired and liabilities assumed in a business combination, costs an acquirer expects but is not obligated to incur in the future to exit an activity of an acquiree or to terminate or relocate an acquiree’s employees are not liabilities at the acquisition date but must be expensed in accordance with other applicable generally accepted accounting principles. Additionally, during the measurement period, which should not exceed one year from the acquisition date, any adjustments that are needed to assets acquired and liabilities assumed to reflect new information obtained about facts and circumstances that existed as of that date will be adjusted retrospectively. The acquirer will be required to expense all acquisition-related costs in the periods such costs are incurred other than costs to issue debt or equity securities. SFAS No. 141(R) will have no impact on our consolidated financial position, results of operations or cash flows at the date of adoption, but it could have a material impact on our consolidated financial position, results of operations or cash flows in the future when it is applied to acquisitions which occur in the fiscal year beginning September 20, 2009.

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” SFAS No. 157 defines fair value, establishes methods used to measure fair value and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal periods, as it relates to financial assets and liabilities that are carried at fair value. SFAS No. 157 also requires certain tabular disclosures related to results of applying SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS No. 142, “Goodwill and Other Intangible Assets.” On November 14, 2007, the FASB provided a one year deferral for the implementation of SFAS No. 157 for non-financial assets and liabilities. SFAS No. 157 excludes from its scope SFAS No. 123 (R), “Share-Based Payment” and its related interpretive accounting pronouncements that address share-based payment transactions. Based on the assets and liabilities on our balance sheet as of March 31 , 200 8 , we do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items at fair value that are not currently required to be measured. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Based on the assets and liabilities on our balance sheet as of March 31, 200 8 , we do not expect the adoption of SFAS No. 159 to have any impact on our consolidated financial position, results of operations or cash flows.

INFORMATION ABOUT ST PIPELINE

Business Overview

          ST Pipeline, Inc. was organized in 1990 as a corporation under the laws of the State of West Virginia and is engaged in the construction, replacement and repair of natural gas transmission pipelines for utility companies and private natural gas companies. The majority of ST Pipeline’s customers are located in West Virginia and the surrounding Mid-Atlantic states. ST Pipeline builds, but does not own natural gas pipelines for its customers that are part of both interstate and intrastate pipeline systems that move natural gas from producing regions to consumption regions. ST Pipeline is involved in the construction of both interstate and intrastate pipelines, with an emphasis on the latter. ST Pipeline also constructs storage facilities for its natural gas customers. ST Pipeline’s other services include liquid pipeline construction, pump station construction, production facility construction and other services related to pipeline construction. Since 2002, ST Pipeline has completed over 225 miles of pipeline, with its longest project consisting of 69 miles of pipeline. ST Pipeline is not directly involved in the exploration, transportation or refinement of natural gas.

          Set forth below is information regarding the sales, assets and operating income of ST Pipeline’s business.

	March 31,	Year Ended December 31,
	2008	2007	2006	2005

Sales	$14,494,683	$100,385,098	$49,771,580	$22,936,383
Operating Income	2,809,610	27,889,843	3,353,235	1,418,221
Assets	22,695,185	33,413,342	11,137,798	10,137,954

           During 2007 , ST Pipeline’s largest current project consist ed of a 69 mile pipeline construction and installation project for Equitrans in Kentucky. This project comprised 92% of 2007 revenue and was substantially complete in January 2008.

          Our services include the removal of and/or repair of existing pipelines, installation of new pipelines, construction of pump stations, site work for pipelines and various other services relating to pipelines.

          ST Pipeline is subject to extensive state and federal regulation, particularly in the areas of the siting and construction of new pipelines. The work performed by ST Pipeline on many projects relates to lines that are regulated by the US Department of Transportation and therefore the work must be performed within the rules and guidelines of the US Department of Transportation. In addition, work at the various sites must comply with all environmental laws, whether it be federal, state or local.

Customers and Marketing

          ST Pipeline customers include Equitable Resources and various of its subsidiaries, Nisource/Columbia Gas Transmission, Nisource/Columbia Gas of Ohio and Dominion Resources. During the year ended December 31, 2007, Equitable Resources/ Equitrans was ST Pipeline’s largest customer, accounting for approximately 92% of total revenues. There can be no assurance that Equitable Resources/ Equitrans or any of ST Pipeline’s other principal customers will continue to employ ST Pipeline’s services or that the loss of any of such customers or adverse developments affecting any of such customers would not have a material adverse effect on ST Pipeline’s financial condition and results of operations. However, due to the nature of ST Pipeline’s operations, the major customers and sources of revenues may change from year to year.

          ST Pipeline’s sales force consists of industry professionals with significant relevant sales experience who utilize industry contracts and available public data to determine how to most appropriately market ST Pipeline’s line of products. We rely on direct contact between our sales force and our customers’ engineering and contracting departments in order to obtain new business. Due to the occurrence of inclement weather during the winter months, the business of ST Pipeline, i.e., the construction of pipelines, is somewhat seasonal in that most of the work is performed during the non-winter months.

Backlog/New Business

          A company’s backlog represents orders which have not yet been processed. At December 31, 2007, ST Pipeline had a backlog of work to be completed on contracts of $5.4 million. At December 31, 2006, ST Pipeline had a backlog of work on contracts of $57.3 million. Due to the timing of ST Pipeline’s construction contracts and the long-term nature of some of our projects, portions of our backlog may not be completed in the current fiscal year. At March 31, 2008, ST Pipeline had a backlog of $14.3 million. Between April 1, 2008 and May 6 , 2008, ST Pipeline entered into additional contracts with estimate revenues of approximately $ 18.5 million.

Types of Contracts

          Our contracts are usually awarded on a competitive and negotiated basis. While contracts may be of a lump sum for a project or one that is based upon time and materials, most of the work is bid based upon unit prices for various portions of the work with a total agreed-upon price based on estimated units . The actual revenues produced from the project will be dependent upon how accurate the customer estimates are as to the units of the various items.

Raw Materials and Suppliers

          The principal raw materials that we use are metal plate, structural steel, pipe, fittings and selected engineering equipment such as pumps, valves and compressors. For the most part, the largest portion of these materials are supplied by the customer. The materials that ST Pipeline purchases would predominately be those of a consumable nature on the job, such as small tools and environmental supplies. We anticipate being able to obtain these materials for the foreseeable future.

Industry Factors

          ST Pipeline’s revenues, cash flows and earnings are substantially dependent upon, and affected by, the level of natural gas exploration development activity and the levels of integrity work on existing pipelines. Such activity and the resulting level of demand for pipeline construction and related services are directly influenced by many factors over which ST Pipeline has no control. Such factors include, among others, the market prices of natural gas, market expectations about future prices, the volatility of such prices, the cost of producing and delivering natural gas, government regulations and trade restrictions, local and international political and economic conditions, the development of alternate energy sources and the long-term effects of worldwide energy conservation measures. Substantial uncertainty exists as to the future level of natural gas exploration and development activity.

          ST Pipeline cannot predict the future level of demand for its pipeline construction services, future conditions in the pipeline construction industry or future pipeline construction rates.

          ST Pipeline maintains banking relationships with three financial institutions and has lines of credit borrowing facilities with these institutions. These lines of credit facilities are due to expire in June and July of 2008. ST Pipeline expects to renew these facilities and has no reason to believe that they will not be renewed. ST Pipeline’s facilities have been sufficient to provide ST Pipeline with the working capital necessary to complete their ongoing projects. ST Pipeline also has an irrevocable standby letter of credit in the amount of $950,542.

Competition

          The pipeline construction industry is a highly competitive business characterized by high capital and maintenance costs. Pipeline contracts are usually awarded through a competitive bid process and, while ST Pipeline believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and the ability to complete the project in a timely manner are the primary factors in determining which contractor is awarded a job. There are a number of regional and national competitors that offer services similar to ours. Certain of ST Pipeline’s competitors have greater financial and human resources than ST Pipeline, which may enable them to compete more efficiently on the basis of price and technology. Our largest competitors are Otis Eastern, LA Pipeline and Apex Pipeline.

Operating Hazards and Insurance

          ST Pipeline’s operations are subject to many hazards inherent in the pipeline construction business, including, for example, operating equipment in mountainous terrain, people working in deep trenches and people working in close proximity to large equipment. These hazards could cause personal injury or death, serious damage to or destruction of property and equipment, suspension of drilling operations, or substantial damage to the environment, including damage to producing formations and surrounding areas. ST Pipeline seeks protection against certain of these risks through insurance, including property casualty insurance on its equipment, commercial general liability and commercial contract indemnity, commercial umbrella and workers’ compensation insurance.

          ST Pipeline’s insurance coverage for property damage to its equipment is based on ST Pipeline’s estimate of the cost of comparable used equipment to replace the insured property. There is a deductible per occurrence on rigs and equipment of $10,000, except for underground occurrence which is $25,000 per occurrence and $2,500 for miscellaneous tools. ST Pipeline’s third party liability insurance coverage under the general policy is $1.0 million per occurrence, $2.0 million in the aggregate with a self insured retention of $500,000 per occurrence. ST Pipeline’s commercial umbrella policy coverage consists of $5.0 million primary umbrella insurance and $5.0 million second layer umbrella per occurrence. ST Pipeline believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect ST Pipeline against liability for all consequences of well disasters, extensive fire damage or damage to the environment.

Government Regulation and Environmental Matters

          General. ST Pipeline’s operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, natural gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the natural gas industry, by changes in such laws and by changes in administrative regulations. Although significant capital expenditures may be required to comply with such laws and regulations, to date, such compliance costs have not had a material adverse effect on the earnings or competitive position of ST Pipeline. In addition, ST Pipeline’s operations are vulnerable to risks arising from the numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

          Environmental Regulation. ST Pipeline’s activities are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and the preservation of natural resources. Such laws and regulations concern, among other things, the containment, disposal and recycling of waste materials, and reporting of the storage, use or release of certain chemicals or hazardous substances. Numerous federal and state environmental laws regulate drilling activities and impose liability for discharges of waste or spills, including those in coastal areas. ST Pipeline has conducted pipeline construction in or near ecologically sensitive areas, such as wetlands and coastal environments, which are subject to additional regulatory requirements. State and federal legislation also provide special protections to animal and marine life that could be affected by ST Pipeline’s activities. In general, under various applicable environmental programs, ST Pipeline may potentially be subject to regulatory enforcement action in the form of injunctions, cease and desist orders and administrative, civil and criminal penalties for violations of environmental laws. ST Pipeline may also be subject to liability for natural resource damages and other civil claims arising out of a pollution event. ST Pipeline would be responsible for any pollution event that was caused by its actions. It has insurance that it believes is adequate to cover any such occurrences.

          Environmental regulations that affect ST Pipeline’s customers also have an indirect impact on ST Pipeline. Increasingly stringent environmental regulation of the natural gas industry has led to higher drilling costs and a more difficult and lengthy well permitting process.

          The primary environmental statutory and regulatory programs that affect ST Pipeline’s operations include the following: Department of Transportation regulations, regulations set forth by agencies such as Federal Energy Regulatory Commission and various environmental agencies including state, federal and local government.

          Health And Safety Matters. ST Pipeline’s facilities and operations are also governed by various other laws and regulations, including the federal Occupational Safety and Health Act, relating to worker health and workplace safety. As an example, the Occupational Safety and Health Administration has issued the Hazard Communication Standard. This standard applies to all private-sector employers, including the natural gas exploration and producing industry. The Hazard Communication Standard requires that employers assess their chemical hazards, obtain and maintain certain written descriptions of these hazards, develop a hazard communication program and train employees to work safely with the chemicals on site. Failure to comply with the requirements of the standard may result in administrative, civil and criminal penalties. ST Pipeline believes that appropriate precautions are taken to protect employees and others from harmful exposure to materials handled and managed at its facilities and that it operates in substantial compliance with all Occupational Safety and Health Act regulations. While it is not anticipated that ST Pipeline will be required in the near future to make material expenditures by reason of such health and safety laws and regulations, ST Pipeline is unable to predict the ultimate cost of compliance with these changing regulations.

Research and Development/Intellectual Property

          ST Pipeline has not made any material expenditures for research and development. ST Pipeline does not own any patents, trademarks or licenses.

Legal Proceedings

          ST Pipeline is not a party to any legal proceedings, other than in the ordinary course of business, that if decided in a manner adverse to ST Pipeline would be materially adverse to ST Pipeline’s financial condition or results of operations.

Facilities and Other Property

          ST Pipeline operates from its main office at 5 Youngstown Drive, Clendenin, West Virginia. This property is leased at a cost of $3,750 per month. In addition, ST Pipeline is currently leasing a warehouse lot in Prestonsburg, Kentucky. The lease payment on the lot is $300 per month. ST Pipeline believes that its properties are adequate to support its operations.

Employees

          As of March 31, 2008 , ST Pipeline had approximately 226 employees, of which approximately 27 were salaried and approximately 199 were employed on an hourly basis. A number of ST Pipeline’s employees are represented by trade unions represented by any collective bargaining unit. ST Pipeline’s management believes that ST Pipeline’s relationship with its employees is good.

          ST Pipeline may from time to time be involved in litigation arising in the ordinary course of business. At March 31, 2008 , ST Pipeline was not involved in any material legal proceedings, the outcome of which would have a material adverse effect on its financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ST PIPELINE

          You should read the following discussion of the financial condition and results of operations of ST Pipeline in conjunction with ST Pipeline’s historical combined financial statements and related notes contained elsewhere herein. Among other things, those historical combined financial statements include more detailed information regarding the basis of presentation for the following information.

Forward-Looking Statements

          Within ST Pipeline’s financial statements and this discussion and analysis of the financial condition and results of operations, there are included statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “may”, “will”, “should”, “could”, “expect”, “believe”, “intend” and other words of similar meaning.

          These forward-looking statements are not guarantees of future performance and involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or beyond our control. ST Pipeline has based it s forward-looking statements on management’s beliefs and assumptions based on information available to the management at the time the statements are made. Actual outcomes and results may differ materially from what is expressed, implied and forecasted by the forward-looking statements and that any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions and by known or unknown risks and uncertainties.

          ST Pipeline’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this report. In addition, ST Pipeline does undertake and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report or otherwise.

Introduction

          ST Pipeline is a regional provider of contracting services to the natural gas industry and the oil industry. ST Pipeline derives its revenues from one reportable segment. ST Pipeline customers are primarily natural gas and oil companies. ST Pipeline had total revenues of $14.5 million for the three months ended March 31, 2008 and $100.4 million for the year ended December 31, 2007, each of which primarily came from the natural gas industry. 2007 revenues were significantly higher than in prior years as a result of a contract for a significantly large project. Based upon management’s assessment of historical revenue for ST Pipeline operating results for 2008 are expected to be significantly lower than in 2007, but will return to a normalized level.

          ST Pipeline’s customers include many of the leading companies in the natural gas and oil industries. ST Pipeline strives to make and keep strong relationships with all its customers and where possible to maintain and keep a status as a preferred vendor. ST Pipeline enters into various types of contracts, including competitive unit price, cost-plus (or time and materials basis) and fixed price (lump sum) contracts. The terms of the contracts will vary greatly from job to job and customer to customer though most contracts are on the basis of either the unit pricing in which we agree to do the work for a price per unit of work performed or for a fixed amount for the entire project. Most of ST Pipeline’s projects are completed within one year from the start of the work. Some of ST Pipeline’s customers require ST Pipeline to post performance and/or payment bonds upon execution of the contract, depending upon the nature of the work performed.

          ST Pipeline generally recognizes revenue on its unit price and cost-plus contracts when units are completed or services are performed. For fixed price contracts, ST Pipeline usually records revenues as work on the contract progresses on a percentage of completion basis. Under this valuation method, revenue is recognized based on the percentage of total costs incurred to date in proportion to total estimated costs to complete the contract. Many contracts also include retainage provisions under which a percentage of the contract price is withheld until the project is complete and has been accepted by our customer.

          ST Pipeline is taxed as an S-Corporation. Accordingly, the financial statements do not contain any provision for income taxes.

Seasonality and cyclical nature: Fluctuation of Results

          ST Pipeline’s revenues and results of operations can and usually are subject to seasonal variations. These variations are the result of weather, customer spending patterns, bidding seasons and holidays. The first quarter of the year typically produces the lowest revenues because inclement weather conditions cause delays in production and customers usually do not plan large projects during that time. The second quarter often has some inclement weather which can cause delays in production. The third quarter usually is least impacted by weather and usually has the largest number of projects underway. The fourth quarter is usually lower than the third due to the various holidays. Many projects are completed in the fourth quarter and revenues are often impacted by customers seeking to either spend their capital budget for the year or scale back projects due to capital budget overruns. However, in rare circumstances in which the weather is less inclement in the first and second quarters, those quarters could perform better than normal while if there would occur more inclement weather in the third or fourth quarter or customers cut back on their spending, the performances in those quarters could be less.

          In addition to the fluctuations discussed above, our industry can be highly cyclical. As a result, ST Pipeline’s volume of business may be adversely affected by where customers are in the cycle and thereby their financial condition as to their capital needs and access to capital to finance those needs. For example ST Pipeline would normally be bidding on and receiving contracts in the first quarter of the year. However, entering 2007, ST Pipeline had the contract for the large project in place as well as a backlog of $57.3 million. For 2008, ST Pipeline is in a more normal position with a backlog of $5.4 million and will be bidding for many contracts during the first quarter.

          Accordingly, ST Pipeline’s operating results in any particular quarter or year may not be indicative of the results that can be expected for any other quarter or any other year. Please see “Understanding Gross Margins” and “Outlook” below for discussions of trends and challenges that may affect ST Pipeline’s financial condition and results of operations.

Understanding Gross Margins

          ST Pipeline’s gross margin is gross profit expressed as a percentage of revenues. Cost of revenues consists primarily of salaries, wages and some benefits to employees, depreciation, fuel and other equipment, equipment rentals, subcontracted services, portions of insurance, facilities expense, materials and parts and supplies. Various factors, some of which are controllable (e.g., our fixed costs) and some of which are not (e.g., weather-related delays) impact ST Pipeline’s gross margin on a quarterly or annual basis.

          Seasonal. As discussed above, seasonal patterns can have a significant impact on gross margins. Usually, business is slower in the winter months versus the warmer months. Competition for projects may be greater during the winter months when most contractors are experiencing slower amounts of business.

          Weather. Adverse or favorable weather conditions can impact gross margin in a given period. Periods of wet weather, snow or rainfall, as well severe temperature extremes can severely impact production and therefore negatively impact revenues and margins. Conversely, periods of dry weather with moderate temperatures can positively impact revenues and margins due to the opportunity for increased production and efficiencies.

          Revenue Mix. The mix of revenues between customer types and types of work for various customers will impact gross margins. Some projects will have more margins while others that are extremely competitive in bidding may have narrower margins.

          Service and Maintenance Compared to Installation. In general, installation work has a higher gross margin than maintenance work. This is due to the fact that installation work usually is more of a fixed price nature and therefore has higher risks involved. Accordingly, a higher portion of the revenue mix from installation work typically will result in higher margins.

          Subcontract work. Work that is subcontracted to other service providers generally has lower gross margins. Increases in subcontract work as a percentage of total revenues in a given period may contribute to a decrease in gross margin.

          Materials and Labor. Typically materials supplied on projects have smaller margins than labor. Accordingly, projects with a higher material cost in relation to the entire job will have a lower overall margin.

          Depreciation. Depreciation is included in our cost of revenue. This is a common practice in ST Pipeline’s industry, but can make comparability to other companies difficult.

Selling, General and Administrative Expenses

          Selling, general and administrative expenses consist primarily of compensation and related benefits to management, administrative salaries and benefits, marketing, communications, office and utility costs, professional fees, bad debt expense, letter of credit fees, general liability insurance and miscellaneous other expenses.

Results of Operations

           The following table sets forth the statements of operations data and such data as a percentage of revenues for the three-month periods ended March 31, 2008 and 2007 (dollars in thousands):

	200 8		200 7

	Amount	Percent	Amount	Percent

Revenues	$14,495	100.0%	$17,944	100.0%
Cost of Revenue	11,312)	78.7%	13,530	75.4%

Gross Profit	3,183	22.0%	4,414	24.6%
Selling, general and administrative expenses	373	2.6%	285	1.6%
Income from operations	2,809	19.4%	4,130	23.0%
Interest expense	(52)	0.4%	(78)	0.4%
Interest income	19)	(0.1)%	12	(0.1)%
Net other	249	(1.7)%	1	(0.0)%

Income before tax	3026	20.9%	4,065	22.7%
Provision for income taxes	—	0.0%	—	0.0%

Net income	$3,026	20.9%	$4,065	22.7%

          The following table sets forth the statements of operations data and such data as a percentage of revenues for the years indicated (dollars in thousands):

	2007		2006		2005

	Amount	Percent	Amount	Percent	Amount	Percent

Revenues	$100,385	100.0%	$49,772	100.0%	$22,936	100.0%
Cost of Revenue	70,948	70.7%	45,123)	90.7%	20,538	89.4%

Gross Profit	29,437	29.3%	4,649	9.3%	2,398	10.5%
Selling, general and administrative expenses	$1,547	1.5%	$1,296	2.6%	$980	4.3%

Income from operations	27,890	27.8%	3,353	6.7%	1,418	6.2%

Interest expense	(299)	0.3%	(289)	0.6%	(72)	0.3%
Interest income	45	0.0%	60)	(0.1)%	17	(0.1)%
Net other	308	(0.3)%	212	(1.4)%	287	(1.3)%

Income before tax	27,944	27.8%	3,336	6.7%	1,650	7.2%
Provision for income taxes	—	0.0%	—	0.0%	—	0.0%

Net income	$27,944	27.8%	$3,336	6.7%	$1,650	7.2%

Comparison of Operating Results of the three months ended March 31, 2008 and 2007

           Revenues. Revenues decreased by $3.4 million or 19.2% to $14.5 million for the three months ended March 31, 2008. This decrease was primarily due to the fact that the company was the successful bidder on a $ 92 million contract for 69 miles of 20 inch pipe and substantially completed that project during 2007. Revenues for 2008 included $6.5 million related to the large project that was substantially completed in January 2008. Volumes for 2008 are at a more historically normal level.

           Cost of Revenues . Cost of revenues decreased for 2007 by $2.2 million or 16.4% to $11.3 million for the three months ended March 31, 2008 from $13.5 million for the three months ended March 31, 2007. This decrease was directly attributable to the decrease in revenues.

           Gross Profit. Gross profit decreased $1.2 million or (27.9%) to $3.2 million for the three months ended March 31, 2008. As a percentage of revenue, gross profit decreased from 23.0% to 19.4%. The primary cause of this decrease was the increased revenues that occurred because of the large job in 2007 and the fact that ST Pipeline’s fixed costs did not increase proportionately. Also, due to the added risk in the larger job, it had much higher margins built into it.

           Selling general and administrative expenses. Selling, general and administrative expenses increased by $88,000 (31.1%) to $0.4 million for the three months ended March 31, 2008. This increase was primarily due to legal and professional fees associated with getting an audit for the first time and additional legal matters.

           Income from Operations. Income from operations decreased $1.3 million or 31.9% to $2.8 million for the three months ended March 31, 2008 from $4.1 million for the three months ended March 31, 2007. As with the gross profit, the primary cause of this decrease was the increased revenues that occurred because of the large job in 2007 and the fact that ST Pipeline’s fixed costs did not increase proportionately. Also, due to the added risk in the larger job, it had much higher margins built into it.

           Interest Expense Interest expense decreased $26,000 to $52,000 for the three months ended March 31, 2008. This decrease was caused primarily by the paydowns made on periodic borrowings from lines of credit.

           Other Non Operating Income. Other non-operating income increased by 247,000 for the three months ended March 31, 2008 to $249,000. This increase was primarily caused by the rental of company equipment not being used in construction projects.

          Income taxes . Income taxes have not been provided because ST Pipeline, by consent of its shareholders, has elected to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders and taxed at their individual rates.

           Net Income. Net Income decreased by $1.0 million or 25.6% to $3.0 million for the three months ended March 31, 2008 from net income of $4.1 million for the three months ended March 31, 2007. The decreased revenue volume and margin of profitability as discussed in the gross margin section was the primary cause of this decrease.

Comparison of Operating Results of the years ended December 31, 2007 and 2006

           Overview . In the year 2007 substantially all of ST Pipeline’s efforts were focused on delivery on a $92 million contact for 69 miles of pipeline. The size of the contract, the risks involved and the small pool of companies able to deliver on this project contributed to an above normal projected profit margin, which ST Pipeline was able to realize. This project was 3.8 times larger than any contract previously performed, and is not likely to recur. Accordingly, 2007 operating results are not indicative of future performance. Backlog at December 31, 2007 was minimal because of the concentration of resources on the large job. However, additional contracts are expected to be entered into during the first and second quarters of 2008 and revenues for 2008 are projected to be at or exceed 2006 levels.

           St Pipeline primarily services one segment of the pipeline business, concentrating in the repair and construction of transmission lines that carry natural gas from location to location rather than to the ultimate consumer. The demand for transmission lines is dependent on demand for increased production and delivery capacity, which can vary greatly, causing fluctuations in the amount of revenue from year to year.

          Revenues. Revenues increased by $50.6 million or 101.6% to $100.4 million for the year ended December 31, 2007. This increase was primarily due to the fact that ST Pipeline was the successful bidder on a $92 million contract for 69 miles of 20 inch pipe and substantially completed that project during 2007.

          Cost of Revenues. Cost of revenues increased for 2007 by $25.8 million or 57.2% to $70.9 million for the year ended December 31, 2007 from $45.1 million for the year ended December 31, 2006. This increase was directly attributable to the large project referenced above.

          Gross Profit. Gross profit increased $24.8 million, or 538% to $29.4 million for the year ended December 31, 2007. As a percentage of revenue, gross profit increased from 9.3% to 29.3%. The primary driver of this increase was the increased revenues that occurred because of the large job and the fact that the Company’s fixed costs did not increase proportionately. Also, due to the added risk in the larger job, it had much higher margins built into it.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $251,000, or 19.4% to $1.5 million for the year ended December 31, 2007. This increase was primarily due to legal and professional fees associated with our initial audit and other accounting and legal matters.

          Income from Operations. Income from operations increased $24.5 million or 731.7% to $27.9 million for the year ended December 31, 2007 from $3.3 million for the year ended December 31, 2006. As with the gross profit, the increased revenues were associated with the large project referenced above as well as ST Pipeline’s fixed costs not increasing proportionately.

          Interest Expense. Interest expense increased $10,000 to $300,000 for the year ended December 31, 2007. This increase was driven primarily by the periodic borrowings from an existing line of credit to finance the initial costs of new projects added revenue volumes.

          Income taxes. Income taxes have not been provided because ST Pipeline by consent of its shareholders has elected to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders, who are taxed at their individual rates.

          Net Income. Net income increased by $24.6 million or 737.6% to $27.9 million for the year ended December 31, 2007, from net income of $3.3 million for the year ended December 31, 2006. The increased revenue volume and margin of profitability as discussed in the gross margin section was the primary reasons for this increased net income.

Comparison of Operating Results of the Years ended December 31, 2006 and 2005

          Revenues. Revenues increased by $26.8 million, or 117.0%, to $49.8 million for the year ended December 31, 2006. The increase was due to an increase in the number of larger projects awarded to ST Pipeline and an increase in the overall number of projects initiated for customers.

          Cost of Revenues. Cost of revenues increased by $24.5 million, or 120.0%, to $45.1 million for the year ended December 31, 2007, from $ 20.5 million for the year ended December 31, 2006. The increase was primarily due to the increase in contracts discussed above, with the cost of revenue percentage remaining relatively unchanged from the prior year.

          Gross Profit. Gross profit increased $2.2 million, or 93.9%, to $4.6 million for the year ended December 31, 2006. As a percentage of revenue, gross profit decreased from 10.5% to 9.3%. The primary reason for this decrease was the mix of jobs that ST Pipeline performed during the year, including some projects with lower margins due to unanticipated higher costs of completion.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $315,000, or 32.2%, to $1.3 million for the year ended December 31, 2006. This increase was primarily due to increased General Liability insurance as the number and size of the projects ST Pipeline worked on increased.

          Income from Operations. Income from operations increased by $1.9 million, or 136.7%, to $3.4 million for the year ended December 31, 2006, from $1.4 million for the year ended December 31, 2005. This increase was due to larger, new projects and an increase in the projects awarded to ST Pipeline.

          Interest Expense. Interest Expense increased $217,000 to $289,000 at December 31, 2006. This increase was a result of the increased use of the lines of credit to maintain new projects as the number and size of our projects increased.

          Income Taxes. Income taxes have not been provided because ST Pipeline by consent of its shareholders has elected to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders and taxed at their individual rates.

          Net Income. Net income increased by $1.7 million to $3.3 million for the year ended December 31, 2006, from $1.7 million for the year ended December 31, 2005. This increase was the result of additional revenues from the increase in the number and size of the projects ST Pipeline worked on.

Comparison of Financial Condition at March 31, 2008 and December 31, 2007

           Assets. Assets decreased by $10.7 million to $22.7 million at March 31, 2008 from $33.4 million at December 31, 2007. The decrease was due in large part to a decrease in accounts receivable, which decreased by $13.8 million to $12.7 million due to the collection of the added revenues from 2007.

           Liabilities. Liabilities decreased from $9.7 million at December 31, 2007 to $3.1 million at March 31, 2008. This decrease was due primarily to the paydown of lines of credit from the collection of accounts receivable related to the large volume in revenues in 2007.

           Stockholders’ Equity. Stockholders equity decreased from $23.7 million at December 31, 2007 to $19.6 million at March 31, 2008, due to the net income for 2008 of $3.0 million, which was more than offset by $7.1 million of distributions. ST Pipeline intends to distribute all of 2007 earnings (except for $4.2 million required to be retained) to shareholders prior to the closing of the acquisition of ST Pipeline by Energy Services Acquisition Corp. as described elsewhere in this proxy statement. Similarly, ST Pipeline intends to distribute 95% of 2008 earnings (up to the month end prior to closing of the acquisition) to shareholders prior to closing. Deducting the withdrawals already made in 2008, the additional withdrawals necessary to cover 2007 and 2008 earnings would be anticipated to be $10.9 million.

Comparison of Financial Condition at December 31, 2007 and 2006

          Assets. Assets increased by $22.3 million to $33.4 million at December 31, 2007, from $11.1 million at December 31, 2006. The increase was due in large part to accounts receivable, which increased by $19.7 million to $26.4 million at December 31, 2007 due to the increased revenues in 2007. As of May 19, 2008, $ 18.8 million of the outstanding $26.4 million in accounts receivable and retainage receivables had been collected. It is anticipated that the remaining $7.7 million, which includes $7.5 million of retainage receivable will be collected within the next two quarters since there are no remaining contingencies on these contracts, although there can be no assurance of this occurring. Retainage is typically held by the customer for several months after a contract is completed to ensure compliance with such contract.

          Liabilities. Liabilities increased from $6.3 million at December 31, 2006 to $9.7 million at December 31, 2007. This increase was due primarily to the increased utilization of existing lines of credit and accounts payable related to the increase in ST Pipeline’s revenues.

          Stockholders’ Equity. Stockholders’ equity increased from $4.9 million at December 31, 2006 to $23.7 million at December 31, 2006 due to the increased net income for 2007 of $27.9 million, partially offset by $9.1 million of distributions to stockholders. It is the intention of ST Pipeline to distribute all of its 2007 net income, excluding $4.2 million, to shareholders prior to the closing of the acquisition of ST Pipeline by Energy Services Acquisition Corp. in accordance with the Agreement and Plan of Merger. At December 31, 2007, an additional $14.7 million of 2007 earnings would be entitled to be withdrawn prior to closing of the merger.

Liquidity and Capital Resources

Cash Requirements

          Our cash and cash equivalents at March 31, 2008 was $3 .7 million. The cash and cash equivalents, along with our available credit facilities and our anticipated future cash flows from operations, should provide sufficient cash to meet our operating needs. However, with the current high energy demand and the resulting increased demand for our services, we could need significant additional working capital.

          ST Pipeline had significant receivables at December 31, 2007 as a result of the $10.3 million in retainage receivables related to our large contract with Equitable Resources/Equitrans. These are portions of the billings on contracts that are held back by the customer to ensure that the contract is completed to the correct specifications. All or a portion of these amounts are not collected until after the contract is completed. Accordingly, keeping these amounts outstanding for longer periods requires the company to have added cash needs. After completion of the contract and collection of the retainage receivable, total accounts receivable are expected to decline.

Sources and Uses of Cash

           As of March 31, 2008, we had $3.7 million in cash, working capital of $17.5 million and long term debt net of current maturities of $294,000. The long term debt consists primarily of term debt for equipment purchases. The maturities of the total long term debt at March 31, 2008 as follows:

2008	2009	2010	2011

$172,931	$234,653	$95,014	$5,803

          As of December 31, 2007, we had $3.9 million in cash, working capital of $21.1 million and long term debt net of current maturities of $176,000. The long term debt consists primarily of term debt for equipment purchases. The maturities of the total long term debt is as follows:

2008	2009	2010

$262,247	$122,704	$53,292

           ST Pipeline has three lines of credit to provide for our temporary cash needs. We have a line for $3.0 million with a local community bank that will expire June 2, 2008, a $3.5 million line with a large regional bank that will expire June 5, 2008 and a $5.0 million line with a large regional bank that will expire on July 5, 2008. Management believes that these lines are adequate to meet our cash needs.

Although it is fully anticipated that these lines will be renewed by the various banks, should they not be renewed, that could create cash flow problems for us.

Off-Balance Sheet transactions

          Due to the nature of our industry, we often enter into certain off-balance sheet arrangements in the ordinary course of business that result in risks not directly reflected in our balance sheets. Though most of the following off-balance sheet arrangements are not material in nature, they include:

          Leases. Our work often requires us to lease various facilities, equipment and vehicles. These leases are usually short term in nature (one year or less) though we occasionally may enter into longer term leases when warranted. By leasing equipment, vehicles and facilities, we are able to reduce are capital outlay requirements for equipment vehicles and facilities that we may only need for short periods of time. ST Pipeline rents real estate from its stockholders-officers under long-term lease agreements. The lease agreement requires monthly rental payments of $3,750 and extends through January 1, 2012. ST Pipeline believes these rental payments are at market rates.

          Letters of Credit. Certain of ST Pipeline’s customers and vendors may require letters of credit to secure payments that the vendors are making on its behalf or to secure payments to subcontractors, vendors, etc. on various customer projects. At December 31, 2007, ST Pipeline was contingently liable on an irrevocable letter of credit for $825,280 to guarantee payments of insurance premiums to the group captive insurance company through which ST Pipeline obtains its general liability insurance.

          Performance Bonds. Some customers, particularly new ones or governmental agencies require ST Pipeline to post bid bonds, performance bonds and payment bonds. These bonds are obtained through insurance carriers and guarantee to the customer that ST Pipeline will perform under the terms of a contract and that ST Pipeline will pay subcontractors and vendors. If ST Pipeline fails to perform under a contract or to pay subcontractors and vendors, the customer may demand that the insurer make payments or provide services under the bond. ST Pipeline must reimburse the insurer for any expenses or outlays it is required to make. Depending upon the size and conditions of a particular contract, ST Pipeline may be required to post letters of credit or other collateral in favor of the insurer. Posting of these letters or other collateral will reduce ST Pipeline’s borrowing capabilities. Historically, ST Pipeline has never had a payment made by an insurer under these circumstances and does anticipate any claims in the foreseeable future. At December 31, 2007, ST Pipeline had no bonds issued by the insurer outstanding.

          Contractual Obligations. At December 31, 2007, ST Pipeline had future contractual obligations as follows:

	2008	2009	2010	2011

Long Term Debt	$262,247	$122,704	$53,292	$—
Lease Payments	45,000	45,000	45,000	45,000

Total	$307,247	$167,704	$98,292	$45,000

          Concentration of Credit Risk. In the ordinary course of business ST Pipeline grants credit under normal payment terms, generally without collateral, to our customers, which include natural gas and oil companies, general contractors, and various commercial and industrial customers located within the United States. Consequently, ST Pipeline is subject to potential credit risk related to business and economic factors that would affect these companies. However, ST Pipeline generally has certain statutory lien rights with respect to services provided. Under certain circumstances such as foreclosure, ST Pipeline may take title to the underlying assets in lieu of cash in settlement of receivables. ST Pipeline had only one customer that exceeded ten percent of revenues for the year ended December 31,

2007. This was Equitrans LP which accounted for 92% of revenues for the year ended December 31, 2007.

          Litigation. ST Pipeline is a party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business. These actions typically seek, among other things, compensation for alleged personally injury, breach of contract and/or property damages, punitive damages, civil penalties or other losses, or injunctive or declaratory relief. With respect to all such lawsuits, claims, and proceedings, ST Pipeline records reserves when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. ST Pipeline does not believe that any of these proceedings, separately or in aggregate, would be expected to have a material adverse effect on its financial position, results of operations or cash flows.

          Related Party Transactions. Other than the lease of certain buildings by ST Pipeline from its principal owners, there are no related party transactions. The annual rental payment during 2007 was $45,000, which ST Pipeline believes is at the market rate.

Inflation

          Due to relatively low levels of inflation during the years ended December 31, 2005, 2006 and 2007, inflation did not have a significant effect on ST Pipeline’s results.

New Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” SFAS No. 157 defines fair value, establishes methods used to measure fair value and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal periods, as it relates to financial assets and liabilities that are carried at fair value. SFAS No. 157 also requires certain tabular disclosures related to results of applying SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS No. 142, “Goodwill and Other Intangible Assets.” On November 14, 2007, the FASB provided a one-year deferral for the implementation of SFAS No. 157 for non-financial assets and liabilities. SFAS No. 157 excludes from its scope SFAS No. 123 (R), “Share-Based Payment” and its related interpretive accounting pronouncements that address share-based payment transactions. Based on the assets and liabilities on ST Pipeline’s balance sheet as of March 31, 200 8 , ST Pipeline does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items at fair value that are not currently required to be measured. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Based on the assets and liabilities on ST Pipeline’s balance sheet as of March 31, 200 8 , ST Pipeline does not expect the adoption of SFAS No. 159 to have any impact on its consolidated financial position, results of operations or cash flows.

Critical Accounting Policies

          The discussion and analysis of ST Pipeline’s financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. ST Pipeline evaluates its estimates on an ongoing basis, based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. There can be no assurance that actual results will not differ from those estimates. ST Pipeline’s management believes the following accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

          Revenue Recognition. ST Pipeline recognizes revenue when services are performed except when work is being performed under a fixed price contract. Revenue from fixed price contracts are recognized under the percentage of completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. For billing purposes s uch contracts generally provide that the customer accept completion of progress to date and compensate us for services rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Contract costs typically include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Cost provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

          Substantially all of the contract work in 2007 for ST Pipeline was for a fixed unit price with a total agreed upon price based on estimated units . The units, such as a foot of pipeline, are measured as work progresses. The exact number of units is not precisely known until the completion of the job because the initial measure of total length may vary somewhat from actual length , but work is billed at the bid rate per unit. The percentage of completion is based on the cost incurred to date compared to total estimated costs to complete. Estimated costs to complete are reviewed monthly and adjusted as needed. The cost to cost method of determining the percentage of completion is considered the most accurate measure of revenue. The percentage of completion method is appropriate for these contracts because costs incurred and total estimated costs to complete can both be measured reasonably and dependably.

          Self Insurance. ST Pipeline is insured for general liability insurance through a captive insurance company. While ST Pipeline believes that this arrangement has been very beneficial in reducing and stabilizing insurance costs, ST Pipeline does have to maintain a letter of credit to guarantee payments of premiums. Should the captive insurance company experience severe losses over an extended period, it could have a detrimental affect on ST Pipeline.

          Current and Non Current Accounts Receivable and Provision for Doubtful Accounts. ST Pipeline provides an allowance for doubtful accounts when collection of an account is considered doubtful. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates relating to, among others, our customer’s access to capital, our customer’s willingness or ability to pay, general economic conditions and the ongoing relationship with the customer. While most of ST Pipeline’s customers are large well capitalized companies, should they experience material changes in their revenues and cash flows or incur other difficulties and not be able to pay the amounts owed, this could cause reduced cash flows and losses in excess of our current reserves. At December 31, 2007, the management review deemed that no allowance for doubtful accounts was necessary.

Outlook

          The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

          With the current high energy demand, ST Pipeline’s customers are experiencing high demand for their products. Accordingly, ST Pipeline anticipates projected spending for its customers on their transmission and distribution systems increasing over the next few years. Although ST Pipeline believes it may enter into substantial new projects during 2008, the backlog at March 31, 2008 was $14.3 million compared to $5.4 million at December 31, 2007 and $57.3 million at December 31, 2006, and no assurances can be given that ST Pipeline will be successful in those bidding processes.

          Assuming this anticipated growth occurs, we will be required to make additional capital expenditures for equipment. Currently, it is anticipated that in 2008, ST Pipeline’s capital expenditures may be between $2.5 and $3.0 million. Assuming customer demand continues to increase, this requirement could materially change. Significantly higher capital expenditure requirements will adversely affect ST Pipeline’s cash flow and require additional borrowings.

Recent Developments

           On January 22, 2008, ST Pipeline entered into an agreement to be acquired by Energy Services. Management of ST Pipeline believes that becoming affiliated with the larger, well capitalized company will enable ST Pipeline to have more flexibility in meeting the needs of its customers and in financing the continued anticipated growth in the business. The agreement calls for the stockholders of ST Pipeline to receive total consideration of $19 million, reduced by the book value of certain assets.. All except $3.0 million is to be paid to the stockholders at closing. The remaining $3.0 million consists of deferred payments to the stockholders to be paid over three years with an interest at a simple rate of 7.5% per annum. In addition, the shareholders of ST Pipeline are entitled to withdraw from ST Pipeline prior to closing, the earnings for 2007 less $4.2 million and also 95% of the earnings for 2008 up to the month end prior to closing. At March 31, 2008 the shareholders had withdrawn $15.8 million, leaving an additional $10.9 million of 2007 and 2008 earnings that would be distributed prior to closing. If sufficient cash is not available prior to or at closing then the difference would be distributed as a short-term non-interest bearing note payable.

           At the completion of the acquisition by Energy Services the S election of ST Pipeline will automatically terminate. Net income or loss of ST Pipeline subsequent to the merger will be included on the consolidated C corporation return of Energy Services. Pro forma disclosures have been added to the historical financial statements to reflect the estimated income taxes that would have been paid and the resulting net income if ST Pipeline had been taxes as a C corporation in those years.

INFORMATION ABOUT C.J. HUGHES

Business Overview

          C.J. Hughes Construction, Inc. was organized in 1946 as a corporation under the laws of West Virginia and is primarily engaged in the construction, replacement and repair of natural gas pipelines for utility companies and private natural gas companies. In addition, C.J. Hughes also engages in the installation of water and sewer lines and provides various maintenance and repair services for customers. The majority of C.J. Hughes’ customers are located in West Virginia, Virginia, Ohio, Kentucky and North Carolina. C.J. Hughes builds, but does not own, natural gas pipelines for its customers that are part of both interstate and intrastate pipeline systems that move natural gas from producing regions to consumption regions as well as building and replacing gas line services to individual customers of the various utility companies. C.J. Hughes is involved in the construction of both interstate and intrastate pipelines, with an emphasis on the latter. C.J. Hughes also constructs storage facilities for its natural gas customers. C.J. Hughes’ other services include liquid pipeline construction, pump station construction, production facility construction, water and sewer pipeline installations, and other services related to pipeline construction. At March 31, 2008 , C.J. Hughes had 362 employees. Since 2002, C.J. Hughes has completed over 350 miles of pipeline, with its longest project consisting of 10 miles of 20-inch pipe. C.J. Hughes is not directly involved in the exploration, transportation or refinement of natural gas.

Acquisition of Nitro Electric

          In May of 2007, C.J. Hughes acquired certain tangible and intangible assets of Nitro Electric Company LLC ; primarily the fixed assets, employees and business franchise. No cash or accounts receivable were acquired and no liabilities were assumed . Nitro Electric has been in business since 1960. Nitro Electric’s owners had made a business decision for various reasons to cease operations. Nitro Electric had not bid on new work for several months and was preparing for closure when approached by C.J. Hughes. Although the purchase of a business in this situation posed substantial risks of recapturing contracts and business viability, the management of C.J. Hughes, along with the retained management of Nitro Electric, not only was able to accomplish this, but was able to leverage new business from C.J. Hughes’ customer base and from performing joint contracts with C.J. Hughes. Nitro Electric provides a full range of electrical contracting services to various industries. These services include substation and switchyard services, including site preparation, packaged buildings, dry and oil-filled transformer installations and other ancillary work with regards thereto. Nitro Electric also provides general electrical services such as underground, conduit/raceway, testing, cable installation, switchgear lineups as well as a full range of data and communication installation services such as fiber optics, attenuation and OTDR testing, cell/hub systems and various other electrical services to the industrial sector. Though Nitro Electric has numerous customers, its primary focus since becoming part of C.J. Hughes has been the completion of a large project for Hitachi America. That project in Council Bluffs, Iowa, was the largest project for Nitro Electric for 2007. For the year ended December 31, 2007, Nitro Electric’s operations contributed $36.1 million of revenue to C.J. Hughes’ total revenues. Unless otherwise stated, references to C.J. Hughes include Nitro Electric.

          Set forth below is information regarding the sales, assets and operating income of C.J. Hughes’ business.

	March 31,	Year Ended December 31

	2008	2007	2006	2005

Sales	$21,735,850	$75,305,234	$31,604,911	$29,368,850
Operating Income	799,469	3,990,841	451,955	2,174,147
Total assets	33,838,587	27,248,499	14,413,914	12,811,708
Sales by product line
Pipeline	$8,821,371	$39,431,085	$31,604,911	$29,368,850
Electrical	12,914,479	36,098,589	—	—

          At December 31, 2007, C.J. Hughes’ largest current project consists of a project for Spectra Energy to start in early 2008 to install 11 miles of 30-inch pipe.

          C.J. Hughes is subject to extensive state and federal regulation, particularly in the areas of the siting and construction of new pipelines. The work performed by C.J. Hughes on many projects relates to lines that are regulated by the U.S. Department of Transportation and therefore the work must be performed within the rules and guidelines of the U.S. Department of Transportation. In addition, work at the various sites must comply with all Federal, state or local environmental laws.

          C.J. Hughes has a related company for accounting purposes that is called Contractors Rental Corporation. A condition of the transaction with Energy Services is that C.J. Hughes acquires

Contractors Rental prior to closing. The primary business of Contractors Rental is that it acts as a subsidiary to C.J. Hughes and provides labor and some equipment to complete contracts that C.J. Hughes has been awarded. Contractors Rental’s contributions to C.J. Hughes’ results of operations and financial condition are not material. All of Contractors Rental’s revenue is derived from C.J. Hughes. Contractors Rental is considered a variable interest entity under FASB Interpretation 46R, “Consolidation of Variable Interest Entities,” and as such the consolidated financial statements of C.J. Hughes include the accounts of Contractors Rental.

Customers and Marketing

          C.J. Hughes customers include Equitable Resources and various of its subsidiaries, Nisource/Columbia Gas Transmission, Nisource/Columbia Gas of Ohio and Pennsylvania, Kentucky American Water, Marathon Ashland Petroleum LLC and various state, county and municipal public service districts. During the year ended December 31, 2007, Columbia Gas of Ohio was C.J. Hughes’ largest customer, accounting for approximately 20% of total revenues. Other customers who represented over 10% of revenues in 2007 included Marathon Ashland Petroleum LLC at 18% and Columbia Gas of Pennsylvania at 12%. C.J. Hughes is not dependent upon any single customer and C.J. Hughes does not believe that the loss of any single customer would have a material adverse effect on its business. There can be no assurance that Columbia Gas of Ohio or any of C.J. Hughes’ other principal customers will continue to employ C.J. Hughes’ services or that the loss of any of such customers or adverse developments affecting any of such customers would not have a material adverse effect on C.J. Hughes’ financial condition and results of operations.

          C.J. Hughes’ sales force consists of industry professionals with significant relevant sales and work experience who utilize industry contacts and available public data to determine how to most appropriately market C.J. Hughes’ services. We rely on direct contact between our sales force and our customers’ engineering and contracting departments in order to obtain new business. Due to the occurrence of inclement weather during the winter months, the business of C.J. Hughes (i.e., the construction of pipelines) is somewhat seasonal in that most of the work is performed during the non-winter months.

          Nitro Electric’s customers include Hitachi of America, American Electric Power, Toyota and numerous other local companies. Due to the large job that was underway in 2007, Hitachi of America was the largest customer of Nitro Electric, accounting for approximately 63% of total revenues for the period that Nitro Electric was owned by C.J. Hughes (May through December). Other customers who represented over 10% of revenues of Nitro Electric included Toyota (18%) and American Electric Power (11%). While Nitro Electric had a large portion of its resources devoted to the Hitachi of America project in 2007, it is believed that in 2008 and beyond, there are many opportunities to widen the customer base. However, there can be no assurance that Hitachi of America’s business will continue and in fact the above described project should be completed in early 2008. Further, while it appears likely that most of Nitro Electric’s other customers will continue to do business with Nitro Electric, no assurances can be given to that occurring.

          As with C.J. Hughes, the sales force for Nitro Electric consists of industry professionals with significant sales and work experience who utilize industry contacts and available public data to determine how to most appropriately market Nitro Electric’s services. They rely on direct contact between their sales force and the customer’s engineering and contracting departments in order to obtain new business. While inclement weather can have some effect on Nitro Electric’s business, that effect is much less than the effect of inclement weather on C.J. Hughes.

Backlog/New Business

          A company’s backlog represents orders or contracts which have not yet been completed. At December 31, 2007, C.J. Hughes had a backlog of work to be completed on contracts of $54.2 million. At December 31, 2007, Nitro Electric had a backlog of approximately $16.4 million. At December 31, 2006, C.J. Hughes had a backlog of work on contracts of $18.6 million. Due to the timing of C.J. Hughes and Nitro Electric construction contracts and the long-term nature of some of our projects, portions of our backlog may not be completed in the current fiscal year.

Types of Contracts

          The contracts for C.J. Hughes are usually awarded on a competitive and negotiated basis. While contracts may be a lump sum for a project or one that is based upon time and materials, most of the work is bid based upon unit prices for various portions of the work. The actual revenues produced from the project will be dependent upon how accurate the customer estimates are as to the units of the various items.

Raw Materials and Suppliers

          The principal raw materials that we use are metal plate, structural steel, pipe, fittings and selected engineering equipment such as pumps, valves and compressors. For the most part, the largest portion of these materials are supplied by the customer. The materials that C.J. Hughes purchases would predominately be those of a consumable nature on the job, such as small tools and environmental supplies. These materials are available from a variety of suppliers. We anticipate being able to obtain these materials for the foreseeable future.

Industry Factors

          C.J. Hughes revenues, cash flows and earnings are substantially dependent upon, and affected by, the level of natural gas exploration, development activity and the levels of integrity work on existing pipelines. Such activity and the resulting level of demand for pipeline construction and related services are directly influenced by many factors over which C.J. Hughes has no control. Such factors include, among others, the market prices of natural gas, market expectations about future prices, the volatility of such prices, the cost of producing and delivering natural gas, government regulations and trade restrictions, local and international political and economic conditions, the development of alternate energy sources and the long-term effects of worldwide energy conservation measures. Substantial uncertainty exists as to the future level of natural gas exploration and development activity.

          C.J. Hughes cannot predict the future level of demand for its pipeline construction services, future conditions in the pipeline construction industry or future pipeline construction rates.

Competition

          The pipeline construction industry is a highly competitive business characterized by high capital and maintenance costs. Pipeline contracts are usually awarded through a competitive bid process and, while C.J. Hughes believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and the ability to complete the project in a timely manner are the primary factors in determining which contractor is awarded a job. There are a number of regional and national competitors that offer services similar to ours. Certain of C.J. Hughes’ competitors have greater financial and human resources than C.J. Hughes, which may enable them to compete more effectively on the basis of price and technology. Our largest competitors are Otis Eastern, LA Pipeline and Apex Pipeline.

          The electrical contracting industry is also a highly competitive business, though the capital costs are less in that business and the primary costs are labor and supervision. Electrical contracts are usually awarded through a competitive bid process. While Nitro Electric believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and the ability to complete the project in a timely manner are the primary factors in determining which contractor is awarded a job. There are a number of regional and national competitors that offer services similar to ours. Certain of Nitro Electric’s competitors have greater financial and human resources than Nitro Electric, which may enable them to compete more effectively on the basis of price and technology. The largest competitors for Nitro Electric are Green Electric and Summit Electric, Inc.

Operating Hazards and Insurance

          C.J. Hughes’ operations are subject to many hazards inherent in the pipeline construction business, including, for example, operating equipment in mountainous terrain, people working in deep trenches and people working in close proximity to large equipment. These hazards could cause personal injury or death, serious damage to or destruction of property and equipment, suspension of drilling operations, or substantial damage to the environment, including damage to producing formations and surrounding areas. C.J. Hughes seeks protection against certain of these risks through insurance, including property casualty insurance on its equipment, commercial general liability and commercial contract indemnity, commercial umbrella and workers’ compensation insurance.

          C.J. Hughes’ and Nitro Electric’s insurance coverage for property damage to its equipment is based on both companies’ estimates of the cost of comparable used equipment to replace the insured property. There is a deductible per occurrence on equipment of $2,500. Third-party liability insurance coverage for both C.J. Hughes and Nitro Electric under the general policy is $1,000,000 per occurrence, with a self-insured retention of $0 per occurrence. The commercial umbrella policy has a self-insured retention of $10,000 per occurrence, with coverage of $10,000,000 per occurrence.

Government Regulation and Environmental Matters

          General. C.J. Hughes operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, natural gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the natural gas industry, by changes in such laws and by changes in administrative regulations. Although significant capital expenditures may be required to comply with such laws and regulations, to date, such compliance costs have not had a material adverse effect on the earnings or competitive position of C.J. Hughes. In addition, C.J. Hughes’ operations are vulnerable to risks arising from the numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

          Environmental Regulation. C.J. Hughes’ and Nitro Electric’s activities are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and the preservation of natural resources. Such laws and regulations concern, among other things, the containment, disposal and recycling of waste materials, and reporting of the storage, use or release of certain chemicals or hazardous substances. Numerous federal and state environmental laws regulate pipeline activities and impose liability for discharges of waste or spills, including those in coastal areas. C.J. Hughes has conducted pipeline construction in or near ecologically sensitive areas, such as wetlands and coastal environments, which are subject to additional regulatory requirements. State and Federal legislation also provide special protections to animal and marine life that could be affected by C.J. Hughes’ activities. In general, under various applicable environmental programs, C.J. Hughes may potentially be subject to regulatory enforcement action in the form of injunctions, cease and desist orders and administrative, civil and criminal penalties for violations of environmental laws. C.J. Hughes may also be subject to liability for natural resource damages and other civil claims arising out of a pollution event. C.J. Hughes would be responsible for any pollution event that was caused by its actions. It has insurance that it believes is adequate to cover any such occurrences. While Nitro Electric’s business is usually performed in plant type situations, there are still risks associated with environmental issues that may occur in those locations.

          Environmental regulations that affect C.J. Hughes’ and Nitro Electric’s customers also have an indirect impact on both companies. Increasingly stringent environmental regulation of the natural gas industry and the electrical utility companies has led to higher costs and a more lengthy permitting process.

          The primary environmental statutory and regulatory programs that affect C.J. Hughes’ and Nitro Electric’s operations include the following: Department of Transportation regulations, regulations set forth by agencies such and FERC and various environmental agencies including state, Federal, and local government.

          Health and Safety Matters. C.J. Hughes’ and Nitro Electric’s facilities and operations are also governed by various other laws and regulations, including the federal Occupational Safety and Health Act, relating to worker health and workplace safety. As an example, the Occupational Safety and Health Administration has issued the Hazard Communication Standard. This standard applies to all private-sector employers, including the natural gas exploration and producing industry. The Hazard Communication Standard requires that employers assess their chemical hazards, obtain and maintain certain written descriptions of these hazards, develop a hazard communication program and train employees to work safely with the chemicals on site. Failure to comply with the requirements of the standard may result in administrative, civil and criminal penalties. C.J. Hughes and Nitro Electric believe that appropriate precautions are taken to protect employees and others from harmful exposure to materials handled and managed at its facilities and that it operates in substantial compliance with all Occupational Safety and Health Act regulations. While it is not anticipated that C.J. Hughes or Nitro Electric will be required in the near future to make material expenditures by reason of such health and safety laws and regulations, C.J. Hughes and Nitro Electric are unable to predict the ultimate cost of compliance with these changing regulations.

Research and Development/Intellectual Property

          C.J. Hughes has not made any material expenditures for research and development. C.J. Hughes does not own any patents, trademarks or licenses.

Properties

          C.J. Hughes owns and operates its main office at 2450 First Avenue, Huntington, West Virginia 25703. C.J. Hughes will lease temporary locations on an as-needed basis to accommodate its operations based on the projects it is working on.

Legal Proceedings

          C.J. Hughes is not a party to any legal proceedings, other than in the ordinary course of business, that if decided in a manner adverse to C.J. Hughes would be materially adverse to C.J. Hughes’ financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF C.J. HUGHES

Forward-Looking Statements

          Within C.J. Hughes’ financial statements and this discussion and analysis of the financial condition and results of operations, there are included statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “intend” and other words of similar meaning.

          These forward-looking statements are not guarantees of future performance and involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or beyond C.J. Hughes’ control. C.J. Hughes has based its forward-looking statements on management’s beliefs and assumptions, based on information available to management at the time the statements are made. Actual outcomes and results may differ materially from what is expressed, implied and forecasted by forward-looking statements and any or all of C.J. Hughes’ forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions and by known or unknown risks and uncertainties.

          All of the forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this report. In addition, C.J. Hughes does not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report or otherwise.

Introduction

          C.J. Hughes Construction, Inc. was organized in 1946 as a corporation under the laws of West Virginia and is primarily engaged in the construction, replacement and repair of natural gas pipelines for utility companies and private natural gas companies. In addition, C.J. Hughes also engages in the installation of water and sewer lines and provides various maintenance and repair services for customers. The majority of C.J. Hughes’ customers are located in West Virginia, Virginia, Ohio, Kentucky and North Carolina. C.J. Hughes builds, but does not own, natural gas pipelines for its customers that are part of both interstate and intrastate pipeline systems that move natural gas from producing regions to consumption regions as well as building and replacing gas line services to individual customers of the various utility companies. C.J. Hughes is involved in the construction of both interstate and intrastate pipelines, with an emphasis on the latter. C.J. Hughes also constructs storage facilities for its natural gas customers. C.J. Hughes’ other services include liquid pipeline construction, pump station construction, production facility construction, water and sewer pipeline installations, and other services related to pipeline construction. C.J. Hughes had consolidated revenues of $14.8 million for the three months ended March 31, 2008 of which 59% was attributable to electrical customers, 23% to natural gas customers, 5% for the oil industry, 7% for governmental entities and 6% for all other customers. C.J. Hughes had consolidated revenues of $75.3 million for the year ended December 31, 2007 of which 59 % was attributable to electrical customers, 30% to natural gas customers, 9% each for the oil industry and governmental entities and 4% for all other customers.

          On April 30, 2007, C.J. Hughes acquired certain tangible and intangible assets of Nitro Electric Company LLC for $2.7 million dollars in cash. Nitro Electric provides a full range of electrical contracting services to various industries. These services include substation and switchyard services, including site preparation, packaged buildings, dry and oil-filled transformer installations and other ancillary work with regards thereto.

          C.J. Hughes customers include many of the leading companies in the industries it serves, including Marathon Ashland Petroleum LLC, Spectra Energy and Nisource. C.J. Hughes enters into various types of contracts, including competitive unit price, cost-plus (or time and materials basis) and fixed price (lump sum) contracts. The terms of the contracts will vary from job to job and customer to customer, though most contracts are on the basis of either unit pricing in which C.J. Hughes agrees to do the work for a price per unit of work performed or for a fixed amount for the entire project. Most of C.J. Hughes’ projects are completed within one year of the start of the work. On occasion, C.J. Hughes’ customers will require the posting of performance and/or payment bonds upon execution of the contract, depending upon the nature of the work performed.

          C.J. Hughes generally recognizes revenue on unit price and cost-plus contracts when units are completed or services are performed. Fixed price contracts usually results in recording revenues as work on the contract progresses on a percentage of completion basis. Under this accounting method, revenue is recognized based on the percentage of total costs incurred to date in proportion to total estimated costs to complete the contract. Many contacts also include retainage provisions under which a percentage of the contract price is withheld until the project is complete and has been accepted by C.J. Hughes’ customer.

          C.J. Hughes is taxed as an S-Corporation. Accordingly, the financial statements do not contain any provision for income taxes.

Outlook

          The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

          With the increased demand for energy, C.J. Hughes’ customers are experiencing high demand for their products. C.J. Hughes’ management believes that projected spending by its customers on their transmission and distribution systems will increase over the next few years, although there is no assurance that this will occur.

          In order to be able to take advantage of the growth opportunities that may arise, C.J. Hughes will be required to make additional capital expenditures. It is anticipated that in 2008, C.J. Hughes will make capital expenditures of between $2.5 million and $3.0 million. Significantly higher capital expenditure requirements will adversely affect C.J. Hughes’ cash flows and require additional borrowings.

Recent Developments

          On February 21, 2008, C.J. Hughes entered into an agreement to be acquired by Energy Services Acquisition Corp. Management believes that becoming affiliated with the larger, well capitalized company will enable C.J. Hughes to have more flexibility in meeting the needs of its customers and in financing the continued anticipated growth in the business. The transaction with Energy Services Acquisition Corp. is contingent, upon among other things, the approval of the Energy Services shareholders and less than 20% of those shareholders exercising their rights of redemption. As described elsewhere, C.J. Hughes and Energy Services Acquisition Corp. are affiliated companies.

          As of May 19 , 2008, $7. 1 million of the $9.2 million in accounts receivable and retainage receivables outstanding at December 31, 2007 had been collected. It is anticipated that the remaining accounts receivable and/or retainage receivables for these accounts will be collected within the next two quarters since there are no remaining contingencies on these contracts, although there can be no assurance of this occurring. Of the $2.2 million still outstanding, $1.3 million is for retainage receivable.

           At the completion of the acquisition by Energy Services the S corporation election of C.J. Hughes will automatically terminate. Net income or loss of C.J. Hughes subsequent to the merger will be included on the consolidated C corporation return of Energy Services. Pro forma disclosures have been added to the historical financial statements to reflect the estimated income taxes that would have been paid and the resulting net income if C.J. Hughes had been taxed as a C corporation in those years.

Seasonality: Fluctuation of Results

          C.J. Hughes’ revenues and results of operations usually are subject to seasonal variations. These variations are the result of weather, customer spending patterns, bidding seasons and holidays. The first quarter of the calendar year typically produces the lowest revenues because inclement weather conditions frequently cause delays in production and customers tend to not commence large projects during that time. While usually better than the first quarter, the second quarter often has some inclement weather which can cause delays in production. The third quarter traditionally has the largest number of ongoing projects because it is the quarter least impacted by weather. Many projects are completed in the fourth quarter and revenues are often impacted by customers seeking to either spend their capital budget for the year or scale back projects due to capital budget overruns.

          In addition to the fluctuations discussed above, C.J. Hughes’ industry can be highly cyclical. As a result, C.J. Hughes’ volume of business may be adversely affected by instances where its customers are adversely affected by lower energy prices and consequently they reduce their capital projects.

          Accordingly, C.J. Hughes’ operating results in any particular quarter or year may not be indicative of the results that can be expected for any other quarter or any other year. Please see “Understanding Gross Margins” and “Outlook” for discussions of trends and challenges that may affect C.J. Hughes’ financial condition and results of operations.

Understanding Gross Margins

          C.J. Hughes’ gross margin is gross profit expressed as a percentage of revenues. Cost of revenues consists primarily of salaries, wages, benefits to employees, depreciation, fuel and other equipment expenses, equipment rentals, subcontracted services, portions of insurance, facilities expense, materials, parts and supplies. Various factors, some of which are controllable (e.g., our fixed costs), some of which are not (e.g., weather-related delays), impact C.J. Hughes’ gross margin on a quarterly or annual basis.

          Seasonal. As discussed above, seasonal patterns can have a significant impact on gross margins. Usually, C.J. Hughes’ business is slower in the winter months as compared with the warmer months.

          Weather. Adverse or favorable weather conditions can impact gross margin in a given period. Periods of wet weather, snow or rainfall, as well as severe temperature extremes can severely impact production and therefore negatively impact revenues and margins. Conversely, periods of dry weather with moderate temperatures can positively impact revenues and margins due to the opportunity for increased production and efficiencies.

          Revenue Mix. The mix of revenues between customer types and types of work for various customers will impact gross margins. Some projects will have greater margins while others that are extremely competitive in bidding may have narrower margins.

          Service and Maintenance Compared to Installation. In general, installation work has a higher gross margin than maintenance work. This is due to the fact that installation work usually is more of a fixed price nature and has higher risk and therefore is bid with higher markups to compensate for that risk. Accordingly, a higher portion of the revenue mix from installation work typically will result in higher gross margins.

          Subcontract Work. Work that is subcontracted to other service providers generally has lower gross margins. Increases in subcontract work as a percentage of total revenues in a given period may contribute to a decrease in gross margin.

          Materials and Labor. Typically, materials supplied on projects have lower margins than labor. Accordingly, projects with a higher material cost in relation to the entire job will have a lower gross margin.

          Depreciation. Depreciation is included in the cost of revenue. This is a common practice in C.J. Hughes’ industry, but can make comparisons to other companies difficult.

Selling, General and Administrative Expenses

          Selling, general and administrative expenses consist primarily of compensation and related benefits to management, administrative salaries and benefits, marketing, communications, office and utility costs, professional fees, bad debt expense, letter of credit fees, general liability insurance and miscellaneous other expenses.

Results of Operations

          The following table sets forth the statements of operations data and such data as a percentage of revenues for the three months ended March 31, 2008 and 2007 (dollars in thousands):

	200 8		200 7

	Amount	Percent	Amount	Percent

Revenues	$21,736	100.0%	$7,100	100.0%
Cost of Revenues	19,564	95.7%	6,793	95.7%

Gross Profit	2,172	4.3%	307	4.3%
Selling, general and administrative expense	1,373	9.8%	694	9.8%

Income (loss) from Operations	799	(5.5)%	(387)	(5.5)%

Interest Expense	(294)	(2.2)%	(153)	(2.2)%
Interest Income	18	—%	—	—%
Net Other	20	(0.1)%	(8)	(0.1)%

Income (loss) Before Taxes	543	(7.7)%	(548)	(7.7)%
Provision (benefit) for income taxes	8	—%	—	—%

Net Income (loss)	535	(7.7)%	(548)	(7.7)%

          The following table sets forth the statements of operations data and such data as a percentage of revenues for the years indicated (dollars in thousands):

	2007		2006		2005

	Amount	Percent	Amount	Percent	Amount	Percent

Revenues	$75,305	100.0%	$31,605	100.0%	$29,369	100.0%
Cost of Revenues	68,096	90.4%	29,292	90.3%	25,172	83.4%

Gross Profit	7,209	9.6%	2,313	9.7%	4,197	16.6%
Selling, general and administrative expense	3,218	4.3%	1,861	8.2%	2,023	9.2%

Income from Operations	3,991	5.3%	452	1.4%	2,174	7.4%

Interest Expense	(1,063)	1.4%	(520)	1.6%	(238)	0.9%
Interest Income	51	(0.1%)	30	(0.1%)	—	0.0%
Net Other	(2)	0.0%	—	0.1%	(30)	0.1%

Income (loss) Before Taxes	2,977	4.0%	(38)	(0.2%)	1,906	6.5%
Provision (benefit) for income taxes	275	0.0%	—	0.0%	—	0.0%

Income (loss) before variable interest entity	2,702	3.6%	(38)	(0.1)%	1,906	6.5%
Income (loss) attributable to variable interest entity	69	(0.0)%	(20)	(0.1%)	(42)	(0.1)%

Net Income (loss)	2,771	3.7%	(58)	(0.2%)	1,864	6.4%

Comparison of Operating Results of the Three Months ended March 31, 2008 and 2007

          Revenues. Revenues increased by $14.6 million or 206% to $21.7 million for the three months ended March 31, 2008 from $7.1 million for the three months ended March 31, 2007. This increase was made up of two components. First, C.J. Hughes acquired certain assets of Nitro Electric in 2007, and its results are included from May to December of 2007. Nitro Electric had revenues of $12.9 million for the three months ended March 31, 2008. The remainder of the 2008 increase was $1.7 million (24%) due to revenues from volume increases. The volume increase was spread across C.J. Hughes’ customer base.

          Cost of Revenues. Cost of revenues increased by $12.8 million or 188% to $19.6 million for the three months ended March 31, 2008 from $6.8 million for the three months ended March 31, 2007. As with the revenue increases, the increase consisted of two components. First, the revenues from the acquisition of Nitro Electric brought added cost of revenues of $11.7 million. The remaining increase of $1.0 million was due to the revenue volume increases.

          Gross Profit. Gross profit increased $1.2 million (607%) to $2.1 million for the three months ended March 31, 2008 from $307,000 for the three months ended March 31, 2007. The primary reasons for this increase were the added volume as well as improved margins. The electrical portion of C.J. Hughes’ revenues will likely continue to have lower gross profit margins since this aspect of the operations has a much higher percentage of costs associated with labor than the pipeline portion of the business.

          Selling, general and administrative expenses. Selling, general and administrative expenses increased by $679,000 (98%) to $1.4 million for the three months ended March 31, 2008 from $694,000 for the three months ended March 31, 2007. This increase is primarily related to the added selling, general and administrative expenses associated with the addition of Nitro Electric and the added revenue volumes. The portion of this increase that relates to the inclusion of Nitro Electric was $620,000. The remaining $122,000 was due to added expenses related to the added volumes.

          Income from Operations. Income from operations increased by $1.2 million or 306% to $799,000 for the three months ended March 31, 2008 from a loss of $387,000 for the three months ended March 31, 2007. Of this increase, $620,000 was from the added income from operations for the Nitro Electric acquisition. he remaining $566,000 was from improved margins on the remainder of the revenues for 2008.

          Interest Expense. Interest expense increased $141,000 to $294,000 for the three months ended March 31, 2008 from $153,000 for the three months ended March 31, 2007. This increase was caused by two factors. First, the added interest in 2008 relating to the purchase of Nitro Electric amounted to $130,000. The remainder of the increase was primarily due to the financing of added equipment needed for the additional revenue volumes.

          Income Taxes. Income taxes have not been provided because C J Hughes has elected by consent of its shareholders to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders and taxed at their individual rates. The income taxes shown on the statements for 2008 relate to taxes on Contractors Rental Corporation, which is a C corporation for tax purposes and is deemed an affiliate of C J Hughes.

          Net Income. Net income increased by $1.1 million to $535,000 for the three months ended March 31, 2008 from a loss of $548,000 for the year ended December 31, 2006. Of the increase, $540,000 was net income added by Nitro Electric. The remaining $543,000 of the increase was from improved profitability on other revenues of C J Hughes.

Comparison of Operating Results of the Years ended December 31, 2007 and 2006

          Overview. The year 2007 for C.J. Hughes was the most successful in the company’s history, both in terms of gross revenue and net income. The growth was fueled both by the acquisition of certain assets of Nitro Electric in May 2007, whose subsequent revenue contributed significantly to the company, and the growth in C.J. Hughes’ traditional lines of business, as discussed below.

          C.J. Hughes services many sectors of the pipeline business and has significant revenue from the distribution segment (delivery to end consumers) of the pipeline business, as well as pipeline work at industrial plants. With the addition of Nitro Electric the company provides electrical contracting services to both industrial and commercial customers. Nitro Electric has been able to recapture its tradition business contacts, and C.J. Hughes and Nitro Electric have leveraged off of C.J. Hughes existing customer base.

          The year 2007 contained operating results of Nitro Electric for only eight months, and also contained significant growth from C.J. Hughes’ traditional lines of business. C.J. Hughes considers its customer base to be stable and believes that there are significant opportunities for growth in 2008 and beyond. C.J. Hughes possesses the management team, equipment and workforce to perform effectively and grow the company.

          Revenues. Revenues increased by $43.7 million, or 138.2%, to $75.3 million for the year ended December 31, 2007, from $31.6 million for the year ended December 31, 2006. This increase was made up of two components. First, C.J. Hughes acquired Nitro Electric and its results are included from the date of acquisition. From May to December of 2007, Nitro Electric had revenues of $36.1 million. The remainder of the 2007 increase was $6.7 million (25%) due to revenues from volume increases. The volume increase was spread across C.J. Hughes’ customer base.

          Cost of Revenues. Cost of Revenues increased by $38.8 million, or 132.5%, to $68.1 million for the year ended December 31, 2007, from $29.3 million for the year ended December 31, 2006. As with the revenue increases, there were two components. First, the revenues from the acquisition of Nitro Electric brought added cost of revenues of $33.1 million. The remaining increase of $5.7 million was due to the revenue volume increases.

          Gross Profit. Gross profit increased $4.9 million, or 211.7%, to $7.2 million for the year ended December 31, 2007, from $2.3 million for the year ended December 31, 2006. The primary reasons for this increase were an increase in the number of larger projects and an increase in the projects initiated for existing customers. The margins for both years were comparable, due primarily to two factors. The margins for 2006 were lower for the pipeline work due to the fact that C.J. Hughes had four items that negatively impacted the margins. First, the company made a decision to exit two geographic areas and the reduced margins associated with exiting those markets cost approximately $300,000. Also, two projects incurred losses of approximately $800,000 due to missing our deadline due to inclement weather on one project and inaccurate estimates by a subcontractor regarding costs on another project. In 2007, gross profit margins were lower than they historically would have been due to the fact that the electrical portion of the business had lower gross profits (8.2%) than the remainder of the business, which had a margin of 10.8%. The electrical portion of C.J. Hughes’ revenues will likely continue to have lower gross profit margins since this aspect of C.J. Hughes’ operations has a higher percentage of costs associated with labor than the pipeline portion of the business.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $1.4 million (72.9%) to $3.2 million for the year ended December 31, 2007, from $1.8 million for the year ended December 31, 2006. This increase is primarily related to the added selling general and administrative expenses associated with the addition of Nitro electric and the added revenue volumes. The portion of this increase that relates to the inclusion of Nitro Electric from the date of acquisition was $1.3 million. The remaining $100,000 was due to added expenses related to the increase in projects.

          Income from Operations. Income from operations increased by $3.5 million, or 783%, to $4.0 million for the year ended December 31, 2007, from $500,000 for the year ended December 31, 2006. Of this increase, $1.6 million was derived from income from operations for the Nitro Electric beginning May 2007. The remaining $1.9 million increase was due to improved margins on projects completed in 2007.

          Interest Expense. Interest expense increased $543,000 to $1.1 million for the year ended December 31, 2007, from $520,000 for the year ended December 31, 2006. This increase was primarily due to increased interest expense in 2007 relating to the purchase of Nitro Electric in the amount of $300,000, as well as the financing of added equipment needed for new projects during the year.

          Income Taxes. Income taxes have not been provided, except for income taxes attributable to a variable interest entity consolidated into C.J. Hughes, because C.J. Hughes has elected by consent of its shareholders to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders and taxed at their individual rates. If C.J. Hughes were taxed at the corporate rate, its income tax expense for the year ended December 31, 2007 would have been approximately $1.3 million.

          Net Income. Net income increased by $2.8 million to $2.8 million for the year ended December 31, 2007, from a loss of $58,000 for the year ended December 31, 2006. $1.4 million of this increase was the net income derived from Nitro Electric after the date of acquisition and $1.6 million of increase was from improved profitability on the other revenues of the company which was partially offset by absorbing a $242,000 loss from Contractors Rental, a variable interest entity that is included in the consolidated financial statements.

Comparison of Operating Results of the Years ended December 31, 2006 and 2005

          Revenues. Revenues increased by $2.2 million, or 7.6%, to $31.6 million for the year ended December 31, 2006, compared to $29.4 million for the year ended December 31, 2005.

          Cost of Revenues. Cost of revenues increased for 2006 by $4.1 million, or 16.4%, to $29.3 million for the year ended December 31, 2006, compared to $25.2 million for the year ended December 31, 2005. As noted above, cost of revenues in 2006 were higher as a percentage of revenue due the factors discussed in the section above, including exiting certain geographic areas and two projects having poor performances due to inclement weather and adverse working conditions.

          Gross Profit. Gross profit decreased $1.9 million, or 81.5%, to $2.3 million for the year ended December 31, 2006, from $4.2 million for the year ended December 31, 2005. As a percentage of revenue, gross profit decreased from 14.3% to 7.3%. The primary reasons for this decrease were the factors discussed in the Cost of Revenue section above.

          Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $161,000 or 84.7% to $1.8 million for the year ended December 31, 2006 from $2.0 million for the year ended December 31, 2005. This decrease was primarily due to slightly lower payroll and related taxes.

          Income from Operations. Income from operations decreased $1.7 million or 63% to $500,000 for the year ended December 31, 2006 from $2.2 million for the year ended December 31, 2005. This decline was due to lower profitability on the projects as previously discussed in the Costs of Revenues section above.

          Interest Expense. Interest expense increased $282,000 to $520,000 for the year ended December 31, 2006, from $238,000 for the year ended December 31, 2005. This increase was primarily due to interest expense associated with our line of credit in addition to additional costs from financing additional equipment.

          Income Taxes. Income taxes have not been provided, except for income taxes attributable to a variable interest entity consolidated into C.J. Hughes, because C.J. Hughes has elected by consent of its shareholders to be taxed as an S-Corporation. Accordingly, income or loss is passed through to its shareholders and taxed at their individual rates. If C.J. Hughes were taxed at the corporate rate, its income tax expense for the year ended December 31, 2007 would have been approximately $1.3 million.

          Net Income. Net income decreased by $1.9 million, or 100%, to a loss of $57,000 for the year ended December 31, 2006, from net income of $1.9 million for the year ended December 31, 2005. This decrease was due to the lower profitability on projects completed in 2006, as previously discussed in the Gross Profit section above.

Comparison of Financial Condition at March 31, 2008 and 2007

Assets.

          Consolidated assets grew from $27.2 million at December 31, 2007 to $33.8 million at March 31, 2008, an increase of $6.6 million. The major portion of this increase was from increased accounts receivable ($6.0 million) due to added revenues for the first three months of 2008.

Liabilities.

          The consolidated liabilities of C J Hughes increased by $6.0 million to $27.9 million at March 31, 2008 from $21.8 million at December 31, 2007. This increase was the result of added borrowings on lines of credit of $2.4 million, increased accrued expenses ($2.4 million) and increased accounts payable ($1.2 million). These items were the result of borrowings and purchases necessary to fund the added volumes of work and related accounts receivables.

Stockholders’ Equity.

          Stockholders’ equity increased by $540,000 to $5.9 million at March 31, 2008 from $5.4 million at December 31, 2007. This increase was from the addition of net income for 2008. It is anticipated that a distribution of approximately 50% of 2007 income will be paid in the second quarter of 2008. In addition, 50% of net income through the month end prior to the merger with Energy Services Acquisition Corp. will be paid to stockholders prior to the closing of the merger.

Comparison of Financial Condition at December 31, 2007 and 2006

          Assets. The consolidated assets of C.J. Hughes increased from $14.4 million at December 31, 2006 to $27.2 million at December 31, 2007, an increase of $12.8 million. The primary reason for this increase was the acquisition of Nitro Electric and the subsequent growth of its assets, which accounted for $11.8 million of the increase in assets during the year ended December 31, 2007. The remainder of the increase was primarily due to additional fixed assets which C.J. Hughes acquired in 2007 to enable it to accommodate new and larger projects. Net fixed assets (excluding those of Nitro Electric) increased by $2.8 million to $7.5 million at December 31, 2007, from $4.7 million at December 31, 2006.

          Liabilities. The consolidated liabilities of C.J. Hughes increased by $10.1 million to $21.9 million at December 31, 2007, from $11.7 million at December 31, 2006. $6.0 million of this increase related to the debt assumed by C.J. Hughes relating to the purchase of Nitro Electric ($2.7 million) and providing working capital for Nitro Electric ($3.3 million). The remaining increase in liabilities was due to additional borrowings to finance equipment purchases.

          Stockholders’ Equity. Stockholders’ Equity increased by $2.8 million to $5.4 million at December 31, 2007, from $2.6 million at December 31, 2006. This increase derived from the addition of net income for 2007. C.J. Hughes paid no distributions in 2007. However, it is anticipated that a distribution of approximately 50% of 2007 net income will be paid to stockholders in 2008.

Nitro Electric

          Effective April 30, 2007, C.J. Hughes acquired certain tangible and intangible assets of Nitro Electric for $2.7 million in cash. The transaction was accounted for, using the purchase method of accounting for business combinations. The fair value of the fixed assets acquired were estimated to be $987,400. The fair value of the liabilities associated with those assets was $284,287. The purchase price and costs associated with the acquisition exceeded the preliminary estimated fair value of the assets acquired, net of liabilities assumed by approximately $2.0 million, which was accounted for as goodwill. For the three months ended March 31, 2008 and d uring the period of 2007 that C.J. Hughes owned Nitro Electric, the latter had revenues of $12.9 million and $36.1 million , respectively, and net income of $540,000 and $1.5 million , respectively .

Liquidity and Capital Resources

Cash Requirements

          Cash and cash equivalents on hand at March 31. 2008 and December 31, 2007 totaled $1.3 million and $2.3 million , respectively . C.J. Hughes’ credit facilities consisted of a line of credit with a bank in an amount not to exceed $2.0 million and, when combined with anticipated future cash flows from operations, should provide sufficient cash to meet C.J. Hughes’ operating needs. However, with the current energy demand and associated increased demand for C.J. Hughes’ services, C.J. Hughes may require additional working capital in order to capitalize on prospective business opportunities.

          Cash provided from operations decreased from $1.9 million in 2006 to $400,000 in 2007. The primary reason for this decrease was that with the higher levels of revenue in 2007, accounts receivables and costs in excess of billings on uncompleted contracts increased by $5.9 million over 2006 levels to result in the decrease. Much of the increase was attributable to the addition of the accounts receivable from the operations of Nitro Electric.

Sources and Uses of Cash

           As of March 31, 2008, C.J. Hughes’ had $1.3 million in cash, working capital of $8.3 million and long term debt net of current maturities of $13.3 million. The long term debt excluding current maturities consists of borrowings from banks and finance companies totaling $7.3million and advances from a shareholder totaling $6.0 million.

           As of December 31, 2007, C.J. Hughes had $2.3 million in cash, working capital of $8.2 million and long-term debt net of current maturities of $13.0 million. The long-term debt as of December 31, 2007 consists of:

	2008	2009	2010	2011	2012 and thereafter

Long-Term Debt	$1,844,192	$1,899,589	$1,629,245	$891,233	$8,575,276

Off-Balance Sheet Transactions

          Due to the nature of C.J. Hughes’ business, it will occasionally enter into certain off-balance sheet arrangements in the ordinary course of business that result in risks not directly reflected in its balance sheets. Though for the most part not material in nature, some of these off-balance sheet arrangements include:

          Leases. C.J. Hughes’ projects often require leasing various facilities, equipment and vehicles. These leases usually are short term in nature, (one year or less), although C.J. Hughes may enter into longer term leases when warranted. By leasing equipment, vehicles and facilities, C.J. Hughes is able to reduce its capital outlay requirements for equipment, vehicles and facilities. C.J. Hughes has a lease for

Nitro Electric’s offices that expires on December 31, 2008 but is renewable under the same terms and conditions through August 31, 2010. C.J. Hughes is evaluating whether or not to renew that lease.

          Letters of Credit. Certain of C.J. Hughes’ customers and vendors may require letters of credit to secure payments that the vendors are making on C.J. Hughes’ behalf or to secure payments to subcontractors, vendors, etc. on various customer projects. At March 31, 2008 and December 31, 2007, C.J. Hughes had no letters of credit outstanding.

          Performance Bonds. Some customers, particularly new customers or governmental agencies, require C.J. Hughes to post bid bonds, performance bonds and payment bonds. These bonds are obtained through insurance carriers and guarantee to the customer that C.J. Hughes will perform under the terms of a contract and that it will pay subcontractors and vendors. If C.J. Hughes fails to perform under a contract or to pay subcontractors and vendors, the customer may demand that the insurer make payments or provide services under the bond. C.J. Hughes must reimburse the insurer for any expenses or outlays it is required to make. Depending upon the size and conditions of a particular contract, C.J. Hughes may be required to post letters of credit or other collateral in favor of the insurer. Posting of these letters or other collateral will reduce its borrowing capabilities. Historically, C.J. Hughes has never had a payment made by an insurer under these circumstances and does not anticipate any claims in the foreseeable future. At December 31, 2007, C.J. Hughes had no such bonds issued by the insurer outstanding.

          Contractual Obligations. At December 31, 2007, C.J. Hughes had future contractual obligations as follows:

	2008	2009	2010	2011	2012 and thereafter

Long Term Debt	$1,844,192	$1,899,589	$1,629,245	$891,233	$8,575,276
Lease Payments	111,418	1,040	—	—	—

Total	$1,955,610	$1,900,629	$1,629,245	$891,233	$8,575,276

          Concentration of Credit Risk. In the ordinary course of business, C.J. Hughes grants credit under normal payment terms, generally without collateral, to its customers, which include gas companies, electric power companies, governmental entities, general contractors, and various commercial and industrial customers located within the United States. Consequently, C.J. Hughes is subject to potential credit risk related to business and economic factors that would affect these companies. However, C.J. Hughes generally has certain statutory lien rights with respect to services provided. Under certain circumstances such as foreclosure, C.J. Hughes may take title to the underlying assets in lieu of cash in settlement of receivables. C.J. Hughes had no customers that exceeded 10% of revenues for the three months ended March 31, 2008. C.J. Hughes had two customers that exceeded 10% of revenues for the year ended December 31, 2007. These were Hitachi of America which accounted for 30.2% of revenues and Columbia Gas of Ohio which accounted for 10.5% of revenues.

          Litigation. C.J. Hughes is a party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business. These actions typically seek, among other things, compensation for alleged personally injury, breach of contract and/or property damages, punitive damages, civil penalties or other losses, or injunctive or declaratory relief. With respect to all such lawsuits, claims, and proceedings, C.J. Hughes records reserves when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. C.J. Hughes does not believe that any of these proceedings, separately or in aggregate, would be expected to have a material adverse effect on its financial position, results of operations or cash flows.

          Related Party Transactions. In the normal course of business, C.J. Hughes enters into transactions from time to time with related parties. These transactions typically would not be material in nature and would relate to vehicle or equipment rentals. However, in 2007 to facilitate the purchase of Nitro Electric, the Company borrowed a total of $6.0 million from Marshall T. Reynolds, a shareholder of C.J. Hughes. The purpose of the loan was to provide $2.7 million for the purchase of Nitro Electric and $3.3 million in working capital for Nitro Electric. That note is unsecured and is subject normal and customary business terms. In accordance with an agreement with Mr. Reynolds, there are no amounts due in 2008. Therefore, the entire amount has been classified as long-term in the 2007 financial statements.

          In addition, each of C.J. Hughes and Nitro Electric periodically purchase office supplies from Chapman Printing Company, an affiliate of Mr. Reynolds. In 2007 C.J. Hughes spent $18,155 and Nitro Electric spent $12,823 on such purchases.

Inflation

          Due to relatively low levels of inflation during the three months ended March 31, 2008 and 2007 and the years ended December 31, 2007, 2006 and 2005, inflation did not have a significant effect on C.J. Hughes’ results.

New Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” SFAS No. 157 defines fair value, establishes methods used to measure fair value and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal periods, as it relates to financial assets and liabilities that are carried at fair value. SFAS No. 157 also requires certain tabular disclosures related to results of applying SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS No. 142, “Goodwill and Other Intangible Assets.” On November 14, 2007, the FASB provided a one year deferral for the implementation of SFAS No. 157 for non-financial assets and liabilities. SFAS No. 157 excludes from its scope SFAS No. 123 (R), “Share-Based Payment” and its related interpretive accounting pronouncements that address share-based payment transactions. Based on the assets and liabilities on our balance sheet as of March 31, 200 8, we do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items at fair value that are not currently required to be measured. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Based on the assets and liabilities on our balance sheet as of March 31, 200 8, we do not expect the adoption of SFAS No. 159 to have any impact on our consolidated financial position, results of operations or cash flows.

Critical Accounting Policies

          The discussion and analysis of C.J. Hughes’ financial condition and results of operations are based on its consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires C.J. Hughes to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. C.J. Hughes evaluates its estimates on an ongoing basis, based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. There can be no assurance that actual results will not differ from those estimates. Management believes the following accounting policies affect its more significant judgments and estimates used in the preparation of C.J. Hughes’ consolidated financial statements.

          Revenue Recognition. C.J. Hughes recognizes revenue when services are performed except when work is being performed under a fixed price contract. Revenue from fixed price contracts are recognized under the percentage of completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. For billing purposes s uch contracts generally provide that the customer accept completion of progress to date and compensates C.J. Hughes for services rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Contract costs typically include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

          Substantially all of the contract work in 2007 for C.J. Hughes was for a fixed price or fixed unit price with a total agreed upon price based on estimated units . The units, such as a foot of pipeline or a mile of construction, are measured as work progresses. The exact number of units is not known until the completion of the job, but is billed at the bid rate per unit. The percentage of completion is based on costs incurred to date compared to the estimated costs to complete estimated costs to complete are reviewed monthly and revised as needed. The cost to cost method of determining the percentage of completion is considered the most accurate measure of revenue. The percentage of completion method is appropriate for these contracts because costs incurred and total estimated costs to complete can both be measured reasonably and dependably.

          Self Insurance. C.J. Hughes is insured on employee health care subject to a deductible of $40,000 per person. Due to the high level of unpredictability in these claims, expense related to those claims is normally recorded as incurred. Payments of expenses incurred are paid twice monthly at the middle and end of the month. However, in the event that a material claim is known though not presented, appropriate accruals would be made for such instances. Management believes that at December 31, 2007, any risks for unknown claims would not be material to the financial condition or results of operations of C.J. Hughes and therefore no accrual was recorded at that date.

          Current and Non Current Accounts Receivable and Provision for Doubtful Accounts. C.J. Hughes provides an allowance for doubtful accounts when collection of an account is considered doubtful. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates relating to, among others, a customer’s access to capital, willingness or ability to pay, general economic conditions and the ongoing relationship with the customer. While most of C.J. Hughes’ customers are large well capitalized companies, should they experience material changes in their revenues and cash flows or incur other difficulties and not be able to pay the amounts owed, this could cause reduced cash flows and losses in excess of current reserves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

          The following table sets forth, as of _____________, 2008, certain information regarding beneficial ownership of our common stock by each person who is known by Energy Services to beneficially own more than 5% of Energy Services’ common stock. The table also identifies the stock ownership of each of Energy Services’ directors, each of Energy Services’ officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding

Marshall T. Reynolds	862,500	8.0%

Jack M. Reynolds	430,000	4.0

Edsel R. Burns	537,500	5.0

Neal W. Scaggs	107,500	1.0

Joseph L. Williams	107,500	1.0

All Directors and Executive Officers as a Group (5 persons)	2,045,000	19.0%

Principal Stockholders:

Marshall T. Reynolds 2450 First Avenue, Huntington, West Virginia 25703	862,500	8.0%

HBK Investments L.P. (2) HBK Services LCC HBK Partners L.P. HBK Management LLC HBK Master Fund L.P. 300 Crescent Court Dallas, Texas 75201	755,400	7.0%

Edsel R. Burns 2450 First Avenue, Huntington, West Virginia 25703	537,500	5.0%

Andrew M. Weiss(3) Weiss Asset Management, LLC Weiss Capital, LLC 29 Commonwealth Avenue 10th Floor Boston, Massachusetts 02116	611,650	5.7%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Beneficially owned shares do not include any warrants which are exercisable only upon the later of August 29, 2007 or the successful completion of a business combination.

(2)

Based solely on a Schedule 13G filed with the Securities and Exchange Commission on April 18, 2008. The reporting persons claimed shares voting and investment power over all securities reported by the reporting persons.

(3)

Based solely upon a Schedule 13G filed with the Securities and Exchange Commission by the reporting persons on January 25, 2008. The reporting persons claimed shared voting and investment power over all securities reported.

EXECUTIVE COMPENSATION

          Until the consummation of the acquisition, no executive officer of Energy Services will receive any cash compensation for services rendered. Energy Services pays, and until the acquisitions are consummated will reimburse, at cost, an affiliate up to $5,000 per month for providing Energy Services with certain administrative, technology and secretarial services. The total amount of reimbursed expenses that have been paid by Energy Services to an affiliate is approximately $13,000 as of December 31, 2007. The affiliate will also provide the use of certain limited office space in Huntington, West Virginia. Other than this $5,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, is paid to any of Energy Services’ officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. Following the acquisitions, the executive officers and directors will be compensated in such manner, and in such amounts, as determined by the independent directors of Energy Services’ board of directors. At present, there have been no agreements or discussions regarding the terms of employment with Energy Services’ officers. It is contemplated that if the business combinations are approved, the compensation and other terms of employment of Energy Services’ officers will be determined by a compensation committee which has not yet been established and will be commensurate with the compensation packages of comparable level executives at similarly situated companies in the energy services industry. Such compensation committee will be comprised of independent directors as such term is defined by the rules of the American Stock Exchange, or such other exchange as Energy Services’ securities may in the future be listed. Because Energy Services has made a determination to postpone such discussions until after the closing of the transactions and the formation of the compensation committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the acquisitions. Energy Services may retain compensation consultants in determining such compensation.

          Energy Services’ officers and directors are reimbursed for any out-of-pocket expenses incurred in connection with activities on Energy Services’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Energy Services’ board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. As of March 31, 200 8, Energy Services’ officers and directors were reimbursed an aggregate of approximately $13,000 for out-of-pocket expenses. All such expenses were reviewed and approved by Energy Services’ Chief Executive Officer.

QUOTATION OR LISTING

          Energy Services’ common stock, warrants to purchase common stock and units consisting of one share of common stock and two warrants to purchase common stock are listed on the American Stock Exchange under the symbols “ESA”, “ESA-WT” and “ESA-U”, respectively.

TRANSFER AGENT AND REGISTRAR

          The Transfer Agent and Registrar for the shares of Energy Services common stock, warrants and units is Continental Stock Transfer & Trust Company.

STOCKHOLDER PROPOSALS

          If Proposals I and II are approved, Energy Services intends to hold its 2008 annual meeting of stockholders as soon as practicable after the closing of the acquisitions, and in any event no later than ____________, 2008. If the acquisitions are consummated, Energy Services’ annual meeting of stockholders is expected to be held on or about _____________, 2008, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for that annual meeting, pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, as amended, and under Energy Services’ by-laws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at Energy Services’ principal office in Huntington, West Virginia. To be timely, the notice has to be received no later than _____________, 200_. As to any proposal submitted for presentation at the 2009 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for that annual meeting will be entitled to exercise discretionary authority on that proposal unless Energy Services receives notice of the matter on or before _____________, 2008.

WHERE YOU CAN FIND MORE INFORMATION

          Energy Services files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

          You may read and copy reports, proxy statements and other information filed by Energy Services with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, DC 20549.

          You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Headquarters Office, 100 F Street, N.E., Room 1580, Washington, DC 20549.

          Energy Services files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Energy Services at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

          Information and statements contained in this document, or any annex to this document, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this document.

          All information contained in this document relating to Energy Services has been supplied by Energy Services, and all such information relating to each of ST Pipeline and C.J. Hughes has been supplied by ST Pipeline and C.J. Hughes, respectively. Information provided by each party does not constitute any representation, estimate or projection of any other party.

          If you would like additional copies of this document, or if you have questions about the acquisitions, you should contact:

Georgeson Inc. 199 Water Street 26th floor New York, New York 10038 (800) 280-7183 (for banks and brokers)

INDEX TO FINANCIAL STATEMENTS

ENERGY SERVICES ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Energy Services Acquisition Corp.
Huntington, West Virginia

          We have audited the accompanying balance sheets of Energy Services Acquisition Corp. (a development stage enterprise) (the “Company”) as of September 30, 2007 and 2006 and the related statements of income, stockholders’ equity and cash flows for the year ended September 30, 2007 as well as the periods from March 31, 2006 (inception) to September 30, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Services Acquisition Corp. as of September 30, 2007 and 2006, and the results of its operations and its cash flows for the year ended September 30, 2007 and for the periods from March 31, 2006 (inception) to September 30, 2007 and 2006 in conformity with United States generally accepted accounting principles.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, LA
December 19, 2007

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Balance Sheets

	September 30, 2007	September 30, 2006

ASSETS
Cash	756,782	$77,381
Investments held in trust	49,711,430	49,149,173
Investments held in trust from Underwriter	1,032,000	1,032,000
Prepaid Expenses	26,447	—

Total Assets	$51,526,659	$50,258,554

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accrued offering cost	$—	$178,015
Accrued Expenses	167,564	87,525
Loans from Stockholders	150,000	150,000
Due to Underwriter	1,032,000	1,032,000

Total Liabilities	1,349,564	1,447,540

Common Stock subject to Possible redemption 1,719,140 shares at redemption value	10,143,000	9,988,200

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Common Stock, $.0001 par value
Authorized 50,000,000 shares
Issued and outstanding 10,750,000 Shares, inclusive of 1,719,140 shares subject to possible redemption	903	903
Additional paid-in capital	38,564,710	38,734,491
Earnings accumulated during the development stage	1,468,482	87,420

Total Stockholders’ Equity	40,034,095	38,822,814

Total Liabilities and Stockholders’ Equity	$51,526,659	$50,258,554

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Income

	Year Ended September 30 2007	Inception March 31, 2006- September 30, 2006	Inception March 31, 2006- September 30, 2007

Formation and operating costs	$337,221	$18,754	$355,975
Franchise taxes	48,552	30,000	78,552

Net loss from operations before taxes	(385,773)	(48,754)	(434,527)

Income from trust fund investments	2,612,835	177,174	2,790,009

Net Income before tax	2,227,062	128,420	2,355,482

Income taxes	846,000	41,000	887,000

Net Income	$1,381,062	$87,420	$1,468,482

Weighted average shares outstanding- basic	10,750,000	3,607,609

Weighted average shares- diluted	12,688,930	3,607,609

Net income per share- basic	$0.13	$0.02

Net income per share- diluted	$0.11	$0.02

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

					Earnings Accumulated During the Development Stage
			Additional Paid in Capital	Treasury Stock
	Common Stock
						Stockholders’ Equity
	Shares	Amount

Issuance of common stock to initial stockholders on March 31, 2006 at $.01 Per share	2,500,000	$250	$24,750			$25,000

Return of 350,000 Shares on August 30, 2006 by initial Shareholders			1,645,000	(1,645,000)		—

Cancellation of Common Stock to Initial Shareholders	(350,000)	(35)	(1,644,965)	1,645,000		—

Sale of Private Placement Warrants			2,000,000			2,000,000

Sale of 8,600,000 units net of underwriter’s discount and offering expenses	8,600,000	860	46,697,634			46,698,494

Sale of underwriter option			100			100

Shares reclassified to “Common Stock subject To possible redemption”	(1,719,140)	(172)	(9,988,028)			(9,988,200)

Net Income					$87,420	87,420

Balance at September 30, 2006	9,030,860	903	38,734,491	—	87,420	38,822,814

Additional offering costs			(14,981)			(14,981)

Accretion relating to common stock subject to possible redemption			(154,800)			(154,800)

Net Income					1,381,062	1,381,062

Balance at September 30, 2007	9,030,860	$903	$38,564,710	$—	$1,468,482	$40,034,095

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the year Year Ended September 30, 2007	For the Period from March 31, 2006 (inception) to September 30, 2006	For the Period from March 31, 2006 (inception) to September 30, 2007
Cash flow from operating activities
Net Income	$1,381,062	$87,420	$1,468,482
Adjustment to reconcile net income to net cash provided by (used) in operating activities:
Changes in:
Accrued Income and accretion on investments held in trust fund	(562,257)	(177,173)	(739,430)
Accrued Expenses and Prepaids	53,592	87,525	141,117

Net Cash provided (used) in operating activities	$872,397	$(2,228)	$870,169

Cash flows from Investing Activities
Purchase of investments held in Trust Fund	(41,071,000)	(50,004,000)	(91,075,000)
Proceeds from maturities of Investments held in trust fund	41,071,000	—	41,071,000

Net Cash (used) by Investing Activities	—	(50,004,000)	(50,004,000)

Cash Flows from Financing Activities
Proceeds from Public Offering		51,600,000	51,600,000
Proceeds from Private Placement of warrants		2,000,000	2,000,000
Proceeds from issuance of underwriting options		100	100
Proceeds from issuance of common stock to initial stockholders		25,000	25,000
Loans from Stockholder		375,000	375,000
Payment of Loan from Stockholder		(225,000)	(225,000)
Payment of Offering Costs	(192,996)	(3,691,491)	(3,884,487)

Net Cash (used) provided by Financing Activities	(192,996)	50,083,609	49,890,613

Net increase in cash and cash equivalents	679,401	77,381	756,782

Cash and Cash Equivalents at beginning of Period	77,381	—	—

Cash and Cash Equivalents at end of Period	$756,782	$77,381	$756,782

Supplemental disclosure of non-cash financing activity:
Accrued and unpaid offering costs	$—	$178,015	$—

Income Taxes paid	$764,375	$—	$764,375

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

1.	Organization, Business Operations and Significant Policies

Nature of Business

          Energy Services Acquisition Corp. (the “Company”) was incorporated in Delaware on March 31, 2006 as a blank check company whose objective is to acquire an operating business.

          Activity through September 30, 2007 relates to the Company’s formation and the public offering described below as well as costs related to the investigation of potential acquisition candidates. The Company has selected September 30 as its fiscal year-end.

          The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in note 2) was declared effective August 29, 2006. The Company consummated the Public Offering on September 6, 2006 and preceding the consummation of the Public Offering on September 6, 2006, certain officers, directors and initial shareholders of the Company purchased an aggregate of 3,076,923 warrants at $0.65 per warrant from the Company in a private placement (the “private placement”). The warrants sold in the Private Placement were identical to the warrants sold in the offering, except that the private placement warrants are not registered at this time. The Company received net proceeds from the Private Placement and the Offering of approximately $48,698,494 (note 2).

          The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering, although substantially all of the net proceeds of this Public Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the company will be able to successfully affect a Business Combination. Upon the closing of the Public Offering, $50,004,000 (including $1,032,000 for the Underwriters non-accountable expense allowance) was deposited in a trust account (“Trust Account”) and invested in United States Government Securities defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Such funds will be invested in the manner outlined until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of the funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. If the Company liquidates prior to the consummation of a Business Acquisition, the officers and directors shall under certain circumstances, be personally liable to pay any debts, obligations and liabilities of the Company to various vendors, prospective target businesses or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the working capital not held in the Trust Fund. Interest or earnings from funds invested in the Trust Account up to $1,200,000 net of taxes may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and income taxes. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the public offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,150,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

          With respect to a Business Combination which is approved and consummated, any public stockholder presented with the right to approve a Business Acquisition can instead demand that his stock be converted into his pro rata share of the Trust Fund upon the consummation of the transaction if he votes against such transaction. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders.

          The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering.

Investments Held in Trust

          The Company’s restricted investments held in the Trust Fund at September 30, 2007 are comprised of an institutional money fund and a United States Treasury Bill with a maturity of November 01, 2007 in the amounts of $40,242,191 and $10,501,239, respectively. The balances making up the account at September 30, 2006 were an institutional money fund and a United States Treasury Bill in the amounts of $40,148,572 and $10,032,601 respectively.

Income Taxes

          The Company follows Statement of Financial Accounting Standards No. 109 (“SFAS No. 109), “Accounting for Income Taxes” which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

Earnings Per Share

          Net earnings per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Fair Value of Financial Instruments

          The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts at September 30, 2007 and 2006.

Use of Estimates

          The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

          For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Recently Issued Accounting Pronouncements

          Energy Services Acquisition Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

2.	Public Offering

          On September 6, 2006, the Company sold 8,600,000 units (“Units”) in the Public Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share commencing on the later of the consummation by the Company of a Business Acquisition, as defined below, or one year after the Effective Date and terminating on the fifth anniversary of the date of the Public Offering. The Company may redeem the Warrants for a redemption price of $0.01 per Warrant at any time if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least $8.50 on 20 of the 30 trading days ending on the third day prior to the day on which notice is given.

          On the 90th day after the date of the prospectus or earlier, at the discretion of the Underwriter, the warrants separated from the units and begin to trade. Separate trading of the warrants and the share of common stock began on or about October 3, 2006. At September 30, 2007 there were 7,817,429 shares, 2,932,571 units and 14,411,781 warrants outstanding.

          For the warrants, the Company is only required to use its best efforts to cause a registration statement covering issuance of the shares of common stock underlying the warrants to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any warrant, in whole or in part, for cash in the event it is unable to deliver registered shares of common stock and, if it is unable to do so, the warrants could expire unexercised. The holders of warrants do not have the rights or privileges of holders of common stock, including any voting rights, until such holders exercise their warrants and receive shares of the Company’s common stock.

          In connection with the offering, the Company paid the underwriters of the Public Offering an underwriting discount of 6% of the gross proceeds of the Public Offering ($3,096,000) and a non-accountable expense allowance of 2% of the gross proceeds ($1,032,000). However, the underwriters have agreed that the expense allowance amount will be placed in the Trust Account until the earlier of the completion of a business combination or the liquidation of the Trust Account. In the event that the business combination is not consummated, the underwriter will forfeit the 2.0% being deferred.

          The Company also issued to the underwriter at the time of closing of the Offering a unit purchase option, for $100, to purchase up to 450,000 units at an exercise price of $7.50. The unit purchase option shall be exercisable any time, in whole or in part, between the first anniversary date and the fifth anniversary date of the Public Offering.

          For the unit purchase option, the Company is only required to use its best efforts to cause a registration statement covering the resale of the units and the securities comprising the units and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. There are no contractual penalties for failure to effect the registration of the units and the securities comprising the units. Additionally, in no event, is the Company obligated to settle the option, the units or the warrants included in the units, in whole or in part, for cash in the event it is unable to effect the registration of the units and the securities comprising the units. The holder or holders of the options do not have the rights or privileges of holders of common stock, including any voting rights, until such holder or holders exercise the options and receive shares of the Company’s common stock.

          The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,642,500 ($ 3.65 Per Unit) using a Black-Scholes option pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 75.7%, (2) risk free interest rate of 5.1 %and (3) expected life of 5 years.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

3.	Commitments

          The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $5,000 per month for reimbursement of expenses expended on behalf of the Company commencing on the date of the effective date of the Public Offering.

          Pursuant to letter agreements with the Company and the Underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

          The Company’s Initial Stockholders purchased in the aggregate, 3,076,923 of the Warrants from the Company at a purchase price of $.65 per Warrant ($2,000,000 in the aggregate) in a private placement. These warrants, and the warrants issued as part of the Units in the Public Offerings, do not have any liquidation rights.

          The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on the effective date of the Public Offering. The Holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time and from time to time, commencing with the date the initial shares are disbursed from the escrow account. In addition, the Initial Stockholders have certain “piggyback” registration rights on the registration statements filed subsequent to the release date from escrow.

          At any time and from time to time after the release date from escrow and prior to the fifth anniversary date hereof, the holders of at least 51 % of the Registrable Securities initially held by the underwriters may make two written demands for a Demand Registration.

4.	Note Payable

          Prior to the offering, the Company issued an unsecured non-interest bearing promissory note for $150,000 to Marshall T. Reynolds, Chairman and Chief Executive Officer. The note was repaid on September 6, 2006 from the proceeds of the Public Offering. On September 6, 2006, Mr. Reynolds loaned the Company $150,000. The loan will be repaid without interest from working capital and is also unsecured.

5.	Preferred Stock

          The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.	Common Stock

          On March 31, 2006, the Company issued 2,500,000 shares to the initial stockholders. On August 30, 2006 the Company entered into an underwriting agreement with respect to the public sale of up to 8,600,000 units, reflecting a reduction in the size of the Public Offering from 10,000,000 units as previously contemplated to 8,600,000 units. In connection with such modification, and in order to maintain the percentage ownership of its stockholders prior to the Public Offering, the Company’s initial stockholders surrendered for cancellation an aggregate of 350,000 shares of common stock. On the date the shares were surrendered, management determined the fair value of the Company’s common stock to be $4.70 per share.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

7.	Concentration of Credit Risk

          At September 30, 2007, the Company maintained a checking account at a financial institution, the balance of which exceeded the federally insured limit by $664,395.

8.	Income Taxes

          The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no timing differences and therefore no deferred tax asset or liability at September 30, 2006 or 2007. There are no net operating loss carry forwards at September 30, 2007.

          At September 30, 2007 and September 30, 2006, income tax expense consisted of the following:

	September 30, 2007	September 30, 2006
Taxes currently payable
Federal	$695,000	$32,000
State	151,000	9,000

Total	$846,000	$41,000

The Company is incorporated in Delaware and is subject to franchise taxes, which are shown as a component of operating expenses.

9.	Selected Quarterly Information (unaudited)

          Following is unaudited selected financial information for the year ended September 30, 2007 and the period from March 31, 2006 (inception) through September 30, 2006.

	Dec. 31	Mar. 31	June 30	Sept. 30

Year Ended September 30, 2007:
Net income (loss) before income taxes	591,312	555,580	503,358	576,812
Net income (loss)	348,312	368,480	307,458	356,812
Earnings (loss) per share—basic	$0.03	$0.03	$0.03	$0.04
Earnings (loss) per share—diluted	$0.03	$0.03	$0.02	$0.03

Period from March 31, 2006 (Inception) to September 30, 2006:
Net income (loss) before income taxes	N/A	(2,200)	—	130,620
Net income (loss)	N/A	(2,200)	—	89,620
Earnings (loss) per share—basic	N/A	$—	$—	$0.02
Earnings (loss) per share—diluted	N/A	$—	$—	$0.02

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Balance Sheets

	March 31, 2008	September 30, 2007

	(Unaudited)
ASSETS
Cash	$329,610	$756,782
Investments held in trust	50,218,866	49,711,430
Investments held in trust from Underwriter	1,032,000	1,032,000
Prepaid Expenses	408,778	26,447

Total Assets	$51,989,254	$51,526,659

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accrued Expenses	$90,593	$167,564
Notes Payable Stockholder	150,000	150,000
Due to Underwriter	1,032,000	1,032,000

Total Liabilities	1,272,593	1,349,564

Common Stock subject to Possible redemption 1,719,140 shares at redemption value	10,245,048	10,143,000

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Common Stock, $.0001 par value
Authorized 50,000,000 shares
Issued and outstanding 10,750,000 Shares, inclusive of 1,719,140 shares subject to possible redemption	903	903
Additional paid-in capital	38,462,662	38,564,710
Retained Earnings	2,008,048	1,468,482

Total Stockholders’ Equity	40,471,613	40,034,095

Total Liabilities and Stockholders’ Equity	$51,989,254	$51,526,659

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Income

	For the three months ended March 31, 2008	For the three months ended March 31, 2007	For the six months ended March 31, 2008	For the six months ended March 31, 2007	For the Period from March 31, 2006 (inception) To March 31, 2008

Operating Expenses:
Formation and operating costs	129,440	74,999	176,609	123,569	532,583
Franchise taxes	11,205	11,205	22,410	26,142	100,962

Loss from operations before taxes	(140,645)	(86,204)	(199,019)	(149,711)	(633,545)

Income from trust fund investments	463,425	641,784	1,082,585	1,296,603	3,872,593

Income before income taxes	322,780	555,580	883,566	1,146,892	3,239,048

Income taxes	138,000	187,100	344,000	430,100	1,231,000

Net Income	$184,780	$368,480	$539,566	$716,792	$2,008,048

Weighted average shares outstanding - basic	10,750,000	10,750,000	10,750,000	10,750,000

Weighted average shares outstanding - diluted	13,317,820	12,576,584	13,255,519	12,271,333

Net income per share- basic	$0.02	$0.03	$0.05	$0.07

Net income per share- diluted	$0.01	$0.03	$0.04	$0.06

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

					Income Accumulated During the Development Stage	Total Stockholders’ Equity
			Additional Paid in Capital
	Common Stock			Treasury Stock

	Shares	Amount

Issuance of common stock to initial stockholders on March 31, 2006 at $.01 per share	2,500,000	$250	$24,750			$25,000

Return of 350,000 Shares on August 30, 2006 by initial Shareholders			1,645,000	(1,645,000)		—

Cancellation of Common Stock to Initial Shareholders	(350,000)	(35)	(1,644,965)	1,645,000		—

Sale of Private Placement Warrants			2,000,000			2,000,000

Sale of 8,600,000 units net of underwriter’s discount and offering expenses	8,600,000	860	46,697,634			46,698,494

Sale of underwriter option			100			100

Shares reclassified to “Common Stock subject To possible redemption”	(1,719,140)	(172)	(9,988,028)			(9,988,200)

Net income					87,420	87,420

Balance at September 30, 2006	9,030,860	903	38,734,491	—	87,420	38,822,814

Additional offering costs			(14,981)			(14,981)

Accretion relating to common stock subject to possible redemption			(154,800)			(154,800)

Net Income					1,381,062	1,381,062

Balance at September 30, 2007	9,030,860	903	38,564,710	—	1,468,482	40,034,095

Accretion relating to common stock subject to possible redemption			(102,048)			(102,048)

Net Income for the period (unaudited)					539,566	539,566

Balance at March 31, 2008	9,030,860	$903	$38,462,662	$—	$2,008,048	$40,471,613

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the six months ended March 31, 2008	For the six months ended March 31, 2007	For the Period from March 31, 2006 (inception) to March 31, 2008
Cash flow from operating activities
Net Income	$539,566	$716,792	$2,008,048

Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Changes in:
Accrued Income and accretion on investments held in Trust Fund	(507,436)	(451,550)	(1,246,866)
Accrued Expenses and Prepaids	(459,302)	(9,206)	(318,185)
Other Assets		(76,387)

Net Cash (used in) provided by operating activities	(427,172)	179,649	442,997

Cash flows from Investing Activities
Purchase of investments held in Trust Fund	(21,000,000)	(20,316,000)	(101,575,000)
Proceeds from maturities of Investments held in Trust Fund	21,000,000	20,316,000	51,571,000

Net Cash (used in) Investing Activities	—	—	(50,004,000)

Cash Flows from Financing Activities
Proceeds from Public Offering	—	—	51,600,000
Proceeds from Private Placement of warrants	—	—	2,000,000
Proceeds from issuance of underwriting options	—	—	100
Proceeds from issuance of common stock to initial stockholders	—	—	25,000
Loans from Stockholder	—	—	375,000
Payment of Loan from Stockholder	—	—	(225,000)
Payment of Offering Costs	—	(147,308)	(3,884,487)

Net Cash (used in) provided by Financing Activities	—	(147,308)	49,890,613

Net (decrease) increase in cash and cash equivalents	(427,172)	32,341	329,610

Cash and Cash Equivalents at beginning of Period	756,782	77,381	—

Cash and Cash Equivalents at end of Period	329,610	109,722	329,610

Supplemental disclosure of non-cash financing activity:
Accrued and unpaid offering costs	$—	$45,686	$—

Supplemental disclosure of non-cash financing activity:
Income Taxes paid	$567,500	$426,250	$1,331,875

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

1.	Organization, Business Operations and Significant Policies

Nature of Business

          Energy Services Acquisition Corp. (the “Company”) was incorporated in Delaware on March 31, 2006 as a blank check company whose objective is to acquire a operating business or businesses.

          Activity through September 30, 2006 relates to the Company’s formation and the public offering described below. The Company has selected September 30 as its fiscal year-end. Activity from September 30, 2006 through January 24, 2008 was limited to the identification and analysis of potential acquisition candidates for the Company. Since January 24, 2008 the company’s activity has been the efforts towards the two acquisition candidates identified and discussed elsewhere herein.

          The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in note 2) was declared effective August 29, 2006. The Company completed the Public Offering on September 6, 2006. Preceding the completion of the Public Offering certain officers, directors and initial shareholders of the Company purchased an aggregate of 3,076,923 warrants at $0.65 per warrant from the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the public offering, except that the Private Placement warrants are not registered at this time. The Company received net proceeds from the Private Placement and the Offering of approximately $48,698,494 (note 2).

          The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering, although substantially all of the net proceeds of this Public Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the company will be able to successfully affect a Business Combination. Upon the closing of the Public Offering, $50,004,000 (including $1,032,000 for the Underwriters non-accountable expense allowance) was deposited in a trust account (“Trust Account”) and invested in United States Government Securities defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Such funds will be invested in the manner outlined until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of the funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. If the Company liquidates prior to the consummation of a Business Acquisition, the officers and directors shall under certain customary circumstances, be personally liable to pay any debts, obligations and liabilities of the Company to various vendors, prospective target businesses or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the working capital not held in the Trust Fund. Interest or earnings from funds invested in the Trust Account up to $1,200,000 net of taxes may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and income taxes. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the public offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,150,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

          With respect to a Business Combination which is approved and consummated, any public stockholder presented with the right to approve a Business Acquisition can instead demand that his stock be converted into his pro rata share of the Trust Fund upon the consummation of the transaction if he votes against such transaction. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders.

          The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering.

          We have neither engaged in any business operations nor generated any operating revenue to date. Our only activities since inception have been organizational activities and those necessary to prepare for our public offering, and thereafter, pursuing potential acquisitions of target businesses. We will not generate any operating revenues until after completion of a business combination. We have generated non-operating income in the form of interest income on our cash and cash equivalents and short term investments.

Interim Financial Statements

          The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the year ended September 30, 2007 and for the periods from inception (March 31, 2006) through September 30, 2007 and 2006 included in the Company’s Form 10-K filed December 19, 2007. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting primarily of normal recurring adjustments) that are, in the opinion of management necessary for a fair presentation of the Company’s financial position and results of operations. The operating results for the period ended March 31, 2008 are not necessarily indicative of the results to be expected for any other interim period of any future year.

Investments Held in Trust

          The Company’s restricted investments held in the Trust Fund at March 31, 2008 are comprised of an institutional money fund and a United States Treasury Bill with a maturity of May 1, 2008 in the amounts of $40,887,273 and $10,470,760, respectively.

Income Taxes

          The Company follows Statement of Financial Accounting Standards No. 109 (“SFAS No. 109), “Accounting for Income Taxes” which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

Earnings Per Share

          Net income per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

          Basic net income per share is computed by dividing income available to common shareholders by the weighted average common shares outstanding for the period including shares subject to possible redemption. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the earnings of the entity.

Fair Value of Financial Instruments

          The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts at September 30, 2007 and at March 31, 2008.

Use of Estimates

          The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

          For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Recently Issued Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” SFAS No. 157 defines fair value, establishes methods used to measure fair value and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal periods, as it relates to financial assets and liabilities that are carried at fair value. SFAS No. 157 also requires certain tabular disclosures related to results of applying SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS No. 142, “Goodwill and Other Intangible Assets”. On November 14, 2007, the FASB provided a one year deferral for the implementation of SFAS No. 157 for non-financial assets and liabilities. SFAS No. 157 excludes from it’s scope SFAS No. 123 (R), “Share-Based Payment” and its related interpretive accounting pronouncements that address share-based payment transactions. Based on the assets and liabilities on our balance sheet as of December 31, 2007, we do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure at fair value many financial instruments and certain other items at fair value that are not currently required to be measured. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Based on the assets and liabilities on our balance sheet as of December 31, 2007, we do not expect the adoption of SFAS No. 159 to have any impact on our consolidated financial position, results of operations or cash flows.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

          During December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations”. SFAS No. 141 (R) is effective for fiscal years beginning after December 15, 2008. Earlier application is prohibited. Assets and liabilities that arose from business combinations which occurred prior to the adoption of FASB No. 141 ( R) should not be adjusted upon the adoption of SFAS No. 141 (R). SFAS No. 141 ( R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the business combination; establishes the acquisition date as the measurement date to determine the fair value of all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. As it relates to recognizing all (and only) the assets acquired and liabilities assumed in a business combination, costs an acquirer expects but is not obligated to incur in the future to exit an activity of an acquiree or to terminate or relocate an acquiree’s employees are not liabilities at the acquisition date but must be expensed in accordance with other applicable generally accepted accounting principles. Additionally, during the measurement period, which should not exceed one year from the acquisiton date, any adjustments that are needed to assets acquired and liabilities assumed to reflect new information obtained about facts and circumstances that existed as of that date will be adjusted retrospectively. The acquirer will be required to expense all acquisition- related costs in the periods such costs are incurred other than costs to issue debt or equity securities. SFAS No. 141 ( R) will have no impact on our consolidated financial position, results of operations or cash flows at the date of adoption, but it could have a material impact on our consolidated financial position, results of operations or cash flows in the future when it is applied to acquisitions which occur in the fiscal year beginning September 30, 2009.

          Energy Services Acquisition Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

2.	Public Offering

          On September 6, 2006, the Company sold 8,600,000 units (“Units”) in the Public Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share commencing on the later of the consummation by the Company of a Business Acquisition, as defined below, or one year after the Effective Date and terminating on the fifth anniversary of the date of the Public Offering. The Company may redeem the Warrants for a redemption price of $0.01 per Warrant at any time if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least $8.50 on 20 of the 30 trading days ending on the third day prior to the day on which notice is given. Separate trading of the warrants and the share of common stock began on or about October 3, 2006.

          For the warrants, the Company is only required to use its best efforts to cause a registration statement covering issuance of the shares of common stock underlying the warrants to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any warrant, in whole or in part, for cash in the event it is unable to deliver registered shares of common stock and, if it is unable to do so, the warrants could expire unexercised. The holders of warrants do not have the rights or privileges of holders of common stock, including any voting rights, until such holders exercise their warrants and receive shares of the Company’s common stock.

          In connection with the offering, the Company paid the underwriters of the Public Offering an underwriting discount of 6% of the gross proceeds of the Public Offering ($3,096,000) and a non-accountable expense allowance of 2% of the gross proceeds ($1,032,000). However, the underwriters have agreed that the expense allowance amount will be placed in the Trust Account until the earlier of the completion of a business combination or the

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

liquidation of the Trust Account. In the event that the business combination is not consummated, the underwriter will forfeit the 2.0% being deferred.

          The Company also issued to the underwriter at the time of closing of the Offering a unit purchase option, for $100, to purchase up to 450,000 units at an exercise price of $7.50. The unit purchase option shall be exercisable any time, in whole or in part, between the first anniversary date and the fifth anniversary date of the Public Offering.

          For the option, the Company is only required to use its best efforts to cause a registration statement covering the resale of the units and the securities comprising the units and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. There are no contractual penalties for failure to effect the registration of the units and the securities comprising the units. Additionally, in no event, is the Company obligated to settle the option, the units or the warrants included in the units, in whole or in part, for cash in the event it is unable to effect the registration of the units and the securities comprising the units. The holder or holders of the options do not have the rights or privileges of holders of common stock, including any voting rights, until such holder or holders exercise the options and receive shares of the Company’s common stock.

          The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option at $1,642,500 ($3.65 Per Unit) using a Black-Scholes option pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 75.7%, (2) risk free interest rate of 5.1 % and (3) expected life of 5 years.

3.	Commitments

          The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $5,000 per month for reimbursement of expenses expended on behalf of the Company commencing on the date of the effective date of the Public Offering.

          Pursuant to letter agreements with the Company and the Underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

          The Company’s Initial Stockholders purchased in the aggregate, 3,076,923 of the Warrants from the Company at a purchase price of $.65 per Warrant ($2,000,000 in the aggregate) in a private placement. These warrants, and the warrants issued as part of the Units in the Public Offerings, do not have any liquidation rights.

          The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on the effective date of the Public Offering. The Holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time and from time to time, commencing with the date the initial shares are disbursed from the escrow account. In addition, the Initial Stockholders have certain “piggyback” registration rights on the registration statements filed subsequent to the release date from escrow.

          At any time and from time to time after the release date from escrow and prior to the fifth anniversary date hereof, the holders of at least 51% of the Registrable Securities initially held by the underwriters may make two written demands for a Demand Registration.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

4.	Note Payable

          Prior to the offering, the Company issued an unsecured non-interest bearing promissory note for $150,000 to Marshall T. Reynolds, Chairman and Chief Executive Officer. The note was repaid on September 6, 2006 from the proceeds of the Public Offering. On September 6, 2006, Mr. Reynolds loaned the Company $150,000. The loan will be repaid without interest from working capital and is also unsecured.

5.	Preferred Stock

          The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.	Common Stock

          On March 31, 2006, the Company issued 2,500,000 shares to the initial stockholders. On August 30, 2006 the Company entered into an underwriting agreement with respect to the public sale of up to 8,600,000 units, reflecting a reduction in the size of the Public Offering from 10,000,000 units as previously contemplated to 8,600,000 units. In connection with such modification, and in order to maintain the percentage ownership of its stockholders prior to the Public Offering, the Company’s initial stockholders surrendered for cancellation an aggregate of 350,000 shares of common stock. On the date the shares were surrendered, management determined the fair value of the Company’s common stock to be $4.70 per share.

7.	Concentration of Credit Risk

          At March 31, 2008, the Company maintained a checking account at a financial institution, the balance of which exceeded the federally insured limit by $664,395 at September 30, 2007 and by $229,610 at March 31, 2008.

8.	Income Taxes

          Energy Services Acquisition Corp. (ESA) uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no timing differences and therefore no deferred tax asset or liability at March 31, 2008. There are no net operating loss carry forwards at March 31, 2008.

          At March 31, 2008, income tax expense consisted of the following:

	Three months ended March 31, 2008	Six months ended March 31, 2008	March 31, 2006- March 31, 2008
Taxes currently payable
Federal	$161,000	$327,000	$1,054,000
State	32,000	72,000	232,000

Total	$193,000	$399,000	$1,286,000

          The Company is incorporated in Delaware and is subject to franchise taxes, which are shown as a component of operating expenses.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements

9.	Acquisitions

          On January 24, 2008 Energy Services Acquisition Corp. (ESA) announced separate agreements to acquire two companies, ST Pipeline and GasSearch Drilling Services (GDS). Pursuant to the agreement to acquire S.T. Pipeline, shareholders of S.T. Pipeline shall have a right to receive up to $15,200 per share in cash, or $19.0 million in the aggregate, subject to a reduction to reflect the book value of certain assets and a further reduction of $3.0 million that will be paid to S.T. Pipeline shareholders on a deferred basis. The agreement to Acquire GDS calls for the Shareholder of GDS to receive Stock valued at $3.5 million based upon the arithmetic average of the closing price of Energy Services common stock as reported on the American Stock Exchange for the five consecutive trading days beginning three trading days before the announcement of the GDS Acquisition, $2.5 million dollars in cash and $17.5 million in cash to pay GDS’ current debt and capital expenditures. The transactions closing is conditioned on receipt of ESA shareholders approval and holders of less than 20% of the shares of Energy Services common stock voting against the transaction and electing to convert their Energy Services common stock into cash from the trust fund established in connection with Energy Services initial public offering, among other conditions.

          On February 12. 2008, ESA was advised that COG Finance Corporation elected to exercise an option to acquire GDS pursuant to a provision in a finance agreement between COG finance and GDS. Energy Services is currently assessing the viability of proceeding with this transaction.

          On February 13, 2008, ESA entered into a letter of intent to acquire C J Hughes Construction Company, Inc. C. J. Hughes is an underground utility service company located in Huntington, West Virginia. C. J. Hughes may be considered an affiliate of ESA since Marshall T. Reynolds and Neal Scaggs are shareholders, and Edsel R. Burns is the President and a shareholder of C.J. Hughes. Mr. Reynolds is the Chairman of the Board, Chief Executive officer and Secretary of ESA. Mr. Scaggs and Mr. Burns are directors of ESA.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
ST Pipeline, Inc., and subsidiaries
Clendenin, West Virginia

We have audited the accompanying balance sheets of ST Pipeline, Inc., as of December 31, 2007 and 2006, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ST Pipeline, Inc., as of December 31, 2007 and 2006, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
March 4, 2008

AF Center • 101 Washington Street, East • P.O. Box 2629 • Charleston, West Virginia 25329
304/346-0441 • 800/642-3601
www.afnetwork.com

ST PIPELINE, INC.

BALANCE SHEETS
December 31, 2007 and 2006

Assets	2007	2006

Current Assets
Cash and cash equivalents	$3,960,685	$617,872
Accounts receivable	26,485,359	6,805,527
Costs and estimated earnings in excess of billings on uncompleted contracts	—	293,258
Prepaid expenses and other	205,064	261,623

Total current assets	30,651,108	7,978,280

Property, Plant and Equipment, net of accumulated depreciation	2,661,453	3,086,957

Long-term notes receivable and other assets	100,781	72,561

Total assets	$33,413,342	$11,137,798

Liabilities and Stockholders’ Equity

Current Liabilities
Current maturities of long-term debt	$262,247	$312,247
Lines of credit	6,935,419	2,654,563
Accounts payable	1,281,133	596,609
Accrued and withheld liabilities	425,641	1,624,630
Billings in excess of costs and estimated earnings on uncompleted contracts	604,589	718,234

Total current liabilities	9,509,029	5,906,283

Long-term debt, less current maturities	175,996	376,306

Total liabilities	9,685,025	6,282,589

Stockholders’ equity
Common stock ($20 par value; 3,750 shares authorized and issued; 3,700 shares outstanding)	75,000	75,000
Retained earnings	24,609,007	5,735,899
Less: cost of treasury stock, 50 shares	(955,690)	(955,690)

	23,728,317	4,855,209

Total liabilities and stockholders’ equity	$33,413,342	$11,137,798

See Notes to Financial Statements

ST PIPELINE, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Contract revenues	$100,385,098	$49,771,580	$22,936,383

Cost of revenues	70,948,130	45,122,584	20,537,577

Gross profit	29,436,968	4,648,996	2,398,806

Selling and administrative expenses	1,547,125	1,295,761	980,585

Income from operations	27,889,843	3,353,235	1,418,221

Other income (expense)
Interest income	45,939	60,053	17,210
Other nonoperating income	306,147	180,029	131,709
Interest expense	(298,799)	(288,818)	(71,917)
Gain on sale of equipment	1,377	32,006	155,346

	54,664	(16,730)	232,348

Net income	27,944,507	3,336,505	1,650,569

Retained earnings, beginning of year, as previously stated	5,735,899	5,165,891	3,740,857

Adjustment applicable to prior year	—	—	(60,853)

Retained earnings, beginning of year, as restated	5,735,899	5,165,891	3,680,004

Dividend distributions	(9,071,399)	(2,766,497)	(164,682)

Retained earnings, end of year	$24,609,007	$5,735,899	$5,165,891

Unaudited pro forma income data (see note 14)
Net income as reported	$27,944,507	$3,336,505	$1,650,569
Pro forma provision for income taxes (unaudited)	$11,177,803	$1,334,602	$660,228
Pro forma net income (unaudited)	$16,766,704	$2,001,903	$990,341

See Notes to Financial Statements

ST PIPELINE, INC.

STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Cash Flows from Operating Activities
Net income	$27,944,507	$3,336,505	$1,650,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	973,199	921,193	892,555
Gain on sale of property, plant, and equipment	(1,377)	(32,006)	(155,346)
Change in current assets and liabilities:
Accounts receivable	(19,679,833)	(1,476,559)	(3,951,836)
Prepaid expenses and other	56,558	(43,684)	(81,308)
Costs and estimated earnings in excess of billings on uncompleted contracts	293,258	214,958	(508,216)
Accounts payable	684,524	(66,068)	630,968
Accrued liabilities	(1,198,990)	1,224,593	224,260
Billings in excess of costs and estimated earnings on uncompleted contracts	(113,645)	(3,427,172)	4,145,406

Net cash provided by operating activities	8,958,201	651,760	2,847,052

Cash Flows from Investing Activities
Net collections from long-term notes receivable	(28,219)	17,220	2,850
Purchases of property, plant and equipment	(583,566)	(1,534,421)	(606,220)
Proceeds from sales of property, plant, and equipment	37,248	71,886	270,949

Net cash used in investing activities	(574,537)	(1,445,315)	(332,421)

Cash Flows from Financing Activities
Dividend distributions	(9,071,399)	(2,766,497)	(164,682)
Proceeds from line of credit, net of (repayments)	4,280,857	2,598,340	(194,487)
Net repayment of bank overdraft balances	—	—	(261,804)
Payments on long-term debt	(313,909)	(367,992)	(451,812)
Proceeds from long-term debt	63,600	376,524	—

Net cash used in financing activities	(5,040,851)	(159,625)	(1,072,785)

Net increase (decrease) in cash and cash equivalents	3,342,813	(953,180)	1,441,846

Cash and cash equivalents
Beginning of year	617,872	1,571,052	129,206

End of year	$3,960,685	$617,872	$1,571,052

Supplemental disclosure of cash flow information:
Cash payments for interest	$298,799	$288,818	$71,917

Supplemental schedule of noncash investing and financing activities:
Property, plant and equipment acquired through long-term debt	$—	$91,611	$546,310

See Notes to Financial Statements

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.          Summary of Significant Accounting Policies

ST Pipeline, Inc. (the Company) was incorporated in May 1990 under the laws of the State of West Virginia to engage in the construction of natural gas pipelines for utility companies. The Company’s contracts are primarily under fixed-price and occasional cost-plus service contracts. The Company grants credit to all its customers, most of whom are located in West Virginia and the surrounding mid-Atlantic states.

All of the Company’s production personnel are union members of the various related construction trade unions and are subject to collective bargaining agreements that expire at varying time intervals.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Revenue and cost recognition: Revenues from construction contracts are recognized on the percentage-of-completion method in the ratio that costs incurred bear to total estimated costs. The revenues from unit price and cost-plus contracts are recognized when units (usually contractually established pipeline footage) of pipeline are installed and completed or as services are performed. Contract costs include all direct material, labor, subcontracted, and equipment costs and those indirect costs related to contract performance. General and administrative expenses are charged to operations as incurred. Revenues related to claims are recognized when collected.

The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed. Such revenues are expected to be billed and collected within one year on uncompleted contracts. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized.

Revisions in revenues, costs, profit estimates, and measurements of the extent of progress toward completion are made in the year such revisions can be reasonably estimated. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At times, such balances may be in excess of Federal Deposit Insurance Corporation insurance limits.

Accounts receivable: The Company grants credit to its customers on terms contractually established by the construction contracts with each customer. Accounts receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management has determined that no allowance for doubtful receivables is necessary as of December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The Company generally does not have collateral for its receivables, but rely upon its right to file liens on the owner’s property. Interest is not charged on trade accounts receivable.

Property, plant, and equipment: Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations on a straight – line basis over their estimated service lives of 5 to 7 years for equipment and 15 to 40 years for buildings and related improvements.

Income tax status and distributions: The stockholders of ST Pipeline, Inc. elected S Corporation status. By electing S Corporation status, income taxes on the earnings of the Company will be payable personally by the stockholders of the Company. Accordingly, no provision has been made in the accompanying financial statements for federal and state income taxes.

Dividend distributions may be declared periodically in amounts that will cover the individual income tax liabilities arising from the taxable income of the Company.

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective for years beginning after December 15, 2007. This interpretation is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements, in accordance with FASB 109, Accounting for Income Taxes, by prescribing a more-likely-than-not threshold to recognize any benefit of a tax position taken or expected to be taken in a tax return. Tax positions that meet the recognition threshold are reported at the largest amount that is more-likely-than-not to be realized. The adoption of this standard will not have a material impact on the Company’s financial condition, results of operations or cash flows.

Fair Value Measurement: In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement, effective for fiscal years beginning after November 15, 2007. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The adoption of this standard will not have a material impact on the Company’s financial condition, results of operations or cash flows.

Fair Value Option: In February 2007, FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment to FASB Statement No. 115, effective for fiscal years beginning after November 15, 2007. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The adoption of this standard will not have a material impact on the Company’s financial condition, results of operations or cash flows.

Use of estimates in preparation of financial statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.          Cash Concentrations

As of December 31, 2007 and 2006, the Company had amounts on deposit at financial institutions of which approximately $2,141,000 and $1,446,000, respectively, were uninsured under current banking insurance regulations.

Note 3.          Accounts Receivable

Accounts receivable as of December 31, 2007 and 2006, are as follows:

	2007	2006

Billed receivables
Completed contracts	$790,962	$1,253,000
Contracts in progress	15,391,212	3,987,234
Unbilled receivables
Retainages on completed contracts	1,921,035	153,098
Retainages on contracts in progress	8,382,150	1,412,195

Total	$26,485,359	$6,805,527

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

The primary industry served by the Company within its market area has traditionally been the natural gas transmission and distribution industry. As of December 31, 2007 and 2006, all of the Company’s outstanding accounts receivable was unsecured and due directly from business entities operating within this industry. Payment of these receivables depends primarily upon the available revenues generated by these business entities.

Note 4.          Uncompleted Contracts

Costs, estimated earnings, and billings on uncompleted contracts as of December 31, 2007 and 2006, are summarized as follows:

	2007	2006

Costs incurred on uncompleted contracts	$63,454,130	$2,577,863
Estimated earnings	29,145,461	349,176

	92,599,591	2,927,039
Billings through December 31	(93,204,180)	(3,352,015)

	$(604,589)	$(424,976)

Included in the accompanying balance sheets under the following captions:

	2007	2006

Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$293,258
Billings in excess of costs and estimated earnings on uncompleted contracts	(604,589)	(718,234)

	$(604,589)	$(424,976)

Note 5.          Backlog

The following schedule summarizes changes in backlog on contracts during the years ended December 31, 2007, 2006, and 2005. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress as of the balance sheet date and from contractual agreements on which work has not yet begun.

	2007	2006	2005

Backlog balance, January 1	$57,280,068	$11,633,244	$—
New contracts entered into during the year ended December 31	48,523,794	95,418,404	34,569,627

	105,803,862	107,051,648	34,569,627
Less contract revenue earned during the year ended December 31	(100,385,098)	(49,771,580)	(22,936,383)

Backlog balance, December 31	$5,418,764	$57,280,068	$11,633,244

The Company also entered into additional contracts with estimated revenues of approximately $16,000,000 between January 1, 2008 and February 21, 2008.

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6.          Major Customers

Revenues for the years ended December 31, 2007, 2006 and 2005, include $100,379,587, $43,343,023 and $15,220,346, respectively, in revenues which represents approximately 99%, 87% and 66%, respectively, of total revenues, from two major customers during 2007 and 2006 and one major customer during 2005. Receivables from major customers as of December 31, 2007 and 2006, amount to $26,376,953 and $3,616,854, respectively, which represents approximately 99% and 53%, respectively, of total accounts receivable. Virtually all work performed for major customers was awarded under competitive bid fixed price arrangements. During the year ended December 31, 2007 and 2006, the Company’s major customers operated within the natural gas transmission and distribution industry within the Company’s market area. The loss of a major customer could have a severe impact on the profitability of operations of the Company. However, due to the nature of the Company’s operations, the major customers and sources of revenues may change from year to year.

Note 7.          Property, Plant and Equipment

A summary of property plant and equipment as of December 31, 2007 and 2006, is as follows:

	2007	2006

Land and land improvements	$47,446	$47,446
Building and building improvements	202,957	161,454
Office furniture, fixtures, and equipment	52,704	52,704
Construction equipment	6,420,601	6,295,619
Vehicles and trailers	4,550,687	4,215,969

	11,274,395	10,773,192
Less accumulated depreciation	(8,612,942)	(7,686,235)

	$2,661,453	$3,086,957

Note 8.          Lines of Credit, Letter of Credit, and Subsequent Event

The Company has available a line of credit agreement with a local community bank which provides that the Company may borrow up to $3,000,000. Borrowings under the line bear interest payable monthly at the Wall Street Journal Prime Rate plus 1% and are secured by all of the equipment of the Company and assignment of personal life insurance policies of the stockholder-officers of the Company. The balances payable under this arrangement are due on demand. As of December 31, 2007 and 2006, outstanding borrowings were $2,335,146 and $61,414, respectively. The amount available for additional borrowings under this arrangement as of December 31, 2007, amounted to $664,854. This arrangement is due to expire June 2, 2008.

The Company also has available a line of credit agreement with a large regional bank which provides that the Company may borrow up to $3,500,000. Borrowings under the line bear interest payable monthly at the lending bank’s prime rate and are secured by all assets of the Company. The balances payable under this arrangement are due on demand. As of December 31, 2007 and 2006, outstanding borrowings were $2,600,273 and $2,593,149, respectively. The amount available for additional borrowings under this arrangement as of December 31, 2007, amounted to $899,727. This arrangement is due to expire June 5, 2008.

On January 26, 2007, the Company entered into another line of credit agreement permitting the Company to borrow up to $5,000,000 from the aforementioned large regional bank. This lending agreement expires on July 5, 2008, and borrowings under the line bear interest payable monthly at the lending bank’s prime rate and are secured by all assets of the Company. The balances payable under this arrangement are due on demand. As of December 31, 2007, outstanding borrowings were $2,000,000. The amount

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

available for additional borrowings under this arrangement as of December 31, 2007, amounted to $3,000,000.

The Company was also contingently liable on an irrevocable standby letter of credit in the amount of $825,280 as of December 31, 2007. This arrangement was entered into by the Company and the aforementioned large regional bank to guarantee the payment of insurance premiums to the group captive insurance company through which the Company obtains its general liability insurance coverage (Note 11). On February 5, 2008, the irrevocable standby letter of credit was increased to $950,542. Any amounts advanced under this arrangement bear interest payable monthly at the bank’s prime lending rate with the principal amounts due upon demand.

Note 9.          Long-term debt

A summary of long-term debt as of December 31, 2007 and 2006, follows:

	2007	2006

Note payable to a Bank, payable in monthly installments of $9,217, including interest at 8%, maturity date of June 10, 2010, secured by equipment acquired with the proceeds of this note.	$249,334	$335,920

Note payable to a finance company, payable in monthly installments of $2,180, including interest at 8.375%, maturity date of September 14, 2009, secured by equipment acquired with this note.	42,944	64,004

Note payable to a finance company, payable in monthly installments of $3,361, including interest at 5.5%, maturity date of August 6, 2008, secured by equipment acquired with this note.	19,828	57,892

Notes payable to various finance companies, payable in monthly installments totaling $9,672, including interest at rates ranging between 0% and 8%, with varying maturity dates from March,2008, through December, 2008, secured by vehicles and equipment acquired with the notes.	64,174	33,314

Notes payable to banks and credit unions, payable in monthly installments totaling $11,925, including interest at rates ranging between 4.5% and 8.0%, maturity dates varying between June, 2008, through March, 2009, secured by vehicles acquired with the notes.	61,963	197,423

	438,243	688,553
Less current maturities	262,247	312,247

Total long-term debt	$175,996	$376,306

Maturities of long term debt are as follows

2008	$262,247
2009	122,704
2010	53,292

$438,243

Interest paid on debt during the years ended December 31, 2007, 2006 and 2005 was $298,799, $288,818 and $71,917, respectively.

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10.          Leases and Related Party Lease Commitments

The Company frequently leases equipment on a short-term basis for use on its construction projects. Rental expense for these instances during the years ended December 31, 2007, 2006 and 2005, was approximately $6,393,000, $2,432,000 and $1,104,000, respectively.

The Company rents real estate and related facilities that are owned by stockholder-officers of the Company under long-term lease agreements. The monthly rental for these facilities is $3,750 per month, and the expense incurred and paid under these arrangements for the years ended December 31, 2007, 2006 and 2005, amounted to $45,000, $45,000 and $45,000, respectively. These leases are set to run through January 1, 2012. Future minimum lease amounts are as follows:

2008	$45,000
2009	45,000
2010	45,000
2011	45,000

$180,000

Note 11.          Related Party

The Company obtains its business general liability insurance coverage through a group captive insurance company domiciled in the Cayman Islands, within which the Company has an 8% equity interest. Premiums expense incurred with this related entity for the years ended December 31, 2007, 2006 and 2005 approximated $1,967,000, $1,234,000 and $450,000, respectively. No amounts were due to the captive insurance company for premium payments as of December 31, 2007 and 2006.

Note 12.          Employee Benefit and Retirement Plans

The Company contributes to union-sponsored, multi-employer retirement plans. Contributions are made in accordance with negotiated labor contracts. The passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the Act) may, under certain circumstances, cause the Company to become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. As of December 31, 2007, the Company has not undertaken to terminate, withdraw, or partially withdraw from any of the plans within which union employees are currently participating. However, the Company has been assessed a withdrawal liability of $161,719 by the Steelworkers’ Pension Fund resulting from the Company’s discontinuance of contributions during the year ended December 31, 2003, as the employees of the Company that were represented by the Steelworkers’ local union no longer desired to be represented by that union (Note 15). Under the Act, liabilities would be based upon the Company’s proportionate share of each plan’s unfunded vested benefits. The Company has not received information from the plans’ administrators to determine its share of unfunded vested benefits, if any. During the years ended December 31, 2007, 2006 and 2005, the Company contributed approximately $3,531,000, $1,666,000 and $661,000, respectively, to these multi-employer union retirement plans.

The Company also contributes to union-sponsored, multi-employer plans that provide health and welfare and other benefits. Contributions are made in accordance with negotiated labor contracts. During the years ended December 31, 2007, 2006 and 2005, the Company contributed approximately $5,974,000, $3,526,000 and $1,326,000, respectively, to these multi-employer union plans.

ST PIPELINE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 13.          Contingencies

During the normal course of operations, the Company is subject to certain claims from subcontractors, mechanic liens and other litigation. Management is of the opinion that no material obligation will arise from any pending litigation, and that any such loss obligations are fully insured. Accordingly, no provision has been included in the financial statements for such litigation.

Note 14.          Subsequent Event

On January 22, 2008, the Company entered into a merger agreement with Energy Services Acquisition Corp. The agreement calls for the stockholders of the Company to receive total consideration of $19 million, reduced by the book value of certain assets to be distributed to the stockholders of the Company. All except $3 million is to be paid to the stockholders at closing. The remaining $3 million consists of deferred payments to the stockholders over three years with an interest at a simple rate of 7.5% per annum. Additionally, under the agreement, the stockholders of the Company are entitled to receive as dividend distributions the earnings of the Company for the year ended December 31, 2007, less $4.2 million, as well as 95% of the Company’s net income earned up to the 2008 month ending immediately prior to the date of closing. During the year ended December 31, 2007, the Company’s dividend distributions of 2007 earnings approximated $9.1 million leaving approximately $14.7 million of 2007 earnings that could be distributed prior to the closing date of the agreement. The agreement also provides that if sufficient cash is not available prior to or as of the date of closing, then the difference would be distributed as a short-term non-interest bearing note payable to the stockholders.

Upon the completion of the proposed acquisition by Energy Services Acquisition Corp., the Company’s previously elected S Corporation status would immediately terminate. The net income or loss of the Company subsequent to the merger would then be included on the consolidated income tax return of Energy Services Acquisition Corp. The unaudited pro forma income data presented on the statement of income and retained earnings reflect the estimated income taxes that would have been incurred and the resulting net income for the years ended December 31, 2007, 2006, and 2005, as if the Company had not elected S Corporation status.

The agreement is subject to approval of at least 80% of the stockholders of Energy Services Acquisition Corp. at a special meeting of its stockholders for that purpose. It is anticipated that once the approval is received, the transaction will close within a short time thereafter.

Note 15.          Prior Period Adjustment

The Company discovered errors made in prior years in accounting for certain cash equivalent assets of the Company, for an unrecorded pension plan withdrawal liability, and for errors resulting from the recording of personal financial assets of the stockholder-officers as assets of the Company. During the year ended December 31, 2003, the employees of the Company that were represented by a Steelworkers’ local union no longer desired to be represented by that union, and the Company ceased making contributions to the unions retirement plan. After the cessation of the contributions and because the plan had unfunded vested benefits, the Company was assessed a withdrawal liability of $161,719 (Note 12). During the year ended December 31, 2004, the Company had expensed the acquisition of a cash equivalent asset as insurance expense when such asset was acquired to secure payment of liability insurance premiums to the group captive insurance company that provides insurance coverage to the Company (Note 11). Additionally, during the year ended December 31, 2004, the Company recorded as an asset the cash surrender value of a life insurance policy that was personally owned by an officer-stockholder. The adjustment related to correcting these errors increased beginning retained earnings as of January 1, 2005 by $100,866.

S T Pipeline, Inc.
Balance Sheets
March 31, 2008 and December 31, 2007

	March 31, 2008 (Unaudited)	December 31, 2007 (Audited)	Pro Forma (1) Unaudited March 31, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$3,749,886	$3,960,685	$—
Accounts Receivable	12,681,787	26,485,359	12,681,787
Costs and estimated earnings in excess of billings on uncompleted contracts	3,099,900	—	3,099,900
Prepaids and other	722,127	205,064	722,127

Total Current Assets	20,253,700	30,651,108	16,503,814

Property Plant and Equipment, net of accumulated depreciation	2,330,121	2,661,453	2,330,121

Long-term Notes receivable and other assets	111,364	100,781	111,364

Total Assets	$22,695,185	$33,413,342	$18,945,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Maturities of long-term debt	$214,107	$262,247	$214,107
Lines of Credit	3,287	6,935,419	3,287
Short term notes payable			7,126,587
Accounts payable	937,229	1,281,133	937,229
Accrued and withheld liabilities	1,607,363	425,641	1,607,363
Billings in excess of costs and estimated earnings on uncompleted contracts	—	604,589	—

Total current liabilities	2,761,986	9,509,029	9,888,573

Long-term debt, less current maturities	294,294	175,996	294,294

Total Liabilities	3,056,280	9,685,025	10,182,867

Stockholders’ equity:
Common stock	75,000	75,000	75,000
Retained earnings	20,519,595	24,609,007	9,643,122
Less: cost of treasury stock	(955,690)	(955,690)	(955,690)

Total stockholders’ equity	19,638,905	23,728,317	8,762,432

Total liabilities and stockholders’ equity	$22,695,185	$33,413,342	$18,945,299

(1) Pro Forma presentation after 2007 and 2008 income distributions. See note 5.

See notes to financial statements

S T Pipeline, Inc.
Statements of Income and Retained Earnings
For the three month periods ending March 31, 2008 and 2007

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Contract Revenues	$14,494,683	$17,944,355

Cost of Revenues	11,311,678	13,529,962

Gross Profit	3,183,005	4,414,393

Selling and Administrative expenses	373,395	284,809

Income from operations	2,809,610	4,129,584

Other income (expense)
Interest income	19,320	11,789
Other nonoperating income	248,925	1,515
Interest expense	(51,932)	(77,820)

	216,313	(64,516)

Net income	3,025,923	4,065,068

Retained earnings, beginning of period	24,609,007	5,735,899

Dividend distributions	(7,115,335)	(29,610)

Retained earnings end of Period	$20,519,595	$9,771,357

Proforma information (see note7)
Proforma income tax expense	$1,210,369	$1,626,027

Proforma net income after taxes	$1,815,554	$2,439,041

See notes to Financial Statements

S T Pipeline, Inc.
Statements of Cash Flows
For the three month periods ending March 31, 2008 and 2007

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007

Cash Flows from Operating Activities
Net Income	$3,025,923	$4,065,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	240,132	233,646
Change in Current assets and liabilities:
Accounts Receivable	13,803,572	(3,199,296)
Prepaid Expenses and Other	(517,063)	(1,574,725)
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,099,900)	293,258
Accounts Payable	(343,904)	323,914
Accrued Liabilities	1,181,722	977,509
Billings in excess of costs and estimated earnings on uncompleted contracts	(604,589)	242,695

Net cash provided by operating activities	13,685,893	1,362,069

Cash Flows from Investing Activities
Net collections from long term notes receivable	(10,583)	(7,055)
Purchases of property, plant and equipment	(107,881)	(255,016)
Net cash used in investment activities	(118,464)	(262,071)

Cash Flows from Financing Activities
Dividend Distributions	(6,731,781)	(29,610)
Proceeds from line of credit (net of repayments)	(6,932,132)	(340,911)
Payments on Long term Debt	(114,315)	(78,777)
Proceeds from long term debt	—

Net cash used in financing activities	(13,778,228)	(449,298)

Net increase (decrease) in cash and Cash equivalents	(210,799)	650,700

Cash and Cash equivalents
Beginning of year	3,960,685	617,872

End of period	$3,749,886	$1,268,572

Supplemental disclosure of cash flow information:
Cash payments for interest	$51,932	$77,820

Supplemental disclosure of noncash Investing and Financing activities:
Property, plant and Equipment acquired through long term debt	$184,473	$—

Property distributed as a dividend	$383,554	$—

See notes to Financial Statements

Note 1.	Description of Business and Entity Structure

S T Pipeline, Inc. (the Company) was incorporated in May 1990 under the laws of the State of West Virginia to engage in the construction of natural gas pipelines for utility companies. The Company’s contracts are primarily under fixed-price and occasional cost-plus service contracts. The Company grants credit to all its customers, most of whom are located in West Virginia and the surrounding mid-Atlantic states.

All of the Company’s production personnel are union members of the various related construction trade unions and are subject to collective bargaining agreements that expire at varying time intervals.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. The financial statements and the footnotes of S T Pipeline, Inc. (“Company”) thereto should be read in conjunction with the audited financial statements and note disclosures for the Company for the year ended December 31, 2007.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary for a fair presentation of the financial statements. Those adjustments are of a normal recurring nature. The results of operations for the three- month periods ended March 31, 2007 and 2008 are not necessarily indicative of the results expected for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.	Accounts Receivable

Accounts receivable as of March 31, 2008 and December 31, 2007 are as follows:

	March, 31 2008	December 31, 2007

Billed receivables
Completed contracts	$182,802	$790,962
Contracts in progress	5,035,821	15,391,212
Unbilled receivables
Retainages on completed contracts	1,685,55	1,921,035
Retainages on contracts in progress	5,777,614	8,382,150

Total	$12,681,787	$26,485,359

The primary industry served by the Company within its market area has traditionally been the natural gas transmission and distribution industry. As of March 31, 2008 and December 31, 2006, all of the Company’s outstanding accounts receivable was unsecured and due directly from business entities operating within this industry. Payment of these receivables depends primarily upon the available revenues generated by these business entities.

Note 3.	Uncompleted Contracts

Costs, estimated earnings, and billings on uncompleted contracts as of March 31, 2008 and December 31, 2007, are summarized as follows:

	March, 31 2008	December 31 2007

Costs incurred on uncompleted contracts	$11,311,678	$63,454,130
Estimated earnings	3,183,005	29,145,461

	14,494,683	92,599,591
Billings through period end	(11,394,783)	(93,204,180)

	$3,099,900	$(604,589)

Included in the accompanying balance sheets under the following captions:

	2008	2007

Costs and estimated earnings in excess of billings on uncompleted contracts	$3,099,900	$—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(604,589)

	$3,099,900	$(604,589)

Note 4.	Backlog

The following schedule summarizes changes in backlog on contracts during the three months ended March 31, 2008 and the year ended December 31, 2007. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress as of the balance sheet date and from contractual agreements on which work has not yet begun.

	March, 31 2008	December 31 2007

Backlog balance, January 1	$5,418,764	$57,280,068
New contracts entered into during the year ended period indicated	26,781,842	48,523,794

	32,200,600	105,803,862
Less contract revenue earned during the period indicated	(17,945,870)	(100,385,098)

Backlog balance	$14,254,736	$5,418,764

The Company was awarded additional contracts with estimated revenues of approximately $8,500,000 between April 1, 2008 and May 6, 2008.

Note 5.	Major Customers

Revenues for the three months ended March 31, 2008 and 2007, include $11.0 million, and $17.5 million, respectively, in revenues which represents approximately 76% and 98%, respectively, of total revenues, from two major customers during 2008 and 2007. Receivables from major customers as of March 31, 2008 and 2007, amount to $12.5 million and $9.7 million, respectively, which represents approximately 98% and 97%, respectively, of total accounts receivable. Virtually all work performed for major customers was awarded under competitive bid fixed price arrangements. During the three months ended March 31, 2008 and 2007, the Company’s major customers operated within the natural gas transmission and distribution industry within the Company’s market area. The loss of a major customer could have a severe impact on the profitability of operations of the Company. However, due to the nature of the Company’s operations, the major customers and sources of revenues may change from year to year.

Note 6.	Lines of Credit, Letter of Credit, and Subsequent Event

The Company has available a line of credit agreement with a local community bank which provides that the Company may borrow up to $3,000,000. Borrowings under the line bear interest payable monthly at the Wall Street Journal Prime Rate plus 1% and are secured by all of the equipment of the Company and assignment of personal life insurance policies of the stockholder-officers of the Company. The balances payable under this arrangement are due on demand. As of March 31, 2008 and December 31, 2007, outstanding borrowings were $3,287 and $2,335,146, respectively. The amount available for additional borrowings under this arrangement as of March 31, 2008, amounted to $2,996,713. This arrangement is due to expire June 2, 2008.

The Company also has available a line of credit agreement with a large regional bank which provides that the Company may borrow up to $3,500,000. Borrowings under the line bear interest payable monthly at the lending bank’s prime rate and are secured by all assets of the Company. The balances payable under this arrangement are due on demand. As of March 31, 2008 and December 31, 2007, outstanding borrowings were $0 and $2,600,273, respectively. The amount available for additional borrowings under this arrangement as of March 31, 2008, amounted to $3,500,000. This arrangement is due to expire June 5, 2008.

On January 26, 2007, the Company entered into another line of credit agreement permitting the Company to borrow up to $5,000,000 from the aforementioned large regional bank. This lending agreement expires on July 5, 2008, and borrowings under the line bear interest payable monthly at the lending bank’s prime rate and are secured by all assets of the Company. The balances payable under this arrangement are due on demand. As of March 31, 2008 and December 31, 2007, outstanding borrowings were $ 0 and $2,000,000, respectively. The amount available for additional borrowings under this arrangement as of March 31, 2008, amounted to $5,000,000.

The Company was also contingently liable on an irrevocable standby letter of credit in the amount of $950,542 as of March 31, 2008. This arrangement was entered into by the Company and the aforementioned large regional bank to guarantee the payment of insurance premiums to the group captive insurance company through which the Company obtains its general liability insurance coverage (Note 11). Any amounts advanced under this arrangement bear interest payable monthly at the bank’s prime lending rate with the principal amounts due upon demand.

Note 7.	Pending Acquisition

On January 22, 2008, the Company entered into a merger agreement with Energy Services Acquisition Corp. The agreement calls for the stockholders of the Company to receive total consideration of $19 million, reduced by the book value of certain assets to be distributed to the stockholders of the Company. All except $3 million is to be paid to the stockholders at closing. The remaining $3 million consists of deferred payments to the stockholders over three years with an interest at a simple rate of 7.5% per annum. In addition, the shareholders of ST pipeline are entitled to withdraw from the Company prior to closing, the earnings for 2007 less $4.2 million and also 95% of the earnings for 2008 up to the month end prior to closing. At March 31, 2008 the shareholders had withdrawn $15.8 million, leaving an additional $10.9 million of 2007 and 2008 earnings that would be distributed prior to closing. If sufficient cash is not available prior to or at closing then the difference would be distributed as a short-term non-interest bearing note payable.

A Pro forma March 31, 2008 balance sheet has been displayed to reflect the effect of the income distribution noted above. If the transaction had closed at March 31, 2008 $3.7 million of cash and $7.1 million of short term non interest bearing notes would have been distributed, reducing stockholders equity by $10.9 million.

At the completion of the acquisition by Energy Services the S election of ST Pipeline will automatically terminate. Net income or loss of ST Pipeline subsequent to the merger will be included on the consolidated C corporation return of Energy Services. Pro forma disclosures have been added to the historical financial statements to reflect the estimated income taxes that would have been paid and the resulting net income if ST Pipeline had been taxes as a C corporation in those years.

The agreement is subject to approval of at least 80% of the stockholders of Energy Services Acquisition Corp. at a special meeting of its stockholders for that purpose. It is anticipated that once the approval is received, the transaction will close within a short time thereafter.

[Letterhead of Suttle & Stalnaker]

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
C.J. Hughes Construction Company, Inc.
Huntington, West Virginia

We have audited the accompanying consolidated balance sheet of C.J. Hughes Construction Company, Inc. and affiliates (the Companies) as of December 31, 2007 and 2006 , and the related consolidated statements of income and retained earnings, and cash flows for the year s ended December 31, 2007, 2006 and 2005 . These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit s .

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companies’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Companies as of December 31, 2007 and 2006 , and the consolidated results of their operations and their cash flows for the year s ended December 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Suttle & Stalnaker, PLLC
Charleston, West Virginia
Ma y 20 , 2008

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006

Assets
Current assets
Cash and cash equivalents	$2,319,045	$893,869
Contracts receivable, less allowance for doubtful accounts of $37,500 for 2007 and $40,000 for 2006	7,864,873	4,707,263
Retainage receivable	1,379,482	690,462
Costs and estimated earnings in excess of billings on uncompleted contracts	3,751,245	1,669,273
Inventories	1,483,736	1,451,685
Prepaid expenses and other current assets	246,812	336,487

Total current assets	17,045,193	9,749,039

Property and equipment	19,596,827	14,738,822
Less accumulated depreciation	(11,362,336)	(10,073,947)

	8,234,491	4,664,875

Goodwill	1,968,815	—

Total assets	$27,248,499	$14,413,914

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$1,844,192	$1,223,742
Line of credit	—	525,000
Current portion of capital lease obligations	110,220	—
Accounts payable	3,778,952	2,742,296
Billings in excess of costs and estimated earnings	386,616	—
Accrued expenses and other current liabilities	2,725,275	1,853,255

Total current liabilities	8,845,255	6,344,293

Long-term debt, net of current portion
Debt to banks and finance companies	6,995,343	5,376,588
Capital lease obligations	13,461	—
Advance from shareholder	6,000,000	—

Total liabilities	21,854,059	11,720,881

Minority interest	—	69,321

Stockholders’ equity
Common stock
Class A, voting, $10 par value; authorized 1,000 shares; issued and outstanding 10 shares	100	100
Class B, non-voting, $10 par value; authorized 4,000 shares; issued and outstanding 490 shares	4,900	4,900
Additional paid-in capital	4,727,551	4,727,551
Retained earnings (deficit)	1,007,990	(1,762,738)
Less treasury stock, 39 shares, at cost	(346,101)	(346,101)

Total stockholders’ equity	5,394,440	2,623,712

Total liabilities and stockholders’ equity	$27,248,499	$14,413,914

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)
YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007		2006		2005

	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues

Revenues	$75,305,234	100.0%	$31,604,911	100.0%	$29,368,850	100.0%
Cost of revenues	68,096,279	90.4%	29,291,954	92.7%	25,172,068	85.7%

Gross profit	7,208,955	9.6%	2,312,957	7.3%	4,196,782	14.3%

Selling, general and administrative expenses	3,218,114	4.3%	1,861,002	6.0%	2,022,635	6.9%

Income from operations	3,990,841	5.3%	451,955	1.3%	2,174,147	7.4%

Other income (expense)
Interest expense	(1,063,198)	-1.4%	(519,980)	-1.6%	(238,207)	-0.8%
Finance and other	48,812	0.1%	29,959	0.1%	(29,112)	-0.1%

	(1,014,386)	-1.3%	(490,021)	-1.5%	(267,319)	-0.9%

Income before income tax expense	2,976,455	4.0%	(38,066)	-0.2%	1,906,828	6.5%

Income tax expense	275,050	0.4%	—	0.0%	—	0.0%

Income (loss) before variable interest entity	2,701,405	3.6%	(38,066)	-0.2%	1,906,828	6.5%

(Income) loss attributable to variable interest entity related to minority interests	69,321	0.1%	(19,556)	-0.1%	(42,186)	-0.1%

Consolidated net income (loss)	2,770,728	3.7%	(57,622)	-0.3%	1,864,642	6.4%

Retained earnings (deficit), beginning of period	(1,762,738)		(772,796)		(2,637,438)

Distributions	—		(932,320)		—

Retained earnings (deficit), end of period	$1,007,990		$(1,762,738)		$(772,796)

Unaudited pro forma information (see note 2)
Pro forma income tax expense	$1,190,583		$(15,266)		$762,731

Pro forma net income after taxes	$1,580,145		$(42,356)		$1,101,911

The Accompanying Notes Are In An Integral Part Of These Financial Statements

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005

	2007	2006	2005

Cash flows from operating activities
Net income (loss)	$2,770,728	$(57,622)	$1,864,642
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income attributable to noncontrolling interest	(69,321)	19,556	42,186
Depreciation and amortization	1,295,630	748,734	686,308
Provision for bad debts	19,622	8,732	21,382
Gain on sale of property and equipment	(7,871)	—	(78,991)
Deferred tax benefit	—	—	22,648
(Increase) decrease in operating assets, net of effects of acquired company
Contracts receivable	(3,177,232)	802,808	(3,529,324)
Retainage receivable	(689,020)	284,013	(946,008)
Cost in excess of billings on uncompleted contracts	(2,081,972)	(825,777)	(105,607)
Inventories	(32,051)	(569,882)	(104,199)
Prepaid and other	89,675	52,164	262,040
Increase (decrease) in operating liabilities
Accounts payable	1,036,656	1,008,123	1,234,019
Billings in excess of cost and estimated earnings	386,616	—	—
Accrued expenses	835,637	434,487	1,021,617

Net cash provided by operating activities	377,095	1,905,336	390,713

Cash flows from investing activities
Net assets acquired from asset acquisition	(2,722,484)	—	—
Purchase of property and equipment	(1,047,651)	(733,374)	(911,056)
Proceeds from sale of property and equipment	30,877	—	161,981

Net cash used in investing activities	(3,739,258)	(733,374)	(749,075)

Cash flows from financing activities
Cash distributed to stockholders	—	(932,320)	—
Net borrowings (proceeds) on line of credit	(525,000)	(1,250,000)	575,000
Proceeds from issuance of long-term debt	506,650	1,711,800	452,142
Principal payments on long-term debt	(1,064,246)	—	(717,890)
Payments on capital lease obligations	(130,065)	—	—
Proceeds from shareholder advances	6,000,000	—	—
Purchases of treasury stock	—	(108,140)	(108,140)

Net cash provided by (used in) investing activities	4,787,339	(578,660)	201,112

Increase (decrease) in cash and cash equivalents	1,425,176	593,302	(157,250)

Cash and cash equivalents, beginning of period	893,869	300,567	457,817

Cash and cash equivalents, end of period	$2,319,045	$893,869	$300,567

Noncash investing and financing activities
Purchases of equipment under financing or borrowing agreement	$2,796,801	$776,322	$684,498

The Accompanying Notes Are An Integral
Part Of These Financial Statements

1. Description of Business and Entity Structure

C.J. Hughes Construction Company, Inc. (C.J. Hughes) is a general contractor primarily engaged in pipeline construction for utility companies. C.J. Hughes is licensed in six eastern states with the majority of its contracts concentrated in West Virginia, Virginia, Ohio, Kentucky and North Carolina. Nitro Electric Company, Inc. (Nitro Electric), a wholly-owned subsidiary of C.J. Hughes, is primarily involved in the electrical contracting industry, providing electrical construction services to industrial and commercial markets. Nitro Electric (formerly known as NEC Acquisition Company, Inc.) was formed on April 29, 2007 for the purpose of buying certain assets and assuming certain liabilities of an unrelated entity.

In accordance with Financial Accounting Standards Board (FASB) Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities, these financial statements include the accounts of Contractors Rental Corporation (CRC), entity considered a variable interest entity for which C.J. Hughes is the primary beneficiary. All significant intercompany transactions and balances have been eliminated. C.J. Hughes leases equipment from CRC on a job-by-job basis and also provides management services, including purchasing materials, supervising construction, and performing accounting services. CRC also performs subcontract work for C.J. Hughes on certain construction contracts.

C.J. Hughes, Nitro Electric and CRC are collectively referred to as the Companies.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of C.J. Hughes and Nitro Electric, its wholly-owned subsidiary, as well as CRC for which management has determined that C.J. Hughes is the primary beneficiary as defined by FIN 46R. All significant intercompany transactions are eliminated.

Cash

The Companies consider cash deposits and temporary investments having an original maturity of less than three months to be cash. Cash is stated at cost which approximates fair value.

Financial Instruments

Financial instruments include cash and cash equivalents, contracts receivable, retainage receivable, accounts payable, and long-term debt. The carrying value of such amounts reported at the applicable balance sheet dates approximates fair value.

2. Summary of Significant Accounting Policies (Continued)

Contracts Receivable

Contracts receivable are recorded at the invoiced amount, net of the allowance for doubtful accounts, and do not bear interest. Contracts receivable are written off when they are deemed to be uncollectible. The allowance for doubtful accounts is estimated based on factors such as the financial condition of customers, age of receivables and payment history.

Retainage Receivable

Retainage receivable represents amounts previously billed to customers that are withheld for a certain period of time generally until project acceptance by the customer. At December 31, 2007, Management considers all amounts classified as a retainage receivable to be collectible.

Inventories

Inventories consist primarily of supplies and equipment parts and are valued at the lower of cost or market. Cost is based upon the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost. Costs which extend the useful lives or increase the productivity of the assets are capitalized, while normal repairs and maintenance that do not extend the useful life or increase the productivity of the asset are expensed as incurred. Plant and equipment are depreciated principally on the straight-line method over the estimated useful lives of the assets : buildings 35 years; machinery and equipment 3-7 years; furniture and fixtures 5 years; and automotive equipment 3-7 years.

Goodwill

On April 27, 2007, NEC Acquisition Company, Inc. (now known as Nitro Electric) completed the purchase of certain assets and the assumption of certain liabilities from an unrelated third-party. The transaction was accounted for using the purchase method of accounting for business combinations. The following is the allocation of the purchase price of $2,722,484, which exceeded the preliminary estimated fair value of the net assets acquired by approximately $1,969,000 as follows:

Property and equipment	$1,043,801

Total assets acquired	1,043,801

Accrued liabilities	36,386
Capital lease obligations	253,745

Total liabilities assumed	290,131

Net assets acquired	753,670
Purchase price	2,722,484

Excess allocated to goodwill	$1,968,814

2. Summary of Significant Accounting Policies (Continued)

Goodwill is accounted for in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, and accordingly is not amortized but is evaluated at least annually for impairment. As of December 31, 2007, Management has determined that there has been no goodwill impairment, and as such, no loss has been recognized for the year then ended. Management determined that the factors which contributed to the goodwill were the management that would be acquired, the seasoned workforce, ability to obtain entry into other markets, and the future earnings potential of the entity.

Other Long-Lived Assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed for recoverability. If this review indicates that the carrying value of the assets will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value through an impairment loss.

Revenue and Cost Recognition

Revenues from contracts are recognized using the percentage-of-completion method. Revenue is calculated by dividing the actual direct costs incurred by the total estimated cost s multiplied by the contract price. This method is used because management considers it to be the best available measure of the progress on contracts. Contract costs include all direct material, direct labor, and subcontractor costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Advertising

All advertising costs are expensed as incurred. Total advertising expense was $10,253, $9,658 and $7,631 for the years ended December 31, 2007, 2006 and 2005, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and loss during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

C.J. Hughes and Nitro Electric with the consent of their stockholders have each elected under the Internal Revenue Code to be an S-Corporation. As such, these entities are not subject to income tax and all taxable income is passed through to the individual stockholders. CRC is a C-Corporation as defined by the Internal Revenue Code. Current income tax expense for the years ended December 31, 2007, 2006 and 2005 was $275,050, $0, and $0, respectively. At December 31, 2007 CRC did not have any deferred tax assets or liabilities. In the event of an examination of the tax return, the tax liability of the stockholders could be changed if an adjustment in the Companies’ income is ultimately sustained by the taxing authorities.

Reclassifications

Certain reclassifications have been made to the 2006 and 2005 presentation to make it consistent with the 2007 presentation.

3. Property and Equipment

Property and equipment consist of the following at December 31:

	2007	2006

Land	$328,274	$328,274
Buildings	631,550	631,550
Machinery and Equipment	12,002,368	8,864,004
Furniture and Fixtures	289,505	226,348
Automotive Equipment	6,345,130	4,688,646
Less Accumulated Depreciation	(11,362,336)	(10,073,947)

	$8,234,491	$4,664,875

4. Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts are as follows as of December 31:

	2007	2006

Revenues earned on uncompleted contracts	$39,316,412	$7,737,844
Less billings to date	35,565,167	6,068,571

	$3,751,245	$1,669,273

5. Related-Party Transactions

The Companies received advances from a stockholder of $6,013,000 during the year ended December 31, 2007. The unsecured advance bears interest at prime, resulting in interest expense of $324,417 recognized during the year ended December 31, 2007. In accordance with the agreement with the stockholder, there are no amounts due in 2008, therefore the entire amount has been classified as long term on the balance sheet.

In addition, the affiliates of the Companies routinely engage in transactions in the normal course of business with each other, including sharing employee benefit plan coverage, payment for insurance and other expenses on behalf of other affiliates, and other services incidental to business of each of the affiliates. All revenue and related expense transactions, as well as the related accounts payable and accounts receivable, have been eliminated.

A summary of transactions among the Companies is as follows for the year ended December 31:

	2007	2006	2005

Subcontractor Revenue - CRC	$9,799,187	$9,543,750	$7,868,486
Subcontractor Expense - CJ Hughes	9,799,187	9,543,750	7,868,486

Equipment Rental Income - CRC	79,911	79,911	79,911
Equipment Rental Expense - CJ Hughes	79,911	79,911	79,911

Subcontractor Revenue - Nitro Electric	224,441	—	—
Subcontractor Expense - CJ Hughes	224,441	—	—

Management fee income - CJ Hughes	300,000	400,000	350,000
Management fee expense - CRC	300,000	400,000	350,000

6. Long-term Debt

Long-term debt consisted of the following at December 31:

	2007	2006

Notes payable to bank, due in monthly installments of $5,000, including interest at 7.26%, final payment due September 2012, secured by real estate, vehicles, and equipment	$420,432	$450,009

Notes payable to finance companies, due in monthly installments totaling $89,366, including interest ranging from 0% to 7.46%, final payments due January 2008 through December 2012, secured by equipment	3,259,163	1,177,615

Notes payable to banks, due in monthly installments totaling $64,616, including interest at prime plus .5%, final payments due April 2010 through July 2011, secured by equipment, inventory, receivables, and intangibles	4,046,224	4,840,133

Notes payable to banks, due in monthly installments totaling $12,168, including interest ranging from prime to 6.5%, final payments due May 2008 through August 2010, secured by equipment	237,359	132,573

Notes payable to banks, due in monthly installments of $31,713, including interest at 8.75%, final payment due August 2010, unsecured	876,357	—

	8,839,535	6,600,330
Less current maturities	1,844,192	1,223,742

	$6,995,343	$5,376,588

6. Long-term Debt (Continued)

Maturities of long-term debt for the next five years are as follows:

2008	$1,844,192
2009	1,899,589
2010	1,629,245
2011	891,233
2012	299,961
Thereafter	2,275,315

Interest paid during the years ended December 31, 2007, 2006 and 2005, was $702,259, $519,980 and $238,207, respectively.

The Company has a line of credit with a bank in an amount not to exceed $2,000,000. Advances under the line bear interest at prime plus .5%. Advances are available up to the lesser of $2,000,000 or a borrowing base calculated on the Company’s contracts receivable and equipment. The line is secured by contracts receivable and equipment, and is guaranteed by a shareholder. The line of credit, which expires June 2008, imposes certain financial covenants upon the Company, including a minimum tangible net worth and a minimum current ratio.

7. Lease Obligations

The Companies lease various equipment and office space under operating lease agreements with terms up through 48 months. The Companies also lease vehicles from certain stockholders and spouses under cancelable operating leases. Rent expense paid for operating lease obligations for the years ended December 31, 2007, 2006 and 2005 was $123,233, $58,687 and $84,572 respectively. Rent expense paid to related parties was $89,524, $52,752 and $18,212 for the years ended December 31, 2007, 2006 and 2005, respectively.

The future minimum lease payments under operating leases as of December 31, 2007, are as follows:

2008	$111,418
2009	1,040

Total minimum lease payments	$112,458

7. Lease Obligations (Continued)

The Companies lease certain automotive equipment under agreements that are classified as capital leases. The cost of the automotive equipment under capital leases is included in the balance sheets as property and equipment and was $322,635 at December 31, 2007. Accumulated amortization of the leased equipment at December 31, 2007 was approximately $91,081. Amortization of assets under capital leases is included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2007, are as follows:

2008		$121,432
2009		13,387
2010		667

Total minimum lease payments		135,486
Less:	Amount representing estimated taxes, maintenance and insurance costs included in the total amounts above	(854)

Net minimum lease payments		134,632
Less:	Amount representing interest	(10,951)

Present value of minimum lease payments		123,681
Less:	Current maturities of capital lease obligations	(110,220)

Long-term capital lease obligations		$13,461

8. Retirement and Employee Benefit Plans

C.J. Hughes has a 401(k) retirement plan for union employees under which the employees can contribute up to 15% of eligible wages and C.J. Hughes will match $.25 for each dollar contributed up to 6% of eligible wages. During the year ended December 31, 2007, 2006 and 2005, C.J. Hughes contributed $14,834, $14,170 and $15,816 to the plan, respectively.

Additionally, C.J. Hughes has a 401(k) retirement plan for all non-union employees under which the employees can contribute up to 15% of eligible wages and C.J. Hughes will match $.25 for each dollar contributed up to 6% of eligible wages. During the year ended December 31, 2007, 2006 and 2005, C.J. Hughes contributed $33,083, $28,014 and $25,212 to the plan, respectively.

Nitro Electric has a 401(k) retirement plan for all eligible employees under which the employees can contribute up to 15% of eligible wages and Nitro Electric will match $.50 for each dollar contributed up to 6% of eligible wages. During the year ended December 31, 2007, Nitro Electric contributed $23,374 to the plan.

8. Retirement and Employee Benefit Plans (Continued)

The Companies have an employee benefit trust (the Trust) which provides health and death benefits covering substantially all employees of the Company. The Trust is non-contributory for most non-union employees. Union employees and some administrative employees make partial contributions to the Trust. The Companies make periodic contributions to the Trust based on funding policies and methods which are consistent with the objectives of the Trust. The contributions made by the Companies for the years ended December 31, 2007, 2006 and 2005 were $1,143,150, $873,400 and $248,042, respectively. At December 31, 2007, 2006 and 2005, the Company accrued for an estimated liability for claims incurred but unpaid of $75,000, $75,000 and $75,000, respectively.

9. Credit Risk

Financial instruments which potentially subject the Companies to credit risk consist primarily of cash and cash equivalents and contract receivables. The Companies place their cash with high quality financial institutions. At times, the balances in such institutions may exceed the FDIC insurance limit of $100,000. As of December 31, 2007, the Companies’ uninsured bank balances totaled $3,311,488. The Companies perform periodic credit evaluations of their customers’ financial condition and generally do not require collateral. Credit losses consistently have been within management’s expectations. At December 31, 2007, eleven customers comprised 77% of the contracts receivable balance .

Nitro Electric generated 29% of its revenues from one customer and C.J. Hughes Construction Company generated 16% of its revenues from one customer of the total consolidated revenues for the year ended December 31, 2007. As of December 31, 2007, Nitro Electric had one customer which comprised 23% of its revenues and C.J. Hughes Construction Company had one customer which comprised 17% of its revenues of the total consolidated accounts receivable.

C.J. Hughes generated 27%, 29% and 11% of its revenues from three customers, respectively, during the year ended December 31, 2006 and 12%, 26% and 12% of their revenues from three customers during the year ended December 31, 2005. As of December 31, 2006, C.J. Hughes Construction Company had three customers which comprised 17%, 52% and 19%, respectively, of the total consolidated accounts receivable.

10. Commitments and Contingencies

During the normal course of operations, the Companies are subject to certain subcontractor claims, mechanic’s liens, and other litigation. Management is of the opinion that no material obligations will arise from any pending legal proceedings. Accordingly, no provision has been made in the financial statements for such litigation.

11. Subsequent Event Note

On February 21, 2008 C.J. Hughes entered into an A greement and P lan of Merger with Energy Services Acquisition Corp. (Energy Services). The Agreement and Plan of Merger calls for the shareholders of C.J. Hughes Construction Company to receive $36,896 in cash and

6,434.7 shares of Energy Services common stock for each share of C.J. Hughes stock held. The total M erger consideration will be approximately 50% cash and 50% common stock with a total value of $34.0 million as of the date of the agreement. Under certain circumstances the number of shares to be issued may be increased in order to ensure that at least 40% of the value to be paid to C.J. Hughes shareholders is in common stock.

11. Subsequent Event Note (Continued)

The closing of the C.J. Hughes acquisition is subject to various closing conditions, including the acquisition of another business or businesses, such that the total value of the businesses acquired has an aggregate fair value of 80% of Energy Services net assets, as defined in its initial public offering. In addition, the closing of the acquisition is further conditioned on holders of less than 20% of the shares of Energy Services common stock voting against the transaction and electing to convert their Energy Services common stock into cash from the trust fund established in connection with Energy Services initial public offering.

12. Subsequent Event- Tax Changes-unaudited

At the completion of the acquisition by Energy Services the S corporation election of C.J. Hughes will automatically terminate. Net income or loss of C.J. Hughes subsequent to the merger will be included on the consolidated C corporation return of Energy Services. Pro forma disclosures have been added to the historical financial statements to reflect the estimated income taxes that would have been paid and the resulting net income of C.J. Hughes had it been taxed as a C corporation in those years. Prior to the acquisition, it is anticipated that 50% of the C.J. Hughes earnings would be distributed for 2007 and 2008 up to the end of the month prior to closing to cover income taxes.

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2008 AND DECEMBER 31, 2007

	March 31, 2008	December 31, 2007	Pro Forma (1) March 31, 2008

	(unaudited)	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,284,442	$2,319,045	$—
Contracts receivalble less allowance for doubtful accounts of $42,500 for 2008 and $43,000 for 2007	13,897,311	7,864,873	13,897,311
Retainage receivable	1,480,084	1,379,482	1,480,084
Costs and estimated earnings in excess of billings on uncompleted contracts	4,140,422	3,751,245	4,140,422
Inventories	1,483,736	1,483,736	1,483,736
Prepaid expenses and other current assets	585,016	246,812	585,016

Total current assets	22,871,011	17,045,193	21,586,569

Property and equipment	20,810,696	19,596,827	20,810,696
Less accumulated depreciation	(11,801,102)	(11,362,336)	(11,801,102)

	9,009,594	8,234,491	9,009,594

Investment in subsidiary	—	—
Goodwill	1,957,982	1,968,815	1,957,982

Total assets	$33,838,587	$27,248,499	$32,554,145

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	1,425,253	$1,844,192	$1,425,253
Line of credit	2,450,000	—	2,450,000
Short term notes payable			481,994
Current portion of capital lease obligations	69,179	110,220	69,179
Accounts payable	5,053,831	3,778,952	5,053,831
Billings in excess of costs and estimated earnings	455,800	386,616	455,800
Accrued expenses and other current liabilities	5,104,461	2,725,275	5,104,461

Total current liabilities	14,558,524	8,845,255	15,040,518

Long-term debt, net of current portion
Debt to banks and finance companies	7,331,540	6,995,343	7,331,540
Capital lease obligations	—	13,461	—
Advance from shareholder	6,013,825	6,000,000	6,013,825

Total liabilities	27,903,889	21,854,059	28,385,883

Minority interest	—	—	—

Stockholders’ equity
Common stock
Class A, voting, $10 par value; authorized 1,000 shares; issued and outstanding 10 shares	100	100	100
Class B, non-voting, $10 par value; authorized 4,000 shares; issued and outstanding 490 shares	4,900	4,900	4,900
Additional paid-in capital	4,733,001	4,727,551	4,733,001
Retained earnings (deficit)	1,542,798	1,007,990	(223,638)
Less treasury stock, 39 shares, at cost	(346,101)	(346,101)	(346,101)

Total stockholders’ equity	5,934,698	5,394,440	4,168,262

Total liabilities and stockholders’ equity	$33,838,587	$27,248,499	$32,554,145

(1) Pro Forma presentation after 2007 and 2008 income distributions. See note 5.

Please see notes to the financial statements

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)
THREE MONTHS ENDED March 31, 2008 and 2007

	For the three months Ended March 31, 2008	For the three months Ended March 31, 2007

Revenues	$21,735,850	$7,100,238
Cost of revenues	19,563,564	6,793,228

Gross profit	2,172,286	307,010
Selling, general and administrative expenses	1,372,817	694,192

Income (loss) from operations	799,469	(387,182)
Other income (expense)
Interest expense	(294,401)	(152,635)
Finance and other	38,424	(8,110)

Income before income tax expense	543,492	(547,927)

Income tax expense	8,684	—

Income (loss) before variable interest entity	534,808	(547,927)

(Income) loss attributable to variable interest entity	—	—

Consolidated net income (loss)	534,808	(547,927)

Retained earnings (deficit), beginning of period	1,007,990	(1,762,738)

Distributions	—

Retained earnings (deficit), end of period	$1,542,798	$(2,310,665)

Proforma information (see note 5)
Proforma income tax expense	$213,923	$(219,171)

Proforma net income after taxes	$320,885	$(328,756)

Please see notes to the financial statements

C. J. HUGHES CONSTRUCTION CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Cash flows from operating activities
Net income (loss)	534,808	(547,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income attributable to noncontrolling interest	—	—
Depreciation and amortization	438,764	227,928
Provision for bad debts	5,000	3,000
Gain on sale of property and equipment	—	(300)
Deferred tax benefit	—	—
(Increase) decrease in operating assets:
Contracts receivable	(6,040,008)	380,466
Retainage receivable	(100,602)	433,308
Cost in excess of billings on uncompleted contracts	(389,177)	(675,895)
Inventories	—	5
Prepaid and other	(86,062)	917
Increase (decrease) in operating liabilities
Accounts payable	190,076	(489,581)
Billings in excess of cost and estimated earnings	69,184	—
Accrued expenses	2,096,817	(839,121)

Net cash used in operating activities	(3,281,200)	(1,507,200)

Cash flows from investing activities
Purchase of property and equipment	(824,375)	—
Proceeds from sale of property and equipment	—	300

Net cash used in investing activities	(824,375)	300

Cash flows from financing activities
Cash distributed to stockholders	—	—
Net borrowings (proceeds) on line of credit	3,596,885	925,000
Proceeds from issuance of long-term debt	—	13,881
Principal payments on long-term debt	(480,387)	(552,050)
Payments on capital lease obligations	(46,349)	—
Proceeds from shareholder advances	825	—

Net cash provided by (used in) investing activities	3,070,974	386,831

Increase (decrease) in cash and cash equivalents	(1,034,601)	(1,120,069)

Cash and cash equivalents, beginning of period	2,319,045	893,869

Cash and cash equivalents, end of period	$1,284,442	$(226,200)

Noncash investing and financing activities
Purchases of equipment under financing or borrowing agreement	$389,494	$437,850

Please see notes to the financial statements

C.J. HUGHES CONSTRUCTION COMPANY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31 2008 AND 2007

1. Description of Business and Entity Structure

C.J. Hughes Construction Company, Inc. (C.J. Hughes) is a general contractor primarily engaged in pipeline construction for utility companies. C.J. Hughes is licensed in six eastern states with the majority of its contracts concentrated in West Virginia, Virginia, Ohio, Kentucky and North Carolina. Nitro Electric Company, Inc. (Nitro Electric), a wholly-owned subsidiary of C.J. Hughes, is primarily involved in the electrical contracting industry, providing electrical construction services to industrial and commercial markets. Nitro Electric (formerly known as NEC Acquisition Company, Inc.) was formed on April 29, 2007 for the purpose of buying certain assets and assuming certain liabilities of an unrelated entity.

In accordance with Financial Accounting Standards Board (FASB) Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities, these financial statements include the accounts of Contractors Rental Corporation (CRC), entity considered a variable interest entity for which C.J. Hughes is the primary beneficiary. All significant intercompany transactions and balances have been eliminated. C.J. Hughes leases equipment from CRC on a job-by-job basis and also provides management services, including purchasing materials, supervising construction, and performing accounting services. CRC also performs subcontract work for C.J. Hughes on certain construction contracts.

C.J. Hughes, Nitro Electric and CRC are collectively referred to as the Companies.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. The consolidated financial statements and the footnotes of C. J. Hughes Construction Company, Inc. (“Company”) thereto should be read in conjunction with the audited financial statements and note disclosures for the Company for the year ended December 31, 2007.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary for a fair presentation of the consolidated financial statements. Those adjustments are of a normal recurring nature. The results of operations for the three- month periods ended March 31, 2007 and 2008 are not necessarily indicative of the results expected for the full year

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and loss during the reporting period. Actual results could differ from those estimates.

C.J. HUGHES CONSTRUCTION COMPANY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31 2008 AND 2007

2. Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts are as follows as of March 31, 2008 and December 31, 2007:

	2008	2007

Revenues earned on uncompleted contracts	$19,550,452	$39,316,412
Less billings to date	15,410,030	35,565,167

	$4,140,422	$3,751,245

Management fee expense – CRC	100,000	400,000

Note 3. Long Term Debt

Long-term debt consisted of the following at March 31, 2008 and December 31, 2007:

	2008	2007

Notes payable to bank, due in monthly installments of $5,000, including interest at 7.26%, final payment due September 2012, secured by real estate, vehicles, and equipment	$414,046	$420,432

Notes payable to finance companies, due in monthly installments totaling $97,102, including interest ranging from 0% to 7.46%, final payments due January 2008 through December 2012, secured by equipment	3,412,998	3,259,163

Notes payable to banks, due in monthly installments totaling $64,616, including interest at prime plus 0.5%, final payments due April 2010 through July 2011, secured by equipment, inventory, receivables, and intangibles	3,924,192	4,046,224

Notes payable to banks, due in monthly installments totaling $12,168, including interest ranging from prime to 6.5%, final payments due May 2008 through August 2010, secured by equipment	205,589	237,359

Notes payable to banks, due in monthly installments of $31,713,including interest at 8.75%, final payment due August 2010, unsecured	799,968	876,357

	8,756,793	8,839,535
Less current maturities	1,425,253	1,844,192

	$7,331,540	$6,995,343

4. Credit Risk and Concentrations

Financial instruments which potentially subject the Companies to credit risk consist primarily of cash and cash equivalents and contract receivables. The Companies place their cash with high quality financial institutions. At times, the balances in such institutions may exceed the FDIC

C.J. HUGHES CONSTRUCTION COMPANY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31 2008 AND 2007

insurance limit of $100,000. As of March 31, 2008, the Companies’ uninsured bank balances totaled approximately $1,342,062. The Companies performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. Credit losses consistently have been within management’s expectations. At March 31, 2008, four customers comprised 52% of the contracts receivable balance.

Nitro Electric generated 35% from one customer and C.J. Hughes Construction Company generated 21% from one customer of the total consolidated revenue for the three months ended March 31, 2008. As of March 31, 2008, Nitro Electric had one customer which comprised 43% and C.J. Hughes Construction Company had three customers which comprised 19%, 17% and 13% of the total consolidated accounts receivable.

C.J. Hughes generated 17%, 13%, and 11% of their revenues from three customers during the three months ended March 31, 2007. As of March 31, 2007, C.J. Hughes Construction Company had two customers which comprised 30% and 23% of the total consolidated accounts receivable.

5. Pending Acquisition Note

On February 21, 2008 C.J. Hughes entered into an agreement and plan of Merger with Energy Services Acquisition Corp. (Energy Services). The Agreement and Plan of Merger calls for the shareholders of C.J. Hughes Construction Company to receive $36,896 in cash and 6,434.7 shares of Energy Services common stock for each share of C.J. Hughes stock held. The total merger consideration will be approximately 50% cash and 50% common stock with a total value of $34.0 million as of the date of the agreement. Under certain circumstances the number of shares to be issued may be increased in order to ensure that at least 40% of the value to be paid to C.J. Hughes shareholders is in common stock.

A Pro forma March 31, 2008 balance sheet has been displayed to reflect the effect of the anticipated distribution of 50% of the income for 2007 and 2008 prior to closing. If the transaction had closed at March 31, 2008 $1.3 million of cash and $0.5 million of short term non interest bearing notes would have been distributed, reducing stockholders equity by $1.8 million.

At the completion of the acquisition by Energy Services the S election of C.J. Hughes will automatically terminate. Net income or loss of C.J. Hughes subsequent to the merger will be included on the consolidated C corporation return of Energy Services. Pro forma disclosures have been added to the historical financial statements to reflect the estimated income taxes that would have been paid and the resulting net income if C.J. Hughes had been taxes as a C corporation in those years.

The closing of the C.J. Hughes acquisition is subject to various closing conditions, including the acquisition of another business or businesses, such that the total value of the businesses acquired has an aggregate fair value of 80% of Energy Services net assets, as defined in its initial public offering. In addition, the closing of the acquisition is further conditioned on holders of less than 20% of the shares of Energy Services common stock voting against the transaction and electing to convert their Energy Services common stock into cash from the trust fund established in connection with Energy Services initial public offering.

Annex A

Agreement and Plan of Merger by and between Energy Services Acquisition Corp.
and S.T. Pipeline, Inc.

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

ENERGY SERVICES ACQUISITION CORP.

AND

S. T. PIPELINE, INC.

DATED AS OF JANUARY 22, 2008

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AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of January 22, 2008, by and between Energy Services Acquisition Corp., a Delaware corporation (the “Purchaser”), Energy Services Merger Sub (“Merger Sub”), a to-be-formed West Virginia corporation and a wholly-owned subsidiary of Purchaser, and S. T. Pipeline, Inc., a West Virginia corporation (the “Seller”).

          WHEREAS, the Board of Directors of each of Purchaser and Seller has (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, and (ii) has approved this Agreement at meetings of each of such Boards of Directors;

          WHEREAS, in accordance with the terms of this Agreement, Merger Sub will merge with and into Seller;

          WHEREAS, as a condition to the willingness of Purchaser to enter into this Agreement, each of James E. Shafer and Pauletta Sue Shafer has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Purchaser (the “Voting Agreement”), pursuant to which each of James E. Shafer and Pauletta Sue Shafer has agreed, among other things, to vote all shares of common stock of Seller owned by each such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement; and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

          NOW, THEREFORE in consideration of the mutual covenants, representations, warranties and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.01 Certain Definitions.

          As used in this Agreement the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

          “Agreement” means this agreement, and any written amendment hereto.

          “Certificate” shall mean a certificate evidencing shares of Seller Common Stock.

          “Closing” shall have the meaning set forth in Section 2.05.

          “Closing Date” shall have the meaning set forth in Section 2.05.

          “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          “Code” shall mean the Internal Revenue Code of 1986, as amended.

          “Compensation and Benefit Plans” shall have the meaning set forth in Section 3.16(a).

          “Confidentiality Agreements” shall mean the confidentiality agreements referred to in Section 10.01 of this Agreement.

          “Continuing Employees” shall have the meaning set forth in Section 6.08(c).

          “DGCL” shall mean the Delaware General Corporation Law.

          “Disclosure Letter” shall have the meaning set forth in Section 3.01.

          “Effective Time” shall mean the date and time specified pursuant to Section 2.05 hereof as the effective time of the Merger.

          “Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; the Comprehensive Environmental Responses Compensation and Liability Information System List and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

          “EPA” shall mean the Environmental Protection Agency.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” shall have the meaning set forth in Section 3.16(c).

          “ERISA Affiliate Plan” shall have the meaning set forth in Section 3.16(c).

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “GAAP” shall mean accounting principles generally accepted in the United States of America.

          “Governmental Entity” shall mean any federal, state, local or other government, governmental, regulatory or administrative authority, agency or commission (including, but not limited to, the SEC, NASDAQ, or EPA) or any court, tribunal or judicial or arbitral body.

          “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

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          “Intellectual Property” shall mean all (i) trademarks, service marks, brand names, d/b/a/’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same, (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, (iii) Trade Secrets, (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, and (v) all other intellectual property or proprietary rights.

          “IRS” shall mean the United States Internal Revenue Service.

          “IT Assets” shall mean Seller’s computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

          “Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by any officer with the title ranking not less than vice president or a director of such Person, or a consultant, or full-time or part-time employee of Seller and includes any facts, matters or circumstances set forth in any written notice from any regulatory agency or any other material written notice received by an officer with the title ranking not less than vice president or a director of that Person. For purposes of this definition, an officer or director will be deemed to have “Knowledge” of a particular fact or other matter if a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

          “Licensed Intellectual Property” means Intellectual Property that Seller has licensed or otherwise permitted by other Persons to use.

          “Listed Intellectual Property” shall have the meaning set forth in Section 3.10(a).

          “Material Adverse Effect” shall mean an effect which (A) is material and adverse to the assets, business, financial condition, results of operations or prospects of Seller or Purchaser, as the context may dictate, or (B) adversely affects the ability of Seller or Purchaser, as the context may dictate, to perform its material obligations hereunder or (C) materially and adversely affects the timely consummation of the transactions contemplated hereby.

          “Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws, including, but not limited to, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead, polychlorinated biphenyl, flammables and explosives.

          “Merger” shall mean the merger of Seller with and into Merger Sub pursuant to the terms hereof.

          “Merger Consideration” shall mean the cash in an aggregate per share amount to be paid by Purchaser for each share of Seller Common Stock, as set forth in Section 2.02(a).

          “NASD” shall mean the National Association of Securities Dealers, Inc.

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          “Paying Agent” shall mean such bank or trust company or other agent designated by Purchaser, which shall act as agent for Purchaser in connection with the exchange procedures for exchanging Certificates for the Merger Consideration. Purchaser may act as its own Paying Agent.

          “PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          “Person” shall mean any individual, consultant (including part-time employee) corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

          “Pre-Effective Time Tax Period” means any taxable period (or the allocable portion of a Straddle Period) ending on or before the close of business on the date the Effective Time occurs.

          “Proxy Statement” shall have the meaning set forth in Section 7.02.

          “Purchaser” shall mean Energy Services Acquisition Corp., a Delaware corporation, with its principal executive offices located at 2450 First Avenue, Huntington, West Virginia 25703.

          “Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

          “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

          “Seller” shall have the meaning set forth in the preamble.

          “Seller Group” means any combined, unitary, consolidated or other affiliated group within the meaning of Section 1504 of the Code or otherwise, of which Seller has been a member for Tax purposes.

          “Seller Stock” shall mean the shares of issued and outstanding stock of the Seller held by James E. Shafer and Pauletta Sue Shafer.

          “Seller Stockholders Meeting” shall have the meaning set forth in Section 7.01.

          “Stockholder Approval” shall have the meaning set forth in Section 8.01(a).

          “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

          “Superior Proposal” shall mean an Acquisition Proposal, which the Board of Directors of Seller reasonably determines (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of Seller from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Purchaser in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

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          “Surviving Corporation” shall have the meaning set forth in Section 2.01.

          “Tax” means any and all (a) federal, state, local or foreign tax, fee or other like assessment or charge of any kind, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, payroll, employment, social security (or similar), unemployment, disability, registration, estimated, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, customs duty or other tax, together with any interest, penalty or additions thereto, whether disputed or not; (b) liability for the payment of Tax as the result of membership in the Seller Group; and (c) transferee or secondary liability in respect of any Tax (whether imposed by law or contractual arrangement).

          “Tax Return” means any return (including estimated returns), declaration, report, claim for refund, or information return or statement or any amendment thereto relating to Taxes, including any such document prepared on an affiliated, consolidated, combined or unitary group basis and any schedule or attachment thereto.

          “Taxing Authority” means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

          “Termination Date” shall mean August 30, 2008.

          “Trade Secrets” means confidential information, trade secrets and know-how, including confidential processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

          “Treasury Stock” means all shares of Seller Stock held in the treasury of Seller (other than shares held in a fiduciary capacity or in connection with debts previously contracted).

          “Voting Agreement” shall have the meaning set forth in the recitals to this Agreement.

          “WVBCA” shall mean the West Virginia Business Corporation Act.

          Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II.

THE MERGER

Section 2.01 Structure of the Merger.

          Subject to the terms and conditions of this Agreement, Purchaser will cause a West Virginia corporation to be organized as a wholly owned special purpose Subsidiary of Purchaser (“Merger Sub”). At the Effective Time, Merger Sub will merge with and into Seller, with Seller being the surviving entity (the “Surviving Corporation”), pursuant to the provisions of, and with the effect provided in, the WVBCA and pursuant to the terms and conditions of an agreement and plan of merger (“Plan of Merger”) to be entered into between Merger Sub and Seller in the form attached hereto as Exhibit B. The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall be governed by the laws of the State of West Virginia and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the certificate of incorporation and bylaws of Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time

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and shall become the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation. As part of the Merger, each share of Seller Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Section 2.03. Seller acknowledges that the structure may change in the event Purchaser enters into an agreement to engage in an “Additional Transaction” as defined in Section 4.09. Notwithstanding the foregoing, Purchaser may, at its own discretion, alter the means by which the Merger is affected provided that such alteration does not change the (i) form and amount of the Merger Consideration or (ii) tax consequences of the Merger to Seller’s shareholders.

Section 2.02 Effect on Outstanding Shares.

          (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Seller Stock, issued and outstanding at the Effective Time shall become and be converted into the right to receive up to $15,200 in cash without interest (the “Merger Consideration”), provided that the total cash payment due shall not exceed $19.0 million which shall be reduced by the book value of certain assets set forth at Schedule 2.02 and a reduction of $3.0 million. The $3.0 million reduction shall constitute a deferred payment to be paid proportionally to each shareholder based on their respective ownership interests in Seller three annual installments on the anniversary date of the Closing Date, and the installment payments shall earn interest at a simple rate of 7.5% per annum. The third installment shall be reduced in an amount equal to 50% of any loss (up to $2.0 million) on the Equitrans Project reflected in the financial statements from the Closing Date until the Equitrans Project is completed. Purchaser reserves the right, in its sole discretion, to make the deferred payments prior to the installment due date. Any such payments due under this Section 2.02 shall be adjusted to reflect any payments due pursuant to Section 6.12. Any such payments due under Section 6.12 shall be due no later than 30 days following the execution of IRS Form 8023.

          (b) As of the Effective Time, all shares of Seller Stock shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a Certificate formerly representing any such share of Seller Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Seller.

Section 2.03 Exchange Procedures.

          (a) Immediately prior to the Effective Time, each Certificate previously representing shares of Seller Stock shall represent only the right to receive the Merger Consideration.

          (b) As of the Effective Time, Purchaser shall deposit, or shall cause to be deposited with the Paying Agent pursuant to the terms of an agreement (the “Paying Agent Agreement”) in form and substance reasonably satisfactory to Purchaser, for the benefit of the holders of shares of Seller Stock, for exchange in accordance with this Section 2.03, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 2.02(a). Purchaser may act as its own paying agent.

          (c) At the Effective Time, each Seller shall present their stock certificate to Purchaser for payment of the Merger Consideration as described at Section 2.02.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of Seller of any shares of Seller Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to Purchaser or the Surviving Corporation,

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they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.03.

Section 2.04 Dissenters’ Rights.

          Each of the holders of Seller Stock hereby waive their rights to perfect their dissenters’ rights of appraisal under the WVBCA.

Section 2.05 Closing; Effective Time.

          Subject to the satisfaction or waiver of all conditions to closing contained in Article VIII hereof, the Closing shall occur (i) no later than five business days following the latest to occur of (a) the receipt of all required regulatory approvals and the expiration of any applicable waiting periods, or (b) the approval of the Merger by the stockholders of Seller, or (ii) at such other date or time upon which Purchaser and Seller mutually agree (the “Closing”). The Merger shall be effected by the filing of a certificate of merger with the West Virginia Secretary of State on the day of the Closing (the “Closing Date”), in accordance with the WVBCA. The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware and the West Virginia Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the WVBCA.

Section 2.06 Additional Transaction.

          Notwithstanding anything contained in this Agreement, the parties acknowledge that in order to consummate the Merger the Purchaser must enter into a business combination or combinations in which the fair market value of the business or businesses acquired simultaneously with the transaction contemplated by this Agreement is equal to at least 80% of Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated) when combined with the transactions contemplated by this Agreement. The Seller acknowledges that the Merger must be completed simultaneously with such other business combination or combinations, referenced to in this Section.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Letter (as defined below) delivered by Seller to Purchaser prior to the execution of this Agreement.

Section 3.01 Disclosure Letter.

          On or prior to the date hereof, Seller has delivered to Purchaser a letter (the “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which are required or appropriate in relation to any or all of its covenants, representations and warranties (and making specific reference to the section of this Agreement to which such section of the Disclosure Letter relates); provided, that the mere inclusion of a fact, circumstance or event in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. The Disclosure Letter is true, correct and complete in all material respects.

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Section 3.02 Organization.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Seller has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Seller is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification.

          (b) Seller has no subsidiaries. The Disclosure Letter sets forth all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Seller owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement, indicates its jurisdiction of organization and the jurisdiction wherein it is qualified to do business.

          (c) Prior to the date of this Agreement, Seller has made available to Purchaser true and correct copies of the certificate of incorporation or charter and bylaws of Seller.

Section 3.03 Capitalization.

          (a) The authorized capital stock of Seller consists of 1,250 shares of Seller Stock. As of the date of this Agreement: 1,250 shares of Seller Stock were issued and outstanding. James E. Shafer owns 610 shares of Seller Stock and Pauletta Sue Shafer owns 640 shares of Seller Stock. All outstanding shares of Seller Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Seller in its treasury, are free and clear of all liens, claims, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (b) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Seller may vote are issued or outstanding. Set forth in the Disclosure Letter is a listing of all the seller debt outstanding including interest rate and payment terms.

          (c) As of the date of this Agreement and, except for this Agreement, Seller does not have or is bound by any Rights obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or obligating Seller to grant, extend or enter into any such Right. As of the date hereof, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock of Seller.

Section 3.04 Authority; No Violation.

          (a) Seller has full corporate power and authority to execute and deliver this Agreement, the Plan of Merger and, subject to the receipt of any required regulatory approvals and the approval of this Agreement by Seller’s stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the completion by Seller of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seller. This Agreement has been duly and validly executed and delivered by Seller, and subject to approval by the stockholders of Seller and receipt of any required approvals or consents, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

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          (b) Subject to receipt of any required approvals and consents and receipt of the approval of the stockholders of Seller, the consummation of the transactions contemplated hereby and compliance by Seller with any of the terms or provisions hereof will not: (i) conflict with or result in a breach or violation of or a default under any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, governmental permit or license or injunction applicable to Seller or any of their respective properties or assets or enable any person to enjoin the Merger or the other transactions contemplated hereby; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Seller under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 3.05 Consents.

          Except for any required vote of the stockholders of Seller and Purchaser, no consents, waivers or approvals of, or filings, registrations or authorizations with, any Governmental Entity is necessary, and no consents, waivers or approvals of, or filings, registrations or authorizations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Seller, and the completion by Seller of the Merger. Seller has no reason to believe that (i) any required approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement. Seller is not subject to regulation of its business or operations under any Federal law (to the extent Seller is required to register or file reports with any Government Entity) or state public utilities laws.

Section 3.06 Absence of Certain Changes or Events.

          Since December 31, 2005 (i) Seller has not incurred any liability, except in the ordinary course of its business consistent with past practice; (ii) Seller has conducted its business only in the ordinary and usual course of such business; and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

Section 3.07 Taxes.

          (a) (i) Seller has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the date the Effective Time occurs, will timely file (including any applicable extensions) all Tax Returns required to be filed, (ii) all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects and such Tax Returns correctly reflected (or in the case of such Tax Returns not yet filed, will correctly reflect) the facts regarding the income, business, assets, operations, activities, status and other matters of Seller and any other information required to be shown thereon, and (iii) all Taxes of Seller (whether or not reflected on any such Tax Returns) attributable to a Pre-Effective Time Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the date the Effective Time occurs, timely paid in full, including, without limitation, all Taxes which Seller is obligated to withhold for amounts paid or owing to employees, independent contractors, stockholders creditors and other third parties other than Taxes that have been reserved or accrued and which the Seller is contesting in good faith.

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          (b) The most recent financial statements for Seller reflect an adequate reserve for all Taxes payable by Seller for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the date the Effective Time occurs will continue to be) reflected in the accruals for Taxes payable, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

          (c) There are no liens for Taxes, except for statutory liens not yet due with respect to any of the assets or properties of Seller.

          (d) (i) No Tax Return of Seller has within the past ten (10) years been examined by the Internal Revenue Service or state taxing authority, (ii) no Tax Return of Seller is under audit or examination by any other Taxing Authority, and (iii) no notice of such an audit or examination has been received by Seller.

          (e) Each deficiency, if any, resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Tax Returns of Seller for all years through 2001. Seller has made available to Purchaser documents setting forth the dates of the most recent audits or examinations of the Seller by any Taxing Authority in respect of Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (f) Seller is not a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (g) Seller will not be required to include in a taxable period ending after the date of the Effective Time any taxable income attributable to income that accrued, but was not recognized, in a Pre-Effective Time Tax Period (or the portion of a Straddle Period allocable to the Pre-Effective Time Tax Period) as a result of an adjustment under Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.

          (h) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to Seller, and Seller has not requested any extension of time within which to file any Tax Return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Seller.

          (i) Seller has complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

          (j) Seller has not been a party to any distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

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          (k) Seller is not a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

          (l) The Tax Returns filed by Seller do not contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

          (m) Seller has not been, at any time during the applicable time period set forth in Section 897(c)(1) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

          (n) Seller has made available to Purchaser for inspection (i) complete and correct copies of all material Tax Returns of Seller relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of Seller or, to the extent related to the income, business, assets, operations, activities or status of Seller and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (o) The Disclosure Letter sets forth each state, county, local, municipal or foreign jurisdiction in which Seller files, or is or has been required to file, a Tax Return relating to state and local income, franchise, license, excise, net worth, property or sales and use taxes or is or has been liable for any Taxes on a “nexus” basis at any time for a taxable period for which the relevant statutes of limitation have not expired. Seller has not received notice of any claim by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by such jurisdiction.

          (p) Seller has made a valid election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes, and made a similar election under comparable provisions of state, local or foreign Tax law. At all times since making its election to be treated as an S Corporation Seller has been treated as an S Corporation or a QSub (as defined below) for income tax purposes. Seller is in compliance with requirements for maintaining its election as an S Corporation.

          (q) Seller has two stockholders. Each stockholder of Seller has been, as of the date they acquired Seller Stock, and continue to be “eligible shareholders” as defined under Section 1361 of the Code.

          (r) Each controlled corporation that had or has any of its stock owned by Seller was, is, and will be properly treated as a qualified S Corporation Subsidiary (QSubs), as defined under Section 1361 of the Code, of Seller. All QSub elections required to be made to satisfy the condition expressed in the previous sentence were properly made on a timely basis.

          (s) Seller has no liability or potential liability for any tax under Code Section 1374. Seller has not in the past 10 years, (A) acquired assets from another corporation in a transaction in which Seller’s tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the controlling stock of any corporation that is not a qualified Corporation Subsidiary.

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Section 3.08 Material Contracts; Leases; Defaults.

          (a) Except as set forth in the Disclosure Letter, Seller is not a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of Seller, except for “at will” arrangements; (ii) any plan or contract providing for bonuses, pensions, options, or other equity deferred compensation, retirement payments, profit sharing, insurance benefits, death benefits, health, medical or disability benefits or similar material arrangements for or with any past or present officers, directors or employees of Seller; (iii) any collective bargaining agreement with any labor union relating to employees of Seller; (iv) any agreement which by its terms limits the payment of Dividends by Seller; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise; (vi) any other agreement, written or oral, not terminable on 60 days’ notice, that obligates Seller for the payment of more than $100,000 annually; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Seller (it being understood that any non-compete or similar provision shall be deemed material).

          (b) Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, Seller is not in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (c) True and correct copies of agreements, contracts, leases, arrangements and instruments referred to in Sections 3.08(a) and (b) have been made available to Purchaser on or before the date hereof, are listed on the Disclosure Letter and are in full force and effect on the date hereof and enforceable against the counterparty to which it relates.

          (d) The Disclosure Letter provides a complete and accurate description of all debt and guaranties of debt of Seller outstanding as of the date of this Agreement.

Section 3.09 Ownership of Property; Insurance Coverage.

          (a) Except as set forth in the Disclosure Letter, Seller has good and, as to real property, marketable title to all assets and properties owned by Seller in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent Seller financial statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet and except to the extent that the failure to have good title to any personal property would not reasonably be expected to have a Material Adverse Effect), subject to no encumbrances, liens, mortgages, security interests or pledges. All existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all respects in the notes to the Seller financial statements. Each real estate lease that will require the consent of the lessor or its agent to consummate the effects intended by the Merger or otherwise as a result of the Merger by virtue of the terms of any such lease is listed in the Disclosure Letter identifying the section of the lease that contains such prohibition or restriction.

          (b) With respect to all agreements pursuant to which Seller has purchased securities subject to an agreement to resell, if any, Seller, as the case may be, has a lien or security interest (which to

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Seller’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c) Seller currently maintains insurance for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Seller has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Seller under such policies. All such insurance is valid and enforceable and in full force and effect. The Seller Disclosure Letter identifies all policies of insurance maintained by Seller as well as the other matters required to be disclosed under this Section.

Section 3.10 Intellectual Property.

          (a) The Disclosure Letter sets forth a true and complete list of all (i) registered and/or material Intellectual Property owned by Seller indicating for each registered item the registration or application number and the applicable filing jurisdiction (collectively, the “Listed Intellectual Property”). Seller exclusively owns (beneficially, and of record where applicable) all Listed Intellectual Property, free and clear of all encumbrances, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. The Listed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Seller’s use thereof or its rights thereto. Seller has sufficient rights to use all Intellectual Property used in its business as currently conducted. To Seller’s Knowledge, Seller does not and has not in the past five years infringed or otherwise violated the Intellectual Property rights of any third party. There is no material litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or threatened against the Seller concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the Seller’s Knowledge, (x) no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists, (y) no Person is violating any Listed Intellectual Property or other Intellectual Property right owned or held exclusively by Seller, and (z) the Licensed Intellectual Property is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Seller’s use thereof or its rights thereto. Consummation of the transactions contemplated by this Agreement will not terminate or alter the terms pursuant to which the Seller is permitted to use any Licensed Intellectual Property and will not create any rights by third parties to use any Intellectual Property owned by the Purchaser (other than any termination, alteration or creation of any rights that results from action of the Purchaser and its Affiliates).

          (b) The Seller has taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by Seller, and to the Seller’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. Seller has exercised commercially reasonable efforts to ensure that Seller’s current and prior employees who have access to confidential information have executed valid intellectual property and confidentiality agreements or are obligated, pursuant to Seller policies, to maintain the confidentiality of such information for the benefit of Seller on terms and conditions consistent with industry standards. All Intellectual Property developed under contract to Seller has been assigned to Seller.

          (c) To Seller’s Knowledge, the IT Assets operate and perform in all respects in accordance with their documentation and functional specifications and otherwise as required by Seller in connection with its business, and have not malfunctioned or failed within the past three years. To Seller’s

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Knowledge, the IT Assets do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other devices or effects that (i) enable or assist any person to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, in either case except as disclosed in its documentation. To Seller’s Knowledge, no person has gained unauthorized access to the IT Assets. Seller has implemented commercially reasonable backup and disaster recovery technology consistent with industry practices.

          (d) To Seller’s Knowledge, none of the software owned by it contains any shareware, open source code, or other software whose use requires disclosure or licensing of Intellectual Property.

Section 3.11 Labor Matters.

          Other than as set forth in the Disclosure Letter, Seller is not, and has not ever been, a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees and no such agreement or contract is currently being negotiated by Seller, nor is Seller the subject of any proceeding asserting that it has committed an unfair labor practice or otherwise relating to labor matters involving any current or former employees of Seller or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is any strike, other labor dispute or organizational effort involving Seller pending or, to the Knowledge of Seller, threatened. Seller is in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

Section 3.12 Legal Proceedings.

          Seller is not a party to any, and there are no pending or, to Seller’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Seller, (ii) to which Seller’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Seller to perform under this Agreement.

Section 3.13 Compliance With Applicable Law/Permits.

          (a) Seller is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees.

          (b) Seller has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, consents, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any such permit, license, certificate, consents, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

Section 3.14 Employee Benefit Plans.

          (a) The Disclosure Letter includes a descriptive list of all plans, programs, policies, payroll practices, contracts, agreements and other arrangements providing for bonus, incentive compensation, deferred compensation, pension, retirement benefits or payments, profit-sharing, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock,

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and other stock and stock related awards, severance, welfare benefits, fringe benefits, employment, severance and change in control benefits or payments and all other types of compensation and types of compensation and compensation and benefit practices, policies and arrangements, in each case, sponsored or contributed to, required to be contributed to or maintained by Seller in which any employee or former employee, consultant or former consultant or director or former director of Seller participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Compensation and Benefit Plans”). Other than as set forth in the Disclosure Letter, Seller has no commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required by law or regulation to maintain the qualified status thereof. Seller has made available to Purchaser true and correct copies of the Compensation and Benefit Plans and amendments thereto. The Disclosure Letter identifies all payments made by Seller to labor unions in connection with the hiring or contracting of union employees during the past 12 months.

          (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code is, and since its inception has been, so qualified, and has received a favorable determination letter from the IRS, and Seller is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of Seller threatened, action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither Seller has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (c) Seller does not sponsor or contribute on behalf of its employees to any tax-qualified defined benefit pension plans within the meaning of ERISA Section 3(2) subject to the minimum funding standards of Section 412 of the Internal Revenue Code. Similarly, Seller does not sponsor or contribute to any nonqualified plans or deferred compensation subject to Section 409A of the Internal Revenue Code that would be considered defined benefit pension plans.

          (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Seller is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Seller’s financial statements to the extent required by GAAP. Seller has expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

          (e) Except as set forth in the Disclosure Letter, Seller has no obligations to provide retiree health, life insurance, disability insurance, or death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code and there has been no communication to employees by Seller that would reasonably be expected to promise or guarantee such benefits.

          (f) With respect to each Compensation and Benefit Plan, if applicable, Seller has provided or made available to Purchaser copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial reports and financial statements; (D)

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most recent summary plan description; (E) most recent determination letter issued by the IRS; and (F) any Form 5310 or Form 5330 filed with the IRS within the last two years.

          (g) The consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time): (A) entitle any current or former employee, consultant, independent contractor or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, (C) result in any material increase in benefits payable under or the obligation to fund benefits under any Compensation and Benefit Plan or (D) result in the triggering or imposition of any restrictions or limitations on the rights of Seller or the Purchaser to amend or terminate any Compensation and Benefit Plan. The consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director, consultant or independent contractor of Seller to any actual or deemed payment (or benefit) which could constitute an “excess parachute payment” (as such term is defined in Section 280G of the Code).

          (h) Seller does not maintain any compensation plans, programs or arrangements under which (i) payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder, or (ii) any payment is reasonably likely to become subject to an excise tax under section 409A or 4999 of the Code.

          (i) There are no stock option, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

          (j) Each Compensation and Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Seller, Purchaser or any ERISA Affiliate.

Section 3.15 Brokers, Finders and Financial Advisors.

          Neither Seller nor any of its respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

Section 3.16 Environmental Matters.

          (a) Except as may be set forth in any Phase I Environmental Report identified in the Disclosure Letter (a true copy of which has been provided to Purchaser), with respect to Seller:

(i) Seller’s Property is, and has been, in compliance in all material respects with, and is not liable under, any Environmental Laws;

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          (ii) Seller has received no written notice and does not otherwise have Knowledge that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Seller’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any Property;

          (iii) Seller has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Seller’s Knowledge no such action is threatened, before any court, governmental agency or other forum (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Property;

          (iv) The properties currently owned or operated by Seller and, to the Seller’s Knowledge, the Properties (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern;

(v) There is no suit from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (vi) There are no underground storage tanks on, in or under any properties owned or operated by Seller, and, to Seller’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Seller; and

          (vii) During the period of (s) Seller’s ownership or operation of any of their respective current properties or (t) Seller’s participation in the management of any property, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To Seller’s Knowledge, prior to the period of (x) Seller’s ownership or operation of any of their respective current properties or (y) Seller’s participation in the management of any property, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

          (viii) To Seller’s knowledge, there is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.16(a)(ii) or (iii).

Section 3.17 Related Party Transactions.

            Seller is not a party to any transaction (including any loan or other credit accommodation) with any affiliate of Seller.

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Section 3.18 Antitakeover Provisions Inapplicable.

          The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state, including the provisions of West Virginia Corporate Law applicable to Seller.

Section 3.19 Customers and Suppliers.

          The Disclosure Letter contains a complete list of all customers who individually accounted for more than 2% of the Seller’s gross revenues during the fiscal years ended December 31, 2005 and 2006 or the three-month period ended March 31, 2007. No customer listed on the Disclosure Letter has, within the past 12 months, cancelled or otherwise terminated, or, to the Knowledge of the Seller, made any threat to cancel or terminate, its relationship with the Seller, or decreased materially its usage of the Seller’s services or products. Except as set forth in the Disclosure Letter, no material supplier of the Seller has cancelled or otherwise terminated any contract with the Seller prior to the expiration of the contract term, or, to the Knowledge of the Seller, made any threat to the Seller to cancel, reduce the supply or otherwise terminate its relationship with the Seller. The Seller has not (i) breached (so as to provide a benefit to the Seller that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Seller.

Section 3.20 Inventory.

          All inventory of the Seller consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value pursuant to the Seller’s policies and the best estimates of the Seller’s management in accordance with GAAP. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The value of each type of inventory, whether raw materials, work-in process or finished goods, are not excessive in the present circumstances of the Seller in the best estimate of Seller’s management in accordance with GAAP.

Section 3.21 Accounts Receivable; Bank Accounts.

          All accounts receivable of the Seller are valid receivables properly reflected pursuant to the Seller’s policies and practices and the best estimates of the Seller’s management in accordance with GAAP, and are subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable). Except as set forth in the Disclosure Letter, all accounts receivable reflected in the financial or accounting records of the Seller that have arisen since December 31, 2006 are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable). The Disclosure Letter describes each account maintained by or for the benefit of the Seller at any bank or other financial institution.

Section 3.22 Offers.

          The Seller has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of the Seller with partiers other than Purchaser.

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Section 3.23 Warranties.

          No product or service manufactured, sold, leased, licensed or delivered by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Seller, which are set forth in the Disclosure v and (ii) manufacturers’ warranties for which the Seller has no liability. The Disclosure Letter sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during the past twenty-four (24) months and the Seller does not know of any reason why such expenses would reasonably be expected to increase as a percentage of sales in the future.

Section 3.24 Proxy Statement.

          The information to be supplied by the Seller for inclusion in Purchaser’s proxy statement (such proxy statement, as amended or supplemented is referred to herein as the “Proxy Statement”) shall not at the time the Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Seller for inclusion in the proxy statement to be delivered to Purchaser’s stockholders in connection with the meeting of Purchaser’s stockholders to consider the approval of this Agreement (the “Purchaser Stockholders’ Meeting”) shall not, on the date the Proxy Statement is first mailed to Purchaser’s stockholders, and at the time of the Purchaser Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by the Seller in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders’ Meeting which has become false or misleading. If at any time prior to the Purchaser Stockholders’ Meeting, any event relating to the Seller or any of its affiliates, officers or managers should be discovered by the Seller which should be set forth in a supplement to the Proxy Statement, the Seller shall promptly inform Purchaser of such event.

Section 3.25 No Misstatements.

          No representation or warranty made by the Seller in this Agreement, the Disclosure Letter or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties made by the Seller herein that are qualified by the Seller’s “Knowledge” or materiality shall be incorporated into the representation and warranty made by this sentence of this Section 3.25. To the Knowledge of the Seller, the Seller has disclosed to Purchaser all material information relating to the business of the Seller or the transactions contemplated by this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

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Section 4.01 Organization.

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

Section 4.02 Authority; No Violation.

          (a) Purchaser has full corporate power and authority to execute and deliver this Agreement and, subject to (i) receipt of any required regulatory and stockholder approvals and (ii) stockholders of Purchaser owning less than 20% of the Purchaser securities sold in the Purchaser’s initial public offering voting against the Merger and exercising their conversion rights as set forth in the Purchaser’s Certificate of Incorporation, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the completion by Purchaser of the transactions contemplated hereby, have been duly and validly approved by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and subject to the receipt of the regulatory approvals, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

          (b) The execution and delivery of this Agreement by Purchaser, subject to receipt of any required regulatory approvals, and compliance by Seller and Purchaser with any conditions contained therein and stockholder approvals, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the terms or provisions hereof will not (i) conflict with or result in a breach or violation of, or default under and provision of the certificate of incorporation or bylaws of Purchaser or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, governmental permit or license or injunction applicable to Purchaser.

Section 4.03 Consents.

          Except for any regulatory approvals and compliance with any conditions contained therein, the filing of the Proxy Statement with the SEC contemplated by Section 7.02 hereof, the approval of this Agreement by the requisite vote of the stockholders and the satisfaction of Purchaser’s obligations as a special purpose acquisition corporation, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Purchaser, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Purchaser and the completion by Purchaser of the Merger. Purchaser has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

Section 4.04 Access to Funds.

          Purchaser has, or on the Closing Date will have, access to all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

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Section 4.05 Legal Proceedings.

          Purchaser is not a party to any action, suit or proceeding that would materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.06 Operations of Merger Sub.

          Merger Sub will be formed by Purchaser solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Purchaser, is not a party to any agreement other than as is necessary to effect the intent of this Agreement.

Section 4.07 Board Approval.

          Subject to certain conditions contained in Section 8.01 and 8.02, including, but not limited to receiving a third party fairness opinion (the “Opinion”), the Board of Directors of Purchaser (including any required committee or subgroup of the Board of Directors of Purchaser) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Purchaser and (iii) necessary to effect the intent of this Agreement.

Section 4.08 Proxy Statement.

          The information to be supplied by Purchaser for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Purchaser for inclusion in the Proxy Statement to be delivered to Purchaser’s stockholders in connection with the Purchaser Stockholders’ Meeting shall not, on the date the Proxy Statement is first mailed to Purchaser’s stockholders, and at the time of Purchaser Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by Purchaser in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders’ Meeting which has become false or misleading. If at any time prior to the Stockholder’s Meeting, any event relating to Purchaser or any of its affiliates, officers or managers should be discovered by Purchaser which should be set forth in a supplement to the Proxy Statements, Purchaser shall promptly inform Seller of such event.

Section 4.09 Offers.

          The Seller acknowledges that Purchaser is permitted to receive general inquiries from third parties concerning potential transactions that would be in addition to, the transaction contemplated by this Agreement (an “Additional Transaction”), and to enter into an acquisition or stock purchase agreement with respect to one or more Additional Transactions.

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ARTICLE V.

CONDUCT PENDING ACQUISITION

Section 5.01 Conduct of Business Prior to the Effective Time.

          Except as expressly provided in this Agreement or with the prior written consent of Purchaser, during the period from the date of this Agreement to the Effective Time, Seller shall: (i) conduct its business in the ordinary and usual course consistent with past practices; (ii) maintain and preserve intact its business organization, properties, leases and advantageous business relationships and retain the services of its officers and key employees; (iii) take no action which would adversely affect or delay the ability of each of Seller to perform its covenants and agreements on a timely basis under this Agreement; (iv) take no action which would adversely affect or delay the ability of parties to obtain any necessary approvals, consents or waivers required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction; and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Seller.

Section 5.02 Forbearances of Seller.

          Without limiting the covenants set forth in Section 5.01 hereof, from the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller will not:

          (a) change or waive any provision of its certificate of incorporation, charter or bylaws or any similar governing documents;

          (b) change the number of authorized or issued shares of its capital stock, issue any shares of Seller Common Stock that are held as Treasury Stock as of the date of this Agreement, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or purchase or redeem or otherwise acquire any shares of its capital stock, except that Seller may pay a preclosing dividend of certain Seller assets as set forth at Disclosure Letter 5.02;

          (c) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) involving a payment by Seller of $100,000 or more;

          (d) enter into any new line of business or introduce any new products;

          (e) grant or agree to pay any bonus (other than bonuses in the ordinary course of business, consistent with past practice), severance or termination payment (including, but not limited to discretionary severance pay) to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees;

          (f) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of

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any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

          (g) merge or consolidate Seller with any other corporation; sell or lease all or any substantial portion of the assets or business of Seller; make any acquisition of all or any substantial portion of the business or assets of any other;

          (h) sell or otherwise dispose of the capital stock of Seller or sell or otherwise dispose of any asset of Seller other than in the ordinary course of business consistent with past practice;

          (i) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money) or subject any asset of Seller to any lien, pledge, security interest or other encumbrance;

          (j) take any action which would result in any of the representations and warranties of Seller set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

          (k) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing agreement or indebtedness to which Seller is a party, other than in the ordinary course of business, consistent with past practice;

          (l) enter into, renew, extend or modify any other transaction with any Affiliate;

          (m) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (n) make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof which are set forth in the Disclosure Letter and other than expenditures necessary to maintain existing assets in good repair;

          (o) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

          (p) undertake or, enter into any lease, contract or other commitment for its account, involving a payment by Seller of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

          (q) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding; other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate;

          (r) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which are set forth in the Disclosure Letter; provided, however, that no sales may be made with recourse;

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          (s) fail to maintain all its properties in repair, order and condition no worse than on the date of this Agreement other than as a result of ordinary wear and tear;

          (t) revoke Seller’s election to be taxed as an S Corporation within the meaning of Code Sections 1361 and 1362 or take or allow any action that may result in the termination of Seller’s status as a validly electing S Corporation within the meaning of Code Sections 1361 and 1362;

          (u) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes or otherwise, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except as required by law, rule, regulation or GAAP; or

          (v) make any withdrawals from retained earnings (including the Accumulated Adjustments Account), other than for the payment of estimated taxes attributed to the income of Seller to be reported on the individual income tax return of Sellers exclusive of income reported as a result of the 338(h)(10) election contemplated in this agreement and exclusive of income reported as a result of the distribution of assets and except that Sellers may withdraw an amount equal to the earnings from January 1, 2007 through December 31, 2007 less $7.0 million ($4.2 million net of taxes) and also an amount equal to: the result obtained from multiplying the net earnings from January 1, 2008 through the end of the month prior to closing by 95%; or

          (w) agree to do any of the foregoing.

Section 5.03 Maintenance of Insurance.

          Seller shall maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties, and the nature of its business.

Section 5.04 All Reasonable Efforts.

          Subject to the terms and conditions herein provided, Seller agrees to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI.

COVENANTS

Section 6.01 Current Information.

          (a) During the period from the date of this Agreement to the Effective Time, Seller will cause one or more of its representatives to confer with representatives of Purchaser and report the general status of its ongoing operations at such times as Purchaser may reasonably request. Seller will promptly notify Purchaser of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the known threat of material litigation involving Seller.

          (b) Seller shall promptly inform Purchaser upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local

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commission, agency or board) relating to the alleged liability of Seller under any labor or employment law.

Section 6.02 Access to Properties and Records.

          Seller shall permit Purchaser reasonable access upon reasonable notice to its properties, and shall disclose and make available to Purchaser during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Seller reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Purchaser may have a reasonable interest. Seller shall provide and shall request its auditors to provide Purchaser with such historical financial information regarding it (and related audit reports, consents and work papers) as Purchaser may reasonably request. Purchaser shall use commercially reasonable efforts to minimize any interference with Seller’s regular business operations during any such access to Seller’s property, books and records. Seller shall permit Purchaser, at Purchaser’s expense, to cause a “phase I environmental audit” and a “phase II environmental audit” to be performed at any physical location owned or occupied by Seller.

Section 6.03 Financial and Other Statements.

          (a) Promptly upon receipt thereof, Seller will furnish to Purchaser copies of the audit of the financial statements of Seller made by its independent accountants and copies of all internal control reports submitted to Seller by such accountants in connection with such audit of the financial statements of Seller.

          (b) With reasonable promptness Seller will furnish to Purchaser such additional financial data that Seller possesses and as Purchaser may reasonably request, including without limitation, detailed monthly financial statements.

Section 6.04 Disclosure Letter Supplements.

          From time to time prior to the Effective Time, Seller will promptly supplement or amend the Disclosure Letter delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered materially inaccurate thereby.

Section 6.05 Consents and Approvals of Third Parties.

          In addition to the Obligations of Article VI hereunder, Seller shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 6.06 Failure to Fulfill Conditions.

          In the event that Seller determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Purchaser.

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Section 6.07 Employee Benefits.

          (a) In the event there are suitably qualified employees of Seller whose positions do not continue after the Effective Time, the Purchaser intends to approach them to fill vacancies within the Purchaser wherever possible. Purchaser will review all Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans.

Section 6.08 Voting Agreements.

          James E. Shafer and Pauletta Sue Shafer shall each execute a voting agreement substantially in the form attached as Exhibit A as of the date hereof.

Section 6.09 Tax Periods Ending On or Before the Closing Date.

          (a) Purchaser and Seller have agreed upon the methodology to be employed to determine the allocation of the Merger Consideration among the assets of Seller for purposes of preparing a properly completed form 8594 and any comparable form required under state or local law and such methodology is reflected on the Disclosure Letter (the “Allocation Statement”). Purchaser and Seller will agree upon an allocation on and as of the Closing Date employing the methodology included in the Allocation Statement. Purchaser and Seller will report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation and will not take any position inconsistent therewith.

          (b) Seller (or its shareholders) will prepare or cause to be prepared and file or cause to be filed all tax returns for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income tax returns with respect to periods for which a consolidated income tax return of Seller will include the operations of Merger Sub. Seller (or its shareholders) will permit Purchaser to review and comment on each such tax return described in the preceding sentence prior to filing.

Section 6.10 Cooperation on Tax Matters.

          (a) The parties hereto will cooperate fully, as and to the extent reasonably requested by any other party or the Seller shareholders, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to all taxes. Such cooperation will include the retention and (upon any other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Merger Sub and Seller agree (i) to retain all books and records with respect to tax matters pertinent to Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller or its shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any regulatory authority, and (ii) to give the other parties (and Seller shareholders) reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any such person so requests, Merger Sub or Seller, as the case may be, will allow such person to take possession of such books and records.

          (b) Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any regulatory authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

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          (c) Purchaser and Seller further agree, upon request, to provide the other party (or Seller shareholders) with all information that such person may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

Section 6.11 Employment of James E. Shafer.

          Purchaser agrees to enter into a three year employment contract with James E. Shafer effective at the Closing Date substantially in the form attached. Such agreement has been reviewed by Mr. Shafer.

Section 6.12 338(h)10 Election.

          (a) §338(h)(10) Election. Purchaser, Seller and each Seller shareholder shall join in making an election under Internal Revenue Code §338(h)(10) (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of stock hereunder (collectively, a “§338(h)(10) Election”). Each Seller shareholder shall include any income, gain, loss, deduction, or other tax item resulting from the §338(h)(10) Election on his or her tax returns to the extent required by applicable law. Purchaser further agrees that it will provide as additional consideration to the Seller shareholder the amount equal to any additional tax liability resulting from this election as mutually agreed to by the Purchaser and Seller.

          (b) Purchase Price Allocation. Purchaser, Seller and Seller shareholders agree that the per share Consideration and Seller liabilities (plus other relevant items) will be allocated to the assets of Seller for all purposes (including tax and financial accounting) in a manner consistent with Code §§338 and 1060 and the regulations thereunder. The parties further agree that the fair market value of the Seller’s fixed assets shall be equal to their tax basis. Purchaser, Seller and each Seller shareholder shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

Section 6.13 Purchaser to become Guarantor of Seller Debt.

          Purchaser agrees to use its best efforts prior to closing, to arrange to become the guarantor of Seller debt, effective at closing, in which James E. Shafer and Pauletta Sue Shafer currently act as guarantor.

Section 6.14 Purchaser Note

          In the event that Seller does not have sufficient cash available to make the payments contemplated by Section 5.02(v), Purchaser agrees to issue to James E. Shafer and Pauletta Sue Shafer a note in such amount. Such note shall be repaid from account receivables attributable to Seller’s business as such receivables are collected. The note shall bear interest equal to the prevailing federal funds rate.

ARTICLE VII.

REGULATORY AND OTHER MATTERS

Section 7.01 Meeting of Stockholders.

           (a) Seller shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and voting on approval of this Agreement and the Merger, and for such other, purposes as may be, in Seller’s reasonable judgment, necessary or desirable (the “Seller Stockholders Meeting”). In lieu of holding a Seller Stockholders Meeting, if permitted by Seller’s Certificate of Incorporation, Bylaws and the WVBCA, Seller may obtain

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stockholder approval by means of a consent solicitation. In connection with the solicitation of proxies with respect to the Seller Stockholders Meeting, the Board of Directors of Seller shall recommend approval of this Agreement to the Seller Stockholders and cooperate and consult with Purchaser with respect to each of the foregoing matters. Seller shall use its best efforts to solicit approval of the Merger.

           (b) Purchaser shall, once it has completed the negotiation of such acquisition(s) as it deems in the best interests of its stockholders and required in order to have a business combination or combinations in which the fair market value of the business or businesses acquired simultaneously is equal to at least 80% of the Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated), prepare the Proxy Statement as described in Section 7.02 below.

Section 7.02 Proxy Statement.

          As soon as practicable after entering into the acquisitions referred to in Section 7.01(b), Purchaser shall prepare a Proxy Statement, for the purpose of taking such stockholder action on the Merger, this Agreement, any other acquisition(s) it has entered into, and any revisions to its Certificate of Incorporation contemplated by Purchaser, and file such Proxy Statement with the SEC in preliminary form, respond to comments of the staff of the SEC and promptly mail the Proxy Statement to the holders of record (as of the applicable record date) of shares of voting stock of Purchaser.

Section 7.03 Regulatory Approvals.

          Each of Seller and Purchaser will cooperate with the other and use all reasonable efforts to promptly prepare and file any necessary documentation to obtain any necessary regulatory approvals. Seller and Purchaser will furnish each other and each other’s counsel with all information concerning themselves, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of Seller or Purchaser to any regulatory or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. Seller shall have the right to review and approve in advance all characterizations of the information relating to Seller which appears in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Seller and Purchaser shall each furnish to the other a copy of each publicly available portion of such filing made in connection with the transactions contemplated by this Agreement with any governmental body promptly after its filing.

ARTICLE VIII.

CLOSING CONDITIONS

Section 8.01 Conditions to Each Party’s Obligations under this Agreement.

          The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

           (a) Stockholder Approval. (i) Seller shall enter into an Additional Transaction to ensure that Seller’s initial combinations have an aggregate fair market value of at least 80% of Seller’s net assets (excluding deferred compensation or Ferris Baker Watts, incorporated); (ii) this Agreement and the transactions contemplated hereby, which shall include approval of another business combination to ensure that Purchaser’s initial business combinations have an aggregate fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Incorporated) shall have

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been approved by the requisite vote of the stockholders of Purchaser and Seller in accordance with applicable law and regulations.

          (b) Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or regulatory agency, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

           (c) Regulatory Approvals. All required regulatory approvals, consents, permits and authorizations shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such regulatory approval shall include any condition or requirement, that would, in the judgment of the Board of Directors of Purchaser, have a Material Adverse Effect on (x) Seller or (y) Purchaser.

           (d) Simultaneous Closing. Seller acknowledges and agrees that the closing of the Merger must be simultaneous with such other acquisition(s) that, in the aggregate, have a fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Incorporated).

Section 8.02 Conditions to the Obligations of Purchaser under this Agreement.

          The obligations of Purchaser under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.02 at or prior to the Closing Date:

           (a) Representations and Warranties. Each of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and each representation or warranty that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), and Seller shall have delivered to Purchaser a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Seller as of the Effective Time.

           (b) Agreements and Covenants. Seller shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Purchaser shall have received a certificate signed on behalf of Seller by the Chief Executive Officer and Chief Financial Officer of Seller to such effect dated as of the Effective Time.

           (c) Good Standing. Purchaser shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the good standing or corporate existence, as applicable, of Seller.

           (d) Third Party Consents. Seller shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Seller is a party or is otherwise bound.

           (e) Other Documents. Seller will furnish Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.02 or as are customary for transaction of the type provided for herein as Purchaser may reasonably request.

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           (f) Objecting/Converting Stockholders. Stockholders of Purchaser holding 20% or more of the shares sold in its initial public offering do not vote against the Acquisition and any Additional Transaction and do not exercise their conversion rights as set forth in the Purchaser’s Certificate of Incorporation.

           (g) Dissenting Shareholders. None of the Seller’s shareholders have indicated their intent to exercise their dissenter’s right of appraisal.

           (h) Fairness Opinion. Purchaser shall have received an opinion from a firm specializing in the evaluation of businesses to the effect that the fair market value of the Seller plus any Additional Transaction entered into by Purchaser is equal to at least 80% of Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated).

Section 8.03 Conditions to the Obligations of Seller under this Agreement.

            The obligations of Seller under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 8.03 at or prior to the Closing Date:

           (a) Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and each representation or warranty that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), and Purchaser shall have delivered to Seller a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Purchaser as of the Effective Time.

           (b) Agreements and Covenants. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Seller shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer and Chief Financial Officer of Purchaser to such effect dated as of the Effective Time.

           (c) Payment of Merger Consideration. Purchaser shall have delivered the Merger Consideration to the Paying Agent on or before the Closing Date and the Paying Agent shall provide Seller with a certificate evidencing such delivery.

           (d) Good Standing. Seller shall have received a certificate (such certificate to be dated as of a day as close as practicable to the Closing Date) from the appropriate authority as to the good standing or corporate existence, as applicable of each of Purchaser and Merger Sub.

           (e) Other Documents. Purchaser will furnish Seller with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.03 or as are customary for transaction of the type provided for herein as Seller may reasonably request.

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ARTICLE IX.

THE CLOSING

Section 9.01 Time and Place.

          Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m., or at such other place or time upon which Purchaser and Seller mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m. on the day prior to the Closing Date.

Section 9.02 Deliveries at the Pre-Closing and the Closing.

          At the Pre-Closing there shall be delivered to Purchaser and Seller the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Purchaser shall deliver the Merger Consideration as set forth under Section 8.03(c) hereof.

ARTICLE X.

TERMINATION, AMENDMENT AND WAIVER

Section 10.01 Termination.

          This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Seller:

          (a) At any time by the mutual written agreement of Purchaser and Seller;

          (b) By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement (subject to the standard set forth in Section 8.02(a) or 8.03(a), as applicable) on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

           (c) By either party (provided, that the terminating party is not then in breach of any representation or warranty or breach of any covenant or other agreement contained herein) if there shall have been a failure to perform or comply in any material respect with any of the covenants, agreements or conditions to each parties’ obligations have not been satisfied, all as set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

           (d) At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Purchaser and Seller; provided, that no party may terminate this Agreement pursuant to this Section 10.01(d) if the failure of the Closing to have occurred on or before said date was due to such party’s willful breach of any representation or warranty or material breach of any covenant or other agreement contained in this Agreement;

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           (e) By either party if (i) final action has been taken by any regulatory agency whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any regulatory agency whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

           (f) By either party, if Stockholder Approval shall have not been obtained at the Seller Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

           (g) By Purchaser if prior to obtaining Stockholder Approval the Board of Directors of Seller fails to publicly reaffirm its adoption and recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a request by Purchaser to provide such reaffirmation.

           (h) By either party, if Stockholder Approval of the transactions contemplated by this Agreement as well as an Additional Transaction that ensures that Purchaser’s initial business combinations have an aggregate fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Inc.) has not been obtained at the Purchaser Stockholders Meeting duly convened therefore or at any adjournment or postponement thereof.

Section 10.02 Effect of Termination.

           (a) In the event of termination of this Agreement pursuant to any provision of Section 10.01, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.02, 11.01, 11.06, 11.09, 11.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

           (b) If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

           (i) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

           (ii) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall be liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

Section 10.03 Amendment, Extension and Waiver.

          Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Seller), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and

32

warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to Seller’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article X may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Public Announcements.

          Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Seller nor Purchaser shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

Section 11.02 Survival.

          All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 11.03 Notices.

          All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to Seller, to:	Marshall T. Reynolds
Chairman of the Board and Chief Executive Officer
Energy Services Acquisition Corp.
2450 First Avenue
Huntington, West Virginia 25703

With required copies to:	Alan Schick, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW, Suite 400
Washington, DC 20015
Fax: (202) 362-2902

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If to Purchaser, to:	James E. Shafer and Pauletta Sue Shafer
359 Spencer Road
Clendenin, West Virginia 25045

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three business days after being delivered to the U.S. mail, postage prepaid; or (c) one business day after being delivered to the overnight courier.

Section 11.04 Parties in Interest.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as specifically provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.05 Complete Agreement.

          This Agreement, including the Exhibits hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

Section 11.06 Counterparts.

          This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

Section 11.07 Severability.

          In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.08 Governing Law.

          This Agreement shall be governed by the laws of the State of West Virginia, without giving effect to its principles of conflicts of laws.

Section 11.09 Interpretation.

          When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an

34

integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.01(a)” would be part of “Section 5.01” and references to “Section 5.01” would also refer to material contained in the subsection described as “Section 5.01(a)”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

Section 11.10 Specific Performance.

          The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

35

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

ENERGY SERVICES ACQUISITION CORP.

By: /s/ Marshall T. Reynolds

Marshall T. Reynolds
Chairman of the Board and Chief Executive Officer

S. T. PIPELINE, INC.

By: /s/ James E. Shafer

James E. Shafer
President and Chief Executive Officer

By: /s/ Pauletta Sue Shafer

Pauletta Sue Shafer

/s/ James E. Shafer

James E. Shafer
(In his individual capacity)

/s/ Pauletta Sue Shafer

Pauletta Sue Shafer
(In her individual capacity)

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EXHIBIT A

VOTING AGREEMENT

January 22, 2008

Energy Services Acquisition Corp.

Ladies and Gentlemen:

          Energy Services Acquisition Corp. (the “Purchaser”) and S.T. Pipeline, Inc. (the “Seller”) have entered into an Agreement and Plan of Merger dated as of January 22, 2008 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) Seller will merge with and into a corporation to be formed as a wholly owned Subsidiary of the Energy Services Acquisition Corp. (the “Merger”) and (b) stockholders of Seller will receive the Merger Consideration stated in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

          Purchaser has requested, as a condition to its execution and delivery of the Merger Agreement, that the undersigned, being a director or officer of Seller, execute and deliver to Purchaser this Letter Agreement (the “Agreement”).

          The undersigned (the “Stockholder”), in order to induce Purchaser to execute and deliver the Merger Agreement, and intending to be legally bound, hereby irrevocably:

          (a) Agrees to be present (in person or by proxy) at all meetings of stockholders of Seller called to vote for approval of the Merger so that all shares of common stock of Seller over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power (including any shares acquired by the Stockholder prior to the record date for such meetings) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Seller), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Seller, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

          (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of Seller, to approve or adopt the Merger Agreement;

          (c) Agrees not to sell, transfer or otherwise dispose of any Seller Common Stock on or prior to the date of any meeting of Seller Stockholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code, lineal descendants or the spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement;

          (d) Represents that Stockholder (i) has full power, corporate or otherwise, to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general

A-1

equitable principles, (ii) is the beneficial owner of all shares of Seller Common Stock as indicated on the final page of this Agreement (the “Shares”), which at the date hereof are, and at all times up until the Termination Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances, and (iii) does not beneficially own any shares of capital stock of Seller other than the Shares;

          (e) Agrees that Stockholder will not, and will cause his or her representatives and agents not to, directly or indirectly (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize any of its representatives or agents to take any such action; provided, however, that nothing in this clause (e) shall prohibit Stockholder from taking actions in such Stockholder’s capacity as director or executive officer of the Seller in accordance with Section 6.07 of the Merger Agreement;

          (f) Agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Purchaser, to carry out the intent of this Agreement;

          (g) Agrees not to assert, demand or exercise any rights of appraisal or dissenters in connection with the Merger;

          (h) Agrees that if any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Purchaser. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Stockholder and Purchaser shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible;

          (i) Agrees that this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of Stockholder and Purchaser and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of Stockholder and Purchaser may be assigned by either Stockholder or Purchaser without the prior written consent of the other;

          (j) Agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that Purchaser shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of New York, in addition to any other remedy to which Purchaser may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived;

          (k) Agrees that this Agreement shall be governed by, and interpreted in accordance with the laws of the State of West Virginia, without regarding to conflicts of laws principles thereof; and

          (l) The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

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The undersigned intends to be legally bound hereby.

Sincerely,

Name:
Title:

Address for Notice:

Shares beneficially owned:

shares of Common Stock of ______________

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EXHIBIT B

PLAN OF MERGER

          This PLAN OF MERGER dated as of ___________, 2008 (the “Plan of Merger”) is entered into by and between Energy Services Merger Sub, Inc. (the “Merger Sub”), a West Virginia corporation, and S.T. Pipeline, Inc., a West Virginia corporation (the “Seller”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 22, 2008 (the “Merger Agreement”), by and between Energy Services Acquisition Corp. (the “Purchaser”) and Seller, Seller will merge with and into Merger Sub, a wholly owned Subsidiary of Purchaser (the “Merger”); and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. The Merger. On the effective date, Merger Sub shall be merged with and into Seller, with Seller being the surviving entity (the “Merger”). The Merger shall be subject to the terms and conditions of the Merger Agreement. Upon completion of the Merger, the separate corporate existence of Merger Sub shall thereupon cease. Seller shall continue to be governed by the laws of the State of West Virginia and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          Section 2. Name of Surviving Corporation. The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be “____________________”.

          Section 3. Location of Offices. The business of the Surviving Corporation shall be conducted at its administrative office at ____________________________________________________, and at all other locations where Seller was legally authorized to carry out its business immediately prior to the Merger.

          Section 4. Effect on Outstanding Shares.

                    (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Seller Common Stock issued and outstanding at the effective time of the Merger (the “Effective Time”), (i) shares held directly or indirectly by Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (ii) Treasury Stock shall become and be converted into the right to receive the merger consideration set forth at Section 2.02 of the Merger Agreement.

                    (b) At the Effective Time, each share of Seller Common Stock held directly or indirectly by Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and Treasury Stock shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

                    (c) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation at the Effective Time by virtue of the Merger, automatically and without any action on the part of the holder thereof, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

          Section 5. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by Seller shall pass to and vest in the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be deemed to be a continuation of Seller. The rights and obligations, including liabilities, of Seller shall become the rights and obligations of the Surviving Corporation.

          Section 6. Directors and Officers. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

          Section 7. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time and shall become the certificate of incorporation and bylaws of the Surviving Corporation.

          Section 8. Termination. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Article X thereof.

          Section 9. Stockholder Approval. The transactions contemplated by this Plan of Merger have been approved by the affirmative vote of a majority of the outstanding shares of Seller as sole shareholder of Merger Sub.

          Section 10. Amendments. This Plan of Merger may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

          Section 11. Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

          Section 12. Successors. This Plan of Merger shall be binding upon the successors of Seller.

          Section 13. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with the laws of West Virginia, without regarding to conflicts of laws.

          Section 14. Severability. In the event that any one or more provisions of this Plan of Merger shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Plan of Merger and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Plan of Merger.

          Section 15. Captions and References. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

ENERGY SERVICES MERGER SUB, INC.

By:
Name
Title

          I, ________________, the duly elected, qualified and acting Secretary of Energy Services Merger Sub, Inc., hereby certify that this Agreement and Plan of Merger has been approved and adopted by Energy Services Acquisition Corp., the sole stockholder of Energy Services Merger Sub, Inc., as of ____________________, 2008.

[Name]
Secretary

S.T. PIPELINE, INC.

By:
[Name]
[Title]

          I, _________________________, the duly elected, qualified and acting Secretary of Energy Services Acquisition Corp. hereby certify that this Agreement and Plan of Merger has been approved and adopted by Energy Services Acquisition Corp., as of ___________________, 2008.

Marshall T. Reynolds
Chairman of the Board and
Chief Executive Officer

Annex B

Agreement and Plan of Merger by and between Energy Services Acquisition Corp.
and C.J. Hughes Construction Company, Inc.

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

ENERGY SERVICES ACQUISITION CORP.

AND

C. J. HUGHES CONSTRUCTION COMPANY, INC.

DATED AS OF FEBRUARY 21, 2008

i

ii

AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of February 21, 2008, by and between Energy Services Acquisition Corp., a Delaware corporation (the “Purchaser”), Energy Services Merger Sub II (“Merger Sub”), a to-be-formed West Virginia corporation and a wholly-owned subsidiary of Purchaser, and C. J. Hughes Construction Company, Inc., a West Virginia corporation (the “Seller”).

          WHEREAS, the Board of Directors of each of Purchaser and Seller has (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, and (ii) has approved this Agreement at meetings of each of such Boards of Directors;

          WHEREAS, in accordance with the terms of this Agreement, Merger Sub will merge with and into Seller;

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

          NOW, THEREFORE in consideration of the mutual covenants, representations, warranties and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.01 Certain Definitions.

          As used in this Agreement the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

          “Agreement” means this agreement, and any written amendment hereto.

          “Certificate” shall mean a certificate evidencing shares of Seller Common Stock.

          “Closing” shall have the meaning set forth in Section 2.05.

          “Closing Date” shall have the meaning set forth in Section 2.05.

          “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          “Code” shall mean the Internal Revenue Code of 1986, as amended.

          “Compensation and Benefit Plans” shall have the meaning set forth in Section 3.16(a).

          “Confidentiality Agreements” shall mean the confidentiality agreements referred to in Section 10.01 of this Agreement.

          “Continuing Employees” shall have the meaning set forth in Section 6.08(c).

          “DGCL” shall mean the Delaware General Corporation Law.

          “Disclosure Letter” shall have the meaning set forth in Section 3.01.

          “Effective Time” shall mean the date and time specified pursuant to Section 2.05 hereof as the effective time of the Merger.

          “Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; the Comprehensive Environmental Responses Compensation and Liability Information System List and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

          “EPA” shall mean the Environmental Protection Agency.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” shall have the meaning set forth in Section 3.16(c).

          “ERISA Affiliate Plan” shall have the meaning set forth in Section 3.16(c).

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “GAAP” shall mean accounting principles generally accepted in the United States of America.

          “Governmental Entity” shall mean any federal, state, local or other government, governmental, regulatory or administrative authority, agency or commission (including, but not limited to, the SEC, NASDAQ, or EPA) or any court, tribunal or judicial or arbitral body.

          “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

          “Intellectual Property” shall mean all (i) trademarks, service marks, brand names, d/b/a/’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same, (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, (iii) Trade Secrets, (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and

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thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, and (v) all other intellectual property or proprietary rights.

          “IRS” shall mean the United States Internal Revenue Service.

          “IT Assets” shall mean Seller’s computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

          “Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by any officer with the title ranking not less than vice president or a director of such Person, or a consultant, or full-time or part-time employee of Seller and includes any facts, matters or circumstances set forth in any written notice from any regulatory agency or any other material written notice received by an officer with the title ranking not less than vice president or a director of that Person. For purposes of this definition, an officer or director will be deemed to have “Knowledge” of a particular fact or other matter if a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

          “Licensed Intellectual Property” means Intellectual Property that Seller has licensed or otherwise is permitted by other Persons to use.

          “Listed Intellectual Property” shall have the meaning set forth in Section 3.10(a).

          “Material Adverse Effect” shall mean an effect which (A) is material and adverse to the assets, business, financial condition, results of operations or prospects of Seller or Purchaser, as the context may dictate, or (B) adversely affects the ability of Seller or Purchaser, as the context may dictate, to perform its material obligations hereunder or (C) materially and adversely affects the timely consummation of the transactions contemplated hereby.

          “Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws, including, but not limited to, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead, polychlorinated biphenyl, flammables and explosives.

          “Merger” shall mean the merger of Seller with and into Merger Sub pursuant to the terms hereof.

          “Merger Consideration” shall mean the cash and Purchaser common stock in an aggregate per share amount to be paid by Purchaser for each share of Seller Stock, as set forth in Section 2.02(a).

          “NASD” shall mean the National Association of Securities Dealers, Inc.

          “Paying Agent” shall mean such bank or trust company or other agent designated by Purchaser, which shall act as agent for Purchaser in connection with the exchange procedures for exchanging Certificates for the Merger Consideration. Purchaser may act as its own Paying Agent.

          “PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          “Person” shall mean any individual, consultant (including part-time employee) corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

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          “Pre-Effective Time Tax Period” means any taxable period (or the allocable portion of a Straddle Period) ending on or before the close of business on the date the Effective Time occurs.

          “Proxy Statement” shall have the meaning set forth in Section 7.02.

          “Purchaser” shall mean Energy Services Acquisition Corp., a Delaware corporation, with its principal executive offices located at 2450 First Avenue, Huntington, West Virginia 25703.

          “Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

          “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

          “Seller” shall have the meaning set forth in the preamble.

          “Seller Group” means any combined, unitary, consolidated or other affiliated group within the meaning of Section 1504 of the Code or otherwise, of which Seller has been a member for Tax purposes.

          “Seller Stock” shall mean the shares of issued and outstanding shares of Class A voting common stock and Class B non-voting common stock of the Seller.

          “Seller Stockholders Meeting” shall have the meaning set forth in Section 7.01.

          “Stockholder Approval” shall have the meaning set forth in Section 8.01(a).

          “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

          “Superior Proposal” shall mean an Acquisition Proposal, which the Board of Directors of Seller reasonably determines (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of Seller from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Purchaser in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          “Surviving Corporation” shall have the meaning set forth in Section 2.01.

          “Tax” means any and all (a) federal, state, local or foreign tax, fee or other like assessment or charge of any kind, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, payroll, employment, social security (or similar), unemployment, disability, registration, estimated, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, customs duty or other tax, together with any interest, penalty or additions thereto, whether disputed or not; (b) liability for the payment of Tax as the result of membership in the Seller Group; and (c) transferee or secondary liability in respect of any Tax (whether imposed by law or contractual arrangement).

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          “Tax Return” means any return (including estimated returns), declaration, report, claim for refund, or information return or statement or any amendment thereto relating to Taxes, including any such document prepared on an affiliated, consolidated, combined or unitary group basis and any schedule or attachment thereto.

          “Taxing Authority” means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

          “Termination Date” shall mean August 30, 2008.

          “Trade Secrets” means confidential information, trade secrets and know-how, including confidential processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

          “Treasury Stock” means all shares of Seller Stock held in the treasury of Seller (other than shares held in a fiduciary capacity or in connection with debts previously contracted).

           “WVBCA” shall mean the West Virginia Business Corporation Act.

          Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II.

THE MERGER

Section 2.01 Structure of the Merger.

          Subject to the terms and conditions of this Agreement, Purchaser will cause a West Virginia corporation to be organized as a wholly owned special purpose Subsidiary of Purchaser (“Merger Sub”). At the Effective Time, Merger Sub will merge with and into Seller, with Seller being the surviving entity (the “Surviving Corporation”), pursuant to the provisions of, and with the effect provided in, the WVBCA and pursuant to the terms and conditions of an agreement and plan of merger (“Plan of Merger”) to be entered into between Merger Sub and Seller in the form attached hereto as Exhibit A. The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall be governed by the laws of the State of West Virginia and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the certificate of incorporation and bylaws of Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time and shall become the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation. As part of the Merger, each share of Seller Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Section 2.03. Seller acknowledges that the structure may change in the event Purchaser enters into an agreement to engage in an “Additional Transaction” as defined in Section 4.09. Notwithstanding the foregoing, Purchaser may, at its own discretion, alter the means by which the Merger is affected provided that such alteration does not change the (i) form and amount of the Merger Consideration or (ii) tax consequences of the Merger to Seller’s shareholders.

Section 2.02 Effect on Outstanding Shares.

          (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Seller Stock, issued and outstanding at the Effective Time shall become and be

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converted into the right to receive (i) $36,896 in cash and (ii) 6,434.70 shares of Purchaser Common Stock (the “Merger Consideration”). The total Merger Consideration shall be approximately 50% cash and 50% common stock with a total value of $34.0 million at the date of this Agreement. Fractional shares of Purchaser Common Stock will not be issued in the merger. Fractional shares shall be cashed out in an amount determined by multiplying the fractional share interest to which such holder would be entitled by $36,896.

          (b) As of the Effective Time, all shares of Seller Stock shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a Certificate formerly representing any such share of Seller Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Seller.

          (c) The Shares of Purchaser common stock to be issued to Seller Stockholders as contemplated in Section 2.02(a) will not be registered under the Securities Act or registered or qualified for sale under any state securities Law and cannot be resold without registration or an exemption under the Securities Act. Such shares will therefore be “restricted securities” as defined in Rule 144 under the Securities Act. Each certificate representing the Purchaser common stock shall bear a restrictive legend referencing the Securities Act. Purchaser agrees that in the event Purchaser registers with the Securities and Exchange Commission any shares held by its stockholders it will include as part of the registration statement shares issued to Seller Stockholders.

          (d) Notwithstanding the foregoing, Purchaser and Seller agree that the number of shares of Purchaser Common Stock issued as Merger Consideration may be increased in order to ensure that the Merger qualifies as a tax free reorganization at the corporate level. In this regard, Purchaser shall increase the Purchaser Common Stock component to cause the aggregate value of the Purchaser Common Stock component to equal at least forty percent (40%) of the Merger Consideration (which determination shall be based upon the high and low trading price of Purchaser Common Stock on the five trading days preceding the date of the Effective Time.

Section 2.03 Exchange Procedures.

          (a) Immediately prior to the Effective Time, each Certificate previously representing shares of Seller Stock shall represent only the right to receive the Merger Consideration.

          (b) As of the Effective Time, Purchaser shall deposit, or shall cause to be deposited with the Paying Agent pursuant to the terms of an agreement (the “Paying Agent Agreement”) in form and substance reasonably satisfactory to Purchaser, for the benefit of the holders of shares of Seller Stock, for exchange in accordance with this Section 2.03, an amount of cash and a number of shares sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 2.02(a) and a number of shares. Purchaser may act as its own paying agent.

          (c) At the Effective Time, each Seller shall present their stock certificate to Purchaser for payment of the Merger Consideration as described at Section 2.02.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of Seller of any shares of Seller Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to Purchaser or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.03.

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Section 2.04 Dissenters’ Rights.

          Holders of Seller Stock shall be entitled to seek appraisal of dissenters’ rights of appraisal under the WVBCA.

Section 2.05 Closing; Effective Time.

          Subject to the satisfaction or waiver of all conditions to closing contained in Article VIII hereof, the Closing shall occur (i) no later than five business days following the latest to occur of (a) the receipt of all required regulatory approvals and the expiration of any applicable waiting periods, or (b) the approval of the Merger by the stockholders of Seller and Purchaser, or (ii) at such other date or time upon which Purchaser and Seller mutually agree (the “Closing”). The Merger shall be effected by the filing of a certificate of merger with the West Virginia Secretary of State on the day of the Closing (the “Closing Date”), in accordance with the WVBCA. The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware and the West Virginia Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the WVBCA.

Section 2.06 Additional Transaction.

          Notwithstanding anything contained in this Agreement, the parties acknowledge that in order to consummate the Merger, the Purchaser must enter into a business combination or combinations in which the fair market value of the business or businesses acquired simultaneously with the transaction contemplated by this Agreement is equal to at least 80% of Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated) when combined with the transactions contemplated by this Agreement. The Seller acknowledges that the Merger must be completed simultaneously with such other business combination or combinations, referenced to in this Section.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Letter (as defined below) delivered by Seller to Purchaser prior to the execution of this Agreement.

Section 3.01 Disclosure Letter.

          On or prior to the date hereof, Seller has delivered to Purchaser a letter (the “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which are required or appropriate in relation to any or all of its covenants, representations and warranties (and making specific reference to the section of this Agreement to which such section of the Disclosure Letter relates); provided, that the mere inclusion of a fact, circumstance or event in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. The Disclosure Letter is true, correct and complete in all material respects.

Section 3.02 Organization.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Seller has all requisite corporate power and authority to own, lease

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and operate its properties and carry on its business as now conducted. Seller is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification.

          (b) Seller has one wholly owned Subsidiary, Nitro Electric Company LLC and one related entity, Contractors Rental Corporation which is not owned by Seller, but which has related ownership with Seller and consequently whose operations are consolidated with Seller for financial reporting purposes. The Disclosure Letter sets forth all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Seller owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement, indicates its jurisdiction of organization and the jurisdiction wherein it is qualified to do business.

          (c) Prior to the date of this Agreement, Seller has made available to Purchaser true and correct copies of the certificate of incorporation or charter and bylaws of Seller.

Section 3.03 Capitalization.

          (a) The authorized capital stock of Seller consists of 5,000 shares of Seller Stock, consisting of 1,000 shares of Class A voting common stock and 4,000 shares of Class B non-voting common stock. As of the date of this Agreement there were issued and outstanding 8.2625 shares of Class A voting stock and 452.485 shares of Class B non-voting common stock. All outstanding shares of Seller Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Seller in its treasury, are free and clear of all liens, claims, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (b) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Seller may vote are issued or outstanding. Set forth in the Disclosure Letter is a listing of all the seller debt outstanding including interest rate and payment terms.

          (c) As of the date of this Agreement and, except for this Agreement, Seller does not have or is bound by any Rights obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or obligating Seller to grant, extend or enter into any such Right. As of the date hereof, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock of Seller.

Section 3.04 Authority; No Violation.

          (a) Seller has full corporate power and authority to execute and deliver this Agreement, the Plan of Merger and, subject to the receipt of any required regulatory approvals and the approval of this Agreement by Seller’s stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the completion by Seller of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seller. This Agreement has been duly and validly executed and delivered by Seller, and subject to approval by the stockholders of Seller and receipt of any required approvals or consents, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (b) Subject to receipt of any required approvals and consents and receipt of the approval of the stockholders of Seller, the consummation of the transactions contemplated hereby and compliance by Seller with any of the terms or provisions hereof will not: (i) conflict with or result in a breach or

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violation of or a default under any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, governmental permit or license or injunction applicable to Seller or any of their respective properties or assets or enable any person to enjoin the Merger or the other transactions contemplated hereby; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Seller under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 3.05 Consents.

          Except for any required vote of the stockholders of Seller and Purchaser, no consents, waivers or approvals of, or filings, registrations or authorizations with, any Governmental Entity is necessary, and no consents, waivers or approvals of, or filings, registrations or authorizations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Seller, and the completion by Seller of the Merger. Seller has no reason to believe that (i) any required approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement. Seller is not subject to regulation of its business or operations under any Federal law (to the extent Seller is required to register or file reports with any Government Entity) or state public utilities laws.

Section 3.06 Absence of Certain Changes or Events.

          Since December 31, 2005 (i) Seller has not incurred any liability, except in the ordinary course of its business consistent with past practice; (ii) Seller has conducted its business only in the ordinary and usual course of such business; and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

Section 3.07 Taxes.

          (a) (i) Seller has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the date the Effective Time occurs, will timely file (including any applicable extensions) all Tax Returns required to be filed, (ii) all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects and such Tax Returns correctly reflected (or in the case of such Tax Returns not yet filed, will correctly reflect) the facts regarding the income, business, assets, operations, activities, status and other matters of Seller and any other information required to be shown thereon, and (iii) all Taxes of Seller (whether or not reflected on any such Tax Returns) attributable to a Pre-Effective Time Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the date the Effective Time occurs, timely paid in full, including, without limitation, all Taxes which Seller is obligated to withhold for amounts paid or owing to employees, independent contractors, stockholders creditors and other third parties other than Taxes that have been reserved or accrued and which the Seller is contesting in good faith.

          (b) The most recent financial statements for Seller reflect an adequate reserve for all Taxes payable by Seller for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the date

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the Effective Time occurs will continue to be) reflected in the accruals for Taxes payable, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

          (c) There are no liens for Taxes, except for statutory liens not yet due with respect to any of the assets or properties of Seller.

          (d) (i) No Tax Return of Seller has within the past ten (10) years been examined by the Internal Revenue Service or state taxing authority, (ii) no Tax Return of Seller is under audit or examination by any other Taxing Authority, and (iii) no notice of such an audit or examination has been received by Seller.

          (e) Each deficiency, if any, resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Tax Returns of Seller for all years through 2001. Seller has made available to Purchaser documents setting forth the dates of the most recent audits or examinations of the Seller by any Taxing Authority in respect of Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (f) Seller is not a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (g) Seller will not be required to include in a taxable period ending after the date of the Effective Time any taxable income attributable to income that accrued, but was not recognized, in a Pre-Effective Time Tax Period (or the portion of a Straddle Period allocable to the Pre-Effective Time Tax Period) as a result of an adjustment under Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.

          (h) There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to Seller, and Seller has not requested any extension of time within which to file any Tax Return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Seller.

          (i) Seller has complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

          (j) Seller has not been a party to any distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

          (k) Seller is not a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

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          (l) The Tax Returns filed by Seller do not contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

          (m) Seller has not been, at any time during the applicable time period set forth in Section 897(c)(1) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

          (n) Seller has made available to Purchaser for inspection (i) complete and correct copies of all material Tax Returns of Seller relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by or agreed to by or on behalf of Seller or, to the extent related to the income, business, assets, operations, activities or status of Seller and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (o) The Disclosure Letter sets forth each state, county, local, municipal or foreign jurisdiction in which Seller files, or is or has been required to file, a Tax Return relating to state and local income, franchise, license, excise, net worth, property or sales and use taxes or is or has been liable for any Taxes on a “nexus” basis at any time for a taxable period for which the relevant statutes of limitation have not expired. Seller has not received notice of any claim by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by such jurisdiction.

          (p) Seller has made a valid election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes, and made a similar election under comparable provisions of state, local or foreign Tax law. At all times since making its election to be treated as an S Corporation Seller has been treated as an S Corporation or a QSub (as defined below) for income tax purposes. Seller is in compliance with requirements for maintaining its election as an S Corporation.

          (q) Each stockholder of Seller has been, as of the date they acquired Seller Stock, and continue to be “eligible shareholders” as defined under Section 1361 of the Code.

          (r) Each controlled corporation that had or has any of its stock owned by Seller was, is, and will be properly treated as a qualified S Corporation Subsidiary (QSubs), as defined under Section 1361 of the Code, of Seller. All QSub elections required to be made to satisfy the condition expressed in the previous sentence were properly made on a timely basis.

          (s) Seller has no liability or potential liability for any tax under Code Section 1374. Seller has not in the past 10 years, (A) acquired assets from another corporation in a transaction in which Seller’s tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the controlling stock of any corporation that is not a qualified Corporation Subsidiary.

Section 3.08 Material Contracts; Leases; Defaults.

          (a) Except as set forth in the Disclosure Letter, Seller is not a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of Seller, except for “at will” arrangements; (ii) any plan or contract providing for bonuses, pensions, options, or other equity deferred compensation, retirement payments, profit sharing, insurance benefits, death benefits, health, medical or disability benefits or similar material arrangements for or with any past or present officers, directors or employees of Seller; (iii) any collective bargaining agreement with any

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labor union relating to employees of Seller; (iv) any agreement which by its terms limits the payment of Dividends by Seller; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise; (vi) any other agreement, written or oral, not terminable on 60 days’ notice, that obligates Seller for the payment of more than $100,000 annually; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Seller (it being understood that any non-compete or similar provision shall be deemed material).

          (b) Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, Seller is not in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (c) True and correct copies of agreements, contracts, leases, arrangements and instruments referred to in Sections 3.08(a) and (b) have been made available to Purchaser on or before the date hereof, are listed on the Disclosure Letter and are in full force and effect on the date hereof and enforceable against the counterparty to which it relates.

          (d) The Disclosure Letter provides a complete and accurate description of all debt and guaranties of debt of Seller outstanding as of the date of this Agreement.

Section 3.09 Ownership of Property; Insurance Coverage.

          (a) Except as set forth in the Disclosure Letter, Seller has good and, as to real property, marketable title to all assets and properties owned by Seller in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent Seller financial statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet and except to the extent that the failure to have good title to any personal property would not reasonably be expected to have a Material Adverse Effect), subject to no encumbrances, liens, mortgages, security interests or pledges. All existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all respects in the notes to the Seller financial statements. Each real estate lease that will require the consent of the lessor or its agent to consummate the effects intended by the Merger or otherwise as a result of the Merger by virtue of the terms of any such lease is listed in the Disclosure Letter identifying the section of the lease that contains such prohibition or restriction.

          (b) With respect to all agreements pursuant to which Seller has purchased securities subject to an agreement to resell, if any, Seller, as the case may be, has a lien or security interest (which to Seller’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c) Seller currently maintains insurance for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Seller has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.

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There are presently no material claims pending under such policies of insurance and no notices have been given by Seller under such policies. All such insurance is valid and enforceable and in full force and effect. The Seller Disclosure Letter identifies all policies of insurance maintained by Seller as well as the other matters required to be disclosed under this Section.

Section 3.10 Intellectual Property.

          (a) The Disclosure Letter sets forth a true and complete list of all (i) registered and/or material Intellectual Property owned by Seller indicating for each registered item the registration or application number and the applicable filing jurisdiction (collectively, the “Listed Intellectual Property”). Seller exclusively owns (beneficially, and of record where applicable) all Listed Intellectual Property, free and clear of all encumbrances, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. The Listed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Seller’s use thereof or its rights thereto. Seller has sufficient rights to use all Intellectual Property used in its business as currently conducted. To Seller’s Knowledge, Seller does not and has not in the past five years infringed or otherwise violated the Intellectual Property rights of any third party. There is no material litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or threatened against the Seller concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the Seller’s Knowledge, (x) no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists, (y) no Person is violating any Listed Intellectual Property or other Intellectual Property right owned or held exclusively by Seller, and (z) the Licensed Intellectual Property is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Seller’s use thereof or its rights thereto. Consummation of the transactions contemplated by this Agreement will not terminate or alter the terms pursuant to which the Seller is permitted to use any Licensed Intellectual Property and will not create any rights by third parties to use any Intellectual Property owned by the Purchaser (other than any termination, alteration or creation of any rights that results from action of the Purchaser and its Affiliates).

          (b) The Seller has taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by Seller, and to the Seller’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. Seller has exercised commercially reasonable efforts to ensure that Seller’s current and prior employees who have access to confidential information have executed valid intellectual property and confidentiality agreements or are obligated, pursuant to Seller policies, to maintain the confidentiality of such information for the benefit of Seller on terms and conditions consistent with industry standards. All Intellectual Property developed under contract to Seller has been assigned to Seller.

          (c) To Seller’s Knowledge, the IT Assets operate and perform in all respects in accordance with their documentation and functional specifications and otherwise as required by Seller in connection with its business, and have not malfunctioned or failed within the past three years. To Seller’s Knowledge, the IT Assets do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other devices or effects that (i) enable or assist any person to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, in either case except as disclosed in its documentation. To Seller’s Knowledge, no person has gained unauthorized access to the IT Assets. Seller has implemented commercially reasonable backup and disaster recovery technology consistent with industry practices.

          (d) To Seller’s Knowledge, none of the software owned by it contains any shareware, open source code, or other software whose use requires disclosure or licensing of Intellectual Property.

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Section 3.11 Labor Matters.

          Other than as set forth in the Disclosure Letter, Seller is not, and has not ever been, a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees and no such agreement or contract is currently being negotiated by Seller, nor is Seller the subject of any proceeding asserting that it has committed an unfair labor practice or otherwise relating to labor matters involving any current or former employees of Seller or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is any strike, other labor dispute or organizational effort involving Seller pending or, to the Knowledge of Seller, threatened. Seller is in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

Section 3.12 Legal Proceedings.

          Seller is not a party to any, and there are no pending or, to Seller’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Seller, (ii) to which Seller’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Seller to perform under this Agreement.

Section 3.13 Compliance With Applicable Law/Permits.

          (a) Seller is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees.

          (b) Seller has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, consents, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any such permit, license, certificate, consents, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

Section 3.14 Employee Benefit Plans.

          (a) The Disclosure Letter includes a descriptive list of all plans, programs, policies, payroll practices, contracts, agreements and other arrangements providing for bonus, incentive compensation, deferred compensation, pension, retirement benefits or payments, profit-sharing, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, and other stock and stock related awards, severance, welfare benefits, fringe benefits, employment, severance and change in control benefits or payments and all other types of compensation and types of compensation and compensation and benefit practices, policies and arrangements, in each case, sponsored or contributed to, required to be contributed to or maintained by Seller in which any employee or former employee, consultant or former consultant or director or former director of Seller participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Compensation and Benefit Plans”). Other than as set forth in the Disclosure Letter, Seller has no commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required by law or regulation to maintain the qualified status thereof. Seller has made available to Purchaser true and correct copies of the Compensation and Benefit

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Plans and amendments thereto. The Disclosure Letter identifies all payments made by Seller to labor unions in connection with the hiring or contracting of union employees during the past 12 months.

          (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code is, and since its inception has been, so qualified, and has received a favorable determination letter from the IRS, and Seller is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of Seller threatened, action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither Seller has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (c) Seller does not sponsor or contribute on behalf of its employees to any tax-qualified defined benefit pension plans within the meaning of ERISA Section 3(2) subject to the minimum funding standards of Section 412 of the Internal Revenue Code. Similarly, Seller does not sponsor or contribute to any nonqualified plans or deferred compensation subject to Section 409A of the Internal Revenue Code that would be considered defined benefit pension plans.

          (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Seller is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Seller’s financial statements to the extent required by GAAP. Seller has expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

          (e) Except as set forth in the Disclosure Letter, Seller has no obligations to provide retiree health, life insurance, disability insurance, or death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code and there has been no communication to employees by Seller that would reasonably be expected to promise or guarantee such benefits.

          (f) With respect to each Compensation and Benefit Plan, if applicable, Seller has provided or made available to Purchaser copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; and (F) any Form 5310 or Form 5330 filed with the IRS within the last two years.

          (g) The consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time): (A) entitle any current or former employee, consultant, independent contractor or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, (C) result in any material increase in benefits payable under or the obligation to fund benefits under any Compensation and Benefit Plan or (D) result in the triggering or imposition of any restrictions or limitations on the rights of Seller or the Purchaser to amend or terminate any Compensation and Benefit Plan. The consummation of the Merger will not, directly or indirectly

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(including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director, consultant or independent contractor of Seller to any actual or deemed payment (or benefit) which could constitute an “excess parachute payment” (as such term is defined in Section 280G of the Code).

          (h) Seller does not maintain any compensation plans, programs or arrangements under which (i) payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder, or (ii) any payment is reasonably likely to become subject to an excise tax under section 409A or 4999 of the Code.

          (i) There are no stock option, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

          (j) Each Compensation and Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Seller, Purchaser or any ERISA Affiliate.

Section 3.15 Brokers, Finders and Financial Advisors.

          Neither Seller nor any of its respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

Section 3.16 Environmental Matters.

          (a) Except as may be set forth in any Phase I Environmental Report identified in the Disclosure Letter (a true copy of which has been provided to Purchaser), with respect to Seller:

(i) Seller’s Property is, and has been, in compliance in all material respects with, and is not liable under, any Environmental Laws;

          (ii) Seller has received no written notice and does not otherwise have Knowledge that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Seller’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any Property;

          (iii) Seller has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Seller’s Knowledge no such action is threatened, before any court, governmental agency or other forum (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Property;

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          (iv) The properties currently owned or operated by Seller and, to the Seller’s Knowledge, the Properties (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern;

(v) There is no suit from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (vi) There are no underground storage tanks on, in or under any properties owned or operated by Seller, and, to Seller’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Seller; and

          (vii) During the period of (s) Seller’s ownership or operation of any of their respective current properties or (t) Seller’s participation in the management of any property, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To Seller’s Knowledge, prior to the period of (x) Seller’s ownership or operation of any of their respective current properties or (y) Seller’s participation in the management of any property, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

          (viii) To Seller’s knowledge, there is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.16(a)(ii) or (iii).

Section 3.17 Related Party Transactions.

          Other than as previously disclosed, Seller is not a party to any transaction (including any loan or other credit accommodation) with any affiliate of Seller. Seller acknowledges that it may be deemed an affiliate (as defined under the general Rules and Regulations promulgated under the Securities Act of 1933) of Purchaser by virtue of having common shareholders, board members and management.

Section 3.18 Antitakeover Provisions Inapplicable.

          The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state, including the provisions of West Virginia Corporate Law applicable to Seller.

Section 3.19 Customers and Suppliers.

          The Disclosure Letter contains a complete list of all customers who individually accounted for more than 2% of the Seller’s gross revenues during the fiscal years ended December 31, 2005 and 2006 or the nine-month period ended September 30, 2007. No customer listed on the Disclosure Letter has, within the past 12 months, cancelled or otherwise terminated, or, to the Knowledge of the Seller, made any threat to cancel or terminate, its relationship with the Seller, or decreased materially its usage of the Seller’s services or products. Except as set forth in the Disclosure Letter, no material supplier of the Seller has cancelled or otherwise terminated any contract with the Seller prior to the expiration of the contract term, or, to the Knowledge of the Seller, made any threat to the Seller to cancel, reduce the supply or otherwise terminate its relationship with the Seller. The Seller has not (i) breached (so as to

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provide a benefit to the Seller that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Seller.

Section 3.20 Inventory.

          All inventory of the Seller consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value pursuant to the Seller’s policies and the best estimates of the Seller’s management in accordance with GAAP. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The value of each type of inventory, whether raw materials, work-in process or finished goods, are not excessive in the present circumstances of the Seller in the best estimate of Seller’s management in accordance with GAAP.

Section 3.21 Accounts Receivable; Bank Accounts.

          All accounts receivable of the Seller are valid receivables properly reflected pursuant to the Seller’s policies and practices and the best estimates of the Seller’s management in accordance with GAAP, and are subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable). Except as set forth in the Disclosure Letter, all accounts receivable reflected in the financial or accounting records of the Seller that have arisen since December 31, 2006 are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable). The Disclosure Letter describes each account maintained by or for the benefit of the Seller at any bank or other financial institution.

Section 3.22 Offers.

          The Seller has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of the Seller with partiers other than Purchaser.

Section 3.23 Warranties.

          No product or service manufactured, sold, leased, licensed or delivered by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Seller, which are set forth in the Disclosure v and (ii) manufacturers’ warranties for which the Seller has no liability. The Disclosure Letter sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during the past twenty-four (24) months and the Seller does not know of any reason why such expenses would reasonably be expected to increase as a percentage of sales in the future.

Section 3.24 Proxy Statement.

          The information to be supplied by the Seller for inclusion in Purchaser’s proxy statement (such proxy statement, as amended or supplemented is referred to herein as the “Proxy Statement”) shall not at the time the Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Seller for inclusion in the proxy statement to be delivered to Purchaser’s stockholders in connection with the meeting of Purchaser’s stockholders to consider the approval of this Agreement (the “Purchaser Stockholders’ Meeting”) shall not, on the date the Proxy Statement is first mailed to Purchaser’s stockholders, and at the time of the Purchaser

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Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by the Seller in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders’ Meeting which has become false or misleading. If at any time prior to the Purchaser Stockholders’ Meeting, any event relating to the Seller or any of its affiliates, officers or managers should be discovered by the Seller which should be set forth in a supplement to the Proxy Statement, the Seller shall promptly inform Purchaser of such event.

Section 3.25 No Misstatements.

          No representation or warranty made by the Seller in this Agreement, the Disclosure Letter or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties made by the Seller herein that are qualified by the Seller’s “Knowledge” or materiality shall be incorporated into the representation and warranty made by this sentence of this Section 3.25. To the Knowledge of the Seller, the Seller has disclosed to Purchaser all material information relating to the business of the Seller or the transactions contemplated by this Agreement.

Section 3.26 Investment Intent.

          Seller acknowledges that the shares of Purchaser Common Stock to be delivered by Purchaser under this Agreement are not registered under the Securities Act or registered or qualified for sale under any state securities law and cannot be resold without registration under, or pursuant to an exemption from, the Securities Act. Seller and its shareholders are acquiring the shares of Purchaser Common Stock for their own account for investment and not with a view toward the sale or distribution of the shares of Purchaser Common Stock. Seller and to Seller’s knowledge each of its shareholders have sufficient knowledge and experience in financial and business matters to enable it to evalue the risks of acquiring the shares of Purchaser Common Stock and to Seller’s knowledge each of its shareholders has the ability to bear the risks of such investment.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

Section 4.01 Organization.

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

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Section 4.02 Authority; No Violation.

          (a) Purchaser has full corporate power and authority to execute and deliver this Agreement and, subject to (i) receipt of any required regulatory and stockholder approvals and (ii) stockholders of Purchaser owning less than 20% of the Purchaser securities sold in the Purchaser’s initial public offering voting against the Merger and exercising their conversion rights as set forth in the Purchaser’s Certificate of Incorporation, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the completion by Purchaser of the transactions contemplated hereby, have been duly and validly approved by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and subject to the receipt of the regulatory approvals, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

          (b) The execution and delivery of this Agreement by Purchaser, subject to receipt of any required regulatory approvals, and compliance by Seller and Purchaser with any conditions contained therein and stockholder approvals, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the terms or provisions hereof will not (i) conflict with or result in a breach or violation of, or default under and provision of the certificate of incorporation or bylaws of Purchaser or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, governmental permit or license or injunction applicable to Purchaser.

Section 4.03 Consents.

          Except for any regulatory approvals and compliance with any conditions contained therein, the filing of the Proxy Statement with the SEC contemplated by Section 7.02 hereof, the approval of this Agreement by the requisite vote of the stockholders and the satisfaction of Purchaser’s obligations as a special purpose acquisition corporation, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Purchaser, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Purchaser and the completion by Purchaser of the Merger. Purchaser has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

Section 4.04 Access to Funds/Merger Consideration.

          Purchaser has, or on the Closing Date will have, access to all funds, and shall authorize the issuance of shares, necessary to consummate the Merger and pay the aggregate Merger Consideration.

Section 4.05 Legal Proceedings.

          Purchaser is not a party to any action, suit or proceeding that would materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.06 Operations of Merger Sub.

          Merger Sub will be formed by Purchaser solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a

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subscription agreement pursuant to which all of its authorized capital stock was issued to Purchaser, is not a party to any agreement other than this Agreement and necessary to effect the intent of this Agreement.

Section 4.07 Board Approval.

          Subject to certain conditions contained in Section 8.01 and 8.02, including, but not limited to receiving a third party fairness opinion (the “Opinion”), the Board of Directors of Purchaser (including any required committee or subgroup of the Board of Directors of Purchaser) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Purchaser and (iii) taken all actions necessary to effect the intent of this Agreement.

Section 4.08 Proxy Statement.

          The information to be supplied by Purchaser for inclusion in the Proxy Statement shall not at the time the Proxy Statement is filed with SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Purchaser for inclusion in the Proxy Statement to be delivered to Purchaser’s stockholders in connection with the Purchaser Stockholders’ Meeting shall not, on the date the Proxy Statement is first mailed to Purchaser’s stockholders, and at the time of Purchaser Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by Purchaser in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders’ Meeting which has become false or misleading. If at any time prior to the Stockholder’s Meeting, any event relating to Purchaser or any of its affiliates, officers or managers should be discovered by Purchaser which should be set forth in a supplement to the Proxy Statements, Purchaser shall promptly inform Seller of such event.

Section 4.09 Offers.

          The Seller acknowledges that Purchaser is permitted to receive general inquiries from third parties concerning potential transactions that would be in addition to, the transaction contemplated by this Agreement (an “Additional Transaction”), and to enter into an acquisition or stock purchase agreement with respect to one or more Additional Transactions.

Section 4.10 Related Party

          Purchaser acknowledges that it may be deemed an affiliate (as defined under the general Rules and Regulations promulgated under the Securities Act of 1933) of Seller by virtue of having common shareholders, board members and management.

ARTICLE V.

CONDUCT PENDING ACQUISITION

Section 5.01 Conduct of Business Prior to the Effective Time.

          Except as expressly provided in this Agreement or with the prior written consent of Purchaser, during the period from the date of this Agreement to the Effective Time, Seller shall: (i) conduct its business in the ordinary and usual course consistent with past practices; (ii) maintain and preserve intact its business organization, properties, leases and advantageous business relationships and retain the

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services of its officers and key employees; (iii) take no action which would adversely affect or delay the ability of each of Seller to perform its covenants and agreements on a timely basis under this Agreement; (iv) take no action which would adversely affect or delay the ability of parties to obtain any necessary approvals, consents or waivers required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction; and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Seller.

Section 5.02 Forbearances of Seller.

          Without limiting the covenants set forth in Section 5.01 hereof, from the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller will not:

          (a) change or waive any provision of its certificate of incorporation, charter or bylaws or any similar governing documents;

          (b) change the number of authorized or issued shares of its capital stock, issue any shares of Seller Common Stock that are held as Treasury Stock as of the date of this Agreement, or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or purchase or redeem or otherwise acquire any shares of its capital stock, except that Seller may pay a preclosing dividend of certain Seller assets as set forth at Disclosure Letter 5.02;

          (c) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) involving a payment by Seller of $100,000 or more;

          (d) enter into any new line of business or introduce any new products;

          (e) grant or agree to pay any bonus (other than bonuses in the ordinary course of business, consistent with past practice), severance or termination payment (including, but not limited to discretionary severance pay) to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees;

          (f) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

          (g) merge or consolidate Seller with any other corporation; sell or lease all or any substantial portion of the assets or business of Seller; make any acquisition of all or any substantial portion of the business or assets of any other;

          (h) sell or otherwise dispose of the capital stock of Seller or sell or otherwise dispose of any asset of Seller other than in the ordinary course of business consistent with past practice;

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          (i) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money) or subject any asset of Seller to any lien, pledge, security interest or other encumbrance;

          (j) take any action which would result in any of the representations and warranties of Seller set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

          (k) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing agreement or indebtedness to which Seller is a party, other than in the ordinary course of business, consistent with past practice;

          (l) except as previously disclosed, enter into, renew, extend or modify any other transaction with any Affiliate;

          (m) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (n) make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof which are set forth in the Disclosure Letter and other than expenditures necessary to maintain existing assets in good repair;

          (o) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

          (p) undertake or, enter into any lease, contract or other commitment for its account, involving a payment by Seller of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

          (q) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding; other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate;

          (r) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which are set forth in the Disclosure Letter; provided, however, that no sales may be made with recourse;

          (s) fail to maintain all its properties in repair, order and condition no worse than on the date of this Agreement other than as a result of ordinary wear and tear;

          (t) revoke Seller’s election to be taxed as an S Corporation within the meaning of Code Sections 1361 and 1362 or take or allow any action that may result in the termination of Seller’s status as a validly electing S Corporation within the meaning of Code Sections 1361 and 1362;

          (u) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes or otherwise, enter into any closing agreement, settle any claim or assessment in

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respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except as required by law, rule, regulation or GAAP;

          (v) make any withdrawals from retained earnings (including the Accumulated Adjustments Account), other than for the payment of estimated taxes attributed to the income of C.J. Hughes construction company to be reported on the individual income tax return of Sellers; or

          (w) agree to do any of the foregoing.

Section 5.03 Maintenance of Insurance.

          Seller shall maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties, and the nature of its business.

Section 5.04 All Reasonable Efforts.

          Subject to the terms and conditions herein provided, Seller agrees to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI.

COVENANTS

Section 6.01 Current Information.

          (a) During the period from the date of this Agreement to the Effective Time, Seller will cause one or more of its representatives to confer with representatives of Purchaser and report the general status of its ongoing operations at such times as Purchaser may reasonably request. Seller will promptly notify Purchaser of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the known threat of material litigation involving Seller.

          (b) Seller shall promptly inform Purchaser upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Seller under any labor or employment law.

Section 6.02 Access to Properties and Records.

          Seller shall permit Purchaser reasonable access upon reasonable notice to its properties, and shall disclose and make available to Purchaser during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Seller reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Purchaser may have a reasonable interest. Seller shall provide and shall request its auditors to provide Purchaser with such historical financial information regarding it (and related audit reports, consents and work papers) as

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Purchaser may reasonably request. Purchaser shall use commercially reasonable efforts to minimize any interference with Seller’s regular business operations during any such access to Seller’s property, books and records. Seller shall permit Purchaser, at Purchaser’s expense, to cause a “phase I environmental audit” and a “phase II environmental audit” to be performed at any physical location owned or occupied by Seller.

Section 6.03 Financial and Other Statements.

          (a) Promptly upon receipt thereof, Seller will furnish to Purchaser copies of the audit of the financial statements of Seller made by its independent accountants and copies of all internal control reports submitted to Seller by such accountants in connection with such audit of the financial statements of Seller.

          (b) With reasonable promptness Seller will furnish to Purchaser such additional financial data that Seller possesses and as Purchaser may reasonably request, including without limitation, detailed monthly financial statements.

Section 6.04 Disclosure Letter Supplements.

          From time to time prior to the Effective Time, Seller will promptly supplement or amend the Disclosure Letter delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered materially inaccurate thereby.

Section 6.05 Consents and Approvals of Third Parties.

          In addition to the Obligations of Article VI hereunder, Seller shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 6.06 Failure to Fulfill Conditions.

          In the event that Seller determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Purchaser.

Section 6.07 Employee Benefits.

          In the event there are suitably qualified employees of Seller whose positions do not continue after the Effective Time, the Purchaser intends to approach them to fill vacancies within the Purchaser wherever possible. Purchaser will review all Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans.

Section 6.08 Tax Periods Ending On or Before the Closing Date.

          Seller (or its shareholders) will prepare or cause to be prepared and file or cause to be filed all tax returns for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income tax returns with respect to periods for which a consolidated income tax return of Seller will include the operations of Merger Sub. Seller (or its shareholders) will permit Purchaser to review and comment on each such tax return described in the preceding sentence prior to filing.

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Section 6.09 Cooperation on Tax Matters.

          (a) The parties hereto will cooperate fully, as and to the extent reasonably requested by any other party or the Seller shareholders, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to all taxes. Such cooperation will include the retention and (upon any other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Merger Sub and Seller agree (i) to retain all books and records with respect to tax matters pertinent to Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller or its shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any regulatory authority, and (ii) to give the other parties (and Seller shareholders) reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any such person so requests, Merger Sub or Seller, as the case may be, will allow such person to take possession of such books and records.

          (b) Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any regulatory authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) Purchaser and Seller further agree, upon request, to provide the other party (or Seller shareholders) with all information that such person may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

Section 6.10 Acquisition of Contractors Rental Corporation.

          Seller shall use its best efforts to acquire Contractors Rental Corporation.

ARTICLE VII.

REGULATORY AND OTHER MATTERS

Section 7.01 Meeting of Stockholders.

          (a) Seller shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and voting on approval of this Agreement and the Merger, and for such other, purposes as may be, in Seller’s reasonable judgment, necessary or desirable (the “Seller Stockholders Meeting”). In lieu of holding a Seller Stockholders Meeting, if permitted by Seller’s Certificate of Incorporation, Bylaws and the WVBCA, Seller may obtain stockholder approval by means of a consent solicitation. In connection with the solicitation of proxies with respect to the Seller Stockholders Meeting, the Board of Directors of Seller shall recommend approval of this Agreement to the Seller Stockholders and cooperate and consult with Purchaser with respect to each of the foregoing matters. Seller shall use its best efforts to solicit approval of the Merger.

          (b) Purchaser shall, once it has completed the negotiation of such acquisition(s) as it deems in the best interests of its stockholders and required in order to have a business combination or combinations in which the fair market value of the business or businesses acquired simultaneously is equal to at least 80% of the Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated), prepare the Proxy Statement as described in Section 7.02 below.

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Section 7.02 Proxy Statement.

          As soon as practicable after entering into the acquisitions referred to in Section 7.01(b), Purchaser shall prepare a Proxy Statement, for the purpose of taking such stockholder action on the Merger, this Agreement, any other acquisition(s) it has entered into, and any revisions to its Certificate of Incorporation contemplated by Purchaser, and file such Proxy Statement with the SEC in preliminary form, respond to comments of the staff of the SEC and promptly mail the Proxy Statement to the holders of record (as of the applicable record date) of shares of voting stock of Purchaser.

Section 7.03 Regulatory Approvals.

          Each of Seller and Purchaser will cooperate with the other and use all reasonable efforts to promptly prepare and file any necessary documentation to obtain any necessary regulatory approvals. Seller and Purchaser will furnish each other and each other’s counsel with all information concerning themselves, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of Seller or Purchaser to any regulatory or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. Seller shall have the right to review and approve in advance all characterizations of the information relating to Seller which appears in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Seller and Purchaser shall each furnish to the other a copy of each publicly available portion of such filing made in connection with the transactions contemplated by this Agreement with any governmental body promptly after its filing.

ARTICLE VIII.

CLOSING CONDITIONS

Section 8.01 Conditions to Each Party’s Obligations under this Agreement.

          The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

          (a) Stockholder Approval. (i) Purchaser shall enter into an Additional Transaction to ensure that Seller’s initial combinations have an aggregate fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation or Ferris Baker Watts, incorporated); (ii) this Agreement and the transactions contemplated hereby, which shall include approval of another business combination to ensure that Purchaser’s initial business combinations have an aggregate fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Incorporated) shall have been approved by the requisite vote of the stockholders of Purchaser and Seller in accordance with applicable law and regulations.

          (b) Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or regulatory agency, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

          (c) Regulatory Approvals. All required regulatory approvals, consents, permits and authorizations shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such regulatory approval shall include any condition or

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requirement, that would, in the judgment of the Board of Directors of Purchaser, have a Material Adverse Effect on (x) Seller or (y) Purchaser.

          (d) Simultaneous Closing. Seller acknowledges and agrees that the closing of the Merger must be simultaneous with such other acquisition(s) that, in the aggregate, have a fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Incorporated).

Section 8.02 Conditions to the Obligations of Purchaser under this Agreement.

          The obligations of Purchaser under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.02 at or prior to the Closing Date:

          (a) Representations and Warranties. Each of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and each representation or warranty that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), and Seller shall have delivered to Purchaser a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Seller as of the Effective Time.

          (b) Agreements and Covenants. Seller shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Purchaser shall have received a certificate signed on behalf of Seller by the Chief Executive Officer and Chief Financial Officer of Seller to such effect dated as of the Effective Time.

          (c) Good Standing. Purchaser shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the good standing or corporate existence, as applicable, of Seller.

          (d) Third Party Consents. Seller shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Seller is a party or is otherwise bound.

          (e) Other Documents. Seller will furnish Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.02 or as are customary for transaction of the type provided for herein as Purchaser may reasonably request.

          (f) Objecting/Converting Stockholders. Stockholders of Purchaser holding 20% or more of the shares sold in its initial public offering do not vote against the Acquisition and any Additional Transaction and do not exercise their conversion rights as set forth in the Purchaser’s Certificate of Incorporation.

          (g) Dissenting Shareholders. None of the Seller’s shareholders have indicated their intent to exercise their dissenter’s right of appraisal.

          (h) Fairness Opinion. Purchaser shall have received an opinion from a firm specializing in the evaluation of businesses, meeting the qualifications set forth in the Purchaser’s Certificate of Incorporation, to the effect that the fair market value of the Seller plus any Additional Transaction entered

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into by Purchaser is equal to at least 80% of Purchaser’s net assets (excluding any deferred compensation held by Ferris Baker Watts, Incorporated).

          (i) Acquisition of Contractors Rental Corporation. Seller shall have completed its acquisition of Contractors Rental Corporation prior to the Effective Time.

Section 8.03 Conditions to the Obligations of Seller under this Agreement.

          The obligations of Seller under this Agreement shall be further subject to the satisfaction of the conditions set forth in Section 8.03 at or prior to the Closing Date:

          (a) Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and each representation or warranty that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), and Purchaser shall have delivered to Seller a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Purchaser as of the Effective Time.

          (b) Agreements and Covenants. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Seller shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer and Chief Financial Officer of Purchaser to such effect dated as of the Effective Time.

          (c) Payment of Merger Consideration. Purchaser shall have delivered the Merger Consideration to the Paying Agent on or before the Closing Date and the Paying Agent shall provide Seller with a certificate evidencing such delivery.

          (d) Good Standing. Seller shall have received a certificate (such certificate to be dated as of a day as close as practicable to the Closing Date) from the appropriate authority as to the good standing or corporate existence, as applicable of each of Purchaser and Merger Sub.

          (e) Other Documents. Purchaser will furnish Seller with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.03 or as are customary for transaction of the type provided for herein as Seller may reasonably request.

ARTICLE IX.

THE CLOSING

Section 9.01 Time and Place.

          Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m., or at such other place or time upon which Purchaser and Seller mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m. on the day prior to the Closing Date.

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Section 9.02 Deliveries at the Pre-Closing and the Closing.

          At the Pre-Closing there shall be delivered to Purchaser and Seller the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Purchaser shall deliver the Merger Consideration as set forth under Section 8.03(c) hereof.

ARTICLE X.

TERMINATION, AMENDMENT AND WAIVER

Section 10.01 Termination.

          This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Seller:

          (a) At any time by the mutual written agreement of Purchaser and Seller;

          (b) By either party (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement (subject to the standard set forth in Section 8.02(a) or 8.03(a), as applicable) on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

          (c) By either party (provided, that the terminating party is not then in breach of any representation or warranty or breach of any covenant or other agreement contained herein) if there shall have been a failure to perform or comply in any material respect with any of the covenants, agreements or conditions to each parties’ obligations have not been satisfied, all as set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

          (d) At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Purchaser and Seller; provided, that no party may terminate this Agreement pursuant to this Section 10.01(d) if the failure of the Closing to have occurred on or before said date was due to such party’s willful breach of any representation or warranty or material breach of any covenant or other agreement contained in this Agreement;

          (e) By either party if (i) final action has been taken by any regulatory agency whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any regulatory agency whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

          (f) By either party, if Stockholder Approval shall have not been obtained at the Seller Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

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          (g) By Purchaser if prior to obtaining Stockholder Approval the Board of Directors of Seller fails to publicly reaffirm its adoption and recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a request by Purchaser to provide such reaffirmation.

          (h) By either party, if Stockholder Approval of the transactions contemplated by this Agreement as well as an Additional Transaction that ensures that Purchaser’s initial business combinations have an aggregate fair market value of at least 80% of Purchaser’s net assets (excluding deferred compensation of Ferris Baker Watts, Inc.) has not been obtained at the Purchaser Stockholders Meeting duly convened therefore or at any adjournment or postponement thereof.

Section 10.02 Effect of Termination.

          (a) In the event of termination of this Agreement pursuant to any provision of Section 10.01, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.02, 11.01, 11.06, 11.09, 11.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

          (b) If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

          (i) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (ii) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall be liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

Section 10.03 Amendment, Extension and Waiver.

          Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Seller), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to Seller’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article X may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

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ARTICLE XI.

MISCELLANEOUS

Section 11.01 Public Announcements.

          Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Seller nor Purchaser shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

Section 11.02 Survival.

          All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 11.03 Notices.

          All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to Seller, to:	Marshall T. Reynolds
Chairman of the Board and Chief Executive Officer
Energy Services Acquisition Corp.
2450 First Avenue
Huntington, West Virginia 25703

With required copies to:	Alan Schick, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW, Suite 400
Washington, DC 20015
Fax: (202) 362-2902

If to Purchaser, to:	Edsel R. Burns
c/o C. J. Hughes Construction Company
2450 First Avenue
Huntington, West Virginia 25703

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three business days after being delivered to the U.S. mail, postage prepaid; or (c) one business day after being delivered to the overnight courier.

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Section 11.04 Parties in Interest.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as specifically provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.05 Complete Agreement.

          This Agreement, including the Exhibits hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

Section 11.06 Counterparts.

          This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

Section 11.07 Severability.

          In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.08 Governing Law.

          This Agreement shall be governed by the laws of the State of West Virginia, without giving effect to its principles of conflicts of laws.

Section 11.09 Interpretation.

          When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.01(a)” would be part of “Section 5.01” and references to “Section 5.01” would also refer to material contained in the subsection described as “Section 5.01(a)”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

33

Section 11.10 Specific Performance.

          The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

34

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

ENERGY SERVICES ACQUISITION CORP.

By: /s/ Marshall T. Reynolds

Marshall T. Reynolds
Chairman of the Board and Chief Executive Officer

C. J. HUGHES CONSTRUCTION COMPANY, INC.

By: /s/ Douglas Reynolds

Douglas Reynolds
Chairman of the Board

35

EXHIBIT A

PLAN OF MERGER

          This PLAN OF MERGER dated as of __________, 2008 (the “Plan of Merger”) is entered into by and between Energy Services Merger Sub, Inc. II (the “Merger Sub”), a West Virginia corporation, and C. J. Hughes Construction Company, Inc., a West Virginia corporation (the “Seller”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of __________, 2008 (the “Merger Agreement”), by and between Energy Services Acquisition Corp. (the “Purchaser”) and Seller, Seller will merge with and into Merger Sub, a wholly owned Subsidiary of Purchaser (the “Merger”); and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. The Merger. On the effective date, Merger Sub shall be merged with and into Seller, with Seller being the surviving entity (the “Merger”). The Merger shall be subject to the terms and conditions of the Merger Agreement. Upon completion of the Merger, the separate corporate existence of Merger Sub shall thereupon cease. Seller shall continue to be governed by the laws of the State of West Virginia and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          Section 2. Name of Surviving Corporation. The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be “____________________”.

          Section 3. Location of Offices. The business of the Surviving Corporation shall be conducted at its administrative office at ____________________________________________________, and at all other locations where Seller was legally authorized to carry out its business immediately prior to the Merger.

          Section 4. Effect on Outstanding Shares.

                     (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Seller Common Stock issued and outstanding at the effective time of the Merger (the “Effective Time”), (i) shares held directly or indirectly by Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (ii) Treasury Stock shall become and be converted into the right to receive the merger consideration set forth at Section 2.02 of the Merger Agreement.

                     (b) At the Effective Time, each share of Seller Common Stock held directly or indirectly by Purchaser (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and Treasury Stock shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

                     (c) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation at the Effective Time by virtue of the Merger, automatically and without any action on the part of the holder thereof, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

          Section 5. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by Seller shall pass to and vest in the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be deemed to be a continuation of Seller. The rights and obligations, including liabilities, of Seller shall become the rights and obligations of the Surviving Corporation.

          Section 6. Directors and Officers. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

          Section 7. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of Seller shall be amended in their entirety to conform to the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time and shall become the certificate of incorporation and bylaws of the Surviving Corporation.

          Section 8. Termination. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Article X thereof.

          Section 9. Stockholder Approval. The transactions contemplated by this Plan of Merger have been approved by the affirmative vote of a majority of the outstanding shares of Seller as sole shareholder of Merger Sub.

          Section 10. Amendments. This Plan of Merger may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

          Section 11. Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

          Section 12. Successors. This Plan of Merger shall be binding upon the successors of Seller.

          Section 13. Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with the laws of West Virginia, without regarding to conflicts of laws.

          Section 14. Severability. In the event that any one or more provisions of this Plan of Merger shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Plan of Merger and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Plan of Merger.

          Section 15. Captions and References. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

ENERGY SERVICES MERGER SUB II, INC.

By:

Name
Title

          I, ________________, the duly elected, qualified and acting Secretary of Energy Services Merger Sub, Inc., hereby certify that this Agreement and Plan of Merger has been approved and adopted by Energy Services Acquisition Corp., the sole stockholder of Energy Services Merger Sub, Inc., as of ____________________, 2008.

[Name]
Secretary

C. J. HUGHES CONSTRUCTION COMPANY, INC.

By:

[Name]
[Title]

          I, _________________________, the duly elected, qualified and acting Secretary of Energy Services Acquisition Corp. hereby certify that this Agreement and Plan of Merger has been approved and adopted by Energy Services Acquisition Corp., as of ___________________, 2008.

Marshall T. Reynolds
Chairman of the Board and Chief Executive Officer

Annex C

Form of Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ENERGY SERVICES ACQUISITION CORP.

I.

          The name of the Corporation is Energy Services Acquisition Corp. (the “Corporation”).

II.

          The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

“The name of the Corporation is Energy Services Corporation of America (the ‘Corporation’).”

III.

          The certificate of incorporation of the Corporation is hereby amended by deleting Article V of the Certificate of Incorporation of the Corporation in its entirety.

IV.

          Pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          I, THE UNDERSIGNED, being the President and Chief Financial Officer of the Corporation, do make, file and record this Certificate of Amendment of Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this ____ day of _____________, 2008.

Jack M. Reynolds President and Chief Financial Officer

Annex D

Fairness Opinion dated March 18, 2008 and Supplemental Information

March 18, 2008
Board of Directors
Energy Services Acquisition Corp.
2450 First Avenue
Huntington, WV 25703

Re: Fairness Opinion

Gentlemen:

          You have informed us that Energy Services Acquisition Corp., a Delaware corporation (“ESAC” or the “Company”), will acquire all of the outstanding common stock of ST Pipeline, Inc. (“ST”) and C. J. Hughes Construction Company, Inc. (“CJH”) (collectively, ST and CJH, the “Acquired Companies”) in a proposed transaction with an aggregate consideration of $68 million, inclusive of cash, ESAC stock and assumed debt (individually, the “Transaction” and collectively, the “Transactions”). We understand the following:

•

The total consideration to be paid in the ST Transaction is expected to be a cash payment of $19.4 million including (i) an expected downward adjustment of approximately $400,000 to reflect the book value of certain ST assets distributed to the shareholders of ST, (ii) a payment of approximately $600,000 to the ST shareholders to reimburse them for additional taxes they are anticipated to incur as result of the election to treat the transaction as a sale and purchase of assets under federal income tax law, (iii) a deferred payment of $3 million and (iv) the assumption of approximately $230,000 of long term debt. As of December 31, 2007, ST had an outstanding balance under a line of credit of approximately $6.9 million. As of the date of this letter, we have been informed that the line of credit has a zero balance. The merger agreement between ST and ESAC contemplates the shareholders of ST taking distributions of a certain level of earnings up to the closing date. If there is not sufficient cash for the distributions, the merger agreement states that ESAC will issue a note to the ST shareholders for the balance of any remaining distributions. Any such note could be considered additional consideration. However, as of the date of this letter, it is impossible to predict if such a note will be necessary, and if so, the amount of the note. Therefore, for the purpose of this opinion, we are assuming that no additional note to the ST shareholders will be necessary at closing.

•

The total consideration to be paid in the CJH Transaction is expected to be $48.9 million including (i) a cash payment at closing of $17 million, (ii) issuance of 2,964,771shares of ESAC common stock, at a deemed value at $5.734 per share, which was the five day average of closing prices of ESAC common stock immediately prior to the public announcement of the letter of intent for the CJH Transaction, for a total value of the ESAC shares of approximately $17 million, before giving effect to any discount in the value of the shares due to lack of registration of the shares with the Securities and Exchange Commission and (iii) the assumption of long term debt of CJH of approximately $14.9 million as of

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Energy Services Acquisition Corp.
March 18, 2008

•	December 31, 2007, which ESAC expects will be the approximate balance as of the closing of the CJH Transaction.

•

The total consideration in the ST Transaction and the CJH Transaction is expected to be $68.3 million (the “Aggregate Consideration”). The Aggregate Consideration less the total debt outstanding at closing (including all interest bearing debt, accrued interest and accrued dividends) in the amount of approximately $15.1 million is estimated to be $53.2 million (the “Net Equity Value”) (in each case before giving effect to any discount in the value of the shares due to lack of registration of the shares with the Securities and Exchange Commission); and

•

The Net Equity Value reflects closing consideration of approximately $53.2 million, which consists of a cash payment in the amount of $19.2 million to ST (including $3 million in deferred payment), a cash payment of $17 million to CJH and the issuance of approximately 2.965 million shares of ESAC common stock at a deemed value of $5.734 per share for a total of approximately $17 million (before giving effect to any discount in the value of the shares due to lack of registration of the shares with the Securities and Exchange Commission).

Hereafter, the above payments are collectively referred to as the “Purchase Consideration.”

          We understand that certain of the officers, directors and/or shareholders of ESAC are also shareholders, officers and/or directors of CJH. Marshall T. Reynolds, the Chairman of the Board, Chief Executive Officer, Secretary and a shareholder of ESAC, and Neal W. Scaggs, a director of ESAC, are shareholders of CJH. Mr. Scaggs is also a director of C.J. Hughes. Edsel R. Burns, a shareholder and director of ESAC, is the president, director and a shareholder of CJH. One of the initial shareholders of ESAC, Douglas V. Reynolds, is the Chairman of the Board of CJH and the son of Marshall T. Reynolds.

          The shareholders of ESAC, other than those mentioned above who are affiliated with CJH, are hereinafter defined as the “Unaffiliated Stockholders.”

          The board of directors of ESAC has engaged Legacy Capital Fund, Inc. (“Legacy”) to render an opinion as to whether or not, on the date of such opinion, (i) the aggregate Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders (the “Fairness Test”), and (ii) the aggregate fair market value of ST and CJH will be equal to at least 80% of the net assets of ESAC at the time of the Transactions (the “80% Test” and collectively, the “Opinion”). In performing our analysis and for purposes of our Opinion set forth herein, we have, among other things:

1.

Reviewed the merger agreement between ST and ESAC dated January 22, 2008 and the merger agreement between CJH and ESAC dated February 21, 2008. We also reviewed the Asset Purchase Agreement between CJH and Nitro Electric Company, LLC (“Nitro’) dated April 10, 2007 for the acquisition by CJH of certain of the tangible and intangible assets of Nitro.

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Energy Services Acquisition Corp.
March 18, 2008

2.

Reviewed internal financial information and management reports that describe the history and future prospects of ST and CJH’s business (which includes the history and future prospects of Nitro). Additionally, we also reviewed a comprehensive assortment of due diligence documents prepared by ESAC management and consultants that describe ST’s and CJH’s current and historical ownership, financing, legal matters, insurance, sales and marketing, regulatory, and numerous other miscellaneous matters;

3.	Reviewed non-public information and other data with respect to ST’s and CJH, including audited financial statements for the two full years ended December 31, 2007 and December 31, 2006.

4.

Reviewed financial projections including income statements and balance sheets for the five years ending December 31, 2012 as prepared by ST and CJH’s management (the “Financial Projections”). We tested all of the major assumptions and calculations of the Financial Projections including the working capital and capital expenditures assumptions and concluded that the calculations were accurate and that the underlying assumptions appear reasonable;

5.

Performed valuation analyses of ST and CJH and concluded that the aggregate enterprise value of ST and CJH is between $75 million and $98 million. We used widely accepted principles of financial analysis and valuation theory in our valuation analyses of ST and CJH. We used fair market value as the standard of value. Fair market value is defined as “the amount at which the property would change hands between a willing buyer and willing seller, when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.”

6.

Reviewed publicly available financial information and other data with respect to ESAC, including the public offering document on Form S-1 filed August 30, 2006 and the quarterly report on Form 10-Q for the three months ended September 30, 2007;

7.	Reviewed certain publicly available information concerning the trading of, and the trading market for ESAC’s common stock, units, and warrants;

8.	Reviewed various publications in order to understand the key demand drivers and market indicators and economic outlook for these industries;

9.	Discussed with ESAC management the background of the Transaction;

10.

Discussed the Financial Projections with senior management of ST and CJH regarding the historical, current, and future projected financial condition and operating results of ST and CJH. We discussed with management of ST and CJH the nature of the contracting business, noting that many contracts are on a competitive bid basis, but also noting that historical performance, quality of service, special expertise and other factors may affect the awarding of contracts

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Energy Services Acquisition Corp.
March 18, 2008

with private parties. We also discussed with management of ST and CJH their respective competitors.

11.	Performed such other analyses and examinations as we deemed appropriate.

          During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by the management of ESAC, ST and CJH. We have further relied upon the assurances from the management of ESAC, ST and CJH that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. Further, since our Opinion regarding the 80% Test is prospective, we will assume, without any obligation to verify, that the net asset value of ESAC at the time of the Transactions will be substantially equal to the net asset value of ESAC as of the date of this letter, and that at the time of the Transactions, there will have been no adverse changes to the business, prospects and operations of ST and CJH as exist as of the date of this letter.

          Our Opinion is necessarily based upon information made available to us, as well as the economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the board of directors of ESAC or any person of any change in any fact or matter affecting our Opinion, which may be brought to our attention after the date of this Opinion.

          Our valuation analyses considered both internal and external factors that influence the value of ST and CJH. Internal factors include, among other things, ST’s and CJH’s revenue concentration, profitability, capital structure and management. External factors include, among other things, the current and future state of the demand for the installation of natural gas pipeline, including compressor stations, as well as the demand for water and sewer pipeline and services as well as the demand for commercial and industrial electrical installations.

               For the purpose of the 80% Test, the rules of the Securities and Exchange Commission (17 CFR 230.419) state that “if the business(es) or assets are acquired for cash, the fair value shall be presumed to equal the cash paid.” Accordingly, for the purpose of the 80% Test, our analysis used the calculated fair market value of ST as well as the cash paid to ST plus the assumed debt as the fair market value of ST. We also note that there is no relationship between the officers, directors and shareholders of ST and the officers, directors and shareholders of ESAC. For the purpose of the Fairness Test, we have applied the valuation analysis to ST.

          We primary relied upon on the income approach applying one method and the market approach applying two methods in our valuation conclusions.

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Energy Services Acquisition Corp.
March 18, 2008

Income Approach: Discounted Cash Flow Method:

          We used the Financial Projections when applying the discounted cash flow method. To arrive at a present value, we applied a 29.3% discount rate for ST Pipeline and a 27.3% discount rate for C. J. Hughes to the net cash flow for each of the five years in the projection period as well as to a terminal net cash flow value. We used this discount rate based on the cost of equity as determined by the capital asset pricing model, which was determined by Legacy by taking into consideration the risk-free rate of return for long-term U.S. Treasury securities, specific industry risks, size premiums, and company risks as they relate to ST Pipeline and C. J. Hughes. Based on such assumptions and methodology, Legacy calculated an aggregate enterprise value range for ST Pipeline and C. J. Hughes of $ 67.7 million.

Market Approach: Comparable Transactions Method

          We applied the comparable transactions method by analyzing 10 completed private and public transactions involving companies in the pipeline and electrical contracting industries that we deemed relevant. Legacy concluded a value of $101.1 million.

Market Approach: Guideline Company Method

          We applied the guideline company method by searching for publicly traded companies on U.S. and Canadian exchanges in the pipeline construction and electrical industries. Legacy found seven companies with operations similar to ST and CJH. Legacy concluded a range of enterprise values between $88.1 million and $104.7 million.

          Using the methods noted above, our analysis indicates a range of values for the aggregate enterprise value of ST and CJH of $75 million to $98 million.

          Legacy did not consider any asset-based approaches. An asset-based approach is typically a non-going-concern valuation, a liquidation value, and a valuation used for real estate concerns or holding companies. It is usually not appropriate for a going-concern fair market valuation. The valuation of both tangible and intangible assets within the context of a going-concern is implicit in the valuation conclusions developed using income and market approaches.

          Each of the analyses conducted by Legacy was carried out to provide a particular perspective of the Transaction in developing our Opinion. Legacy did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Transaction to the Unaffiliated Shareholders. Legacy does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses taken as a whole support its conclusion and Opinion. Accordingly, Legacy believes that its analyses must be considered in their entirety and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Legacy in connection with the preparation of the Opinion.

          Our Opinion does not constitute a recommendation to the board of directors of ESAC to proceed with the Transaction. This Opinion relates solely to the question of fairness to the

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Energy Services Acquisition Corp.
March 18, 2008

Unaffiliated Shareholders, from a financial point of view, of the Purchase Consideration in the Transactions as currently proposed, and to whether the aggregate fair market value of ST and CJH will be equal to at least 80% of the net asset value of ESAC as of the date of the Transactions. Further, we express no opinion as to the structure, terms or effect of any other aspect of the Transaction, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving ESAC, ST and/or CJH. We are expressing no opinion as to the income tax consequences of the Transaction. We are also expressing no opinion regarding the fairness of the amount or nature of the compensation to any officers, directors or employees of ESAC, ST or CJH relative to the compensation to the public shareholders of ESAC.

          It is understood that our Opinion may be included in its entirety in one or more filings with the United States Securities and Exchange Commission. Legacy, a Financial Industry Regulatory Authority, Inc. (“FINRA”) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, capital restructuring, and valuations for corporate and other purposes. We have complied with the Uniform Standards of Professional Appraisal Practices and those standards set forth by the FINRA, as it relates to our analyses performed and our Opinion. The Opinion was approved and issued by the Legacy fairness committee.

               Legacy has received a non-contingent fee from ESAC relating to its services. In an engagement letter dated March 7, 2008, ESAC has agreed to indemnify Legacy with respect to Legacy’s services.

               In addition, Legacy (i) did not act as financial advisor to ESAC, ST or CJH in connection with the Transactions, (ii) will not receive any other payment or compensation contingent upon the successful completion of the Transactions, (iii) has not had any material relationship with either ESAC, ST or CJH during the past two years, nor is there is there any understanding or agreement in which any compensation was received or is intended to be received as a result of any relationship between Legacy, ESAC, ST or CJH.

          Based on the foregoing, it is our opinion that the Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders. In addition, it is our opinion that the aggregate fair market value of ST and CJH will be equal to at least 80% of net assets of the ESAC at the time of the Transactions.

Very truly yours,

Legacy Capital Fund, Inc.

Legacy Capital

433 Metairie Road Suite 405 Metairie, LA 70005

Telephone (504) 837-3450 Fax (504) 837-3488

Supplement to Legacy Capital Fund, Inc. Fairness Opinion dated March 18, 2008

          Below is Legacy’s conclusion regarding the Transaction:

It is our opinion that the aggregate Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders. In addition, it is our opinion that the aggregate fair market value of ST and CJH will be equal to at least 80% of net assets of the Company at the time of the Transaction.

          To determine whether or not the aggregate Purchase Consideration is fair to the Unaffiliated Shareholders, from a financial point of view, Legacy performed valuation analyses of ST and CJH on a fair market value basis. Legacy performed the following analyses:

➢	a discounted value of aggregate Purchase Consideration;

➢	an Income Approach applying the Discounted Cash Flow Method;

➢	a Market Approach applying:

	o	a Comparable Transactions Method; and

	o	a Guideline Company Method;

➢	a test of whether or not ST and CJH’s fair market value is equal to at least 80% of the net asset value of ESAC at the time of the Transaction.

PURCHASE CONSIDERATION CALCULATION

          Legacy determined that the estimated value of aggregate Purchase Consideration will be as follows:

Energy Services Acquisition Corporation
Purchase Consideration Calculation

	Cash	Stock	Debt Assumed	Total Consideration

ST	$19,200	$—	$200	$19,400
CJH	17,000	15,300	14,900	47,200

Total	$36,200	$15,300	$15,100	$66,600

o	Assumes CJH long-term debt as of December 31, 2007 will be the approximate balance as of closing.

o

Assumes long-term debt for ST will be approximately $200,000 as of closing. Additionally, the merger agreement with ST contemplates the possibility of a note issued by ESAC to the shareholders of ST to the extent the ST shareholders have not withdrawn the agreed upon amount of earnings from available cash flow by closing. If such a note is issued it could be considered additional Purchase Consideration. It is impossible to predict if such a note will be necessary, and if so, the amount of the note. Therefore, we have assumed that such a note will not be issued.

o

The value of the common stock is a deemed value of $5.734 per share, which was the 5 day average of the closing prices of ESAC common stock immediately prior the announcement of the letter of intent of the CJH acquisition.

o

The common stock to be issued will not be registered with the Securities and Exchange Commission when issued. Therefore we have used a discount for lack of marketability of 10%. While some studies indicate a larger discount may be warranted, the Merger Agreement with CJH provides certain registration rights with respect to the shares issued in the CJH Transaction. Therefore we deem a 10% discount to be appropriate.

VALUATION SUMMARY

          The board of directors of ESAC has engaged Legacy to render an opinion as to whether, on the date of such opinion, (i) the Purchase Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders (the “Fairness Test”), and (ii) the aggregate fair market value of ST and CJH will be equal to at least 80% of the net assets of ESAC at the time of the Transactions (the “80% Test” and collectively, the “Opinion”). For the purpose of this analysis, Legacy valued ST and CJH separately to determine fair market value, but for the purpose of expressing the Opinion, we are considering only the aggregate of the combined valuations relative to the Purchase Consideration. We concluded a range of $75.2 million to $98.2 million as the aggregate enterprise value. We used a discounted cash flow method (income approach) and a comparable transaction method and a peer company method (both market approaches):

ST Pipeline, Inc. Indicated Value Range

Enterprise Value

Discounted Cash Flow	27,300,000
Comparable Transactions	42,600,000
Comparable Transactions - Subset	43,200,000
Guideline Companies	36,600,000
Guideline Companies - Subset	29,200,000

	Low Case	High Case

Enterprise Value	30,200,000	42,200,000

CJ Hughes Construction Company, Inc. Indicated Value Range

Enterprise Value

Discounted Cash Flow	40,200,000
Comparable Transactions	59,000,000
Comparable Transactions - Subset	58,000,000
Guideline Companies	68,200,000
Guideline Companies - Subset	59,000,000

	Low Case	High Case

Enterprise Value	45,000,000	56,000,000

Combined Companies Indicated Value Range

Enterprise Value

Discounted Cash Flow	67,500,000
Comparable Transactions	101,600,000
Comparable Transactions - Subset	101,200,000
Guideline Companies	104,800,000
Guideline Companies - Subset	88,200,000

	Low Case	High Case

Enterprise Value	75,200,000	98,200,000

INCOME APPROACH—DISCOUNTED CASH FLOW METHOD

ST Pipeline, Inc.
Discounted Cash Flow Analysis

We performed a discounted cash flow analysis and calculated an equity value of $27.1 million and an enterprise value of $27.3 million.

Legacy used the Financial Projections to determine the net cash flows of ST over the next 5 years as follows:

Projected Financial Information ($ in Thousands)

	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	TERMINAL

Revenue	100,385	60,000	66,000	72,600	77,682	81,566	83,605
Operating Expenses	(72,441)	(51,369)	(56,381)	(61,891)	(66,142)	(69,399)	(71,134)

Other Income (Expenses)	—	—	—	—	—	—	—

Net Before Taxes	27,945	8,631	9,619	10,709	11,540	12,167	12,471
Income Taxes	(11,370)	(3,512)	(3,914)	(4,357)	(4,695)	(4,950)	(5,074)

Depreciation & Amortization	973	973	973	973	973	973	998

CFAT	17,548	6,092	6,679	7,325	7,818	8,190	8,394

Growth Rate		-40.23%	10.00%	10.00%	7.00%	5.00%	2.50%
Tax Rate		40.7%	40.7%	40.7%	40.7%	39.0%	39.0%
Cash Flow Calculations
CFAT		6,092	6,679	7,325	7,818	8,190	8,394
Less: Capital Expenditures		(813)	(813)	(813)	(813)	(813)	(833)
Less: Change in Working Capital		2,269	(420)	(462)	(356)	(272)	(143)
Available Cash Flow		7,548	5,446	6,050	6,649	7,105	7,418
Undiscounted Terminal Value							27,642
Present Value Factor		0.88	0.68	0.53	0.41	0.31	0.31
PRESENT VALUE OF CASH FLOW		6,637	3,702	3,180	2,702	2,232	8,686

Discount Rate		29.34%	29.34%	29.34%	29.34%	29.34%	29.34%
Year		0.5	1.5	2.5	3.5	4.5	4.5

Change in Working Capital

Working Capital Requirements	6,469	4,200	4,620	5,082	5,438	5,710	5,852

Working Capital as % of Rev.	6.44%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%

Growth Rate of Working Capital		-35.07%	10.00%	10.00%	7.00%	5.00%	2.50%

Marketable Minority Value					27,140
Assumed Debt					200

Enterprise Value					27,340

*2007 ST Pipeline, Inc. financials adjusted per purchase agreement.

To arrive at a present value, Legacy applied a 29.34% discount rate to the net cash flow for each of the five years in the projection period, as well as to a terminal net cash flow value. The discount rate applied in Legacy’s Income Approach was calculated using the Capital Asset Pricing Model (“CAPM”).

Risk Free Rate - 03/07		4.93%
Risk Free Rate - (current)		4.48%
Risk Free Adjustment			-0.45%

Ibbotson SIC - 162 - Heavy Construction, Except Highway & Street Construction

	Size Premium	Discount Rate	Adjustment	Total

CAPM
with Size Premium	18.96%
without Size Premium	17.20%
Levered Adj Median Beta		1.72
Risk Free Rate - 03/07		4.93%
S&P 500 Market Risk		7.08%
TOTAL CAPM	1.76%	18.87%	-0.45%	18.42%

After Tax Discount Rate		18.42%
Size Premium (1)		7.92%
Company Specific Risk Factor		3.00%
Uncertainty of Future Cash Flow (Backlog)			1.00%
Reliance on one employee			1.00%
Lack of Diversification			1.00%

			3.00%

Total Discount Rate		29.34%

      (1) Size Premium

Year	Small Comp. Return	Less Total CAPM Premium	Size Premium

2008	9.68%	1.76%	7.92%

CJ Hughes
Discounted Cash Flow Analysis

We performed a discounted cash flow analysis and calculated an equity value of $25.2 million and an enterprise value of $40.1 million. Legacy used the Financial Projections to determine the net cash flows of CJH over the next 5 years as follows:

Projected Financial Information ($ in Thousands)

	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	TERMINAL

Revenue	114,238	110,043	121,047	133,152	142,473	149,596	153,336
Operating Expenses	(106,986)	(103,982)	(113,499)	(123,906)	(132,125)	(138,493)	(141,955)
Other Income (Expenses)	—	—	—	—	—	—	—

Net Before Taxes	7,252	6,061	7,548	9,246	10,348	11,103	11,381
Income Taxes	(2,884)	(2,411)	(3,002)	(3,678)	(4,116)	(4,416)	(4,527)

Depreciation & Amortization	1,360	1,865	1,945	1,864	1,853	1,791	1,836

CFAT	5,727	5,515	6,491	7,432	8,085	8,478	8,690

Growth Rate		-3.67%	10.00%	10.00%	7.00%	5.00%	2.50%
Tax Rate		39.8%	39.8%	39.8%	39.8%	39.0%	39.0%

Cash Flow Calculations
CFAT		5,515	6,491	7,432	8,085	8,478	8,690
Less: Capital Expenditures		(2,060)	(1,575)	(1,075)	(825)	(825)	(846)
Less: Change in Working Capital		826	(770)	(847)	(652)	(499)	(262)

Available Cash Flow		4,281	4,146	5,510	6,608	7,154	7,582
Undiscounted Terminal Value							30,528
Present Value Factor		0.89	0.70	0.55	0.43	0.34	0.34

PRESENT VALUE OF CASH FLOW		3,794	2,885	3,011	2,836	2,411	10,289

Discount Rate		27.34%	27.34%	27.34%	27.34%	27.34%	27.34%

Year		0.5	1.5	2.5	3.5	4.5	4.5

Change in Working Capital
Working Capital Requirements	8,529	7,703	8,473	9,321	9,973	10,472	10,734

Working Capital as a % of Rev.	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%

Growth Rate of Working Capital		-9.68%	10.00%	10.00%	7.00%	5.00%	2.50%

Marketable Minority Value					25,227
Assumed Debt					14,976
Enterprise Value					40,176

*2007 CJ Hughes financials adjusted for Nitro earnings prior to merger.

          To arrive at a present value, Legacy applied a 27.34% discount rate to the net cash flow for each of the five years in the projection period, as well as to a terminal net cash flow value. The discount rate applied in Legacy’s Income Approach was calculated using the Capital Asset Pricing Model (“CAPM”).

Risk Free Rate - 03/07	4.93%
Risk Free Rate - (current)	4.48%
Risk Free Adjustment		-0.45%

SIC - 162 - Heavy Construction, Except Highway & Street Construction

	Size	Discount
	Premium	Rate	Adjustment	Total

CAPM
with Size Premium	18.96%
without Size Premium	17.20%
Levered Adj Median Beta		1.72
Risk Free Rate - 03/07		4.93%
S&P 500 Market Risk		7.08%
TOTAL CAPM	1.76%	18.87%	-0.45%	18.42%

After Tax Discount Rate		18.42%
Size Premium (1)		7.92%
Company Specific Risk Factor		1.00%
Lack of Diversification			1.00%

			1.00%

Total Discount Rate		27.34%

                          (1) Size Premium

		Less Total
	Small Comp.	CAPM	Size
Year	Return	Premium	Premium

2008	9.68%	1.76%	7.92%

ST and CJH Aggregate Discounted Cash Flow Value

In summary, the calculated discounted cash flow values for ST and CJH are $27.1 million and $25.2 million for an aggregate net equity value of $52.4 million and an aggregate enterprise value of $67.5 million.

MARKET APPROACH—COMPARABLE TRANSACTIONS METHOD

➢	The Comparable Transactions Method is a Market Approach;

➢	This approach analyzes transactions involving target companies operating in industries similar to ST and CJH;

➢

While it is known that no two companies are exactly alike, nor are any two transactions structured exactly the same, consideration is given to the similarity in capital structure, operations, size and profitability, as well as other operating characteristics;

➢

Legacy found 10 comparable transactions dating back to October 2005. Sources of Information: CapitalIQ, Of these one transaction, T.C. Backhoe & Directional, Inc, was excluded due to it’s EBITDA multiple of 2.32x being an outlier, and in our professional judgment should not be included;

➢

Based on its analysis, Legacy also considered the Trevor King Oilfied Services transaction as a subset of the comparable group because its size and operations appear to be most comparable to the size and operations of ST Pipeline and C. J. Hughes. We noted that the enterprise value to EBITDA multiple for this transaction is 5.97x, while the group median enterprise value to EBITDA multiple is 7.28x; and

➢	Therefore, Legacy analyzed two versions of this comparable transaction model, one focusing on the subset and one looking at the population as a whole

➢

ST’s operating results for 2007 are considered to be not representative of the company’s ongoing operating performance. Therefore we have not included the 2007 operating results in this analysis. Rather, we believe that the 2006 operating results and the 2008 projections for operating performance more closely indicate the company’s operating performance for the purpose of this analysis.

➢

We placed the greatest weight on enterprise value to EBITDA and have averaged the indicated value based on enterprise value to EBITDA for 2006 and 2008 for ST. We have used 2007 enterprise value to EBITDA for CJH. Other multiples are presented in both analyses for additional reference.

Legacy applied a Comparable Transactions Method in its analyses of ST and CJH’s fair market value. Legacy concluded a range of $86.4 million to $87.0 million for ST and CJH’s equity value.

ST Pipeline
Market Approach: Comparable Transactions Method

	Median (1) Transaction Multiple	Company Data	Mkt. Ctrl. Value

Price/Earnings (“PE”) - 2006	12.23	2,009,410	24,572,060
Price/Cash Flow After Tax - 2006	8.62	1,396,182	12,030,810
Price/Revenue - 2006	0.86	49,771,580	42,714,416
Price/Equity - 2006	2.61	4,855,209	12,665,641
Enterprise Val./EBITDA - 2006	7.28	4,546,516	32,648,750
Enterprise Val./Revenue - 2006	0.86	49,771,580	42,276,173

Price/Projected Earnings - 2008	12.23	5,119,059	62,598,387
Price/Cash Flow After Tax - 2008	8.62	6,092,258	52,496,594
Price/Revenue - 2008	0.86	60,000,000	51,492,537
Enterprise Val./EBITDA - 2008	7.28	9,902,656	71,627,732
Enterprise Val./Revenue - 2008	0.86	60,000,000	51,054,294
Value of Operations			52,000,000

Less: size discount	20.00%		10,600,000

Control Value Indication			42,400,000
Debt Assumed			200,000
Enterprise Value Indication			42,600,000

Selected	Median (1) Transaction Multiple	Company Data	Mkt. Ctrl. Value

Price/Earnings (“PE”) - 2006	n/a	2,009,410	n/a
Price/Cash Flow After Tax - 2006	5.97	1,396,182	8,335,207
Price/Revenue - 2006	0.83	49,771,580	41,476,317
Enterprise Val./EBITDA - 2006	5.97	4,546,516	26,688,029
Enterprise Val./Revenue - 2006	0.86	49,771,580	42,276,173

Price/Projected Earnings - 2008	n/a	5,119,059	n/a
Price/Cash Flow After Tax - 2008	5.97	6,092,258	36,370,780
Price/Revenue - 2008	0.83	60,000,000	50,000,000
Enterprise Val./EBITDA - 2008	5.97	9,902,656	58,644,831
Enterprise Val./Revenue - 2008	0.86	60,000,000	51,054,294
Value of Operations			43,000,000

Less: size discount	0.00%		0

Control Value Indication			43,000,000
Debt Assumed			200,000
Enterprise Value Indication			43,200,000

CJ Hughes
Market Approach: Comparable Transactions Method

	Median (1) Transaction Multiple	Company Data	Mkt. Ctrl. Value

Price/Earnings (“PE”) - 2007	12.23	4,367,456	53,407,415
Price/Cash Flow After Tax - 2007	8.62	5,727,086	49,349,932
Price/Revenue - 2007	0.86	114,238,233	98,040,275
Price/Equity* - 2007	2.61	5,710,490	14,896,787
Enterprise Val./EBITDA - 2007	7.28	9,658,727	55,314,581
Enterprise Val./Revenue - 2007	0.86	114,238,233	83,064,059

Price/Projected Earnings - 2008	n/a	3,650,237	n/a
Price/Cash Flow After Tax - 2008	n/a	5,515,237	n/a
Price/Revenue - 2008	0.83	110,043,000	91,702,500
Enterprise Val./EBITDA - 2008	5.97	9,782,000	43,386,977
Enterprise Val./Revenue - 2008	0.83	110,043,000	76,726,284
Value of Operations			55,000,000

Less: size discount	20.00%		11,000,000

Control Value Indication			44,000,000
Debt Assumed			14,976,216
Enterprise Value Indication			58,976,216

Selected	Median (1) Transaction Multiple	Company Data	Mkt. Ctrl. Value

Price/Earnings (“PE”)- 2007	n/a	4,367,456	n/a
Price/Cash Flow After Tax- 2007	n/a	5,727,086	n/a
Price/Revenue - 2007	0.83	114,238,233	95,198,528
Price/Equity - 2007	n/a	5,710,490	n/a
Enterprise Val./EBITDA - 2007	5.97	9,658,727	42,651,483
Enterprise Val./Revenue - 2007	0.83	114,238,233	80,222,312

Price/Projected Earnings - 2008	n/a	3,650,237	n/a
Price/Cash Flow After Tax - 2008	n/a	5,515,237	n/a
Price/Revenue - 2008	0.83	110,043,000	91,702,500
Enterprise Val./EBITDA - 2008	5.97	9,782,000	43,386,977
Enterprise Val./Revenue - 2008	0.83	110,043,000	76,726,284
Value of Operations			43,000,000

Less: size discount	0.00%		0

Control Value Indication			43,000,000
Debt Assumed			14,976,216
Enterprise Value Indication			57,976,216

Transaction Peer Descriptions

			Enterprise	Price to				Enterprise Val. to
Date	Target	Target Description	Value (000s)	Earnings	CFAT	Revenue	Equity	EBITDA	Revenue

9/25/07	Insitu Pipelines (Pty) Limited	Insitu Pipelines (Pty) Limited engages in the construction and rehabilitation of water, sewer and gas pipelines. The company is based in Benmore, South Africa.	$50,000	n/a	n/a	0.83	n/a	n/a	0.83

5/22/07	TRC Construction Public Co Ltd	TRC Construction Public Company Limited provides construction services in Thailand. Its services include engineering design, procurement, construction, and project management services	$31,570	12.77	12.65	0.93	2.61	9.65	0.95

2/8/07	Colt Engineering Corporation	Colt Engineering Corporation operates as a private contractor in Canada. It provides engineering, project and construction management, procurement, and plant commissioning services.	$1,130,090	9.45	n/a	n/a	n/a	9.70	n/a

2/5/07	T.C. Backhoe & Directional Inc.	T.C. Backhoe & Directional Inc. engages in directional drilling and installation of underground power, telecom, and natural gas lines businesses.	$13,924	n/a	n/a	1.17	n/a	2.32	1.17

3/13/06	Trevor King Oilfield Services Ltd.	Trevor King Oilfield Services, Ltd. provides pipeline construction and maintenance, and oilfield hauling services to the energy sector in Canada. The company was founded in 1994 and is based in Wainwright, Canada.	$7,100	n/a	n/a	0.88	n/a	5.97	0.88

2/3/06	Waylan Maintenance Ltd.	Waylan Maintenance, Ltd. provides oilfield construction services, including pipeline and facility construction and maintenance. The company is based in Grande Prairie, Canada.	$5,100	n/a	n/a	0.44	n/a	n/a	0.49

	NWP Construction Ltd.	NWP Construction, Ltd. operates as a small diameter pipeline and facilities construction company. It provides service to oil and gas producers in the Peace Region of Northwestern Alberta and Northeastern British Columbia.	$7,500	n/a	n/a	0.80	n/a	n/a	0.80

10/28/05	Coverall Pipeline Construction Ltd.	Coverall Pipeline Construction, Ltd. constructs small diameter pipeline and wellhead facilities in the Sundre region of west-central Alberta.	$2,800	n/a	n/a	0.50	n/a	n/a	0.50

6/11/07	Horizon Offshore Inc.	Horizon Offshore, Inc., together with its subsidiaries, provides marine construction services for the offshore oil and gas and energy industries.	$650,572	11.68	8.58	1.25	2.10	5.62	1.29

6/5/07	Orion Marine Group, Inc	Orion Marine Group, Inc. operates as a marine specialty contractor serving the heavy civil marine infrastructure market.	$238,700	16.57	8.62	1.14	2.71	7.28	1.28

MARKET APPROACH—PUBLICLY TRADED GUIDELINE COMPANY METHOD

➢	The Guideline Company Method is a Market Approach;

➢	This approach analyzes the trading multiples of publicly traded companies operating in industries similar to ST and CJH;

➢

While it is known that no two companies are exactly alike, consideration is given to the similarity in capital structure, operations, size and profitability, as well as other operating characteristics;

➢	Legacy found seven comparable publicly traded companied;

➢

Based on its analysis, Legacy also considered Enterprise Oilfield Group as a subset of the comparable group because its size and operations appear to be most comparable to the size and operations of ST Pipeline and C. J. Hughes. We noted that the enterprise value to EBITDA multiple for this peer is 7.18x, while the group median enterprise value to EBITDA multiple is 12.52x; and

➢	Therefore, Legacy analyzed two versions of this guideline company model, one focusing on the subset and one looking at the population as a whole

➢

ST’s operating results for 2007 are considered to be not representative of the company’s ongoing operating performance. Therefore we have not included the 2007 operating results in this analysis. Rather, we believe that the 2006 operating results and the 2008 projections for operating performance more closely indicate the company’s operating performance for the purpose of this analysis.

➢	We placed equal weight on each multiple and have averaged the indicated values based on 2006 and forecasted 2008 results for ST and 2007 and forecasted 2008 results for CJH.

          Legacy applied a guideline company method in its analysis of ST and CJH’s fair market value. Legacy concluded a range of $71.0 million to $86.8 million for ST and CJH’s Equity Value.

ST Guideline Company Method Date of Value: 03/31/2008	Median (2) Peer Multiple	Company Data	Mkt Min Value

Price/Earnings (“PE”) - 2006	23.24	2,009,410	46,698,688
Price/Cash Flow After Tax - 2006	14.55	1,396,182	20,314,448
Price/Revenue - 2006	0.75	49,771,580	37,328,685
Price/Equity - 2006	2.17	4,855,209	10,535,804
Enterprise Val./EBITDA - 2006	12.52	4,546,516	56,484,137
Enterprise Val./Revenue - 2006	0.91	49,771,580	44,853,895

Price/Projected Earnings - 2008	19.20	5,119,059	98,285,933
Price/Cash Flow After Tax - 2008	12.02	6,092,258	73,232,926
Price/Revenue - 2008	0.62	60,000,000	37,177,281
Enterprise Val./EBITDA - 2008	10.34	9,902,656	101,990,331
Enterprise Val./Revenue - 2008	0.75	60,000,000	44,670,191

Control Value			52,000,000

Less: size & diversity discount	30.00%		15,600,000

Comparable company value indication			36,400,000
Debt Assumed			200,000
Enterprise value indication			36,600,000

Selected	Median (2) Peer Multiple	Company Data	Mkt Min Value

Price/Earnings (“PE”)	9.27	2,009,410	18,621,286
Price/Cash Flow After Tax	5.47	1,396,182	7,631,211
Price/Revenue	0.42	49,771,580	20,904,064
Price/Equity*	0.55	4,855,209	2,670,365
Enterprise Val./EBITDA	7.18	4,546,516	32,205,742
Enterprise Val./Revenue	0.74	49,771,580	36,392,726

Price/Projected Earnings - 2008	n/a	5,119,059	n/a
Price/Cash Flow After Tax - 2008	5.47	6,092,258	33,298,886
Price/Revenue - 2008	0.42	60,000,000	25,200,000
Enterprise Val./EBITDA - 2008	7.18	9,902,656	70,662,827
Enterprise Val./Revenue - 2008	0.74	60,000,000	43,961,757

Control Value			29,000,000

Less: size discount	0.00%		0

Comparable company value indication			29,000,000
Debt Assumed			200,000
Comparable company value indication			29,200,000

CJH Guideline Company Method Date of Value: 03/31/2008	Median (2) Peer Multiple	Company Data	Mkt Min Value

Price/Earnings (“PE”) - 2007	23.24	4,367,456	101,499,681
Price/Cash Flow After Tax - 2007	14.55	5,727,086	83,329,104
Price/Revenue - 2007	0.75	114,238,233	85,678,675
Price/Equity* - 2007	2.17	5,710,490	12,391,763
Enterprise Val./EBITDA - 2007	12.52	9,658,727	105,951,046
Enterprise Val./Revenue - 2007	0.91	114,238,233	88,980,576

Price/Projected Earnings - 2008	19.20	3,650,237	70,084,555
Price/Cash Flow After Tax - 2008	12.02	5,515,237	66,296,759
Price/Revenue - 2008	0.62	110,043,000	68,184,991
Enterprise Val./EBITDA - 2008	10.34	9,782,000	86,204,347
Enterprise Val./Revenue - 2008	0.75	110,043,000	67,754,907

Control Value			76,000,000

Less: size & diversity discount	30.00%		12,800,000

Comparable company value indication			53,200,000
Debt Assumed			14,976,216
Enterprise value indication			68,176,216

Selected	Median (2) Peer Multiple	Company Data	Mkt Min Value

Price/Earnings (“PE”) - 2007	9.27	4,367,456	40,473,398
Price/Cash Flow After Tax - 2007	5.47	5,727,086	31,302,941
Price/Revenue - 2007	0.42	114,238,233	47,980,058
Price/Equity* - 2007	0.55	5,710,490	3,140,770
Enterprise Val./EBITDA - 2007	7.18	9,658,727	54,373,444
Enterprise Val./Revenue - 2007	0.74	114,238,233	69,560,076

Price/Projected Earnings - 2008	n/a	3,650,237	n/a
Price/Cash Flow After Tax - 2008	5.47	5,515,237	30,145,023
Price/Revenue - 2008	0.42	110,043,000	46,218,060
Enterprise Val./EBITDA - 2008	7.18	9,782,000	55,258,544
Enterprise Val./Revenue - 2008	0.74	110,043,000	66,455,604

Control Value			44,000,000

Less: size discount	0.00%		0

Comparable company value indication			44,000,000
Debt Assumed			14,976,216
Enterprise value indication			58,976,216

          The following is a brief description of the publicly traded companies that met the criteria for guideline companies.

Chicago Bridge & Iron Company N.V., together with its subsidiaries, operates as an engineering, and procurement and construction company worldwide. It offers conceptual design, engineering, procurement, fabrication, construction, commissioning, and related maintenance services. The company engages in the production, handling, storage, and distribution of liquefied gases, as well as provision of liquefaction and regasification facilities consisting of terminals, tanks, and related systems for oil and gas companies; and provides liquefied natural gas tanks on a stand-alone basis. Chicago Bridge & Iron Company also specializes in building offshore structures, refinery process units, petrochemical process units, gas processing facilities, power plants, pipelines, hydrogen/synthesis gas plants, and sulfur removal and recovery facilities for energy and petrochemical companies. In addition, the company constructs steel structures, including above ground storage tanks, elevated storage tanks, pressure vessels, and other specialty structures, such as processing facilities for oil and gas companies. Further, it offers licensed technologies for customers in the petrochemical, and refining and gas processing industries, as well as heat transfer equipment and performance catalysts. The company was founded in 1889 and is based in The Hague, the Netherlands.

Flint Energy Services, Ltd. provides integrated midstream production services to oil and natural production companies in western Canada, and the southern and Rocky Mountain regions of the United States. It operates through four segments: Production Services, Facility Infrastructure, Oilfield Transportation, and Tubular Management and Manufacturing. The Production Services segment provides various services, including pipeline installation, well tie-ins, assembly of oil and natural gas process piping and equipment, and natural gas gathering system and transmission pipeline design and installation. This segment also offers plant shutdown and maintenance services; and oil and natural gas field facility installation and maintenance services, including electrical, instrumentation, mechanical, safety, fluid hauling, and pressure and vacuum services. The Facility Infrastructure segment provides construction services, such as the fabrication and installation of oil sands and heavy oil processing plants, and the assembly of oil and natural gas process piping and equipment. This segment also provides project planning and management, and production facility development services. The Oilfield Transportation segment offers service rig moving and light hauling, and drilling rig moving and heavy hauling services. This segment operates a fleet of trucks, trailers, tractors, and specialized off-road equipment for the transportation of oil country tubular goods, drill pipe, small inch line pipe, and light equipment. The Tubular Management and Manufacturing segment provides pipe inspection, internal coating, refurbishing, threading, and repair services, as well as manufactures natural gas processing equipment, and polyethylene pipe for energy, and municipal water and sewer applications. The company was founded in 1998 and is headquartered in Calgary, Canada.

Matrix Service Company, together with its subsidiaries, provides construction, and repair and maintenance services primarily to the downstream petroleum and power industries in the United States and Canada. Its construction services include turnkey construction, civil construction, structural steel erection, mechanical installation, process piping, electrical and instrumentation, fabrication, vessel and boiler erection, millwrighting, plant modifications, centerline turbine erection, and startup and commissioning. The company also offers design, engineering, fabrication, and construction of aboveground storage tanks. Matrix Service Company provides its construction services to the downstream petroleum market, which includes refineries, pipelines, terminals, petrochemical plants, gas facilities, and bulk storage facilities. The company also provides a range of routine, preventative, and emergency repair and maintenance services, including refining and petrochemical turnarounds; facility/plant outages; facility maintenance; tank work, including inspection, repair, and maintenance; industrial cleaning; and American Society of Mechanical Engineers code repairs. In addition, it provides solutions for secondary containment and leak detection, including dikes and liners, steel internal floating roofs, tank double bottoms, and primary and secondary seals. The company provides its services primarily to downstream petroleum and power industries, as well as to liquefied natural gas, wastewater, food and beverage, and pulp and paper industries. Matrix Service Company was incorporated in 1989 and is headquartered in Tulsa, Oklahoma.

North American Energy Partners, Inc. provides heavy construction, mining, piling, and pipeline services in western Canada. The company serves oil, natural gas, petrochemical, and various natural resource companies, with a principal focus on the Canadian oil sands. Its mining services include overburden removal; hauling sand and gravel; mining ore body and delivering the ore to the crushing facility; supplying labor and equipment to support the owners’ mining operations; constructing infrastructure associated with mining operations; and reclamation activities, such as contouring of waste dumps, and placement of secondary materials and muskeg. The company’s site preparation services comprise clearing, stripping, excavating, and grading for mining operations and other general construction projects, as well as underground utility installations for plant, refinery, and commercial building construction. Its piling services consist of installation of various types of driven and drilled piles, caissons, and earth retention and stabilization systems for commercial buildings, plants and refineries, and infrastructure projects. The company also offers pipeline installation services, such as installation, transmission, and distribution of pipes made of steel, plastic, and fiberglass materials for oil and natural gas transmission. As of March 31, 2007, the company operated approximately 690 pieces of heavy construction equipment and approximately 660 ancillary vehicles. North American Energy Partners was founded in 2003 and is headquartered in Acheson, Canada.

Quanta Services, Inc., a contracting services company, offers various network solutions to the electric power, gas, telecommunications, cable television, and specialty services industries, as well as to the commercial, industrial, and governmental entities primarily in the United States and Canada. Its electric power and gas network services comprise installing, repairing, and maintaining electric power transmission lines and power distribution networks; installing and maintaining gas transmission and distribution systems; providing cathodic protection design and installation services; installing fiber optic lines for voice, video, and data; installing and maintaining joint trench systems, including electric power, natural gas, and telecommunications networks; and designing and installing wind turbine networks. The company’s telecommunications and cable television network services consist of installing and maintaining fiber optic, copper, and coaxial cable networks; designing, constructing, and maintaining DSL networks; engineering and erecting cellular, digital, PCS, microwave, and other wireless communications towers; designing and installing switching systems for ILEC, CLEC, long distance providers, and cable television providers; splicing and testing fiber optic and copper networks; and residential installation and customer connects for cable television, telephone, and Internet services. In addition, it designs, installs, maintains, and repairs electrical components, fiber optic cabling, and building control and automation systems; installs intelligent traffic networks; installs cable and control systems for light rail lines, airports, and highways; and provides specialty rock trenching, rock saw, rock wheel, directional boring, and road milling for industrial and commercial customers. Further, the company engages in leasing point-to-point telecommunications infrastructure. Quanta Services, Inc. was founded in 1997 and is headquartered in Houston, Texas.

Willbros Group, Inc. provides engineering, construction, and specialty services to oil, gas, power, refinery, and petrochemical industries, and government entities worldwide. The company focuses on pipelines and associated facilities for onshore and coastal locations. Its engineering services include feasibility studies, conceptual engineering services, design services, route/site selection, construction management, material procurement, project management, permitting services, and commissioning/startup services. The company also provides filed services consisting of surveying, right-of-way acquisition, material receiving and control, construction inspection, facilities startup assistance, and facilities operations services. Its upstream oil and gas construction services include constructing and replacing large-diameter cross-country pipelines; fabricating engineered structures, process modules, and facilities; and constructing oil and gas production facilities, pump stations, flow stations, gas compressor stations, and gas processing facilities in the United States, Canada, and Oman. The company’s downstream oil and gas construction services comprise turnkey project services; construction and turnaround services; manufacturing services for process heaters, heater coils, alloy piping, specialty components, and other equipment for installation in oil refineries; heater services; tank services for construction, maintenance, or repair of petroleum storage tanks; and safety services for supplementing a refinery’s safety personnel, and permitting and providing safety equipment. In addition, it offers engineering, procurement, and construction services, such as pipe double jointing; transport of dry and liquid cargo; rig moves; maintenance and repair services; operation and development of facilities; and building, owning, and operating military fueling facilities. The company was founded in 1908 and is headquartered in Panama, the Republic of Panama.

Enterprise Oilfield Group, Inc. provides energy and construction services. It offers pipeline construction and oilfield maintenance services to oil and gas companies primarily in central and northern Alberta. The company specializes in pipeline construction and maintenance projects primarily on steel gathering system pipe under 12 inches in diameter. It also provides pipeline construction services, including low pressure gas tie-ins, insulated pipeline installation, cement lined pipeline installation, fiberglass pipeline installation, and water injection lines; and oilfield maintenance and hauling services comprising tying-in wellheads, repairs and maintenance to pipelines, and transport of facilities components to production sites. It was formerly known as Enterprise Oil Limited and changed its name to Enterprise Oilfield Group, Inc. in May 2007. The company is headquartered in St. Albert, Canada.

Guideline Company Statistics

	Stock Price	52-wk stock		Market Capital. ($000)	Enterprise Value ($000)

Company		High	Low

Chicago Bridge & Iron Company N.V.	42.62	63.50	28.95	4,125,998	4,326,928
(CBI)
Flint Energy Services Ltd.	19.80	30.98	15.53	928,033	1,312,675
(FES)
Matrix Service Co.	19.59	30.36	15.81	529,332	533,957
(MTRX)
North American Energy Partners Inc.	15.58	23.72	9.68	569,395	791,696
(NOA)
Quanta Services Inc.	23.02	33.42	18.38	3,850,325	4,265,086
(PWR)
Willbros Group Inc.	34.56	43.53	20.53	1,011,189	1,163,535
(WG)
Enterprise Oilfield Group, Inc.	0.52	1.20	0.27	14,906	26,093
(E)

Mean				1,575,597
Median				928,033
Maximum				4,125,998
Minimum				14,906
Standard Deviation				1,681,255
Coefficient of Variation				1.07

	Price to

	Earnings	Projected Earnings 1st Year	Revenue	CFAT	Common Equity	Enterprise Val. to

Company						EBIT	EBITDA	Revenue

Chicago Bridge & Iron Company N.V.	25.05	16.52	0.95	20.18	5.68	18.87	16.08	0.99
Flint Energy Services Ltd.	13.69	n/a	0.52	6.92	1.14	10.52	6.91	0.74
Matrix Service Co.	20.92	22.26	0.75	16.24	3.95	15.09	12.52	0.76
North American Energy Partners Inc.	23.24	15.27	0.65	9.76	2.17	13.05	8.87	0.91
Quanta Services Inc.	28.15	27.40	1.45	18.21	1.76	22.15	15.96	1.61
Willbros Group Inc.	36.91	19.20	1.07	14.55	2.55	16.17	12.56	1.23
Enterprise Oilfield Group, Inc.	9.27	n/a	0.42	5.47	0.55	9.49	7.18	0.74
Mean	22.46	20.13	0.83	13.05	2.54	15.05	11.44	1.00
Median	23.24	19.20	0.75	14.55	2.17	15.09	12.52	0.91
Maximum	36.91	27.40	1.45	20.18	5.68	22.15	16.08	1.61
Minimum	9.27	15.27	0.42	5.47	0.55	9.49	6.91	0.74
Standard Deviation	9.15	4.87	0.36	5.71	1.76	4.50	3.87	0.32
Coefficient of Variation	0.41	0.24	0.43	0.44	0.69	0.30	0.34	0.32

Notes:

-Peer Comps are adjusted for non-recurring and unusual items.

-Peer Comps located outside the United States have been translated into U.S. Dollars.

80% TEST

          Legacy performed a test to determine that the fair market value of ST and CJH will be equal to at least 80% of net assets of ESAC at the time of the Transaction. The test was performed using both the minimum indicated value of ST and the cash consideration plus debt assumed in the ST Transaction.

ST and CJH
80% Test

ESAC’s Book Value of Common Equity as of February 29, 2008(1)		$50,613,533
80% of the Net Asset value of ESAC		$40,490,826

With Indicated Value of ST
Minimum Value Indication ST	$30,200,000
Minimum Value Indication CJH	$44,900,000
Aggregate Minimum Value of ST and CJH		$75,100,000
		PASS

With cash consideration plus debt assumed as value of ST
ST Cash plus Debt	$19,400,000
Minimum Value Indication CJH	$44,900,000
Aggregate Minimum Value of ST and CJH		$64,300,000
		PASS
(1) From ESAC

REVOCABLE PROXY

ENERGY SERVICES ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
__, 2008

          The undersigned hereby appoints the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Energy Services Acquisition Corp. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the [Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia 25701] on ________ __, 2008 at _____ a.m., local time. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.

To approve the acquisition by Energy Services Acquisition Corp. of S.T. Pipeline, Inc. substantially on the terms set forth in the Merger Agreement dated January 22, 2008, by and among Energy Services Acquisition Corp. and S.T. Pipeline, Inc.

		☐	☐	☐

2.

To approve the acquisition by Energy Services Acquisition Corp. of C.J. Hughes Construction Company, Inc. substantially on the terms set forth in the Merger Agreement dated February 18, 2008, by and among Energy Services Acquisition Corp. and C.J. Hughes Construction Company, Inc.

If you voted “AGAINST” Proposal Number 1 and Proposal Number 2 and you hold shares of Energy Services Acquisition Corp. common stock (including shares which are part of units) issued in Energy Services Acquisition Corp.’s initial public offering, you may exercise your redemption rights and demand that Energy Services Acquisition Corp. redeem your shares of common stock into a pro rata portion of the trust account (net of accrued taxes) by marketing the “I Hereby Exercise My Redemption Rights” box to the right. If you exercise your redemption rights, then you will be exchanging your shares of Energy Services Acquisition Corp. common stock for cash and will no longer own your shares. Failure to (a) vote against Proposal Number 1 and Proposal Number 2, (b) check the “I Hereby Exercise My Redemption Rights” box to the right and (c) submit this proxy to Energy Services Acquisition Corp. prior to the Special Meeting will result in the loss of your redemption rights.

		I HERBY EXERCISE MY REDEMPTION RIGHTS	☐

		FOR	AGAINST	ABSTAIN
3.

To amend and restate Energy Services Acquisition Corp.’s Certificate of Incorporation to change Energy Services Acquisition Corp.’s name from “Energy Services Acquisition Corp.” to “Energy Services Corporation.”

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To remove certain provisions of the Certificate of Incorporation of Energy Services Acquisition Corp. only applicable prior to its completion of a business combination.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	To approve any adjournments or postponements of the Special Meeting for the purpose of soliciting additional proxies.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement dated _____ __, 2008.

Dated:	☐ Check Box if You Plan to Attend Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.